UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 3)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

CULLEN AGRICULTURAL HOLDING CORP.

(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share, of Cullen Agricultural Holding Corp. (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

22,780,714 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Estimated solely for the purpose of calculation of the filing fee in accordance with Rule 0-11, based upon the product of (x) $0.40 (the average of the high and low prices of the Common Stock on January 12, 2015) and (y) 22,780,714 shares of Common Stock, the number of shares of Common Stock issued and outstanding immediately prior to the merger described herein. The fee equals the value from the preceding sentence multiplied by $116.20 per million dollars.

(4)	Proposed maximum aggregate value of transaction:

$9,112,285.60

(5)	Total fee paid:

$1,058.85

☒	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

$1,058.85

(2)	Form, Schedule or Registration Statement No.:

Registration Statement on Form S-4 (File No. 333-201527)

(3)	Filing Party:

Long Island Iced Tea Corp.

(4)	Date Filed:

January 15, 2015 (as amended on March 19, 2015)

CULLEN AGRICULTURAL HOLDING CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2015

To Cullen Agricultural Holding Corp. Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting (“special meeting”) of stockholders of Cullen Agricultural Holding Corp. (“Cullen”), will be held at 10:00 a.m. local time, on May 20, 2015, at the offices of our general counsel Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. The purposes of the special meeting are:

(1)	to consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of December 31, 2014 and amended as of April 23, 2015 (the “merger agreement”), by and among Cullen, Long Island Iced Tea Corp., Cullen’s wholly-owned subsidiary (“Holdco”), Cullen Merger Sub, Inc., Holdco’s wholly-owned subsidiary (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC, Holdco’s wholly-owned subsidiary (“LIBB Merger Sub”), Long Island Brand Beverages LLC (“LIBB”), Philip Thomas and Thomas Panza, who own a majority of the outstanding membership units of LIBB (the “Founders”), and the other members of LIBB executing a joinder thereto, which, among other things, provides for the mergers of (a) Cullen Merger Sub with and into Cullen, with Cullen surviving the merger and becoming a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock, and (b) LIBB Merger Sub with and into LIBB, with LIBB surviving the merger and becoming a wholly-owned subsidiary of Holdco, and with the members of LIBB receiving newly issued shares of Holdco common stock, and to approve the mergers contemplated by such merger agreement — we refer to this proposal as the “merger proposal.”
(2)	to consider and vote upon separate proposals to approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers described above and that are not in or are different from comparable provisions in the current Cullen amended and restated certificate of incorporation — we refer to these proposals together as the “charter proposals”:
(a)	Holdco is authorized to issue 35,000,000 shares of common stock;
(b)	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years; and
(c)	certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware.
(3)	to consider and vote upon a proposal to approve the Holdco 2015 Long-Term Incentive Plan, which is an incentive equity compensation plan for directors, officers, employees, consultants and other service providers of Holdco and its subsidiaries — we refer to this proposal as the “equity plan proposal.”
(4)	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Cullen is not authorized to consummate the mergers — we refer to this proposal as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Cullen common stock at the close of business on April 9, 2015 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The board of directors of Cullen unanimously recommends a vote “FOR” each of the merger proposal, the charter proposals, the equity plan proposal and, if necessary, the adjournment proposal.

All Cullen stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Cullen common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger proposal, but will have no effect on the other proposals.

A complete list of Cullen stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Cullen for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

By Order of the Board of Directors

[•]
Paul N. Vassilakos
Chief Executive Officer and Director

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

This proxy statement/prospectus is dated [•], 2015 and is first being mailed to Cullen stockholders on or about [•], 2015.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commissions is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 24, 2015

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
CULLEN AGRICULTURAL HOLDING CORP.

PROSPECTUS FOR SHARES OF COMMON STOCK OF
LONG ISLAND ICED TEA CORP.

The board of directors of each of Cullen Agricultural Holding Corp., a Delaware corporation (“Cullen”), and Long Island Iced Tea Corp., a Delaware corporation and Cullen’s wholly-owned subsidiary (“Holdco”), has unanimously approved the merger (the “parent merger”) of Cullen and Cullen Merger Sub, Inc., a Delaware corporation and Holdco’s wholly-owned subsidiary (“Cullen Merger Sub”), with Cullen surviving the merger and becoming a wholly-owned subsidiary of Holdco in accordance with the terms and conditions of the merger agreement as described herein. In the parent merger, Cullen’s stockholders will receive one share of Holdco common stock for every 15 shares of Cullen common stock they own.

This prospectus covers an aggregate of 1,518,714 shares of Holdco common stock issuable by Holdco in exchange for the outstanding shares of common stock of Cullen upon consummation of the parent merger.

The board of directors of each of Cullen and Holdco also has approved the merger (the “company merger” and together with the parent merger, the “mergers”) of LIBB Acquisition Sub, LLC, a New York limited liability company and Holdco’s wholly-owned subsidiary (“LIBB Merger Sub”), with and into Long Island Brand Beverages LLC, a New York Limited liability company (“LIBB” or the “Company”), and with the members of LIBB receiving newly issued shares of Holdco common stock, all in accordance with the terms and conditions of the merger agreement as described herein. As a result of the mergers, the stockholders of Cullen will become stockholders of Holdco, and Cullen and LIBB will become wholly-owned subsidiaries of Holdco. Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB, Philip Thomas and Thomas Panza, who hold a majority of the membership interests of LIBB (the “Founders”), and the other members of LIBB executing a joinder thereto have entered into an agreement and plan of reorganization, dated as of December 31, 2014 and amended as of April 23, 2015 (“merger agreement”), which provides for the mergers and related transactions.

Cullen’s common stock is currently quoted on the Over-the-Counter Bulletin Board, or “OTCBB,” under the symbol CAGZ. On January 2, 2015 the last full trading day before the signing of the merger agreement was publicly announced, the closing sale price of Cullen’s common stock was $0.14 per share.

Proposals to adopt the merger agreement and approve the mergers and to approve the other matters discussed in this proxy statement/prospectus will be presented at a special meeting (“special meeting”) of stockholders of Cullen. Adoption of the merger agreement and approval of the mergers requires the affirmative vote of the holders of a majority of the outstanding shares of Cullen entitled to vote at the special meeting. Eric J. Watson, a former officer and director of Cullen, and the current officers and directors of Cullen have indicated their intention to vote in favor of the matters presented at the special meeting. Mr. Watson and the current officers and directors of Cullen, who collectively own 54.7% of the outstanding shares of Cullen common stock, may adopt the merger agreement and approve the mergers, and approve the other matters to be presented at the special meeting, without the affirmative vote of any other Cullen stockholders. The special meeting will be held on May 20, 2015 at 10:00 a.m. at the offices of our general counsel, Graubard Miller, located at the Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

This proxy statement/prospectus provides you with detailed information about the mergers and other matters to be considered at the special meeting of Cullen’s stockholders. We urge you to carefully read this entire document including the annexes. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 22 of this proxy statement/prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [•], 2015, and is first being mailed to Cullen stockholders on or about [•], 2015.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Cullen that is not included in or delivered with this proxy statement/prospectus. Please refer to the section entitled “Where You Can Find More Information” beginning on page 112. In addition, this information is available without charge to Cullen’s stockholders upon written or oral request to:

Paul Vassilakos, CEO
Cullen Agricultural Holding Corp.
1193 Seven Oaks Rd.
Waynesboro, GA 30830
(706) 526-4015

TO OBTAIN TIMELY DELIVERY, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN MAY 13, 2015, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING.

i

SUMMARY OF THE MATERIAL TERMS OF THE MERGERS

•	The parties to the merger agreement are Cullen Agricultural Holding Corp. (“Cullen”), Long Island Iced Tea Corp., Cullen’s wholly-owned subsidiary (“Holdco”), Cullen Merger Sub, Inc., Holdco’s wholly-owned subsidiary (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC, Holdco’s wholly-owned subsidiary (“LIBB Merger Sub”), Long Island Brand Beverages LLC (“LIBB”), Philip Thomas and Thomas Panza, who hold a majority of the membership interests of LIBB (the “Founders”), and the other holders of the membership interests of LIBB executing a joinder thereto. Pursuant to the merger agreement, (a) Cullen Merger Sub will merge with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock (the “parent merger”), and (b) LIBB Merger Sub will be merged with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of Holdco, and with the members of LIBB receiving newly issued shares of Holdco common stock (the “company merger” and together with the parent merger, the “mergers”). See the section entitled “The Merger Proposal.”
•	LIBB is a growth oriented company focused on the ready-to-drink tea segment in the beverage industry. See the section entitled “Business of LIBB.”
•	Under the merger agreement, upon the consummation of the parent merger, every 15 shares of Cullen common stock will be exchanged for one share of common stock of Holdco.
•	Under the merger agreement, upon consummation of the company merger, the holders of the LIBB membership interests (the “LIBB members”) will receive 2,633,334 shares of common stock of Holdco, subject to adjustment based on LIBB’s and Cullen’s net working capital (as defined in the merger agreement and described elsewhere in this proxy statement/prospectus) at closing. See the sections entitled “The Merger Proposal — Structure of the Transaction” and “The Merger Proposal — Adjustment of Merger Consideration; Indemnification; Escrow.”
•	At the closing of the mergers, of the shares of Holdco common stock issuable to the former LIBB members as merger consideration, there will be placed in a segregated escrow account (with an independent escrow agent) (a) an aggregate of 500,000 shares for purposes of providing Holdco a remedy for its post-closing rights to indemnification under the merger agreement for any breaches of representations and warranties and covenants by LIBB and the former LIBB members and (b) an aggregate of 66,667 shares as the sole means for any post-closing downward adjustment of the merger consideration payable in the company merger to the LIBB members based on LIBB’s and Cullen’s actual net working capital at closing. The shares to be placed in escrow will be allocated among the former LIBB members pro rata in proportion to the share of the Holdco common stock being issued to them under the merger agreement. See the section entitled “The Merger Proposal — Adjustment of Merger Consideration; Indemnification; Escrow.”
•	In addition to voting on the mergers, the stockholders of Cullen will vote on separate proposals to approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers described above and that are not in or are different from comparable provisions in the current Cullen amended and restated certificate of incorporation: (a) Holdco is authorized to issue 35,000,000 shares of common stock, as opposed to the comparable provision in Cullen’s amended and restated certificate of incorporation, which authorizes Cullen to issue 200,000,000 shares of common stock; (b) Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years, as opposed to the comparable provision in Cullen’s amended and restated certificate of incorporation, which divides Cullen’s board of directors into three classes, with only one class of directors elected at each annual meeting of stockholders for a term of three years; and (c) certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware, whereas Cullen’s amended and restated certificate of incorporation contains no comparable provision. See the section entitled “The Charter Proposals.”

•	The merger agreement provides that either Cullen or LIBB may terminate the agreement if the mergers are not consummated by July 31, 2015. The merger agreement may also be terminated, among other reasons, by either Cullen or LIBB upon material breach of the other party. See the section entitled “The Merger Agreement — Termination.”
•	After the mergers, the directors of Holdco will be Philip Thomas, Paul Vassilakos, Edward Hanson, Kerry Kennedy and Richard Y. Roberts. Mr. Vassilakos is currently the Chief Executive Officer of Cullen and each of Messrs. Hanson and Roberts and Ms. Kennedy is a director of Cullen. After the mergers, each of Edward Hanson, Kerry Kennedy and Richard Y. Roberts will be considered independent directors under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). See the section entitled “Management of Holdco Following the Mergers.”
•	Upon completion of the mergers, the current executive officers of LIBB will remain executive officers of LIBB and certain of such officers will become executive officers of Holdco, holding the equivalent management positions as those held with LIBB. These officers are Philip Thomas, the Chief Executive Officer of LIBB, Peter Dydensborg, the Chief Operating Officer of LIBB, and James Meehan, the Chief Accounting Officer of LIBB. See the section entitled “Management of Holdco Following the Mergers.”
•	The Founders will not be able to publicly sell any of the shares of common stock of Holdco that they will receive as a result of the company merger (currently anticipated to be 1,443,282 shares, representing approximately 55% of the shares being issued to the former LIBB members) until twelve months after the consummation of the mergers, subject to certain limited permitted transfers, and subject to early release from such restrictions in certain limited circumstances. Each Founder will be required to enter into a lock-up agreement to such effect as a condition to the closing. See the section entitled “The Merger Proposal — Lock-Up Agreements.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are brief answers to common questions that you may have regarding the special meeting. We urge you to carefully read this entire proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional information is also contained in the annexes to this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 112.

Unless otherwise stated in this proxy statement/prospectus:

•	references herein to the “merger agreement” are to the Agreement and Plan of Reorganization, dated as of December 31, 2014, by and among Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB and the Founders, a copy of which is attached hereto as Annex A-1, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, by and among Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB, the Founders, and Philip Thomas, in his capacity under the merger agreement as representative of the LIBB members who have signed the merger agreement, dated as of April 23, 2015, a copy of which is attached hereto as Annex A-2, as the same may be further amended or supplemented from time to time;
•	references herein to the “parent merger” are to the merger of Cullen Merger Sub with and into Cullen, with Cullen surviving the merger as a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco Common Stock, as contemplated by the merger agreement;
•	references herein to the “company merger” are to the merger of LIBB Merger Sub with and into LIBB, with LIBB surviving the merger as a wholly-owned subsidiary of Holdco, as contemplated by the merger agreement;
•	references herein to the “mergers” are collectively to the parent merger and the company merger; and
•	references herein to “we,” “us” or “our” or to “our company,” unless otherwise indicated, are to Cullen before completion of the mergers, and to Holdco and its subsidiaries after the completion of the mergers.
Q:	On what matters am I being asked to vote?
A:	You are being asked to consider and vote on the following proposals:
•	A proposal to adopt the merger agreement, which, among other things, provides for the parent merger and the company merger, and to approve the mergers contemplated by such agreement — we refer to this proposal as the “merger proposal.”
•	Separate proposals to approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers described above and that are not in or are different from comparable provisions in the current Cullen amended and restated certificate of incorporation — we refer to these proposals together as the “charter proposals”:
º	Holdco is authorized to issue 35,000,000 shares of common stock;
º	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years; and
º	certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware.
•	A proposal to approve the Holdco 2015 Long-Term Incentive Plan (the “2015 Plan”), which is an incentive equity compensation plan for directors, officers, employees, consultants and other service providers of Holdco and its subsidiaries — we refer to this proposal as the “equity plan proposal.”
•	A proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Cullen is not authorized to consummate the mergers — we refer to this proposal as the “adjournment proposal.”

If the mergers are approved, pursuant to the merger agreement, (i) Cullen Merger Sub will merge with and into Cullen, with Cullen surviving the merger as a wholly-owned subsidiary of Holdco and (ii) LIBB Merger Sub will merge with and into LIBB with LIBB surviving the merger as a wholly owned subsidiary of Holdco. In the parent merger, the outstanding shares of Cullen common stock will be converted into shares of Holdco common stock. In the company merger, the members of LIBB will exchange all of the outstanding limited liability company interests of LIBB for shares of Holdco common stock. Holdco will become a publicly traded company and Cullen and LIBB will become wholly-owned subsidiaries of Holdco.

If the charter proposals are approved, Holdco will be authorized to issue fewer shares of Holdco common stock than Cullen was authorized to issue. In addition, only approximately one-half of Holdco’s directors will be elected at each annual meeting of Holdco stockholders for a term of two years, whereas only approximately one-third of Cullen’s directors were elected at each annual meeting of Cullen stockholders for a term of three years. Furthermore, under Delaware law, when a board is classified, stockholders are only entitled to remove directors for cause, unless the certificate of incorporation otherwise provides (which Holdco’s does not). Additionally, stockholders generally will not be able to bring actions with respect to Holdco in any jurisdiction other than the State of Delaware, even if the stockholder deems another forum to be more advantageous. If the merger proposal is not approved, the charter proposals will not be presented at the special meeting.

If the equity plan proposal is approved, Holdco will be authorized to issue up to 466,667 shares of Holdco common stock pursuant to stock option, restricted stock, stock appreciation right and other stock-based awards, to directors, officers, employees, consultants and other service providers of Holdco and its subsidiaries. If the merger proposal is not approved, the equity plan proposal will not be presented at the special meeting.

If the merger proposal is approved, the adjournment proposal will not be presented at the special meeting. If the merger proposal is not approved and the adjournment proposal is approved, the Cullen board of directors may adjourn the special meeting to a later date to permit further solicitation of proxies in favor of adoption of the merger agreement and approval of the mergers.

Cullen is holding the special meeting to obtain approval of the merger proposal and the other proposals. The enclosed proxy card or voting instruction card allows you to vote your Cullen common stock without attending the special meeting.

Q:	When and where is the special meeting?
A:	The special meeting is scheduled to be held on May 20, 2015 at 10:00 a.m., local time, at the offices of our general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.
Q:	Who is entitled to vote at the special meeting?
A:	The board of directors of Cullen has fixed April 9, 2015 as the record date for the special meeting. If you were a Cullen stockholder at the close of business on the record date, you are entitled to vote your Cullen shares at the special meeting.
Q:	What constitutes a quorum for the special meeting?
A:	A majority of the outstanding shares of Cullen common stock entitled to vote, present at the special meeting in person or by proxy, will constitute a quorum for the special meeting.
Q:	Who can attend the special meeting?
A:	All Cullen stockholders as of the record date may attend the special meeting. If you are a beneficial owner of Cullen shares held in street name and you wish to attend the special meeting, you must provide evidence of your ownership of Cullen shares, which you can obtain from your broker, banker or nominee.

Q:	How many votes do I have?
A:	You are entitled to one vote at the special meeting for each share of Cullen common stock that you owned as of the record date. As of the close of business on the record date, there were approximately 22,780,714 shares of Cullen common stock outstanding.
Q:	What vote is required to approve the proposals being presented at the special meeting?
A:	Merger Proposal: The affirmative vote of the holders of at least a majority of the outstanding shares of Cullen common stock is required to adopt the merger agreement and approve the mergers.

Charter Proposals:  Approval of each of the charter proposals will require the affirmative vote of the holders of a majority of the shares of Cullen common stock present in person or represented by proxy at the special meeting and entitled to vote on that proposal.

Equity Plan Proposal:  Approval of the equity plan proposal will require the affirmative vote of the holders of a majority of the shares of Cullen common stock present in person or represented by proxy at the special meeting and entitled to vote on that proposal.

Adjournment Proposal:  Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Cullen common stock present in person or represented by proxy at the special meeting and entitled to vote on that proposal.

Eric J. Watson, a former officer and director of Cullen, and the current officers and directors of Cullen have indicated their intention to vote in favor of the matters presented at the special meeting. Mr. Watson and the current officers and directors of Cullen, who collectively own 54.7% of the outstanding shares of Cullen common stock, may adopt the merger agreement and approve the mergers, and approve the other matters to be presented at the special meeting, without the affirmative vote of any other Cullen stockholders.

Q:	What if my bank, broker or other nominee holds my shares of Cullen in “street name”?
A:	If a bank, broker or other nominee holds your Cullen shares for your benefit but not in your own name, your Cullen shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction card to use for your Cullen shares. The availability of telephone and Internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction card they send you. If your Cullen shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the special meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the special meeting in order to vote in person.
Q:	How do I vote?
A:	After reading and carefully considering the information contained in this proxy statement/prospectus, please vote promptly. In order to ensure your vote is recorded, please submit your proxy or voting instructions as set forth below as soon as possible even if you plan to attend the special meeting.

Mail.  You can vote by mail by simply completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid envelope included with this proxy statement/prospectus. If you are a beneficial owner of Cullen shares held in street name, your broker, bank or nominee also may provide telephone or Internet voting. Please follow the voting instructions in the materials you receive from your broker, bank or nominee to vote by telephone or Internet.

In Person.  In addition, all Cullen stockholders may vote in person at the special meeting. You may also be represented by another person at the special meeting by executing a proper proxy designating that person. If you are a beneficial owner of Cullen shares held in street name, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the special meeting.

For additional information on voting procedures, see “Special Meeting of Cullen Stockholders — Voting Your Shares,” beginning on page 34.

Q:	What do I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Cullen shares in more than one brokerage account, you will receive a separate instruction card for each brokerage account in which you hold shares. If you are a holder of record and your Cullen shares are held in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card you receive (or, if you are beneficial owner of Cullen shares held in street name by a broker, bank or nominee that provides telephone or Internet voting, cast your vote by telephone or Internet by following the instructions on your voting instruction card).
Q:	How will my proxy be voted?
A:	If you vote by completing, signing, dating and mailing your proxy card or voting instruction card (or if you are beneficial owner of Cullen shares held in street name by a broker, bank or nominee that provides telephone or Internet voting, and you vote by telephone or Internet), your Cullen shares will be voted in accordance with your instructions. If you are a stockholder of record and you sign, date, and return your proxy card but do not indicate how you want to vote with respect to a proposal and do not indicate that you wish to abstain with respect to that proposal, your Cullen shares will be voted in favor of that proposal.
Q:	How are abstentions and broker non-votes treated?
A:	If you mark “abstain” when voting or a broker non-vote occurs with respect to shares you hold in street name, your shares of Cullen common stock will still be counted in determining whether a quorum is present at the Special Meeting.

Merger Proposal:  Because adoption of the merger agreement and approval of the mergers requires the affirmative vote of the majority of the outstanding shares of common stock of Cullen as of the record date, if you mark “abstain” or a broker non-vote occurs on the proposed merger, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Charter Proposals:  If you mark “abstain” with respect to any charter proposal, it will have the same effect as a vote “AGAINST” the proposal. If a broker non-vote occurs with respect to any such proposal, your Cullen shares will not be treated as present at the special meeting and entitled to vote on that proposal, and as such, the broker non-vote will not have any effect on the vote with respect to that proposal.

Equity Plan Proposal:  If you mark “abstain” with respect to the equity plan proposal, it will have the same effect as a vote “AGAINST” the proposal. If a broker non-vote occurs with respect to such proposal, your Cullen shares will not be treated as present at the special meeting and entitled to vote on that proposal, and as such, the broker non-vote will not have any effect on the vote with respect to that proposal.

Adjournment Proposal:  If you mark “abstain” with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” that proposal. If a broker non-vote occurs with respect to such proposal, your Cullen shares will not be treated as present at the special meeting and entitled to vote on that proposal, and as such, the broker non-vote will not have any effect on the vote with respect to that proposal.

For more information, see “Special Meeting of Cullen Stockholders — Abstentions and Broker Non-Votes” beginning on page 34.

Q:	Can I change my vote after I have submitted a proxy or voting instruction card?
A:	Yes. If you are a stockholder of record, you can change your vote at any time before your proxy is voted at the special meeting. If you are a beneficial owner of Cullen shares held in street name, you should follow the instructions of your broker, bank or nominee to change your vote. For additional information on changing your vote, see “Special Meeting of Cullen Stockholders — Revoking your Proxy” beginning on page 35.

Q:	What happens if I fail to take any action with respect to the meeting?
A:	If you fail to take any action with respect to the meeting and the mergers are approved by Cullen’s stockholders and consummated, you will become a stockholder of Holdco.

Eric J. Watson, a former officer and director of Cullen, and the current officers and directors of Cullen have indicated their intention to vote in favor of the matters presented at the special meeting. Mr. Watson and the current officers and directors of Cullen, who collectively own 54.7% of the outstanding shares of Cullen common stock, may adopt the merger agreement and approve the mergers, and approve the other matters to be presented at the special meeting, without the affirmative vote of any other Cullen stockholders.

Q:	Are Cullen stockholders entitled to exercise dissenters’ or appraisal rights in connection with the merger?
A:	Yes. Holders of Cullen common stock who object to the mergers may elect to pursue appraisal rights to receive the judicially determined “fair value” of their shares, but only if they comply with the procedures required under Delaware law. For additional information on the appraisal rights of Cullen stockholders, see “Appraisal Rights” beginning on page 108.
Q:	Should I send in my Cullen stock certificates now?
A:	No. If you hold Cullen stock certificates, after we have completed the mergers, you will receive written instructions informing you how to exchange your Cullen stock certificates.
Q:	How does the board of directors of Cullen recommend that I vote with respect to the proposed mergers and the other proposals being presented at the special meeting?
A:	Cullen’s board of directors recommends that the stockholders of Cullen vote “FOR” the merger proposal and the other proposals being presented at the special meeting. Additional information on the recommendation of Cullen’s board of directors is set forth in “Special Meeting of Cullen Stockholders — Recommendation of Cullen Board of Directors” beginning on page 33.
Q:	When do you expect the mergers to be completed?
A:	The mergers are expected to close promptly after the special meeting. However, the consummation of the mergers is subject to conditions other than Cullen stockholder approval, and it is possible that factors outside the control of Cullen could result in the mergers being completed at a later time, or not at all.
Q:	Are there any risks that I should consider?
A:	Yes. There are risks associated with all business combinations, including the proposed mergers. There are also risks associated with Holdco’s business (including LIBB’s business after the mergers) and the ownership of Holdco shares. We have described certain of these risks and other risks in more detail under “Risk Factors” beginning on page 22.
Q:	Where can I find more information about Cullen?
A:	Cullen files periodic reports and other information with the Securities and Exchange Commission, or the “SEC.” You may read and copy this information at the SEC’s public reference facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. Cullen’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.
Q:	Who can answer my questions I may have about the special meeting or the mergers?
A:	If you have more questions about the mergers, please call Paul N. Vassilakos of Cullen at (646) 240-4262.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the merger proposal, you should read this entire document carefully, including the merger agreement attached as Annex A-1 and amendment no. 1 thereto attached as Annex A-2 to this proxy statement/prospectus. The merger agreement is the legal document that governs the mergers and the other transactions that will be undertaken in connection with the mergers. It is also described in detail in this proxy statement/prospectus in the section entitled “The Merger Agreement.”

The Parties

Cullen Agricultural Holding Corp.

Cullen’s previous business plan was to develop, adapt and implement grazing-based farming systems in regions of the world where the geophysical and climatic conditions are suitable for a pasture-based model. Because Cullen was unable to obtain the necessary bank funding to support the implementation of this business plan, Cullen began exploring all financing and strategic alternatives available to it. During 2010 through May 2012, Cullen disposed of approximately 3,635 acres of land, constituting all of the property which it had planned to use to deploy its pasture based dairy and beef business plan. Subsequently, Cullen began seeking alternative strategic opportunities in all industries and regions in an effort to maximize stockholder value. Cullen was incorporated in Delaware on August 27, 2009. Cullen common stock is listed on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol CAGZ. See the section entitled “Other Information Related to Cullen” for additional details concerning Cullen’s history, business and operations.

The mailing address of Cullen’s principal executive office is 1193 Seven Oaks Rd., Waynesboro, Georgia 30380 and its telephone number is (706) 526-4015. After the consummation of the mergers, Cullen will be a wholly-owned subsidiary of Holdco.

Long Island Iced Tea Corp.

Long Island Iced Tea Corp. is a wholly-owned subsidiary of Cullen formed solely for the purpose of being a holding company of both Cullen and LIBB from and after completion of the mergers. Holdco has not carried on any activities to date, except activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Holdco was incorporated under the laws of Delaware on December 23, 2014.

The mailing address of Holdco’s principal executive office is 1193 Seven Oaks Rd., Waynesboro, Georgia 30380 and its telephone number is (706) 526-4015. After the consummation of the mergers, its principal executive office will be that of LIBB, located at 116 Charlotte Avenue, Hicksville, NY 11801, and its telephone number will be (855) 542-2832.

Cullen Merger Sub, Inc.

Cullen Merger Sub is a wholly-owned subsidiary of Holdco formed solely for the purpose of effecting the parent merger with Cullen described herein. Cullen Merger Sub owns no material assets and does not operate any business. Cullen Merger Sub was incorporated under the laws of Delaware on December 22, 2014.

The mailing address of Cullen Merger Sub’s principal executive office is 1193 Seven Oaks Rd., Waynesboro, Georgia 30380 and its telephone number is (706) 526-4015. After the consummation of the mergers, Cullen Merger Sub will cease to exist.

LIBB Acquisition Sub, LLC

LIBB Merger Sub is a wholly-owned subsidiary of Holdco formed solely for the purpose of effecting the company merger with LIBB described herein. LIBB Merger Sub owns no material assets and does not operate any business. LIBB Merger Sub was formed under the laws of New York on December 23, 2014.

The mailing address of LIBB Merger Sub’s principal executive office is 1193 Seven Oaks Rd., Waynesboro, Georgia 30380 and its telephone number is (706) 526-4015. After the consummation of the mergers, LIBB Merger Sub will cease to exist.

Long Island Brand Beverages LLC

LIBB operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink, proprietary recipe iced tea sold primarily on the East Coast of the United States through a network of national and regional retail chains and distributors. LIBB was formed under the laws of New York on February 18, 2011. See the section entitled “Business of LIBB” for additional details concerning LIBB’s business and operations.

The mailing address of LIBB’s principal executive office is 116 Charlotte Avenue, Hicksville, NY 11801 and its telephone number is (855) 542-2832. After the consummation of the mergers, LIBB will be a wholly-owned subsidiary of Holdco.

Emerging Growth Company

After the consummation of the mergers, Holdco will be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). As an emerging growth company, Holdco is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Holdco has irrevocably opted not to take advantage of such extended transition period, and will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Holdco could remain an emerging growth company until the last day of Holdco’s fiscal year following the fifth anniversary of the consummation of the mergers. However, if any Holdco non-convertible debt issued within a three-year period or Holdco’s total revenues exceed $1 billion or the market value of its shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, Holdco would cease to be an emerging growth company as of the following fiscal year.

The Merger Proposal

Overview

The merger agreement provides for a business combination transaction by means of the mergers of (i) Cullen Merger Sub with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock, (ii) LIBB Merger Sub with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of Holdco, and with LIBB members receiving newly issued shares of Holdco common stock. The parent merger and company merger are intended to be consummated at the same time. Under the merger agreement, the LIBB members will receive 2,633,334 shares of common stock of Holdco, subject to an estimated adjustment at closing based on LIBB’s and Cullen’s estimated net working capital (as defined in the merger agreement and described in the section entitled “The Merger Proposal — Adjustment of Merger Consideration; Indemnification; Escrow Agreement”) at closing and subject to a final post-closing adjustment based on LIBB’s and Cullen’s actual net working capital at closing. A portion of the shares issued to the LIBB members at closing as merger consideration will be deposited in escrow as described below.

The parties to the merger agreement plan to complete the mergers promptly after the special meeting, provided that Cullen’s stockholders have approved the merger proposal and the other conditions specified in the merger agreement have been satisfied or waived. Eric J. Watson, a former officer and director of Cullen, and the current officers and directors of Cullen have indicated their intention to vote in favor of the matters presented at the special meeting. Mr. Watson and the current officers and directors of Cullen, who collectively own 54.7% of the outstanding shares of Cullen common stock, may adopt the merger agreement and approve the mergers, and approve the other matters to be presented at the special meeting, without the affirmative vote of any other Cullen stockholders.

As a result of the mergers, (i) Holdco will become a new publicly traded company, (ii) Cullen and LIBB will become wholly-owned subsidiaries of Holdco, and (iii) assuming there is no adjustment to the merger consideration based on LIBB’s and Cullen’s net working capital at closing, immediately after the mergers, the former members of LIBB will own approximately 63% of Holdco’s outstanding shares of common stock and the former Cullen stockholders will own approximately 37% of Holdco’s outstanding shares of common stock.

Indemnification; Escrow Agreement

An aggregate of 500,000 shares of Holdco common stock issuable to the former members of LIBB in the company merger will be placed in a segregated escrow account with an independent escrow agent at closing for purposes of providing Holdco, Cullen and LIBB a remedy for their post-closing rights to indemnification under the merger agreement. See the section entitled “The Merger Proposal — Adjustment of Merger Consideration; Indemnification; Escrow Agreement.” An additional 66,667 shares of Holdco common stock issuable to the LIBB members will be placed in escrow as the sole means for satisfying any reduction in the merger consideration payable to them as a result of the final post-closing adjustment based on LIBB’s and Cullen’s actual net working capital at closing. The aggregate liability of the LIBB members for indemnification and the aggregate reduction to the merger consideration as a result of the final post-closing adjustment will not exceed the shares held in escrow for each such purpose. Other than with respect to actual fraud in connection with the transactions contemplated by the merger agreement, Holdco’s rights to indemnification will be its sole remedy with respect to any and all claims for money damages arising out of or relating to the merger agreement.

Lock-Up Agreements

The Founders will not be able to publicly sell any of the shares of common stock of Holdco that they will receive as a result of the company merger (currently anticipated to be 1,443,282 shares) until twelve months after the consummation of the mergers, subject to certain limited permitted transfers and subject to early release from such restrictions in the event that Holdco consummates a liquidation, merger, stock exchange or other transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or property. Each Founder will be required to enter into a lock-up agreement to such effect as a condition to the closing.

Registration Rights Agreement

Pursuant to the merger agreement, at or prior to the closing, Holdco will enter into a registration rights agreement with the former LIBB members. Under the registration rights agreement, subject to the lock-up agreements, the LIBB members will be granted certain “demand” and “piggyback” registration rights with respect to the shares of Holdco common stock to be issued to them in the company merger.

See the sections entitled “The Merger Proposal — Structure of the Transaction,” “The Merger Proposal — Adjustment of Merger Consideration; Indemnification; Escrow Agreement,” “The Merger Proposal — Lock-Up Agreements,” and “The Merger Proposal — Registration Rights” for more information.

The Charter Proposals

In addition to voting on the mergers, the stockholders of Cullen will vote on separate proposals to approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers described above and that are different from comparable provisions in the current Cullen amended and restated certificate of incorporation: (a) Holdco is authorized to issue 35,000,000 shares of common stock, as opposed to the comparable provision in Cullen’s amended and restated certificate of incorporation, which authorizes Cullen to issue 200,000,000 shares of common stock; (b) Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years, as opposed to the comparable provision in Cullen’s amended and restated certificate of incorporation, which divides Cullen’s board of directors into three classes, with only one class of directors elected at each annual meeting of stockholders for a term of three years; and (c) certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware, whereas Cullen’s amended and restated certificate of incorporation contains no comparable provision. In addition, under Delaware law, when a board is classified, stockholders are only entitled to remove directors for cause, unless the certificate of incorporation otherwise provides (which Holdco’s does not). See the section entitled “The Charter Proposals.” If the merger proposal is not approved by Cullen’s stockholders at the special meeting, the charter proposals will not be presented at the special meeting for a vote.

The Equity Plan Proposal

The 2015 Plan will reserve up to 466,667 shares of Holdco common stock for issuance in accordance with the plan’s terms. The purpose of the plan is to provide Holdco’s employees who, by their position, ability and diligence are able to make important contributions to Holdco’s growth and profitability, with an incentive to assist Holdco in achieving its long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in Holdco. The plan is attached as Annex G to this proxy statement/prospectus. You are encouraged to read the plan in its entirety. See the section entitled “The Equity Plan Proposal.” If the merger proposal is not approved by Cullen’s stockholders at the special meeting, the equity plan proposal will not be presented at the special meeting for a vote.

The Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting to authorize Cullen to consummate the mergers, Cullen’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “The Adjournment Proposal.”

Date, Time and Place of Special Meeting of Cullen’s Stockholders

The special meeting in lieu of annual meeting of the stockholders of Cullen will be held at 10:00 a.m., local time, on May 20, 2015, at the offices of Graubard Miller, Cullen’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, to consider and vote upon the merger proposal, the charter proposals, the equity plan proposal and/or if necessary, the adjournment proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Cullen is not authorized to consummate the mergers.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Cullen common stock at the close of business on April 9, 2015, which is the record date for the special meeting. Stockholders will have one vote for each share of Cullen common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 22,780,714 shares of Cullen common stock outstanding.

Quorum and Vote of Cullen Stockholders

A quorum of Cullen stockholders is necessary to hold a valid meeting. A quorum will be present at the Cullen special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The proposals presented at the special meeting will require the following votes:

•	The approval of the merger proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon.
•	The approval of each of the charter proposals will require the affirmative vote of a majority of the issued and outstanding shares of Cullen’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.
•	The approval of the equity plan proposal will require the affirmative vote of a majority of the issued and outstanding shares of Cullen’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

•	The approval of the adjournment proposal will require the affirmative vote of a majority of the issued and outstanding shares of Cullen’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

Abstentions will have the same effect as a vote “against” the merger proposal, the charter proposals, the equity plan proposal and the adjournment proposal, if presented. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the charter proposals, the equity plan proposal or an adjournment proposal, but will have the same effect as a vote “against” the merger proposal.

Appraisal Rights

Holders of Cullen common stock who object to the mergers may elect to pursue appraisal rights to receive the judicially determined “fair value” of their shares, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, Cullen stockholders must (1) not vote in favor of adoption of the merger agreement, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. A properly executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the DGCL, is included as Annex F to this proxy statement/prospectus. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

For additional information on the appraisal rights of Cullen stockholders, see “Appraisal Rights.”

Revoking your Proxy

If a stockholder grants a proxy, the stockholder may revoke it at any time before it is exercised by sending another proxy card with a later date; notifying Cullen’s Chief Executive Officer in writing before the special meeting that the proxy is revoked; or attending the special meeting and voting or revoking the proxy in person. See “Special Meeting of Cullen Stockholders — Revoking Your Proxy.”

Interests of Cullen’s Directors and Officers in the Mergers

When you consider the recommendation of Cullen’s board of directors in favor of approval of the merger proposal, you should keep in mind that Cullen’s directors and executive officers have interests in such proposal that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	The transactions contemplated by the merger agreement provide that each of Paul N. Vassilakos, Edward Hanson, Kerry Kennedy and Richard Y. Roberts will be directors of Holdco after the closing of the mergers. As such, in the future each will receive any cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its non-executive directors. Holdco currently does not have a definitive compensation plan for its non-executive directors. Holdco, working with the compensation committee, anticipates setting director compensation in the future at a level consistent with that of directors at comparable companies.

Recommendation to Stockholders

Cullen’s board of directors believes that the merger proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Cullen’s stockholders and unanimously recommends that its stockholders vote “FOR” the merger proposal, “FOR” the charter proposals, “FOR” the equity plan proposal and “FOR” the adjournment proposal, if presented.

Conditions to the Closing of the Mergers

General Conditions

Consummation of the mergers is conditioned on the Cullen stockholders having approved the merger, the registration statement of which this proxy statement/prospectus forms a part having been declared effective, and all necessary permits and authorizations under state securities and “blue sky” laws and the Securities Act and Exchange Act relating to the issuance and trading of Holdco common stock to be issued under the merger agreement having been obtained and being in effect.

In addition, the consummation of the mergers and the other transactions contemplated by the merger agreement is conditioned upon, among other things:

•	no executive order, decree, injunction or other order having been issued or entered by any governmental entity preventing, making illegal or prohibiting the consummation of such transactions, substantially on the terms contemplated by the merger agreement; and
•	employment agreements between Holdco and, separately, each of Philip Thomas, Peter Dydensborg and James Meehan and between LIBB and Thomas Panza, in each case in form and substance mutually satisfactory to Cullen and LIBB, being in full force and effect.

LIBB’s Conditions to Closing

The obligations of LIBB to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things:

•	the representations and warranties of Cullen, Holdco and the Merger Subs, if qualified as to materiality, being true and correct and, if not qualified as to materiality, being true and correct in all material respects, in each case, as of the closing, Cullen, Holdco and the Merger Subs having complied with all of their covenants contained in the merger agreement required to be performed on or prior to the closing date, except to the extent non-compliance would not result in a material adverse effect on Cullen, and Cullen having delivered a certificate to such effect to LIBB;
•	there is no action pending or threatened which is reasonably expected to prevent consummation of any of the transactions contemplated by the merger agreement, cause any of the transactions contemplated by the merger agreement to be rescinded following the closing, materially affect or encumber the title of the shares of Holdco common stock to be issued to the former LIBB members in the mergers or materially affect the right of Holdco to own, operate or control the assets and operations of Holdco following the mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;
•	Cullen, Holdco, Cullen Merger Sub and LIBB Merger Sub having obtained of all necessary consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated in the merger agreement; other than consents, waivers and approvals the absence of which would not be reasonably expected to have a material adverse effect on Cullen and its subsidiaries taken as a whole, and Cullen having delivered a certificate to such effect to LIBB;
•	no event constituting a material adverse effect having occurred with respect to Cullen and its subsidiaries taken as a whole since the date of the merger agreement, the effects of which are continuing and uncured;
•	the registration rights agreement and escrow agreement having been executed;
•	Cullen being in compliance with Exchange Act reporting requirements;
•	LIBB having received an opinion of Cullen’s, Holdco’s, Cullen Merger Sub’s and LIBB Merger Sub’s counsel in agreed form; and
•	Cullen having terminated its existing equity incentive plan and all outstanding awards thereunder and Holdco having created the 2015 Plan.

Cullen’s, Holdco’s, Cullen Merger Sub’s and LIBB Merger Sub’s Conditions to Closing

The obligations of Cullen, Holdco, Cullen Merger Sub and LIBB Merger Sub to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things:

•	the representations and warranties of LIBB, if qualified as to materiality, being true and correct and, if not qualified as to materiality, being true and correct in all material respects, in each case, as of the closing, LIBB and its members that are party to the merger agreement having complied with all of their covenants contained in the merger agreement, except to the extent non-compliance would not result in a material adverse effect on LIBB, and LIBB having delivered a certificate to such effect to Cullen;
•	there is no action pending or threatened which is reasonably expected to prevent consummation of any of the transactions contemplated by the merger agreement, cause any of the transactions contemplated by the merger agreement to be rescinded following the closing, materially affect or encumber the title of the shares of Holdco common stock to be issued to the former Cullen stockholders in the mergers or materially affect the right of Holdco to own, operate or control the assets and operations of Holdco following the mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;
•	LIBB having obtained of all necessary consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated in the merger agreement; other than consents, waivers and approvals the absence of which would not be reasonably expected to have a material adverse effect on LIBB and its subsidiaries taken as a whole, and LIBB having delivered a certificate to such effect to Cullen;
•	no event constituting a material adverse effect having occurred with respect to LIBB and its subsidiaries taken as a whole since the date of the merger agreement, the effects of which are continuing and uncured;
•	the lock-up agreements, the registration rights agreement and the escrow agreement having been executed;
•	Cullen having received an opinion of LIBB’s counsel in agreed form;
•	all outstanding indebtedness owned by any insider of LIBB having been repaid in full (but excluding ordinary course advances to employees, officers and directors who will not be executive officers or directors of Holdco after the closing), all guaranteed or similar arrangements pursuant to which LIBB has guaranteed the payment or performance of any obligations of any LIBB insider to a third party having been terminated, and no LIBB insider owning any direct equity interests in any subsidiary of LIBB or any person that utilizes in its name “Long Island Iced Tea”; and
•	each LIBB member that has signed the merger agreement having provided a certification to the effect that such LIBB member is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

If permitted under applicable law, (i) Cullen may waive any inaccuracies in the representations and warranties made to Cullen, Holdco, Cullen Merger Sub or LIBB Merger Sub contained in the merger agreement or any document delivered pursuant to the merger agreement, and may waive compliance with any agreements or conditions for the benefit of such parties contained in the merger agreement and (ii) LIBB may waive any inaccuracies in the representations and warranties made to LIBB or its members party to the merger agreement contained in the merger agreement or any document delivered pursuant to the merger agreement, and may waive compliance with any agreements or conditions for the benefit of such parties contained in the merger agreement.

As used in the merger agreement “material adverse effect” means any change, event, violation, inaccuracy, circumstance or effect, individually or in the aggregate, that is materially adverse to the business, assets, revenues, financial condition, or results of operations of a party (without taking into account the effects of certain customary exceptions), or that is materially adverse to the ability of a party to consummate the transactions contemplated by the merger agreement and the ancillary documents.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Cullen and LIBB;
•	by either Cullen or LIBB if the mergers are not consummated on or before July 31, 2015, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement;
•	by either Cullen or LIBB if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the mergers, which order, decree, ruling or other action is final and non-appealable;
•	by either Cullen or LIBB if the other set of parties has breached any of its representations, warranties, covenants or agreements, such that the closing conditions described above would not be met, and has not cured its breach by the earlier of 30 days after notice of such breach or July 31, 2015, provided that the terminating party is itself not in breach; or
•	by either Cullen or LIBB if a material adverse effect shall have occurred with respect to the other party and its subsidiaries taken as a whole since the date of the merger agreement, the effects of which are continuing and uncured within thirty days after notice of such material adverse effect.

The existence of the financial and personal interests of the Cullen directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Cullen and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation. See the section entitled “Risk Factors “for a fuller discussion of this and other risks.

Tax Consequences of the Mergers

Cullen has received an opinion from its counsel, Graubard Miller, that, for United States federal income tax purposes, the mergers will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and no gain or loss will be recognized by the stockholders of Cullen.

Stockholders of Cullen are encouraged to consult their own tax advisors, because the tax consequences may be different among the stockholders depending on their personal circumstances.

The tax opinion is attached to this proxy statement/prospectus as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement/prospectus. For a description of the material federal income tax consequences of the parent merger, please see the information set forth in “The Merger Proposal — Material Federal Income Tax Consequences of the Mergers to Cullen and its Securityholders.”

Anticipated Accounting Treatment

For accounting purposes, the transactions will be treated as an acquisition of Cullen by LIBB and as a recapitalization of LIBB, as the former LIBB members will hold a large percent of the Long Island Iced Tea Corp. shares and will exercise significant influence over the operating and financial policies of the consolidated entity and Cullen was a public shell company at the time of the transaction. Pursuant to Accounting Standards Codification (“ASC”) 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, all unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared to reflect the recapitalization.

Regulatory Matters

The mergers and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, except for filings with the State of New York and the State of Delaware necessary to effectuate the mergers.

Risk Factors

In evaluating the proposals to be presented at the special meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

Cullen is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the mergers.

Cullen’s balance sheet data as of December 31, 2014, 2013, 2012, 2011 and 2010 and statement of operations data for the five years ended December 31, 2014, 2013, 2012, 2011 and 2010 are derived from Cullen’s audited financial statements. Cullen’s audited consolidated financial statements as of and for the years ended December 31, 2014 and 2013 are included elsewhere in this proxy statement/prospectus.

LIBB’s balance sheet data as of December 31, 2014 and 2013 and statement of operations data for the two years ended December 31, 2014 and 2013 are derived from LIBB’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. Selected financial data as of December 31, 2012 and for the year then ended is derived from LIBB’s audited financial statements which are not included in this proxy statement prospectus. Selected financial data as of December 31, 2011 and for the period from February 18, 2011 (inception) through December 31, 2011 is derived from unaudited financial statements of LIBB for the specified periods that are not included in this proxy statement/prospectus. The financial statements have been prepared and presented in accordance with U.S. GAAP.

The information is only a summary and should be read in conjunction with each of LIBB’s and Cullen’s consolidated financial statements and related notes and “Other Information Related to Cullen — Cullen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “LIBB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of LIBB or Cullen.

Selected Financial Information — Cullen

	For the fiscal year ended December 31,
	2014	2013	2012	2011	2010
Statement of Operations Data:
Revenue	—	—	—	—	—
Total other income (expense)	$124,803	$3,461	$288,112	$719,878	$(2,540,975)
Net (loss) income	$(443,144)	$(310,223)	$(49,592)	$253,790	$(4,134,527)
Basic and diluted net (loss) income per share	$(0.02)	$(0.02)	$0.00	$0.01	$(0.21)
Weighted average shares outstanding, basic and diluted	19,806,193	19,630,714	19,630,714	19,630,714	19,340,230

	As of December 31,
	2014	2013	2012	2011	2010
Balance Sheet Data:
Total assets	$2,249,492	$2,041,326	$2,365,587	$2,464,219	$3,486,214
Total liabilities	$51,869	$30,559	$44,597	$93,637	$1,369,422
Total stockholders’ equity	$2,197,623	$2,010,767	$2,320,990	$2,370,582	$2,116,792

Selected Financial Information — LIBB

	For the Years Ended December 31,			For the period from February 18, 2011 (inception) through December 31, 2011
	2014	2013	2012
Statement of Operations Data:
Net sales	$1,744,440	$886,061	$1,003,502	$238,305
Operating loss	$(3,041,083)	$(264,120)	$(128,824)	$(60,525)
Net loss	$(3,151,381)	$(317,932)	$(172,932)	$(72,798)

	As of December 31,
	2014	2013	2012	2011
Balance Sheet Data:
Working capital (deficiency)	$187,703	$(518,552)	$(83,740)	$(18,675)
Total assets	$1,429,808	$1,032,425	$482,482	$347,008
Total liabilities	$2,610,306	$1,485,110	$506,939	$353,461
Total members’ deficit	$(1,180,498)	$(452,685)	$(24,457)	$(6,453)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Cullen is providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the mergers.

The following unaudited pro forma condensed combined balance sheet combines the audited historical balance sheet of LIBB as of December 31, 2014 with the audited historical consolidated balance sheet of Cullen as of December 31, 2014, giving effect to the mergers as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the audited historical statement of operations of LIBB for the year ended December 31, 2014 with the audited historical consolidated statement of operations of Cullen for the year ended December 31, 2014, giving effect to the mergers as if they had been consummated on January 1, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the mergers, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the mergers. Matters such as cost savings as a result of the transaction and contingent consideration and the working capital adjustment associated with the merger have not been reflected in the pro forma condensed combined financial statements as the impact of these matters cannot be determined at this time.

For accounting purposes, the transactions will be treated as an acquisition of Cullen by LIBB and as a recapitalization of LIBB as LIBB will hold a large percent of the Long Island Iced Tea Corp. shares and will exercise significant influence over the operating and financial policies of the consolidated entity and Cullen was a public shell company at the time of the transaction. Pursuant to Accounting Standards Codification (“ASC”) 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, all unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared to reflect the recapitalization.

The historical financial information of LIBB was derived from the audited financial statements of LIBB for the year ended December 31, 2014 included elsewhere in this proxy statement/prospectus. The historical financial information of Cullen was derived from the audited consolidated financial statements of Cullen for the year ended December 31, 2014 included elsewhere in this proxy statement/prospectus. This information is only a summary and should be read together with LIBB’s and Cullen’s audited financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Statements,” “LIBB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Other Information Related to Cullen — Cullen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Cullen is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

For the Year ended December 31, 2014
Statement of Operations Data:
Net sales	$1,744,440
Operating expenses	$3,834,393
Operating loss	$(3,594,099)
Net loss	$(3,580,864)
Net loss per common share	$(0.86)

As of December 31, 2014
Balance Sheet Data:
Total current assets	$1,797,181
Total assets	$2,086,834
Total current liabilities	$1,007,647
Total liabilities	$1,069,709
Total stockholders’ equity	$1,017,125

See pro forma condensed combined financial statements and related notes in “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of Cullen and per membership unit data of LIBB on a stand-alone basis and unaudited pro forma combined per share ownership information of Cullen and LIBB after giving effect to the mergers.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Cullen and LIBB and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Cullen and LIBB pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Cullen and LIBB would have been had the companies been combined during the period presented.

	Cullen Historical	LIBB Historical	Proforma combined
Year ended December 31, 2014:
Net loss	$(443,144)	$(3,151,381)	$(3,580,864)
Stockholders’ equity/members’ deficit at December 31, 2014	$2,197,623	$(1,180,498)	$1,017,125
Weighted average shares outstanding – basic and diluted	19,806,193	2,633,334	4,152,048
Basic and diluted net loss per share	$(0.02)	$(1.20)	$(0.86)
Common Stock – shares outstanding	22,780,714	2,633,334	4,152,048
Stockholders’ equity/(members’ deficit) per share at December 31, 2014	$0.10	$(0.45)	$0.24

See pro forma condensed combined financial statements and related notes in “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement/prospectus.

RISK FACTORS

In addition to the other information included in and found in the annexes attached to this proxy statement/, including the matters addressed in the “Cautionary Statement Regarding Forward-Looking Statements” on page 32, you should carefully consider the following risk factors in deciding whether to vote for the merger proposal and other proposals being presented at the special meeting. You should also read and consider the other information in this proxy statement/prospectus.

An investment in Holdco’s common stock involves a high degree of risk. If any of the following risks or uncertainties occurs, Holdco’s business, financial condition and operating results could be materially and adversely affected. As a result, the trading price of its common stock could decline and you may lose all or a part of your investment in Holdco’s common stock. You should carefully consider all of the risks described below regarding the mergers, the business of LIBB and Holdco and its securities, together with all of the other information included in this proxy statement/prospectus before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations.

Risks Relating to the Business of LIBB

The risk factors listed herein will apply to Holdco after the mergers based on Holdco’s continuation of the business of LIBB. References in this section to “Company,” “we,” “us” and “our” refer to LIBB.

We operate in highly competitive markets.

Our industry is highly competitive. We compete with multinational corporations with significant financial resources, including Dr Pepper Snapple Group, Inc. and Arizona Beverage Company. These competitors can use their resources and scale to rapidly respond to competitive pressures and changes in consumer preferences by introducing new products, reducing prices or increasing promotional activities. We also compete against a variety of smaller, regional and private label manufacturers. Smaller companies may be more innovative, better able to bring new products to market and better able to quickly exploit and serve niche markets. Our inability to compete effectively could result in a decline in our sales. As a result, we may have to reduce our prices or increase our spending on marketing, advertising and product innovation. Any of these could negatively affect our business and financial performance.

We may not effectively respond to changing consumer preferences, trends, health concerns and other factors.

Consumers’ preferences can change due to a variety of factors, including aging of the population, social trends, negative publicity, economic downturn or other factors. If we do not effectively anticipate these trends and changing consumer preferences, then quickly develop new products in response, our sales could suffer. Developing and launching new products can be risky and expensive. We may not be successful in responding to changing markets and consumer preferences, and some of our competitors may be better able to respond to these changes, either of which could negatively affect our business and financial performance.

Costs for our raw materials may increase substantially.

The principal raw materials we use in our business are bottles, caps, labels, packaging materials, tea essence and tea base, sugar, natural flavors and other sweeteners, juice, electricity, fuel and water. The cost of the raw materials can fluctuate substantially. We expect these increases to continue to exert pressure on our costs and we may not be able to pass along any such increases to our customers or consumers, which could negatively affect our business and financial performance.

Certain raw materials we use are available from a limited number of suppliers and shortages could occur.

Some raw materials we use, such as bottles, caps, labels, and other ingredients, such as tea essence and tea base, sugar, natural flavors and other sweeteners, and juice, are available from only a few suppliers. If these suppliers are unable or unwilling to meet our requirements, we could suffer shortages or substantial cost increases. Changing suppliers can require long lead times. The failure of our suppliers to meet our needs could occur for many reasons, including fires, natural disasters, weather, manufacturing problems, disease, crop failure, strikes, transportation interruption, government regulation, political instability and terrorism. A failure of supply could also occur due to suppliers’ financial difficulties, including bankruptcy. Any significant interruption to supply or cost increase could substantially harm our business and financial performance.

Substantial disruption to production at our third party beverage co-packing facilities and our storage facilities could occur.

A disruption in production at our third party beverage co-packing facility could have a material adverse effect on our business. In addition, a disruption could occur at any of our other storage facilities or those of our suppliers, co-packers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, manufacturing problems, disease, strikes, transportation interruption, government regulation or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

Our products may not meet health and safety standards or could become contaminated.

We take great care in ensuring the quality and safety in the manufacture of our products. However, our products could still otherwise become contaminated. A contamination could occur in our operations or those of our bottlers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. See the section entitled “Business of LIBB — Legal Proceedings” beginning on page 81.

Weather and climate changes could adversely affect our business.

Unseasonable or unusual weather or long-term climate changes may negatively impact the price or availability of raw materials, energy and fuel, and demand for our products. Unusually cool weather during the summer months may result in reduced demand for our products and have a negative effect on our business and financial performance.

Fluctuations in our results of operations from quarter to quarter could have a disproportionate effect on our overall financial condition and results of operations.

We experience seasonal fluctuations in revenues and operating income. Historically, sales during the second and third fiscal quarters have generally been the highest. Any factors that harm our second or third quarter operating results, including adverse weather or unfavorable economic conditions, could have a disproportionate effect on our results of operations for the entire fiscal year.

In order to prepare for our peak selling season, we must produce and keep in stock more inventory than we would carry at other times of the year. Any unanticipated decrease in demand for our products during our peak selling season could require us to sell excess inventory at a substantial markdown, which could reduce our net sales and gross profit.

Current global economic conditions may adversely affect our industry, business and result of operations.

Disruptions in the current global credit and financial markets in the past several years have included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate and uncertainty about economic stability. While certain of these negative trends have reversed in recent years, there can be no assurance that there will not be renewed deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. Any adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of disruptions in the credit and financial markets and adverse global economic conditions.

We depend on a small number of large retailers for a significant portion of our sales.

Food and beverage retailers in the United States have been consolidating. Consolidation has resulted in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we, and our bottlers and distributors, do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer. Certain retailers that we service primarily through our distributors make up a significant percentage of our products’ retail volume, including volume sold by our bottlers and distributors. We also sell directly to certain retail accounts including Costco. Sales to Costco made up a substantial portion of our sales during 2014. During the year ended December 31, 2014, sales to Costco for both our road shows and our inline sales represented approximately 32% of our sales. Sales to Costco during 2014 occurred during the months of April through September. Some retailers also offer their own private label products that compete with some of our brands. The loss of sales of any of our products in a major retailer could have a material adverse effect on our business and financial performance.

We do not have registered ownership of our trade name and our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

We possess intellectual property that is important to our business. This intellectual property includes our logo, Long Island Iced Tea, and ingredient formulas, trademarks, copyrights, patents, business processes and other trade secrets. We do not currently have registered ownership of the trademark LONG ISLAND ICED TEA. We initially filed for the trademark of LONG ISLAND BRAND ICED TEA on August 28, 2012. We filed for the trademark of LONG ISLAND ICED TEA on July 23, 2013. Both applications encountered resistance to registration as a result of the existence of the mark LONG ISLAND for “iced tea.” We determined that the mark LONG ISLAND for “iced tea” had been abandoned and filed a petition to cancel the registration of this mark with the United States Patent and Trademark Office (the “USPTO”). In January 2015, this petition was granted and the mark for LONG ISLAND for “iced tea” was cancelled. Accordingly, we intend to petition for the mark LONG ISLAND ICED TEA to be placed on the supplemental registry. If this second petition is successful, we will be able to use the “®” symbol to notify others that its mark is federally registered and may sue for infringement of its mark in federal court. Upon completion of these petitions, we plan to file for placement on the primary register. However, even though the first petition was successful, we still may not be able to obtain registered ownership of the mark LONG ISLAND ICED TEA if the USPTO determines that the mark is generic or misdescriptive (due to the connotation that the beverages contain alcohol). The USPTO raised concerns over these two issues in the applications.

We and third parties, including competitors, could come into conflict over intellectual property rights. Litigation could disrupt our business, divert management attention and cost a substantial amount to protect our rights or defend ourselves against claims. We cannot be certain that the steps we take to protect our rights will be sufficient or that others will not infringe or misappropriate our rights. Our business is also highly dependent upon our distribution rights. If we are unable to protect our intellectual property rights, including the right to our trade name and logo, our brands, products and business could be harmed and could have a material adverse effect on our business and financial performance.

The loss of the services of the Company’s management could negatively affect its business, as could its inability to attract and retain qualified management, sales and technical personnel as and when needed.

The execution of the Company’s business strategy depends largely on the continued efforts of its founders, including Philip Thomas (co-founder/CEO), Thomas Panza (co-founder/Purchasing Director) and Peter Dydensborg (COO). As the Company has a limited operating history, it is highly dependent upon their knowledge, experience and reputation within the industry. Any one or all of these individuals may in the future choose to discontinue their employment with the Company. If so, the Company may not be able to find adequate replacements for them. Without their experience, expertise and reputation, the Company’s development efforts and future prospects would be substantially impaired. We have (and, upon consummation of the mergers, Holdco or one of its subsidiaries will have) employment agreements in place with these individuals that include non-competition provisions.

We may not comply with applicable government laws and regulations, and they could change.

We are subject to a variety of federal, state and local laws and regulations in the United States, and other countries in which we do business. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on soft drinks or ingredients could increase our costs. Regulatory focus on the health, safety and marketing of food products is increasing. Certain state warning and labeling laws, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, could become applicable to our products. Some local and regional governments and school boards have enacted, or have proposed to enact, regulations restricting the sale of certain types of soft drinks in schools. Any violations or changes of regulations could have a material adverse effect on our profitability, or disrupt the production or distribution of our products, and negatively affect our business and financial performance.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital. The Company currently has negative cash flows from operations due in part to substantial marketing and promotional related expenses as well as our payroll expense. We cannot assure you that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We have a limited operating history.

We have a limited operating history and a history of operating losses. There is no guarantee that we will become a profitable business. Further, our future operating results depend upon a number of factors, including our ability to manage our growth, retain our customer base and to successfully identify and respond to emerging trends in our market areas.

Risks Relating to Holdco and Holdco’s Securities

The risk factors listed herein will apply to Holdco and its securities after the mergers. References in this section to “Company,” “we,” “us” and “our” refer to Holdco and its subsidiaries LIBB and Cullen, following the mergers.

The majority of Holdco’s common stock will be owned by current members of LIBB, whose interests may not be aligned with the interests of Cullen’s stockholders.

Immediately after the consummation of the transactions, assuming there is no adjustment to the merger consideration based on LIBB’s and Cullen’s net working capital at closing, the former holders of Cullen common stock will own approximately 37% of the outstanding Holdco common stock and the prior members of LIBB will own the remaining approximately 63%. As a result of their stock ownership in Holdco, the prior members of LIBB will be able to control all matters requiring approval by Holdco stockholders, including, but not limited to:

•	the election of directors;
•	mergers, consolidations or acquisitions, the sale of all or substantially all of Holdco’s assets and other decisions affecting Holdco’s capital structure;
•	the amendment of Holdco’s certificate of incorporation and bylaws; and
•	Holdco’s liquidation, winding up and dissolution.

The interests of the current LIBB members may not be aligned with the interests of the former Cullen stockholders in these matters. In addition, this concentration of stock ownership may have a material adverse effect on the trading price of Holdco’s common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. Such persons’ stock ownership also may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Holdco does not intend to pay cash dividends on its common stock in the foreseeable future.

Cullen has not paid any cash dividends on its common stock to date. Holdco does not anticipate paying dividends in the foreseeable future, but expects to retain earnings to finance the growth of its business. Therefore, any return on investments will only occur if the market price of Holdco common stock appreciates.

There has been no prior public market for Holdco common stock.

Prior to the completion of the mergers, no public market will have existed for the shares of Holdco common stock that you will receive in the parent merger. It is expected that your shares of Holdco common stock will be listed on the OTCBB. However, an active public market for Holdco common stock may not develop or be sustained, which could affect your ability to sell, or depress the market price of, the Holdco common stock. We are unable to predict whether an active trading market for Holdco common stock will develop or will be sustained.

The public price and trading volume of Holdco common stock may be volatile.

The price and volume of Holdco common stock may be volatile and subject to fluctuations. Some of the factors that could cause fluctuations in the stock price or trading volume of Holdco common stock include:

•	general market and economic conditions and market trends, including in the beverage industry and the financial markets generally;
•	the political, economic and social situation in the United States;
•	actual or expected variations in operating results;
•	announcements by Holdco or Holdco’s competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;
•	adoption of new accounting standards affecting the industry in which Holdco operates;
•	operations and stock performance of competitors;
•	litigation or governmental action involving or affecting Holdco or its subsidiaries;
•	recruitment or departure of key personnel;
•	purchase or sales of blocks of Holdco common stock; and
•	operating and stock performance of the companies that investors may consider to be comparable.

There can be no assurance that the price of Holdco common stock will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could materially adversely affect the price of Holdco common stock, regardless of Holdco’s operating performance. You should also be aware that price volatility might be worse if the trading volume of shares of the common stock is low.

Holdco will have the ability to issue “blank check” preferred stock, which could affect the rights of holders of Holdco common stock.

Holdco’s amended and restated certificate of incorporation allows the board of directors of Holdco to issue 1,000,000 shares of preferred stock and to set the terms of such preferred stock. The terms of such preferred stock may materially adversely impact the dividend and liquidation rights of holders of Holdco common stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley,” reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common shares and the price of our common shares less attractive because we rely, or may rely, on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We could remain an “emerging growth company” until the last day of 2020, although a variety of circumstances could cause us to lose that status earlier. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public companies.

Obligations associated with being a public company require significant company resources and management attention, and we will incur increased costs as a result of being a public company.

Neither Holdco nor LIBB has any history operating as a publicly-traded company. Following consummation of the mergers, as a public company, Holdco will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the other rules and regulations of the SEC, including Sarbanes-Oxley. These requirements and rules may place a strain on the systems and resources of Holdco and its subsidiaries, including LIBB. For example, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition and Sarbanes-Oxley requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources and will cause us to incur significant legal, accounting and other expenses that we had not previously incurred. The expenses incurred by public companies, generally, for reporting and corporate governance purposes have been increasing and the costs we will incur for such purposes may strain our resources. We expect these rules and regulations to increase our legal and financial compliance costs, to divert management’s attention to ensure compliance and to make some activities more time-consuming and costly. We may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, expand or outsource our internal audit function, and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. In addition, our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing our business strategy. Our incremental general and administrative expenses as a publicly traded corporation will include costs associated with reports to stockholders, tax returns, investor relations, registrar and transfer agent’s fees, incremental director and officer liability insurance costs and director compensation. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the degree of impact that our management’s attention to these matters will have on our business. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, prospects, liquidity, results of operations and financial condition. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to fines, sanctions and other regulatory action.

We will be required to comply with certain provisions of Section 404 of Sarbanes-Oxley as early as December 31, 2016, although as an “emerging growth company” we will be exempt from certain of its requirements for so long as we remain as such. For example, Section 404 of Sarbanes-Oxley requires that we and our independent auditors report annually on the effectiveness of our internal control over financial reporting; however, as an “emerging growth company” we may take advantage of an exemption from the auditor attestation requirement. Once we are no longer an “emerging growth company” or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent auditors on the effectiveness of our internal control over financial reporting, unless at such time we are a “non-accelerated filer.” We currently qualify as a “non-accelerated filer” and will generally continue to qualify as such for each fiscal year thereafter where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year, except that, regardless of our public float, we will continue to be a “non-accelerated filer” until we have filed our first annual report on Form 10-K and have been subject to the reporting obligations under the Exchange Act for 12 months. Management, however, is not exempt from Section 404 of Sarbanes-Oxley, and will be required to, among other things, maintain and periodically evaluate our internal control over financial reporting and disclosure controls and procedures. In particular, we will need to perform system and process evaluation and testing of our internal control over financial reporting to allow us to report on the effectiveness of our internal control over financial reporting, as required.

As an “emerging growth company,” we also intend to continue to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as a “smaller reporting company,” we are permitted to take advantage of reduced disclosure requirements, some of which are the same as the exemptions available to an “emerging growth company.” In general, we will remain a “smaller reporting company” for each fiscal year where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year. We intend to take advantage of these exemptions and reduced reporting requirements until we are no longer an “emerging growth company” and/or a “smaller reporting company,” at which time, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with these additional requirements, including Section 404 of the Sarbanes-Oxley.

Our senior executive officers and directors may not be able to successfully manage a publicly traded company.

Not all of our senior executive officers or directors have previously managed a publicly traded company, and they may not be successful in doing so. The demands of managing a publicly traded company, like ours, is much greater as compared to those of a private company, and some of our senior executive officers and directors may not be able to successfully meet those increased demands.

Provisions in Holdco’s charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Holdco’s charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for Holdco’s securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Mergers

Future resales of the shares of common stock of Holdco issued to the LIBB members may cause the market price of Holdco’s securities to drop significantly, even if Holdco’s business is doing well.

Under the merger agreement, the LIBB members will receive, among other things, an aggregate of 2,633,334 shares of Holdco common stock, subject to adjustment. Pursuant to the lock-up agreements, the Founders will be restricted from publicly selling any of the shares of Holdco common stock that they receive as a result of the company merger (presently anticipated to be 1,443,282 shares) during the twelve month period after the closing date of the mergers, subject to certain limited permitted transfers and early release from such restrictions in certain limited circumstances. See the section entitled “The Merger Proposal — Lock-Up Agreements.”

Holdco will enter into a registration rights agreement at the closing of the merger with the former LIBB members. Under the registration rights agreement, the LIBB members will be entitled to demand that Holdco register under the Securities Act the shares of Holdco common stock issued to them in the company merger. In addition, the LIBB members will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of the merger. Furthermore, the LIBB members may sell shares of Holdco common stock pursuant to Rule 144 under the Securities Act, if available, rather than under a registration statement. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because Holdco is currently a shell company, waiting until one year after Holdco’s filing with the SEC of a Current Report on Form 8-K containing Form 10 type information reflecting the business of LIBB. See the section entitled “The Merger Proposal — Registration Rights.” Additionally, Cullen’s existing registration rights agreement with certain of its stockholders will continue to apply to Holdco.

Upon effectiveness of any registration statement Holdco files pursuant to the registration rights agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, including the expiration of the applicable holding period, and with respect to the Founders, upon expiration of the applicable lock-up periods, the LIBB members may sell large amounts of Holdco shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in Holdco’s stock price or putting significant downward pressure on the price of Holdco common stock. This may be in addition to sales of Holdco common stock by existing Cullen stockholders pursuant to the existing Cullen registration rights agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, including the expiration of the applicable holding period.

Holdco’s ability to request indemnification from the LIBB members for damages arising out of the mergers are limited in certain instances to those claims where damages exceed $100,000 and is also limited to the shares placed in escrow.

At the closing of the mergers, of the shares of Holdco common stock issuable to the LIBB members as merger consideration, an aggregate of 500,000 shares will be deposited in escrow to provide a means for payment to Holdco with respect to its post-closing rights to indemnification under the merger agreement for breaches of representations and warranties and covenants by LIBB and its members. Subject to certain limited exceptions, claims for indemnification may only be asserted by Holdco once the damages exceed a $100,000 deductible, although the amount payable shall be the full amount (and not just the amount in excess of the deductible) once the $100,000 deductible is reached. Accordingly, it is possible that Holdco will not be entitled to indemnification even if LIBB or the LIBB members are found to have breached certain representations and warranties and covenants contained in the merger agreement if such breaches would only result in damages to Holdco of less than $100,000. Furthermore, the aggregate liability of the LIBB members for indemnification claims will not exceed the shares in escrow. Accordingly, Holdco will not be entitled to indemnification to the extent the aggregate claims exceed the value of the shares held in escrow.

Holdco may be required to issue additional shares of Holdco common stock to the former LIBB members and may issue additional shares of Holdco common stock pursuant to the 2015 Plan.

Immediately after the consummation of the transactions, assuming there is no adjustment to the merger consideration based on LIBB’s and Cullen’s net working capital at closing, the former members of LIBB will own 2,633,334 shares of Holdco common stock, representing approximately 63% of its outstanding common stock, and the former holders of Cullen common stock will own an estimated 1,518,714 shares of Holdco common stock, representing approximately 37% of Holdco’s outstanding common stock. However, the number of shares of Holdco common stock issuable to the former LIBB members at the closing is subject to adjustment based on LIBB’s and Cullen’s estimated net working capital at the closing, with a post-closing true-up upon the final determination of the actual net working capital at the closing. Additionally, Holdco is required pursuant to the merger agreement to issue up to 500,000 additional shares of Holdco common stock to the former LIBB members for any indemnification claims made by the former LIBB members pursuant to the merger agreement. Furthermore, Holdco will be authorized to issue up to an additional 466,667 shares of Holdco common stock to its directors, officers, employees, consultants and other service providers pursuant to the 2015 Plan. As a result of the foregoing, the former Cullen stockholders may end up holding significantly less than 37% of Holdco after the closing.

The unaudited pro forma financial information included elsewhere in this joint proxy statement/prospectus may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only, has been prepared based on a number of assumptions and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the business combination been completed on the dates indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the business combination or the costs to combine the operations of Cullen and LIBB or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. See “Unaudited Pro Forma Consolidated Combined Financial Statements.”

Some of the executive officers and directors of Cullen have interests in the mergers that are different from the interests of Cullen’s stockholders, which could have influenced their decision to support or approve the mergers.

When considering the recommendation of Cullen’s board of directors with respect to the mergers, stockholders should be aware that some executive officers and directors of Cullen have interests in the mergers that are different from, or in addition to, the interests of the Cullen stockholders. For additional information on interests of Cullen’s executive officers and directors in the mergers, see “The Merger Proposal — Interests of Cullen’s Directors and Officers in the Mergers.” The Cullen stockholders should consider these interests in conjunction with the recommendation of the board of directors of Cullen that the stockholders approve the mergers.

We may waive one or more of the conditions to the mergers

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the mergers, to the extent permitted by our existing charter and applicable laws. For example, it is a condition to our obligations to close the mergers that the representations and warranties of LIBB, if qualified as to materiality, be true and correct and, if not qualified as to materiality, be true and correct in all material respects, in each case, as of the closing. However, if our board of directors determines that it is in Cullen’s stockholders’ best interest to waive any such breach, then the board may elect to waive that condition and close the mergers. Furthermore, Cullen’s executive officers and directors have interests in the mergers that are different from or in addition to, the interests of the Cullen stockholders, which may influence their determination of whether to waive any such conditions. See “The Merger Proposal — Interests of Cullen’s Directors and Officers in the Mergers.”

Our board of directors relied solely on their own judgment in determining that the mergers are fair to our stockholders and, consequently, there is no independent corroboration of our board of directors’ determination.

Our board of directors considered the factors set forth in the section entitled “The Merger Proposal — Cullen’s Board of Director’s Reasons for Approval of the Mergers” beginning on page 51 in determining that the mergers are fair to, and in the best interests of, our stockholders. We are not required to and have not obtained an opinion from an independent investment banking firm that the price we are paying for LIBB is fair to our stockholders from a financial point of view. Accordingly, there is no independent corroboration of our board of directors’ determination. Furthermore, Cullen’s directors have interests in the mergers that are different from, or in addition to, the interests of Cullen’s stockholders, which may have influenced their determination of whether the mergers are fair to and in the best interests of the Cullen stockholders. See “The Merger Proposal — Interests of Cullen’s Directors and Officers in the Mergers.”

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the mergers, Cullen’s board of directors may not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the merger will not be approved.

Cullen’s board of directors is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the mergers. If the adjournment proposal is not approved, Cullen’s board may not have the ability to adjourn the special meeting to a later date and, therefore, may not have more time to solicit votes to approve the consummation of the mergers. In such event, the mergers would not be completed. However, Cullen’s board of directors will have the power to postpone the special meeting, if prior to opening the meeting, Cullen’s board of directors determines that there are insufficient votes to approve the consummation of the mergers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus may contain statements that do not directly or exclusively relate to historical facts. We consider such statements to be “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast” and other similar words. These include, but are not limited to, statements relating to the benefits that we expect to achieve in the transaction discussed herein, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of Cullen, Holdco and LIBB and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors,” those factors include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
•	obtaining the stockholder approval required for the parent merger;
•	LIBB’s ability to execute its business strategy;
•	the loss of senior management or key employees;
•	conduct and changing circumstances related to third-party relationships on which LIBB relies;
•	regulation to which Holdco, Cullen or LIBB is subject;
•	unexpected costs or unexpected liabilities;
•	adverse outcomes of pending or threatened litigation or government investigations;
•	adverse weather conditions, including droughts and hurricanes;
•	the volatile and unpredictable current stock market and credit market conditions; and
•	other economic, business, and/or competitive factors.

The areas of risk and uncertainty described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this proxy statement/prospectus by Cullen or Holdco or anyone acting for any or all of them.

Cullen and Holdco also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Cullen nor Holdco undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect actual outcomes.

SPECIAL MEETING OF CULLEN STOCKHOLDERS

General

Cullen is furnishing this proxy statement/prospectus to Cullen’s stockholders as part of the solicitation of proxies by Cullen’s board of directors for use at the special meeting in lieu of annual meeting of Cullen stockholders to be held on May 20, 2015, and at any adjournment or postponement thereof. This proxy statement/prospectus provides Cullen’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on May 20, 2015, at 10:00 a.m., local time, at the offices of Graubard Miller, Cullen’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Purpose of the Cullen Special Meeting

At the special meeting, Cullen is asking holders of Cullen common stock to:

•	consider and vote upon a proposal to adopt the merger agreement and to approve the mergers contemplated by such agreement — we refer to this proposal as the “merger proposal”;
•	to consider and vote upon separate proposals to approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers described above and that are different from comparable provisions in the current Cullen amended and restated certificate of incorporation — we refer to these proposals together as the “charter proposals”:
º	Holdco is authorized to issue 35,000,000 shares of common stock;
º	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years; and
º	certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware.
•	to consider and vote upon a proposal to approve the 2015 Plan, which is an incentive equity compensation plan for directors, officers, employees, consultants and other service providers of Holdco and its subsidiaries — we refer to this proposal as the “equity plan proposal”;
•	consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Cullen is not authorized to consummate the mergers — we refer to this proposal as the “adjournment proposal”.

Recommendation of Cullen Board of Directors

Cullen’s board of directors has unanimously determined that the merger proposal is fair to and in the best interests of Cullen and its stockholders and has unanimously approved the merger proposal. Cullen’s board of directors unanimously recommends that stockholders vote “FOR” the merger proposal, “FOR” the charter proposals, “FOR” the equity plan proposal and “FOR” the adjournment proposal, if presented at the meeting.

Record Date; Who is Entitled to Vote

Cullen has fixed the close of business on April 9, 2015 as the “record date” for determining Cullen stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were 22,780,714 shares of Cullen common stock outstanding and entitled to vote. Each share of Cullen common stock is entitled to one vote per share at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Cullen but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter, which are commonly referred to as “broker non-votes,” will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a stockholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the merger proposal, the charter proposals and the equity plan proposal.

Vote Required

The proposals presented at the special meeting will require the following votes:

•	The approval of the merger proposal will require the affirmative vote for the proposal by the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon.
•	Each of the charter proposals will require the affirmative vote of the holders of a majority of the outstanding shares of Cullen common stock represented in person or by proxy at the meeting and entitled to vote thereon.
•	The equity plan proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Cullen common stock represented in person or by proxy at the meeting and entitled to vote thereon.
•	The approval of the adjournment proposal, if presented, will require the affirmative vote of the holders of a majority of Cullen common stock represented in person or by proxy at the meeting and entitled to vote thereon.

Abstentions are deemed entitled to vote on the proposals. Therefore, they have the same effect as a vote “AGAINST” each proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the charter proposals, the equity plan proposal or the adjournment proposal, if presented, but will have the same effect as a vote “AGAINST” the merger proposal.

Voting Your Shares

Each share of Cullen common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Cullen common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Cullen common stock at the special meeting:

•	You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Cullen’s board “FOR” the merger proposal, the charter proposals, the equity plan proposal and the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.
•	You Can Attend the Special Meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way Cullen can be sure that the broker, bank or nominee has not already voted your shares.

Cullen stockholders who hold shares of Cullen common stock in in “street name” who wish to vote at the special meeting should follow the instructions on the voting instruction card sent to them by their bank, broker or other nominee. In order to vote their shares in person at the special meeting, Cullen stockholders whose shares are held in “street name” must contact their bank, broker or other nominee and request a document called a “legal proxy.” Requesting a legal proxy will automatically cancel any voting directions previously given to such bank, broker or other nominee.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;
•	you may notify Paul N. Vassilakos, Cullen’s Chief Executive Officer, in writing before the special meeting that you have revoked your proxy; or
•	you may attend the special meeting and vote in person or revoke your proxy in person, although your attendance alone will not revoke any proxy that you have previously given.

If you are a beneficial owner of Cullen common stock held in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Cullen common stock, you may call Paul N. Vassilakos at (646) 240-4262.

Appraisal Rights

Holders of Cullen common stock who object to the mergers may elect to pursue appraisal rights to receive the judicially determined “fair value” of their shares, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, Cullen stockholders must (1) not vote in favor of adoption of the merger agreement, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. A properly executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the DGCL, is included as Annex F to this proxy statement/prospectus. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

For additional information on the appraisal rights of Cullen stockholders, see “Appraisal Rights.”

Proxy Solicitation Costs

Cullen is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Cullen and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Cullen will bear the cost of the solicitation.

Cullen will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Cullen will reimburse them for their reasonable expenses.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the mergers and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A-1 and a copy of amendment no. 1 thereto is attached as Annex A-2 to this proxy statement/prospectus. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the mergers.

Name; Headquarters

After completion of the transactions contemplated by the merger agreement:

•	the name of Holdco will be “Long Island Iced Tea Corp.”; and
•	the corporate headquarters and principal executive offices of Holdco will be located at 116 Charlotte Avenue, Hicksville, NY 11801, which are LIBB’s current corporate headquarters.

Structure of the Transaction

Pursuant to the merger agreement, LIBB Merger Sub will be merged with and into LIBB with LIBB surviving as a wholly-owned subsidiary of Holdco, and with LIBB members receiving newly issued shares of Holdco common stock (the company merger) and Cullen Merger Sub will be merged with and into Cullen with Cullen surviving as a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock (the parent merger). Holdco will become the public company after the mergers. The parent merger and company merger are intended to be consummated at the same time.

Upon consummation of the company merger, the LIBB members, in exchange for all of the capital stock of LIBB outstanding immediately prior to the company merger, will receive from Holdco 2,633,334 common shares, subject to adjustment based on LIBB’s and Cullen’s net working capital (as defined in the merger agreement and described in the section entitled “— Adjustment of Merger Consideration; Indemnification; Escrow Agreement”) at closing.

Upon consummation of the parent merger, every 15 shares of Cullen common stock will be exchanged for one share of common stock of Holdco.

As a result of the mergers, (i) Holdco will become a new publicly traded company, (ii) Cullen and LIBB will become wholly-owned subsidiaries of Holdco, and (iii) assuming there is no adjustment to the merger consideration based on LIBB’s and Cullen’s net working capital at closing, immediately after the mergers, the former members of LIBB will own approximately 63% of Holdco’s outstanding shares of common stock and the former Cullen stockholders will own approximately 37% of Holdco’s outstanding shares of common stock.

The following diagram illustrates the ownership structure of Cullen, LIBB and Holdco prior to and following the mergers.

## Structure Before Mergers

Cullen Stockholders
LIBB Members
Cullen Agricultural Holding Corp.
(Delaware corporation)
100%
Long Island Iced Tea Corp.
(Delaware corporation)
Long Island Brand Beverages LLC
(New York limited liability company)
100%
100%
Cullen Merger Sub, Inc.
(Delaware corporation)
LIBB Acquisition Sub LLC
(New York limited liability company)

Adjustment of Merger Consideration

Estimated Net Working Capital Adjustment

If LIBB’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. If LIBB’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333.33 for each day after such date through and including the closing date.

If Cullen’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. If Cullen’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. Cullen’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $666.67 for each day after such date through and including the closing date.

Final Post-Closing Net Working Capital Adjustment

If LIBB’s actual net working capital as finally determined after the closing is less than LIBB’s estimated net working capital, the LIBB members will surrender (pro rata) to Holdco for cancellation a number of shares equal to such deficiency divided by $3.00. If LIBB’s actual net working capital as finally determined after the closing is more than LIBB’s estimated net working capital, Holdco will issue to the LIBB members (pro rata) a number of additional shares equal to such excess divided by $3.00.

If Cullen’s actual net working capital as finally determined after the closing is more than Cullen’s estimated net working capital, the LIBB members will surrender (pro rata) to Holdco for cancellation a number of shares equal to such excess divided by $3.00. If Cullen’s actual net working capital as finally determined after the closing is less than Cullen’s estimated net working capital, Holdco will issue to the LIBB members (pro rata) a number of additional shares equal to such deficiency divided by $3.00.

The number of shares surrendered by the LIBB members pursuant to the post-closing actual net working capital adjustment is limited to the number of Adjustment Escrow Shares (as defined below). The estimated net working capital adjustment will be made at closing and will not be subject to such limit.

Net Working Capital Definition

As used in the merger agreement, “net working capital” of the applicable party means the current assets less the sum of the current liabilities and indebtedness (excluding all current liabilities and, in the case of LIBB, all indebtedness owed by LIBB to Cullen), in each case, of such party and its subsidiaries on a consolidated basis. “Indebtedness” means (a) any obligation (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, or (iii) for the deferred purchase price of property or services; (b) any guarantee (or keepwell agreement) of any of the foregoing obligations of others; (c) any obligation to reimburse any bank or other person for amounts paid under a letter of credit or similar instrument; (d) any factoring arrangement or obligation secured by or representing the disposition of assets that would be assets of such person but for the incurrence of such obligation; (e) any other obligation upon which interest charges are customarily paid; and (f) any capital leases.

Indemnification and Escrow

Under the merger agreement, the LIBB members have agreed to indemnify Cullen, Holdco, Cullen Merger Sub and LIBB Merger Sub, and their respective representatives, successors and permitted assigns (the “Cullen Indemnitees”), but only to the extent of the Indemnity Escrow Shares (as defined below), from and against all losses arising out of or resulting from the inaccuracy or breach of any representation or warranty of LIBB or the LIBB members and the non-fulfillment or breach of any covenant or agreement of LIBB. In addition, Holdco has agreed to indemnify the LIBB members, and their respective representatives, successors and permitted assigns (the “LIBB Indemnitees”), but only to the extent of an additional 500,000 shares from and against all losses arising out of or resulting from the inaccuracy or breach of any representation or warranty of Cullen and the non-fulfillment or breach of any covenant or agreement of Cullen.

An aggregate of 500,000 shares of Holdco common stock issuable to the LIBB members in the company merger will be placed in a segregated escrow account with an independent escrow agent at the consummation of the mergers for purposes of providing a remedy (which is the sole remedy) for the Cullen Indemnitees’ post-closing rights to indemnification under the merger agreement (“Indemnity Escrow Shares”). An additional 66,667 shares of Holdco common stock issuable to the LIBB members in the company merger will be placed in escrow with such escrow agent at the closing as the sole means for satisfying any reduction in the merger consideration payable to them as a result of the final post-closing adjustment based on LIBB’s and Cullen’s actual net working capital at closing (“Adjustment Escrow Shares”). The LIBB members’ aggregate liability for indemnification and the aggregate reduction to the merger consideration as a result of the final post-closing adjustment will not exceed the shares held in escrow for each such purpose.

Other than with respect to actual fraud in connection with the transactions contemplated by the merger agreement, the rights to indemnification will be the sole remedy with respect to any and all claims for money damages arising out of or relating to the merger agreement. The Indemnity Escrow Shares and the Adjustment Escrow Shares will be allocated among the former LIBB members pro rata in proportion to the shares of Holdco common stock being issued to them under the merger agreement. A copy of the escrow agreement is attached to this proxy statement/prospectus as Annex B.

Claims for indemnification may be asserted by the Cullen Indemnitees against the Indemnity Escrow Shares or by the LIBB Indemnitees against Holdco for up to an additional 500,000 shares of Holdco common stock once the applicable set of indemnified parties’ damages, in the aggregate, exceed a $100,000 deductible, in which event the amount payable shall be the full amount (and not just the amount in excess of the deductible), except that the deductible will not apply to claims made with respect to representations and warranties relating to the LIBB members’ title to the LIBB membership units and the outstanding capitalization of LIBB. The aggregate liability of the LIBB members for indemnification claims will in no event exceed the Indemnity Escrow Shares and the aggregate liability of Holdco for indemnification claims will in no event exceed 500,000 additional shares of Holdco common stock.

The Indemnity Escrow Shares shall be not released from escrow until the date on which Holdco’s independent registered public accounting firm has issued its report relating to Holdco’s financial statements for its fiscal year ending December 31, 2015 (the “Escrow Termination Date”). On the Escrow Termination Date, the Escrow Agent shall release to the members of LIBB any remaining Indemnity Escrow Shares, less the number of Indemnity Escrow Shares reserved with respect to unresolved indemnification claims made against LIBB prior to such date, in the same proportions as originally deposited into escrow. Promptly after each pending indemnification claim has been finally resolved, any remaining Indemnity Escrow Shares that are not applied as indemnification with respect to claims under the merger agreement and that are in excess of amounts reserved for other remaining pending claims shall be delivered to such former LIBB members after such final resolution in the same proportions as originally deposited into escrow promptly.

Upon the final determination of LIBB’s and Cullen’s net working capital in accordance with the merger agreement, the escrow agent will release to Holdco the number of Adjustment Escrow Shares required to be surrendered to Holdco in accordance with the post-closing actual net working capital adjustment (if any) and shall release the remainder of the Adjustment Escrow Shares (if any) to the LIBB members in the same proportions as originally deposited into escrow.

LIBB Representative and the Committee

Philip Thomas will serve as the “LIBB Representative” under the merger agreement, and in such capacity will represent the interests of the LIBB members with respect to certain matters under the merger agreement and the escrow agreement, including any indemnification claims made after the closing. Paul Vassilakos will serve as the sole member of the “Committee”, and in such capacity will represent the interests of Holdco and Cullen after the merger with respect to certain matters under the merger agreement and the escrow agreement, including any indemnification claims made after the closing.

Closing and Effective Time of the Mergers

The closing of the mergers will take place on the third business day following the satisfaction or waiver of the conditions described below under the subsection entitled “— Conditions to Closing of the Mergers,” unless Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB and the Founders of LIBB agree in writing to another time. The mergers are expected to be consummated as soon as practicable after the special meeting of Cullen’s stockholders described in this proxy statement/prospectus.

Representations and Warranties

Except as limited below, the merger agreement contains representations and warranties of each of Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub and LIBB generally relating, among other things, to:

•	proper organization and qualification and similar corporate matters;
•	subsidiaries;
•	capital structure of each company;
•	the authorization, performance and enforceability of the merger agreement;
•	required filings and consents and absence of conflicts;
•	compliance with laws and other legal requirements;
•	in the case of Cullen, SEC filings;
•	financial information;
•	absence of undisclosed liabilities;
•	absence of certain changes or events;
•	litigation;
•	employee benefit plans;
•	labor matters;
•	restrictions on business activities;
•	property and title to property;
•	taxes;
•	environmental matters;
•	brokerage and similar fees;
•	intellectual property;
•	contracts and commitments;
•	insurance;
•	government actions, licenses and permits;
•	related party transactions;
•	in the case of Cullen, indebtedness;
•	in the case of Cullen, quotation of its securities;
•	in the case of Cullen, applicability of the Investment Company Act of 1940, as amended
•	board approval;
•	in the case of LIBB, member approval;

•	in the case of LIBB, the cancellation of certain promissory notes; and
•	absence of certain illegal or improper transactions.

The merger agreement contains representations and warranties of the LIBB members generally relating, among other things, to:

•	authorization of the merger agreement;
•	exemption from registration for the merger consideration;
•	required consents and absence of conflicts; and
•	ownership of the LIBB membership units.

Covenants

Cullen, Holdco, Cullen Merger Sub, and LIBB Merger Sub, one the one hand, and LIBB, on the other hand have each agreed to continue to operate their and their respective subsidiaries’ businesses in the ordinary course consistent with past practices prior to the closing and not to take the following actions, among others, except as permitted by the agreement, without the prior written consent of the appropriate party:

•	waive any stock or membership interest repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or membership interests, or reprice options granted under any employee, consultant, director or other stock or membership interest plans or authorize cash payments in exchange for any options granted under any of such plans;
•	grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies currently existing and disclosed to the other parties, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement;
•	transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event will any party license on an exclusive basis or sell any of its intellectual property;
•	declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or membership interest, split, combine or reclassify any capital stock or membership interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or membership interest;
•	purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or membership interest such party or its subsidiaries;
•	issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or membership interests or any securities convertible into or exchangeable for shares of capital stock or membership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or membership interests or any securities convertible into or exchangeable for shares of capital stock or membership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares or membership interests or convertible or exchangeable securities;
•	amend its charter documents;
•	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•	sell, lease, license, encumber or otherwise dispose of any properties or assets, except (i) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (ii) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;
•	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party or its subsidiaries, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;
•	adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;
•	pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the merger agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities previously disclosed, with respect to LIBB, in LIBB’s most recent financial statements provided to Cullen prior to the signing of the merger agreement, or with respect to Cullen, in Cullen’s financial statements included in its last SEC report prior to the signing of the merger agreement, or incurred since the date of such financial statements;
•	waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which it is a party or of which it is a beneficiary;
•	except in the ordinary course of business consistent with past practices, modify, amend or terminate any material contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder;
•	except as required by GAAP or as disclosed to the other party prior to signing the merger agreement, revalue any of its assets or make any change in accounting methods, principles or practices;
•	except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $200,000 in any 12 month period or with a customer for services in excess of $200,000 in any 12 month period;
•	settle any litigation where an officer, director or stockholder is a party or the consideration is other than monetary;
•	make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;
•	form, establish or acquire any subsidiary;
•	permit any person to exercise any of its discretionary rights under any employee benefit plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;
•	make capital expenditures in excess of $50,000 in the aggregate;

•	make or omit to take any action which would be reasonably anticipated to have a material adverse effect on such party and its subsidiaries as a whole;
•	enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice; or
•	agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The parties to the merger agreement also have each agreed to take such actions as are necessary, proper or advisable to consummate the mergers and to certain additional covenants, including covenants providing for:

•	Cullen and Holdco to prepare and file this proxy statement/prospectus, to be used for the purpose of registering the shares of Holdco common stock to be issued to the Cullen stockholders in the mergers and for soliciting proxies from the Cullen stockholders for the matters to be acted upon at the special meeting, and to distribute this proxy statement/prospectus and call the special meeting of Cullen’s stockholders as soon as practicable following the declaration by the SEC of the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;
•	the parties to appoint Edward Hanson, Kerry Kennedy and Richard Y. Roberts, each a member of Cullen’s board of directors, as Class 1 directors of Holdco (with their terms expiring in 2016) and Philip Thomas, the Chief Executive Officer of LIBB, and Paul Vassilakos, the Chief Executive Officer of Cullen and a member of Cullen’s board of directors, as Class 2 directors of Holdco (with their terms expiring in 2017), and to take all necessary action so that Messrs. Thomas, Vassilakos, Hanson and Roberts and Ms. Kennedy are elected as directors for the three years following the closing;
•	the parties to use commercially reasonable best efforts to do all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including obtaining all necessary approvals from governmental agencies and other third parties;
•	the parties not to take any action prior to or following the mergers that could reasonably be expected to cause the mergers to fail to qualify, collectively, as a transaction described in Section 351 of the Code;
•	Cullen, Holdco and LIBB to use commercially reasonable best efforts to obtain the quotation on the OTCBB of the Holdco common stock;
•	the parties not to solicit or enter into discussions or transactions with any third party regarding any merger, sale ownership interests or assets (except in the ordinary course of business), recapitalization or similar transaction involving, as applicable, LIBB or Cullen, Holdco, Cullen Merger Sub or LIBB Merger Sub, without the prior written consent of the other party, which consent will not be unreasonably withheld;
•	all rights to indemnification for acts or omissions prior to the closing in favor of the current directors and officers of Cullen and LIBB as provided in their current charter documents to continue in full force and effect, and Holdco to maintain tail directors’ and officers’ liability insurance policies for a period of six years following the merger;
•	at or prior to the closing, the LIBB members to (i) repay to LIBB any loan by LIBB to such members and any other amount owed by the LIBB members to LIBB (but excluding ordinary course advances to employees, officers and directors who will not be executive officers or directors of Holdco after the closing), (ii) cause any guaranty or similar arrangement pursuant to which LIBB has guaranteed the payment or performance of any obligations of such members to a third party to be terminated and (iii) cease to own any direct equity interests in any subsidiary of LIBB or in any other person that utilizes the name “Long Island Brand” or “Long Island Iced Tea” and LIBB shall use its reasonable best efforts to enable the LIBB members to accomplish the foregoing;
•	Each party to notify the others of certain events and conditions that occur between signing and closing, and LIBB to provide periodic financial information to Cullen through the closing;

•	Holdco to adopt the 2015 Plan, which reserves an aggregate of 466,667 shares of Holdco common stock for issuance pursuant thereto; and
•	LIBB to use its commercially reasonable best efforts to cause the LIBB members other than the Founders to execute and deliver a joinder to the merger agreement within 60 days of the signing date of the merger agreement.

Access to Information; Confidentiality

Cullen and Holdco, on the one hand, and LIBB, on the other hand, will afford to the other party and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel during the period prior to the closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel, as each party may reasonably request.

Each party to the merger agreement agreed, subject to customary exceptions, to maintain in confidence any non-public information received from the other parties, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement.

Conditions to Closing of the Mergers

General Conditions

The obligations of each party to consummate the transactions contemplated by the merger agreement are conditioned upon, among other things:

•	the merger proposal having been duly approved and adopted by the Cullen stockholders by the requisite vote under the laws of Delaware;
•	no governmental entity having taken action which has the effect of making the mergers illegal or otherwise prohibiting consummation of the mergers substantially on the terms of the merger agreement;
•	the registration statement of which this proxy statement/prospectus forms a part having been declared effective; and
•	employment agreements between Holdco and, separately, each of Philip Thomas, Peter Dydensborg and James Meehan and between LIBB and Thomas Panza, in the forms attached to the merger agreement, being in full force and effect.

LIBB’s and the LIBB Members’ Conditions to Closing

The obligations of LIBB to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things:

•	the representations and warranties of Cullen, Holdco and the Merger Subs, if qualified as to materiality, being true and correct and, if not qualified as to materiality, being true and correct in all material respects, in each case, as of the closing, Cullen, Holdco and the Merger Subs having complied with all of their covenants contained in the merger agreement required to be performed on or prior to the closing date, except to the extent non-compliance would not result in a material adverse effect on Cullen, and Cullen having delivered a certificate to such effect to LIBB;
•	there is no action pending or threatened which is reasonably expected to prevent consummation of any of the transactions contemplated by the merger agreement, cause any of the transactions contemplated by the merger agreement to be rescinded following the closing, materially affect or encumber the title of the shares of Holdco common stock to be issued to the former LIBB members in the mergers or materially affect the right of Holdco to own, operate or control the assets and operations of Holdco following the mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;
•	Cullen, Holdco, Cullen Merger Sub and LIBB Merger Sub having obtained of all necessary consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated in the merger agreement; other than consents, waivers and approvals the absence of which would not be reasonably expected to have a material adverse effect on Cullen and its subsidiaries taken as a whole, and Cullen having delivered a certificate to such effect to LIBB;
•	no event constituting a material adverse effect having occurred with respect to Cullen and its subsidiaries taken as a whole since the date of the merger agreement, the effects of which are continuing and uncured;
•	the registration rights agreement and escrow agreement having been executed;
•	Cullen being in compliance with Exchange Act reporting requirements;
•	LIBB having received an opinion of Cullen’s, Holdco’s, Cullen Merger Sub’s and LIBB Merger Sub’s counsel in agreed form; and
•	Cullen having terminated its existing equity incentive plan and all outstanding awards thereunder and Holdco having created the 2015 Plan.

Cullen’s, Holdco’s, Cullen Merger Sub’s and LIBB Merger Sub’s Conditions to Closing

The obligations of Cullen, Holdco, Cullen Merger Sub and LIBB Merger Sub to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things:

•	the representations and warranties of LIBB, if qualified as to materiality, being true and correct and, if not qualified as to materiality, being true and correct in all material respects, in each case, as of the closing, LIBB and its members that are party to the merger agreement having complied with all of their covenants contained in the merger agreement, except to the extent non-compliance would not result in a material adverse effect on LIBB, and LIBB having delivered a certificate to such effect to Cullen;
•	there is no action pending or threatened which is reasonably expected to prevent consummation of any of the transactions contemplated by the merger agreement, cause any of the transactions contemplated by the merger agreement to be rescinded following the closing, materially affect or encumber the title of the shares of Holdco common stock to be issued to the former Cullen stockholders in the mergers or materially affect the right of Holdco to own, operate or control the assets and operations of Holdco following the mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;
•	LIBB having obtained of all necessary consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated in the merger agreement; other than consents, waivers and approvals the absence of which would not be reasonably expected to have a material adverse effect on LIBB and its subsidiaries taken as a whole, and LIBB having delivered a certificate to such effect to Cullen;
•	no event constituting a material adverse effect having occurred with respect to LIBB and its subsidiaries taken as a whole since the date of the merger agreement, the effects of which are continuing and uncured;
•	the lock-up agreements, the registration rights agreement and the escrow agreement having been executed;
•	Cullen having received an opinion of LIBB’s counsel in agreed form;
•	all outstanding indebtedness owned by any insider of LIBB having been repaid in full (but excluding ordinary course advances to employees, officers and directors who will not be executive officers or directors of Holdco after the closing), all guaranteed or similar arrangements pursuant to which LIBB has guaranteed the payment or performance of any obligations of any LIBB insider to a third party having been terminated, and no LIBB insider owning any direct equity interests in any subsidiary of LIBB or any person that utilizes in its name “Long Island Iced Tea”; and

•	each LIBB member that has signed the merger agreement having provided a certification to the effect that such LIBB member is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

As used in the merger agreement “material adverse effect” means any change, event, violation, inaccuracy, circumstance or effect, individually or in the aggregate, that is materially adverse to the business, assets, revenues, financial condition, or results of operations of a party (without taking into account the effects of certain customary exceptions), or that is materially adverse to the ability of a party to consummate the transactions contemplated by the merger agreement and the ancillary documents.

Waiver

If permitted under applicable law, (i) Cullen may waive any inaccuracies in the representations and warranties made to Cullen, Holdco, Cullen Merger Sub or LIBB Merger Sub contained in the merger agreement or any document delivered pursuant to the merger agreement, and may waive compliance with any agreements or conditions for the benefit of such parties contained in the merger agreement and (ii) LIBB may waive any inaccuracies in the representations and warranties made to LIBB or its members party to the merger agreement contained in the merger agreement or any document delivered pursuant to the merger agreement, and may waive compliance with any agreements or conditions for the benefit of such parties contained in the merger agreement. Cullen cannot assure you that all of the conditions will be satisfied or waived. At any time prior to the closing, either Cullen, LIBB or the LIBB members may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Cullen and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Cullen and LIBB;
•	by either Cullen or LIBB if the mergers are not consummated on or before July 31, 2015, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the mergers to be consummated before such date and such action or failure to act is a breach of the merger agreement;
•	by either Cullen or LIBB if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the mergers, which order, decree, ruling or other action is final and non-appealable;
•	by either Cullen or LIBB if the other set of parties has breached any of its representations, warranties, covenants or agreements, such that the closing conditions described above would not be met, and has not cured its breach by the earlier of 30 days after notice of such breach or July 31, 2015, provided that the terminating party is itself not in breach; or
•	by either Cullen or LIBB if a material adverse effect shall have occurred with respect to the other party and its subsidiaries taken as a whole since the date of the merger agreement, the effects of which are continuing and uncured within thirty days after notice of such material adverse effect.

Effect of Termination

In the event of proper termination by either Cullen or LIBB, the merger agreement will be of no further force or effect and the mergers will be abandoned, except that:

•	The parties’ confidentiality obligations and certain other obligations set forth in the merger agreement will survive. See the section entitled “— Confidentiality; Access to Information” beginning on page 44.
•	Each party will remain liable for willful breach of the merger agreement prior to termination.
•	The parties’ obligations to pay for the fees and expenses of the other parties upon certain terminations as described below will survive.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the mergers are consummated, provided that if the merger agreement is terminated by either Cullen or LIBB for breach by the other set of parties, the non-terminating party shall be responsible for paying the terminating party’s fees and expenses up to a maximum of $100,000.

Amendments

The merger agreement may be amended by the parties thereto at any time prior to the closing of the mergers by execution of an instrument in writing signed on behalf of each of the parties. After the closing, the agreement may be amended only with the consent of each of the Committee and the LIBB Representative.

Governing Law; Dispute Resolution

The merger agreement is governed by and construed in accordance with the law of the State of New York. With respect to disputes related to the merger agreement, each party irrevocably submits to the exclusive jurisdiction of any federal or state court located in the county of New York in the State of New York in respect of any action, suit or proceeding arising in connection with the merger agreement, and agrees that any action, suit or proceeding may be brought only in such court. The escrow agreement provides that indemnification claims involving the escrow account will be subject to arbitration in New York, New York.

Management of Holdco Following the Mergers

Upon completion of the mergers, Holdco will have a staggered board of directors, and its directors will be Edward Hanson, Kerry Kennedy and Richard Y. Roberts as Class 1 directors (with their terms expiring in 2016) and Philip Thomas and Paul Vassilakos as Class 2 directors (with their terms expiring in 2017). Mr. Vassilakos is currently the Chief Executive Officer of Cullen and each of Messrs. Hanson and Roberts and Ms. Kennedy is a director of Cullen. The parties to the merger agreement, including Holdco, have agreed to take all necessary action so that Messrs. Thomas, Vassilakos, Hanson and Roberts and Ms. Kennedy are elected as directors for the three years following the consummation of the mergers.

Upon completion of the mergers, the current executive officers of LIBB will remain executive officers of LIBB. Additionally, Philip Thomas, the Chief Executive Officer of LIBB, Peter Dydensborg, the Chief Operating Officer of LIBB, and James Meehan, the Chief Accounting Officer of LIBB, will become executive officers of Holdco, holding the equivalent management positions as those held with LIBB.

In connection with the closing of the mergers, each of Messrs. Thomas, Dydensborg and Meehan will enter into new employment agreements with Holdco to serve as Holdco’s and LIBB’s Chief Executive Officer, Chief Operating Officer and Chief Accounting Officer, respectively. For a description of the employment agreement, see the section entitled “Executive Compensation — Holdco Executive Officer and Director Compensation Following the Mergers”.

Lock-Up Agreements

The Founders will not be able to sell any of the shares of Holdco common stock that they receive as a result of the company merger until twelve months after the closing, subject to certain limited permitted transfers and subject to early release from such restrictions in the event that Holdco consummates a liquidation, merger, stock exchange or other transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or property. Each Founder will be required to enter into a lock-up agreement to such effect as a condition to the closing.

Registration Rights

Pursuant to the merger agreement, at or prior to the closing, Holdco will enter into a registration rights agreement with the former LIBB members. Under the registration rights agreement, the LIBB members are entitled to demand that Holdco register the shares issued to them pursuant to the merger agreement under the Securities Act. The LIBB members can elect to exercise these registration rights at any time after the closing of the mergers. In addition, the LIBB members have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of the merger. Notwithstanding such registration rights, the lock-up restrictions described above shall remain in effect for the balance of the twelve month period.

Background of the Mergers

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of Cullen and LIBB. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

Cullen was incorporated in Delaware on August 27, 2009 and was formed in order to allow Triplecrown Acquisition Corp. (“Triplecrown”), a blank check company, to complete a business combination with Cullen Agricultural Technologies Inc. (“Cullen Agritech”). As a result of the business combination, the former security holders of Triplecrown and Cullen Agritech became security holders of Cullen, and Cullen became a public holding company, operating through Cullen Agritech.

Cullen’s principal focus was to use its intellectual property in forage and animal sciences to improve agricultural yields. Cullen Agritech was formed to develop, adapt and implement grazing-based farming systems in regions of the world where the geophysical and climatic conditions are suitable for a pasture-based model.

Cullen had been in the process of obtaining land development financing backed by the property it owned and operated to support its working capital needs and implement its business plan. However, due to the performance of similar types of farming operations in the region, as well as the general economic downturn at the time, financial institutions were unwilling to provide such financing. As a result, Cullen was unable to obtain the necessary funding to support the implementation of its business plan. As a result, between 2010 and May 2012, Cullen disposed of approximately 3,635 acres of land, constituting all of Cullen’s property which it had planned to use to deploy its pasture based dairy and beef business plan. Cullen used the capital received from such sales to support its working capital needs, retire certain of its outstanding debt to reduce interest obligations and avoid running costs which were unsuitable for Cullen’s business plan.

Promptly following the sale of Cullen’s land, Cullen contacted investment bankers, private equity firms, consulting firms, as well as numerous other business relationships to see whether they were aware of any potential strategic alternatives that Cullen could consider. Through these and further efforts, Cullen identified and reviewed information with respect to approximately 25 potential target companies, including some that were start-up companies with no assets or operations and some that were established companies facing difficulties due to the current economic climate.

The majority of these situations were in the natural resources, consumer or financial services sectors. Cullen held preliminary, and in some cases, multiple detailed due diligence meetings with respect to these target companies. These target companies were situated both domestically and internationally. In connection with its review, Cullen delivered and negotiated eight letters of intent to prospective target companies in which it believed a suitable transaction could be structured. These included:

•	A medical devices company in the Northeast United States in May 2012.
•	A retail and commercial bank in the Southwestern United States in July 2012; and
•	An Australian petroleum exploration company in December 2012.

In each of these cases, the parties engaged in detailed discussions and undertook company, as well as industry specific, due diligence. However, in each case, disagreements arose related to items such as consideration to be paid by Cullen as well as the perceived inherent shortcomings of Cullen’s dilution and size. Accordingly, none of the letters of intent were ever executed by the targets.

On May 21, 2013, Paul Vassilakos, who was serving as a consultant to Cullen at the time, met with Phillip Thomas, the Chief Executive Officer and co-Founder of LIBB. Mr. Vassilakos had socially known Mr. Thomas for several years. Mr. Thomas indicated to Mr. Vassilakos that his beverage company was expanding distribution channels and seeking growth capital.

On May 23, 2013, at the request of Eric Watson, then Chief Executive Officer of Cullen, Mr. Vassilakos met with the founder of a ready-to-drink alcoholic cocktail brand (“alcoholic cocktail brand”). At the meeting, the founder and Mr. Vassilakos discussed a potential investment from Cullen in that company. Mr. Vassilakos then proposed a meeting between the founder of LIBB and the alcoholic cocktail brand, in order to see if there were opportunities for the companies to work together, as well as get an industry view of LIBB from the founder of the alcoholic cocktail brand. All three parties met on May 24, 2013. After the meeting, the founder of the alcoholic cocktail brand expressed favorable views towards LIBB’s product and agreed to continue to explore how the three parties could work together. During June and July of 2013, LIBB and the alcoholic cocktail brand provided information on their respective companies to Cullen in connection with its review of the two companies.

On August 2, 2013, Mr. Watson, Mr. Vassilakos, Mr. Thomas and the founder of the alcoholic cocktail brand met to discuss both LIBB and the alcoholic cocktail brand. During the meeting, Mr. Thomas updated Mr. Watson of the upcoming opportunities with LIBB. Based on this information, Mr. Watson concluded that LIBB might be an attractive opportunity for Cullen to pursue. On August 4, 2013, Mr. Watson, Mr. Vassilakos and Mr. Thomas met to discuss potential funding sources and a transaction involving Cullen. The parties agreed to continue exchanging information and discuss a potential transaction further. As the discussions continued, it became apparent to Cullen that LIBB’s growth funding needs were more immediate in terms of timing than Cullen could provide, so Cullen agreed to introduce LIBB to more suitable investors that could potentially fund its short term needs. On August 5, 2013, Mr. Vassilakos and Mr. Thomas met with a group of potential investors to discuss LIBB. During August 2013, Cullen continued to introduce LIBB to other business associates and potential investors, which included several family offices and high net worth investors. One specific investor, Nortle Holdings Limited (“Nortle”), expressed a strong interest in a transaction with LIBB. Nortle was at the time and continues to be a stockholder of Cullen, but otherwise has no affiliation with Cullen or its officers, directors or affiliates. Nortle had been introduced to Cullen and Mr. Vassilakos by Mr. Watson, who had become acquainted with Nortle through unrelated business dealings. On September 3, 2013, Nortle agreed to loan LIBB $200,000 to fund its growth and continued their discussions around a transaction involving Cullen. On June 25, 2014, Nortle subsequently converted its loan to equity of LIBB and is currently a member of LIBB.

During September and October 2013, Cullen continued due diligence on LIBB. On October 3, 2013, Mr. Vassilakos and Mr. Thomas met with Jonathan Ledecky, a major stockholder of Cullen, to discuss the potential transaction. On October 8, 2013, Mr. Ledecky and a colleague of his who is involved in the consumer industry met with Mr. Thomas and Mr. Vassilakos, primarily to get the industry professional’s views on LIBB.

On November 11, 2013, a meeting of the Cullen board of directors was held. All directors attended, as did, by invitation, Mr. Vassilakos and Arthur Gallego, consultants to the Company, and Jeffrey M. Gallant of Graubard Miller, Cullen’s general counsel. Prior to the meeting, information concerning the proposed transaction between Cullen and LIBB was delivered to the directors, including a proposed draft letter of intent for a proposed transaction between Cullen and LIBB. At this meeting, Mr. Watson updated the board on Cullen’s search for a target business with which to complete a business combination, including LIBB. Mr. Watson indicated that based on Cullen’s due diligence of LIBB and the industry it operated in, he thought a transaction with LIBB would be attractive to Cullen’s stockholders. Mr. Watson noted, however, that given his personal time constraints, it was becoming clear that he could not devote the amount of time to Cullen that he wanted to. As a result, he had determined to resign as Cullen’s Chief Executive Officer and a member of its board so that he could focus on his other personal business matters. Mr. Watson noted, however, that he intended to actively follow Cullen’s progress in connection with the proposed transaction with LIBB. Mr. Watson also proposed that Mr. Vassilakos be appointed as Chief Executive Officer and a Director to replace him, which was approved by the board.

Mr. Vassilakos then gave the board a brief explanation of how the transaction between Cullen and LIBB arose. Mr. Vassilakos then discussed the investment highlights of LIBB and the opportunity that he believed existed. Mr. Vassilakos then provided the Board with a brief background of the business experience of Arthur Gallego, who was a veteran marketing communications executive with specific expertise in consumer packaged goods, particularly food and beverage. Mr. Gallego provided the Board with a summary of the types of marketing efforts that could be used to increase LIBB’s marketing approach. The Board then discussed the draft letter of intent with LIBB in detail and discussed the process going forward. Mr. Vassilakos indicated that the letter of intent called for Cullen to loan LIBB $600,000. Cullen would then have the option to loan LIBB an additional $600,000, which would be used to expand LIBB’s operations. Following these loans, the parties would negotiate a definitive agreement for a merger of the two companies. Following the discussion on the proposed transaction, the Board approved moving forward and making the two loans to LIBB, which Cullen made on November 19, 2013 and December 5, 2013.

In November and December 2013, Mr. Vassilakos and Mr. Thomas discussed the proposed economic terms of the transaction between the two parties, including the general percentage of the combined company that each of the parties’ respective securityholders would own following closing of the transaction. Thereafter, in December 2013, Cullen circulated a draft of a merger agreement between Cullen and LIBB to LIBB and its counsel reflecting these discussions.

In January 2014, Cullen, LIBB and their respective counsel had several meetings to discuss the corporate structure of the proposed transaction. These discussions focused on the tax impact on the LIBB members of the business combination, which originally had been proposed as a reverse triangular merger. The goal of these discussions was to achieve a structure that resulted in no recognition of gain for the LIBB members.

On March 31, 2014, another meeting of the Cullen board of directors was held. All directors attended, as did, by invitation, Jack Audibert, consultant to Cullen, and Mr. Gallant. Prior to the meeting, additional information related to the proposed transaction between Cullen and LIBB was delivered to the directors. At this meeting, Mr. Vassilakos updated the board on the state of the proposed acquisition of LIBB. Mr. Vassilakos discussed with the Board LIBB’s current operations and planned marketing expansion. Mr. Vassilakos noted that the marketing expansion required an additional amount of capital and management was proposing that Cullen loan LIBB an additional $300,000 to this end. The loan would be on the same terms as the original loans made by Cullen to LIBB in November and December 2013. After discussion, the board approved this additional loan, which was made to LIBB on April 3, 2014.

During the Spring and Summer of 2014, Cullen continued to monitor the growth of LIBB as it entered new outlets and new markets. Legal counsel for both Cullen and LIBB also continued to revise the proposed merger agreement in an effort to arrive at the most advantageous tax structure for the LIBB members. The parties determined that the best method for achieving this goal was to structure the business combination as a transaction described under Section 351 of the Code. To accomplish this, Cullen needed to form both Holdco and Cullen Merger Sub and have Cullen Merger Sub merge with and into Cullen, with Cullen surviving the merger and becoming a wholly-owned subsidiary of Holdco.

On November 11, 2014, Messrs. Vassilakos and Thomas and legal counsel to both Cullen and LIBB held a telephonic conference to discuss the merger agreement and related matters. On this call, the parties discussed the definitions to be used for certain terms contained in the merger agreement, the extent of indemnification to be provided by each of the respective parties and certain other legal provisions contained in the merger agreement.

On November 19, 2014, legal counsel to Cullen circulated a revised draft of the merger agreement incorporating changes discussed at the November 11, 2014 meeting.

Legal counsel for Cullen and LIBB then continued to circulate revised drafts of the merger agreement over the following two weeks to further refine such agreement based on the items discussed on the

November 11, 2014 teleconference meeting. During this time, Cullen and LIBB also discussed and agreed on the targeted amount of net working capital and indebtedness to be held by Cullen and LIBB at the closing of the transaction and incorporated such terms into the draft merger agreement. The parties also agreed that if the merger agreement was terminated by either Cullen or LIBB due to a material breach of the merger agreement by the other set of parties, the non-terminating party shall be responsible for the terminating party’s reasonable out-of-pocket documented fees and expenses (including reasonable attorneys’ fees) incurred in connection with the merger agreement and the transactions contemplated thereby up to a maximum of $100,000. Legal counsel also circulated drafts of the ancillary agreements during this period.

On December 19, 2014, another meeting of the board of directors of Cullen was held to consider approval of the transactions. All directors attended as did, by invitation, Mr. Audibert and Mr. Gallant. Prior to the meeting, information concerning the proposed transaction, including the most recent drafts of the merger agreement and ancillary agreements, were delivered to the directors. At this meeting, Mr. Vassilakos updated the Board on the transaction and LIBB. Mr. Vassilakos also reviewed with the Board the financial statements of LIBB, as well as the terms of proposed transaction. After considerable review and discussion, the merger agreement and related documents were unanimously approved, subject to final negotiations and modifications, and the board determined to recommend the approval of the merger agreement.

The merger agreement was signed on December 31, 2014. The signed agreement did not differ materially from the draft previously circulated on December 19, 2014. Cullen issued a press release prior to the market open on January 5, 2015 and filed a Current Report on Form 8-K the next day announcing the execution of the merger agreement and discussing the terms of the merger agreement.

On April 23, 2015, Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB, and Phil Thomas and Thomas Panza entered into an amendment to the merger agreement. The amendment changed the ratio at which Cullen common stock will be converted into Holdco common stock in the parent merger. Under the merger agreement, as amended, each Cullen stockholder will receive one share of Holdco common stock for every 15 shares of Cullen common stock. Prior to the amendment, each Cullen stockholder was to receive one share of Holdco common stock for each share of Cullen common stock. The amendment also proportionately adjusted the number of shares of Holdco common stock that will be issued to the LIBB members in the company merger, reducing such number from 39,500,000 to 2,633,334. The amendment was entered into in an attempt to increase Holdco’s stock price after the closing to assist in listing on a national securities exchange in the future. The amendment also proportionately adjusted: the number of shares of Holdco common stock that will be deposited in escrow to provide a fund for satisfaction of Cullen, Holdco and LIBB’s post-closing rights to indemnification under the merger agreement, reducing such number from 7,500,000 to 500,000; the number of shares of Holdco common stock that will be deposited in escrow to satisfy any downward adjustment to the merger consideration based on Cullen’s and LIBB’s estimated net working capital as of the closing, reducing such number from 1,000,000 to 66,667; the number of shares of Holdco common stock that will be reserved for issuance pursuant to the 2015 Plan, reducing such number from 7,000,000 to 466,667; the value per share of Holdco common stock used in the calculation of the net working capital adjustment, increasing such value from $0.20 to $3.00 per share; and the number of options that will be issued to Messrs. Thomas, Dydensborg, Meehan and Panza under their employment agreements, reducing such numbers from 1,200,000 to 80,000, from 880,000 to 58,667, from 240,000 to 16,000 and from 600,000 to 40,000, respectively, and the exercise price thereof, in each case increasing such number from $0.25 to $3.75.

Cullen’s Board of Directors’ Reasons for Approval of the Mergers

Cullen’s board of directors carefully evaluated the agreements relating to the proposed merger and reviewed industry and financial data in order to determine that the transaction terms were reasonable and that the merger was in the best interests of Cullen’s stockholders. The following is a summary of the material factors that the Cullen board of directors considered:

Experienced Management Team

LIBB’s management team consists of senior members with decades of experience in the beverage industry which Cullen believes will be instrumental in helping grow the Long Island Iced Tea brand and distribution footprint. Philip Thomas, its Chief Executive Officer, has over 20 years of beverage, ATM and vending machine experience. Peter Dydensborg, its Chief Operating Officer, has over 30 years of experience in the consumer package goods industry, including ten years at Phoenix Beverages and ten years at Kellogg’s. James Meehan, its Chief Accounting Officer, has eleven years of experience in the accounting field, most recently with Marcum LLP.

Expanding Distribution Footprint

Long Island Iced Tea is currently available in a multitude of distribution points across the Northeast, covering leading supermarkets, grocery and convenience stores. LIBB was also carried in select Northeast Costco and Sam’s Club locations for the Spring and Summer of 2014 season. Cullen believes this will provide a solid foundation for future growth. Long Island Iced Tea is also now available in Puerto Rico, with a planned expansion to the Midwest states. Its strong name recognition and quality product also supports future expansion to key international markets.

Growing Product Mix

LIBB has developed ten flavors of Long Island Iced Tea in an effort to ensure that its products meet the desired taste preferences of consumers. Regular flavors, which use natural cane sugar as a sweetener, include Lemon, Peach, Raspberry, Green Tea & Honey, Half Tea & Half Lemonade, Guava and Mango. Diet flavors, which use sucralose as a sweetener, include Diet Lemon and Diet Peach. LIBB also offers an unsweetened version. In addition, Long Island Iced Tea debuted a 60 calories healthier version of its product in the second half of 2014 targeted towards the health conscious consumer and plans to launch gallon bottles of Long Island Iced Tea in the near future.

Growing RTD Tea Market Segment

LIBB participates in the ready-to-drink (“RTD”) tea segment which has and is forecasted to grow. According to a 2014 IBISWorld industry report, the U.S. RTD tea segment is expected to have $5.3 billion of revenues in 2014, a 3.3% increase from the prior year and a 6.1% annualized growth rate over the last five years (2009 – 2014) (Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, January 2014). The industry report also forecasts an annualized revenue growth rate of 10.2% over the next five years, with revenues reaching $8.6 billion in 2019.

Healthier Mass Market Product Offering

Long Island Iced Tea offers a healthier alternative beverage, positioning itself as a premium RTD iced tea offered at an affordable price. It is gluten-free, non-GMO (genetically modified organisms) and has no artificial colorings or flavorings. Long Island Iced Tea uses 100% cane sugar instead of high fructose corn syrup and sucralose as a sweetener for its diet offerings. The suggested retail price for a twenty ounce bottle is $1.00. Healthy ingredients combined with the name recognition of “Long Island Iced Tea” provide an attractive product to compete with mass market peers such as Snapple and Arizona Iced Tea.

Adverse Factors Considered by Cullen

Cullen’s board also evaluated several adverse factors in its consideration of the acquisition of LIBB. These included:

The Competitive nature of the RTD beverage sector

LIBB’s industry is highly competitive. It competes with multinational corporations with significant financial resources, including Dr. Pepper Snapple Group, Inc. and Arizona Beverage Company. These competitors can use their resources and scale to rapidly respond to competitive pressures and changes in consumer preferences by introducing new products, reducing prices or increasing promotional activities. LIBB also competes against a variety of smaller, regional and private label manufacturers, which may be more innovative and better able to bring new products to market.

Adverse general economic conditions

In its evaluation of LIBB, Cullen’s board of directors considered the current adverse economic conditions and the impact such conditions could have on LIBB’s business. It was the board’s belief that the trends evidenced in the overall non-carbonated consumer beverage market and LIBB’s strategy outweighed concerns about general economic conditions.

LIBB’s Reasons for Approval of the Merger Agreement

LIBB and the Founders carefully evaluated the agreements relating to the proposed merger, as well as the financial condition and business of Cullen, in order to determine that the transaction terms were reasonable and that the mergers were in the best interests of LIBB and the LIBB members. The following is a summary of the material factors that LIBB and the Founders considered:

•	Public Company Status and Access to Capital Markets. As a result of the mergers, LIBB’s business will have greater access to the capital markets and other sources of liquidity to fund the growth of its business. In addition, LIBB’s status as being part of a public company will raise its profile and provide improved name recognition for the company and its products.
•	Cullen’s Management Expertise. LIBB will gain access to the expertise and experience of Cullen’s existing management team, including their extensive public company and capital markets experience and their professional and other business contacts.
•	Equity Compensation. Holdco will be able to issue stock-based awards, including stock options, settled in shares of Holdco common stock that are registered under the Securities Act and for which there is a public trading market. The ability to issue freely tradable shares pursuant to equity compensation plans will assist LIBB’s business in attracting and retaining key officers and other employees.
•	Form of Consideration. LIBB’s members will have the ability after the closing to have a continuing indirect equity interest in LIBB’s business through the Holdco common stock.
•	Majority Ownership. LIBB’s members are expected to collectively receive a majority of the Holdco common stock in the transaction.
•	Tax Treatment. The mergers are expected to be treated for U.S. income tax treatment as a tax-deferred transaction.

Interests of Cullen’s Directors and Officers in the Mergers

In considering the recommendation of the board of directors of Cullen to vote in favor of approval of the merger proposal, the charter proposals, the equity plan proposal and the adjournment proposal, stockholders should keep in mind that Cullen’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of Cullen stockholders generally. In particular:

•	The transactions contemplated by the merger agreement provide that each of Paul N. Vassilakos, Edward Hanson, Kerry Kennedy and Richard Y. Roberts will be directors of Holdco after the closing of the mergers. As such, in the future each will receive any cash fees, stock options or stock awards that the Holdco board of directors determines to pay to its non-executive directors. Holdco currently does not have a definitive compensation plan for its non-executive directors. Holdco, working with the compensation committee, anticipates setting director compensation in the future at a level consistent with that of directors at comparable companies.

Recommendation of Cullen’s Board of Directors

After careful consideration of the matters described above, Cullen’s board of directors determined unanimously that each of the merger proposal, the charter proposals, the equity plan proposal and the adjournment proposal, if presented, are fair to and in the best interest of Cullen’s stockholders. Cullen’s board of directors has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the Cullen board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Cullen board of directors.

Material Federal Income Tax Consequences of the Mergers to Cullen and Its Securityholders

The following section is the opinion of Graubard Miller, counsel to Cullen, regarding material United States federal income tax consequences of the merger to holders of Cullen common stock. This discussion addresses only those Cullen security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;
•	investors in pass-through entities;
•	tax-exempt organizations;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold Cullen common stock as part of a straddle, hedge, constructive sale or conversion transaction; and
•	persons who are not citizens or residents of the U.S.

The Graubard Miller opinion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date of its opinion, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither Cullen nor LIBB intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

The parent merger has been structured to qualify as a transaction described in Section 351 of the Code. It is the opinion of Graubard Miller that (i) the parent merger will not result in the recognition of gain or loss by any holder of Cullen common stock; (ii) the U.S. federal tax basis of the shares of Holdco received by the holder of Cullen common stock in the parent merger will be the same as the adjusted tax basis of the Cullen common stock surrendered in exchange therefore; and (iii) the holding period of the shares of Holdco received in the parent merger by a holder of Cullen common stock will include the period during which such Cullen common stock was held as a capital asset on the date of the merger.

U.S. holders of Cullen common stock that receive shares of Holdco common stock as a result of the mergers will be required to retain records pertaining to the mergers and their shares of Cullen common stock. Any U.S. holder who owns at least 5% (by vote or value) of the total outstanding shares of Cullen common stock after the mergers will be required to file a statement with such holder’s U.S. federal income tax return for the year in which the mergers take place, setting forth certain facts relating to the mergers, including the fair market value of and the aggregate tax basis in the shares of Cullen common stock surrendered in the mergers.

The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions.

The tax opinion issued to Cullen by Graubard Miller, its counsel, is attached to this proxy statement/prospectus as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement/prospectus.

This discussion is intended to provide only a summary of the material United States federal income tax consequences of the merger. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the mergers.

Anticipated Accounting Treatment

For accounting purposes, the transactions will be treated as an acquisition of Cullen by LIBB and as a recapitalization of LIBB as LIBB will hold a large percent of the Holdco shares and will exercise significant influence over the operating and financial policies of the consolidated entity and Cullen was a public shell company at the time of the transaction. Pursuant to ASC 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination.

Regulatory Matters

The mergers and the transactions contemplated by the merger agreement are not subject to any federal or state regulatory requirement or approval, except for filings with the State of New York and the State of Delaware necessary to effectuate the mergers.

Required Vote

The approval of the merger proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Cullen common stock entitled to vote thereon.

Eric J. Watson, a former officer and director of Cullen, and the current officers and directors of Cullen have indicated their intention to vote in favor of the matters presented at the special meeting. Mr. Watson and the current officers and directors of Cullen, who collectively own 54.7% of the outstanding shares of Cullen common stock, may adopt the merger agreement and approve the mergers, and approve the other matters to be presented at the special meeting, without the affirmative vote of any other Cullen stockholders.

The approval of the merger proposal is a condition to the consummation of the mergers. If the merger proposal is not approved, the other proposals (except an adjournment proposal, as described below) will not be presented to the stockholders for a vote.

THE CULLEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CULLEN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 31, 2014, Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB and the Founders entered into the merger agreement. Pursuant to the merger agreement, (a) Cullen Merger Sub will merge with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock and (b) LIBB Merger Sub will be merged with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of Holdco, and with LIBB members receiving newly issued shares of Holdco common stock.

Under the merger agreement, upon consummation of the company merger, the LIBB members will receive 2,633,334 shares of common stock of Holdco, subject to adjustment based on LIBB’s and Cullen’s net working capital at closing. See the section entitled “The Merger Proposal — Structure of the Transaction.”

If LIBB’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. If LIBB’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333.33 for each day after such date through and including the closing date.

If Cullen’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. If Cullen’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. Cullen’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $666.67 for each day after such date through and including the closing date.

The following unaudited pro forma financial information has been prepared assuming that there is no adjustment to the merger consideration based on LIBB’s and Cullen’s net working capital at closing.

The following unaudited pro forma information as of December 31, 2014 is presented herein to show the effect of the merger transactions noted above as if the merger took place at December 31, 2014 for the pro forma condensed combined balance sheet and at the beginning of the period presented for statement of operations for the year ended December 31, 2014. The unaudited pro forma financial information does not necessarily reflect the results of operations that would have occurred had Cullen constituted a single entity during the period presented.

Cullen is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the mergers.

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014

	Cullen Agricultural Holding Corp. and Subsidiaries	Long Island Brand Beverages, LLC	Pro forma adjustments	Note	Pro forma combined as adjusted
	Note A	Note B
ASSETS
CURRENT ASSETS
Cash	$489,069	$398,164	$—		$887,233
Receivables, net	126,871	174,637	—		301,508
Inventories	—	561,107	—		561,107
Prepaid expenses and other current assets	130,226	9,573	(92,466)	1	47,333
Total current assets	746,166	1,143,481	(92,466)		1,797,181
OTHER ASSETS
Notes receivable	1,500,000	—	(1,500,000)	1	—
Property and equipment, net	3,326	242,123	—		245,449
Intangible assets	—	32,498	—		32,498
Other assets	—	11,706	—		11,706
TOTAL ASSETS	$2,249,492	$1,429,808	$(1,592,466)		$2,086,834
LIABILITIES AND STOCKHOLDERS' EQUITY (MEMBERS' DEFICIT)
CURRENT LIABILITIES
Accounts payable	$—	$825,044	$—		$825,044
Accrued expenses	51,869	112,819	—		164,688
Current portion of automobile loans	—	17,915	—		17,915
Total current liabilities	51,869	955,778	—		1,007,647
Loans payable	—	1,500,000	(1,500,000)	1	—
Other liabilities	—	92,466	(92,466)	1	—
Deferred rent	—	5,966	—		5,966
Long term portion of automobile loans	—	56,096	—		56,096
TOTAL LIABILITIES	51,869	2,610,306	(1,592,466)		1,069,709
STOCKHOLDERS' EQUITY (MEMBERS' DEFICIT)
Preferred stock	—	—	—		—
Common stock	2,279	—	263	2	415
			(2,127)	3
Additional paid-in capital	7,491,566	—	(1,180,761)	2	1,016,710
			(5,294,095)	3
Accumulated deficit	(5,296,222)	—	5,296,222	3	—
Member's deficit	—	(1,180,498)	1,180,498	2	—
TOTAL STOCKHOLDERS' EQUITY (MEMBERS' DEFICIT)	2,197,623	(1,180,498)	—		1,017,125
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,249,492	$1,429,808	$(1,592,466)		$2,086,834

See footnotes to unaudited pro forma condensed combined financial statements

LONG ISLAND ICED TEA CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

	Cullen Agricultural Holding Corp. and Subsidiaries	Long Island Brand Beverages, LLC	Pro-forma adjustments	Note	Pro-forma combined as adjusted
	Note A	Note B
Net sales	$—	$1,744,440	$—		$1,744,440
Cost of goods sold	—	1,504,146	—		1,504,146
Gross profit	—	240,294	—		240,294
Operating expenses:
General and administrative expenses	566,677	1,073,867	(116,195)	1	1,626,883
			(104,815)	2	—
			186,683	3	—
			20,666	4	—
Selling and marketing expenses	—	2,207,510	—		2,207,510
Total operating expenses	566,677	3,281,377	(13,661)		3,834,393
Operating loss	(566,677)	(3,041,083)	13,661		(3,594,099)
Other income (expenses)
Interest income	88,522	—	(88,522)	5	—
Interest expense	(184)	(110,298)	88,522	5	(21,960)
Gain on sale of equipment	36,465	—	—		36,465
Other income (expenses), net	124,803	(110,298)	—		14,505
Loss before income taxes	(441,874)	(3,151,381)	13,661		(3,579,594)
Income taxes	1,270	—	—		1,270
Net loss	$(443,144)	$(3,151,381)	$13,661		$(3,580,864)
Weighted average common stock outstanding - basic and diluted	19,806,193	—	(15,654,145)	6	4,152,048
Net loss per share — basic and diluted	$(0.02)	$—			$(0.86)

See footnotes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Business Combination

On December 31, 2014, Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB and the Founders entered into the merger agreement, which provides, among other things, for the company merger and the parent merger.

Under the merger agreement, upon consummation of the company merger, the LIBB members will receive 2,633,334 shares of common stock of Holdco, subject to adjustment based on LIBB’s and Cullen’s net working capital at closing. See the section entitled “The Merger Proposal.”

If LIBB’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. If LIBB’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333.33 for each day after such date through and including the closing date.

If Cullen’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. If Cullen’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. Cullen’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $666.67 for each day after such date through and including the closing date.

2. Basis of Pro Forma Presentation

The pro forma financial statements were derived from the historical financial statements of Cullen Agricultural Holding Corp. and Subsidiaries and the historical financial statements of Long Island Brand Beverages LLC.

The historical financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are directly attributable to the transactions, factually supportable, and expect to have a continuing impact on the combined results. The pro forma financial statements reflect the impact of the merger agreement and other adjustments described in the notes to this section. Matters such as cost savings as a result of the transaction and contingent consideration and the working capital adjustment associated with the mergers have not been reflected in the pro forma condensed combined financial statements. Adjustments for income tax expenses were not recorded in the pro forma condensed combined financial statements, because, due to historical losses of both entities, the income tax expense would not be significant. In addition, the income tax benefit associated with any net operating losses or deferred tax assets were not recorded in the pro forma condensed combined financial statements were not recorded due to the fact that the historical losses of both entities would result in a valuation allowance against any deferred tax assets. In addition, the effect of Delaware Franchise tax was not deemed significant for the pro forma presentation.

The transaction is being accounted for as a reverse business combination and recapitalization of Long Island Brand Beverages LLC as it is currently anticipated that the former owners of Long Island Brand Beverages will control Holdco immediately after the closing. Long Island Brand Beverages LLC will be considered the acquirer for accounting purposes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2. Basis of Pro Forma Presentation  – (continued)

The actual amounts recorded upon the completion of the transactions may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of several factors including the contingent merger consideration (related to the net working capital adjustment), and changes in the financial statements between the dates presented in the pro forma condensed consolidated financial statements and the date of the closing of the mergers.

3. Pro Forma Adjustments

Pro Forma Condensed Combined Balance Sheet as of December 31, 2014

Note A — Derived from the audited balance sheet of Cullen as of December 31, 2014

Note B — Derived from the audited balance sheet of Long Island Brand Beverages LLC as of December 31, 2014

Pro Forma Adjustments:

The pro forma adjustments to the pro forma condensed combined balance sheet reflect the effect on the financial statements if the mergers had closed on December 31, 2014.

Note 1 — The elimination of the note payable of $1,500,000, together with accrued interest of $92,466 due from Long Island Brand Beverages LLC to Cullen Agricultural Holding Corp. and Subsidiaries.

Note 2 — To record the effect of the recapitalization of LIBB’s members’ deficit to common stock (2,633,334 shares issued to the LIBB members at a par value of $0.0001) and additional paid in capital upon the consummation of the reverse merger.

Note 3 — To record the effect of the recapitalization of Cullen’s accumulated deficit to common stock and additional paid in capital upon the consummation of the reverse merger.

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2014

The pro forma adjustments to the pro forma condensed combined statement of operations reflect the effect on the financial statements if the mergers had closed on the first day of the year ending December 31, 2014.

Note A — Derived from the unaudited statement of operations of Cullen for the year ended December 31, 2014

Note B — Derived from the unaudited statement of operations of Long Island Brand Beverages LLC for the year ended December 31, 2014

Pro Forma Adjustments:

Note 1 — To reverse the legal expenses incurred by Long Island Brand Beverages, LLC which were directly related to entering into the merger agreement with Cullen.

Note 2 — To reverse the legal and accounting expenses incurred by Cullen which were directly related to entering into the merger agreement with LIBB.

Note 3 — To record the effect of the salaries and benefits as a result of the employment agreements to be entered into with Mr. Thomas, Mr. Dydensborg, Mr. Meehan, and Mr. Panza upon the consummation of the merger. The annual salaries of these employees will be $150,000, $130,000, $120,000, and $80,000 respectively. The net effect of these employment contracts on LIBB’s general and administrative expenses was $186,683 during the year ended December 31, 2014.

Note 4 — In addition, these employees discussed in Note 3 will be granted 194,667 stock options upon the closing of the merger. These options have an exercise price of $3.75, a contractual life through December 31, 2019, and vest quarterly over the course of the two year period from the closing of the merger. The fair value of these options for the purpose of the pro forma condensed combined financial statements was

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3. Pro Forma Adjustments  – (continued)

determined using the Black-Scholes method. The assumptions utilized in the model were a stock price of $2.10 based on the closing price of Cullen’s common stock on December 31, 2014 assuming that the exchange of one share of Holdco common stock for every 15 shares of Cullen common stock had occurred on December 31, 2014, an exercise price of $3.75, an expected term of 3.25 years, a dividend yield of 0%, and a volatility of 37%. The total value of the options was determined to be $41,331. Stock based compensation expense of $20,666 was recorded in the pro forma condensed combined statement of operations for the year ended December 31, 2014.

Note 5 — To eliminate interest income and interest expense related to the note payable due from Long Island Brand Beverages, LLC to Cullen.

Note 6 — The adjustments to the weighted average shares outstanding consist of 2,633,334 shares of common stock to be issued to the members of LIBB upon the consummation of the merger. In addition, the weighted average impact of 1,000,000 shares issued to the board of directors of Cullen on December 26, 2014, and the weighted average impact 2,150,000 shares of common issued by Cullen in December exchange for proceeds of $430,000 were included as if these shares had been issued on the first day of the year as they are part of the exchange transaction. The weighted average impact of these transactions was 2,974,521 shares. The adjustments also include the impact of a reduction of 21,262,000 shares of common stock as a result of the exchange of one share of Holdco common stock for every 15 shares of Cullen common stock.

Stock options to be issued to employees of LIBB of 194,667 were not included in the computation of pro forma diluted net loss per share as their effect would be antidilutive.

THE CHARTER PROPOSALS

The Cullen stockholders are being asked to separately approve the following material provisions in the Holdco amended and restated certificate of incorporation that will be in effect after the completion of the mergers and that are different from comparable provisions in the current Cullen amended and restated certificate of incorporation:

•	Holdco is authorized to issue 35,000,000 shares of common stock, as opposed to the comparable provision in Cullen’s amended and restated certificate of incorporation, which authorizes Cullen to issue 200,000,000 shares of common stock;
•	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years, as opposed to the comparable provision in Cullen’s amended and restated certificate of incorporation, which divides Cullen’s board of directors into three classes, with only one class of directors elected at each annual meeting of stockholders for a term of three years; and
•	certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware, whereas Cullen’s amended and restated certificate of incorporation contains no comparable provision.

Reasons For and Against the Reduction in Authorized Common Stock

We believe that it is advisable and in the best interests of Holdco and its stockholders to decrease the number of shares of common stock that Holdco is authorized to issue from the number that Cullen is authorized to issue. A reduction in the number of authorized shares of common stock will allow us to reduce the taxes and fees we pay annually to the State of Delaware. No change will be made to the number of shares of preferred stock that Holdco is authorized to issue from the number that Cullen is authorized to issue.

It is expected that following the closing, there will be approximately 4,152,048 shares of Holdco common stock issued and outstanding and no shares of Holdco preferred stock issued and outstanding, assuming that there are no adjustments to the merger consideration as described herein. An additional 466,667 shares will be reserved for future issuance under the 2015 Plan. Accordingly, if the charter amendment proposal is approved, we will still have an aggregate of 30,381,285 shares of common stock available for issuance.

We believe that, following the reduction in authorized common stock, we will still have a sufficient number of shares available to meet our existing obligations and to enable us to respond to potential business opportunities and to pursue important objectives that may present themselves from time to time. We believe we will still have the flexibility to pursue strategic business relationships, financings and acquisitions through the issuance of common stock and common stock derivatives and to attract and retain talented directors, officers, employees and consultants through the grant of stock options and other stock-based incentives. However, if in the future we need to issue more shares than are authorized in order to effect a transaction, such as an acquisition for stock or an equity offering, we will need to seek stockholder approval to increase the number of authorized shares. The delay that would likely result from seeking stockholder approval could impair our ability to close the transaction.

The authorized shares of common stock in excess of those issued and reserved for issuance will continue to be available for issuance at such times and for such corporate purposes as our board may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or stock market on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of the common stock are not entitled to dividends except as declared by our board and the board has not declared any such dividends in the past. Holders of our common stock do not have preemptive rights.

Notwithstanding the reduction in the authorized shares of common stock, the existence of authorized but unissued shares of common stock and preferred stock may enable Holdco’s board of directors to render it more difficult or to discourage an attempt to obtain control of Holdco and thereby protect continuity of or entrench its management, which may adversely affect the market price of Holdco’s common stock. If, in the due exercise of its fiduciary obligations, for example, Holdco’s board of directors were to determine that a takeover proposal were not in the best interests of Holdco, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Reasons For and Against the Reduction in Board Classes

We believe that it is advisable and in the best interests of Holdco and its stockholders to reduce the number of classes into which Holdco’s board is divided from the number of classes into which Cullen’s board is divided. The board of directors believes that dividing the board into two classes with each term lasting for two years, rather than three classes with each term lasting for three years, will promote orderly succession and turnover among the directors, ensure continuity and stability in leadership and realize the benefits of institutional knowledge, while preserving accountability of the board to the Holdco stockholders. The Board believes dividing the board into two classes permits more effective long-term strategic planning and promotes the creation of long-term value for Holdco stockholders, and still allows the stockholders to change a majority of the board within a reasonable period of time. While retaining three classes of directors would more effectively ensure continuity and stability of leadership, retaining three classes also would magnify the adverse effects of a classified board as described below.

Even with the reduction in the number of classes, the classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. Under the proposed classification, it may take two annual meetings for Holdco stockholders to effect a change in control of the board, because (i) in certain circumstances less than a majority of the members of the board will be elected at a given annual meeting and (ii) under Delaware law, when a board is classified, stockholders are only entitled to remove directors for cause, unless the certificate of incorporation otherwise provides (which Holdco’s does not). Accordingly, even with the reduction in the number of classes, the classified board will make it more difficult for a stockholder or stockholders to acquire control of us, even if other stockholders believe such a change would be desirable. Classification of the board will also tend to perpetuate incumbent management.

Because a classified board will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the board, a classified board also will tend to discourage certain mergers and tender offers, perhaps including some offers that stockholders might deem to be in their best interest. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. A classified board could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market value of our common stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. In addition, the deterrent effect on takeover proposals could make the stock less attractive to investors and, as a result, depress the market price of our common stock.

Reasons For and Against the Exclusive Forum Provision

Cullen is requesting that its stockholders approve the Holdco amended and restated certificate of incorporation to the extent it provides that, unless Holdco consents to an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder to bring (a) any derivative action on behalf of Holdco, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of Holdco to Holdco or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Cullen amended and restated certificate of incorporation does not contain a similar provision.

The exclusive forum provision is intended to assist Holdco in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware. The provision will only regulate the forum where Holdco stockholders may file claims relating to the specified intra-corporate disputes. The provision does not restrict the ability of Holdco stockholders to bring such claims, nor the remedies available if such claims are ultimately successful.

The Cullen board of directors believes that Holdco’s stockholders will benefit from having intra-corporate disputes litigated in the courts of the State of Delaware. The Delaware courts are widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This provides Holdco and its stockholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware courts have developed streamlined procedures and processes that help provide relatively quick decisions for litigating parties. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. The selection of the Delaware courts as the exclusive forum for intra-corporate disputes would reduce the risks that Holdco could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

Although the Cullen board of directors believes that there are substantial benefits to Holdco and its stockholders from the exclusive forum provision, the provision may prevent plaintiffs from litigating intra-corporate disputes in a forum outside of Delaware that they perceive as more convenient or more favorable to their claims.

Required Vote

If the merger proposal is not approved, the charter proposals will not be presented at the special meeting.

The approval of each charter proposal will require the affirmative vote of the holders of a majority of the shares of Cullen common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

A copy of Holdco’s amended and restated certificate of incorporation as it will be in effect upon consummation of the mergers, is attached to this proxy statement as Annex C.

CULLEN’S BOARD OF DIRECTORS RECOMMENDS THAT CULLEN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER PROPOSALS.

THE EQUITY PLAN PROPOSAL

General

On April 14, 2015 the Holdco board of directors and the sole stockholder of Holdco adopted the 2015 Plan, subject to the approval of Cullen’s stockholders. The purpose of the 2015 Plan is to assist in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of Holdco and its affiliates and promoting the creation of long-term value for stockholders of Holdco by closely aligning the interests of such individuals with those of such stockholders. The 2015 Plan authorizes the award of stock-based incentives to encourage eligible employees, officers, directors, and consultants, as described below, to expend maximum effort in the creation of stockholder value.

If approved by Cullen stockholders at the meeting, the 2015 Plan will become effective on the consummation of the mergers. Cullen’s board of directors is recommending that its stockholders approve the material terms of the 2015 Plan as described below.

Summary of the 2015 Plan

The following summary of the principal features of the 2015 Plan is qualified in its entirety by reference to the 2015 Plan itself set forth in Annex G.

Purpose

The purpose of the 2015 Plan is to enable Holdco to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to Holdco have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in Holdco. The various types of incentive awards that may be provided under the plan are intended to enable Holdco to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Administration

The 2015 Plan is administered by the Holdco board of directors or a committee of the Holdco board of directors comprised of at least two directors. If administered by a committee, the committee will be comprised solely of “outside directors,” as defined in the regulations issued under Section 162(m) of the Code, and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If no committee is designated, then all references in this description of the plan to “committee” shall mean the board. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

The Holdco board of directors has reserved 466,667 shares of Holdco common stock to be outstanding as of the closing for issuance under the 2015 Plan. Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2015 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the company will not be available for future award grants under the plan.

Under the plan, in the event of a change in the number of shares of Holdco common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

Eligibility

Holdco may grant awards under the 2015 Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to Holdco and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours. Based on the current number of employees and consultants of Cullen and LIBB and on a five member Holdco board of directors, Holdco estimates that approximately 30 individuals will be eligible for awards under the 2015 Plan.

Types of Awards

Options.  The 2015 Plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of Holdco’s stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of Holdco’s plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within 10 years from the effective date of the 2015 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Holdco stock.

Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to Holdco specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Holdco securities or in a combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder or by domestic relations order to a family member of the holder or may transfer a non-qualified stock option to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by Holdco or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by Holdco or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by Holdco without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights.  Under the 2015 Plan, Holdco may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or Holdco may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.  Under the 2015 Plan, Holdco may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from Holdco, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The 2015 Plan requires that all shares of restricted stock awarded to the holder remain in Holdco’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Holdco will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to vote the shares.

Other Stock-Based Awards.  Under the 2015 Plan, Holdco may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of Holdco’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2015 Plan or any of Holdco’s other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, and the company’s board of directors does not authorize or otherwise approve such acquisition, then immediately prior to the closing of such acquisition, the vesting periods of any and all stock options and other awards granted and outstanding under the 2015 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the company acquires its stock in exchange for property is not treated as an acquisition of stock.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, which has been approved by the company’s board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2015 Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the company upon the tender by the company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the 2015 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation

No participant may be granted awards for more than 100,000 shares under the plan in any calendar year.

Other Limitations

The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award with a higher exercise price.

Withholding Taxes

When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of Holdco common stock. The obligations of the company under the 2015 Plan are contingent on such arrangements being made.

Term and Amendments

Unless terminated by the board, the 2015 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the effective date of the plan. The board may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the 2015 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options.  Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. Holdco will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and Holdco will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Stock Options.  With respect to non-qualified stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of Holdco common stock on the date of grant;
•	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and Holdco will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and
•	Holdco will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and Holdco will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights.  Upon the grant of a stock appreciation right, the participant recognizes no taxable income and Holdco receives no deduction. The participant recognizes ordinary income and Holdco receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock.  A participant who receives restricted stock will recognize no income on the grant of the restricted stock and Holdco will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), Holdco generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by Holdco subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by Holdco.

Other Stock-Based Awards.  The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Section 162(m) Limits.  Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and four most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2015 Plan has been designed such that, upon approval by the Cullen stockholders, stock options and stock appreciation rights awarded under the plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for such treatment is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year is 100,000.

Certain Awards Deferring or Accelerating the Receipt of Compensation.  Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the 2015 Plan may constitute deferred compensation subject to the Section 409A requirements. It is Holdco’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

New Plan Benefits

The benefits that will be awarded or paid under the 2015 Plan are not currently determinable. Awards granted under the 2015 Plan are within the discretion of the Holdco board of directors or a committee thereof, and neither the Holdco board of directors nor a committee thereof has determined any future awards or who might receive them.

Required Vote

If the merger proposal is not approved, the equity plan proposal will not be presented at the special meeting.

The approval of the equity plan proposal will require the affirmative vote of the holders of a majority of the shares of Cullen common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

CULLEN’S BOARD OF DIRECTORS RECOMMENDS THAT CULLEN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Cullen’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the mergers.

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Cullen is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Cullen will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, Cullen’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the mergers. In such event, the mergers would not be completed.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Cullen’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

THE CULLEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CULLEN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO CULLEN

Introduction

Cullen was incorporated in Delaware on August 27, 2009. Cullen is a development stage company seeking alternative strategic opportunities to maximize stockholder value.

Corporate History and Current Activities

Cullen was formed as a wholly-owned subsidiary of Triplecrown Acquisition Corp. (“Triplecrown”), a blank check company. CAT Merger Sub, Inc. (“CAT Merger Sub”), a Georgia corporation, was incorporated as Cullen’s wholly-owned subsidiary on August 31, 2009. Cullen was formed in order to allow Triplecrown to complete a business combination (the “Cullen Merger”) with Cullen Agricultural Technologies Inc. (“Cullen Agritech”), as contemplated by the Agreement and Plan of Reorganization (the “Cullen Merger Agreement”), dated as of September 4, 2009, as amended, among Cullen, Triplecrown, CAT Merger Sub, Cullen Agritech and Cullen Inc. Holdings Ltd. (“Cullen Holdings”). Cullen Holdings is an entity controlled by Eric J. Watson, Cullen’s former Chief Executive Officer, Secretary, Chairman of the Board and Treasurer and, prior to the Cullen Merger, was the holder of all of the outstanding common stock of Cullen Agritech.

Pursuant to the Cullen Merger, (i) Triplecrown merged with and into Cullen with Cullen surviving as the new publicly-traded corporation and (ii) CAT Merger Sub merged with and into Cullen Agritech with Cullen Agritech surviving as a wholly owned subsidiary of Cullen. As a result of the Cullen Merger, the former security holders of Triplecrown and Cullen Agritech became the security holders of Cullen. Thus, Cullen became a holding company, operating through its wholly-owned subsidiary, Cullen Agritech. The Cullen Merger was consummated on October 22, 2009. As of the closing of the Cullen Merger, the former stockholders of Triplecrown had an approximate 18% voting interest in Cullen and Cullen Holdings had an approximate 82% voting interest in Cullen.

Following the Cullen Merger, Cullen conducted its operations through Cullen Agritech. Cullen Agritech had conducted its operations primarily through its wholly-owned subsidiary, Natural Dairy Inc. (“Natural Dairy”). Cullen’s business plan following the Cullen Merger was to develop, adapt and implement grazing-based farming systems in regions of the world where the geophysical and climatic conditions are suitable for a pasture-based model. Upon consummation of the Cullen Merger, Cullen acquired the intellectual property that made up its proprietary farming system and was the basis for this business plan. The intellectual property included all constituent components of the proprietary farming system (including forage growth and yields, animal genetics and milking systems) that had been developed by adapting established grazing science, processes, technology, and genetics to liquid milk production in the Southeastern United States. None of the intellectual property has been registered.

Cullen had been in the process of attempting to obtain land development financing backed by the property it owned and operated to support its working capital needs and implement its business plan, but due to the performance of similar types of farming operations in the region, as well as the general economic downturn, financial institutions were unwilling to provide such financing. As a result, Cullen was unable to obtain the necessary bank funding to support the implementation of its business plan. Accordingly, Cullen began exploring all financing and strategic alternatives available to it.

During 2010 through May 2012, Cullen disposed of approximately 3,635 acres of land, constituting all of Cullen’s property which it had planned to use to deploy its pasture based dairy and beef business plan. Cullen used the capital received from such sales to support its working capital needs and retire certain of its outstanding debt to reduce its interest obligations.

Cullen’s current business plan is to consummate the transactions contemplated by the merger agreement. There can be no assurance that Cullen will be successful in these efforts. If Cullen is not successful, its business plan will be to seek, investigate, and if such investigation warrants, acquire one or more operating businesses desiring the perceived advantages of a publicly held corporation.

Facilities

Cullen maintains its executive offices at 1193 Seven Oaks Rd., Waynesboro, Georgia 30380. The office space is provided to Cullen at no charge from Hart Acquisitions LLC (“Hart”), an affiliate of Richard Watson, a former director of Cullen and the brother of Eric Watson, Cullen’s former Chief Executive Officer and current principal stockholder. Cullen considers its current office space adequate for its current operations.

Employees

Cullen has one executive officer. This individual is not obligated to devote any specific number of hours to Cullen’s matters and intends to devote only as much time as he deems necessary to its affairs. Cullen does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Cullen’s current directors and executive officers are as follows:

Name	Age	Position
Paul N. Vassilakos	37	Chief Executive Officer and Director
Kerry Kennedy	54	Director
Richard Y. Roberts	62	Director
Edward Hanson	38	Director

Paul N. Vassilakos has served as Cullen’s Chief Executive Officer and as a member of its board of directors since November 2013. Mr. Vassilakos has served as the assistant treasurer of Cullen since October 2009. Mr. Vassilakos founded Petrina Advisors, Inc., a privately held advisory firm providing investment banking services, and has served as its president since its formation in July 2007. Mr. Vassilakos also founded and, since December 2006, serves as the vice president of Petrina Properties Ltd., a privately held real estate holding company. From November 2011 through February 2012, Mr. Vassilakos served as Chief Executive Officer, Chief Financial Officer and director of Soton Holdings Group, Inc., a publicly held company now known as Rio Bravo Oil, Inc. Mr. Vassilakos also previously served as interim President and Chief Executive Officer of Red Mountain Resources, Inc. from February 2011 to March 2011. From February 2002 through June 2007, Mr. Vassilakos served as vice president of Elmsford Furniture Corp., a privately held furniture retailer in the New York area. Mr. Vassilakos also currently serves on the Board of Directors of Cross Border Resources, Inc. (since April 2012) and Red Mountain Resources, Inc. (since October 2011), oil and natural gas exploration public companies. Mr. Vassilakos received a BS in finance from the Leonard N. Stern Undergraduate School of Business in 1998 and was a licensed Registered Securities Representative (Series 7 and 63) from February 1996 through February 2002. Holdco believes Mr. Vassilakos’s extensive public company and capital markets experience, as well as his professional contacts and other business experience, make him well suited to serve on Holdco’s board of directors.

Kerry Kennedy has been a member of Cullen’s board of directors since October 2009. She is an American human rights activist and writer. In April 1988, she established the Robert F. Kennedy Memorial Center for Human Rights and acted as its executive director until January 1995 working on diverse human rights issues. Ms. Kennedy has been the Chair of the Amnesty International Leadership Council since January 1996. She was a director of Endeavor Acquisition Corp. from July 2005 to December 2007, a director of Victory Acquisition Corp. from January 2007 to April 2009 and a director of Triplecrown from June 2007 to October 2009. She also serves on the board of directors of the International Center for Ethics and Justice and Public Life at Brandeis University. Ms. Kennedy received a B.A. from Brown University in 1982 and an LLM from Boston College Law School in 1987. Holdco believes Ms. Kennedy’s contacts and philanthropic work make her well suited to serve as a member of Holdco’s board of directors.

Richard Y. Roberts has been a member of Cullen’s board of directors since October 2009. In March 2006, Mr. Roberts co-founded a regulatory/legislative consulting firm, Roberts, Raheb & Gradler LLC. He was a partner with Thelen Reid & Priest LLP, a national law firm, from January 1997 to March 2006. From August 1995 to January 1997, Mr. Roberts was a consultant at Princeton Venture Research, Inc., a private consulting firm. From 1990 to 1995, Mr. Roberts was a commissioner of the Securities and Exchange Commission, and, in this capacity, was actively involved in, has written about or has testified on, a wide range of subjects affecting the capital markets. Since leaving the Commission, Mr. Roberts has been a frequent media commentator and writer on various securities public policy issues and has assisted the Governments of Romania and Ukraine in the development of a securities market. Mr. Roberts is a member of the board of directors of Red Mountain Resources, Inc., an independent, growth oriented energy company that intends to acquire and develop oil and gas properties. He was a director of Nyfix, Inc. from September 2005 to December 2009, Endeavor Acquisition Corp. from July 2005 to December 2007, a director of Victory Acquisition Corp. from January 2007 to April 2009 and a director of Triplecrown from June 2007 to October 2009. From 1987 to 1990, he was the chief of staff for Senator Richard Shelby. He is a member of the Alabama Bar and the District of Columbia Bar. Mr. Roberts is a member of the Advisory Board of Securities Regulation & Law Reports, of the Advisory Board of the International Journal of Disclosure and Governance, and of the Editorial Board of the Municipal Finance Journal. Mr. Roberts also previously served as a member of the District 10 Regional Consultative Committee of the Financial Industry Regulatory Authority, the Market Regulation Advisory Board of the FINRA, and the Legal Advisory Board of the FINRA. Mr. Roberts received a B.E.E. from Auburn University in 1973, a J.D. from the University of Alabama School of Law in 1976, and a Master of Laws from the George Washington University Law Center in 1981. Holdco believes Mr. Roberts’ contacts and past business experience, including at the Securities and Exchange Commission, make him well suited to serve as a member of Holdco’s board of directors.

Edward Hanson has been a member of Cullen’s board of directors since October 2009. Mr. Hanson has served as a principal of Global Partners Fund, a private equity fund investing in asset backed businesses, since 2009. Prior to this, he was a director of Babcock & Brown (UK) Ltd. Babcock & Brown was a principal investment firm headquartered in Sydney and Mr. Hanson worked in the London office from 1997 to 2009. He focused on Private Equity and Real Estate. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand. Holdco believes Mr. Hanson’s business experience and contacts and relationships make him well suited to serve as a member of Holdco’s board of directors.

Legal Proceedings

There are no legal proceedings pending against Cullen.

On October 3, 2014, an action was filed entitled Madwell LLC (“Madwell”) v. Long Island Brand Beverages LLC, its Chief Executive Officer, and Paul Vassilakos, Cullen’s Chief Executive Officer, Index No.: 509081/2014, in the Supreme Court of New York by Madwell. Madwell is seeking $940,000, which includes $440,000 for breach of contract and payment of services as well as punitive damages of $500,000. Cullen has agreed to indemnify Mr. Vassilakos for any expenses he incurs in connection with such litigation. Cullen currently does not believe that Mr. Vassilakos’ expenses in connection with such litigation will be material.

Periodic Reporting and Audited Financial Statements

Cullen has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, Cullen’s annual reports contain financial statements audited and reported on by Cullen’s independent registered public accounting firm. Cullen has filed with the SEC its Annual Report on Form 10-K covering the fiscal year ended December 31, 2014.

Cullen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of Cullen’s financial condition and results of operations should be read in conjunction with Cullen’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.

Overview

Since October 22, 2009, Cullen’s activities have been primarily focused on raising capital to fund its former business plan and the sale of land to meet its working capital requirements and repay its outstanding debt. Cullen was unable to obtain the necessary bank funding to support the implementation of its business plan. Accordingly, Cullen began exploring all financing and strategic alternatives available to it. As of December 31, 2014, all of its outstanding debt has been repaid. Cullen’s current plan is to consummate the mergers.

Prior to October 22, 2009, Cullen and its wholly-owned subsidiary were “shell companies” and conducted no business operations and did not own or lease any real estate or other property.

To date, Cullen has not generated any revenue.

Results of Operations

For the year ended December 31, 2014, Cullen had a net loss of $443,144. It did not generate any revenues during this period. Cullen’s expenses of $566,677 for the year ended December 31, 2014 consisted primarily of legal, accounting and consulting fees and other general corporate and administrative expenses of $110,902, $158,787, $9,530 and $287,458, respectively. For the year ended December 31, 2014 and 2013, Cullen incurred merger related expenses of $104,815 and $42,720, respectively.

For the year ended December 31, 2013, Cullen had a net loss of $310,223. It did not generate any revenues during this period. Cullen’s operating expenses of $312,424 for the year ended December 31, 2013 consisted primarily of legal, accounting and consulting fees and other general corporate and administrative expenses of $56,960, $134,851, $36,492 and $84,121, respectively.

For the year ended December 31, 2014, Cullen had other income, net, of $124,804 consisting of $88,522 of interest income, and $36,465 of gain on one sale of equipment, offset by $184 of interest expense on notes payable related to interest income on notes receivable and gain from the sale of equipment offset by note payable interest expense.

For the year ended December 31, 2013, Cullen had other income, net, of $3,461 related to interest income on notes receivable offset by note payable interest expense.

Liquidity and Capital Resources

As of December 31, 2014, Cullen had $489,069 of cash and working capital of $694,297. Cullen believes it has sufficient liquidity to meet its operating requirements for the next twelve months.

During the year ended December 31, 2014, Cullen’s cash used in investing activities consisted of an investment in a note receivable. During the year ended December 31, 2014, Cullen’s cash flows from investing activities consisted of proceeds of $430,000 from the sale of 2,150,000 shares of common stock.

Off-Balance Sheet Financing Arrangements

Cullen has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. It does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Cullen has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or acquired any non-financial assets.

Critical Accounting Policies

Income Taxes

Cullen accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of Cullen’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. Cullen evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Cullen has identified its federal tax return and its state tax return in Georgia as “major” tax jurisdictions. Based on Cullen’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in Cullen’s consolidated financial statements. The evaluation was performed for tax years of 2010 through 2014 which are open for tax authority review. Cullen believes that its income tax positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to its financial position or results of operations.

Cullen’s policy for recording interest and penalties associated with tax audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties and interest for the years ended December 31, 2014 and December 31, 2013. Cullen does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Independent Auditors’ Fees

The firm of Marcum LLP (“Marcum”) acts as Cullen’s independent registered public accounting firm. The following is a summary of fees paid or to be paid to Marcum for services rendered. Marcum also acts as LIBB’s principal accountant. Marcum will act as Holdco’s principal accountant after consummation of the mergers.

Audit Fees

During the fiscal years ended December 31, 2014 and 2013, audit fees for Cullen’s independent registered public accounting firm were $59,990 and $42,500, respectively.

Audit-Related Fees

During the fiscal years ended December 31, 2014 and 2013, Cullen incurred no audit related fees.

Tax Fees

For the years ended December 31, 2014 and 2013, the principal accountant billed $3,244 and $8,000, respectively, for tax compliance.

All Other Fees

During the fiscal years ended December 31, 2014 and 2013, there were no fees billed for services provided by Cullen’s independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Cullen’s audit committee pre-approved all the foregoing services. In accordance with Section 10A(i) of the Exchange Act, before Cullen engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

Code of Ethics

In October 2009, Cullen’s board of directors adopted a code of ethics that applies to its directors, officers and employees as well any subsidiaries it may have in the future. Requests for copies of Cullen’s code of ethics should be sent in writing to Cullen Agricultural Holding Corp., 1193 Seven Oaks Rd., Waynesboro, Georgia 30380.

Upon the consummation of the mergers, Holdco will adopt a similar code of ethics that will apply to Holdco’s directors, officers and employees as well as those of its subsidiaries.

BUSINESS OF LIBB

Overview

Long Island Brand Beverages LLC, a New York limited liability company, was formed on February 18, 2011, for the purpose of exploiting the ready-to-drink (“RTD”) tea segment in the beverage industry. LIBB has done this by developing non-alcoholic bottled iced tea beverages that are refreshing and made with quality components. The mission of LIBB is to provide consumers with premium iced tea offered at an affordable price.

LIBB is currently organized around its flagship brand Long Island Iced Tea, a premium RTD tea sold primarily on the East Coast of the United States through a network of national and regional retail chains and distributors. Long Island Iced Tea is a premium iced tea beverage made from a proprietary recipe and with quality components.

LIBB aspires to be a market leader in the development of iced tea beverages that are convenient and appealing to consumers. There are two major target markets for Long Island Iced Tea, consumers on the go and health conscious consumers. Consumers on the go are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. Health conscious consumers are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from the less healthy options towards alternative beverages such as iced tea.

LIBB utilizes third party vendors for many of its non-core business operations, though maintains control of much of its marketing and product development functions. It has already developed a flagship product in Long Island Iced Tea, including several variations thereof, but will continue to develop or acquire products that extend or complement its brand.

Industry Opportunity

The U.S. non-alcoholic liquid refreshment beverage market consists of a number of different products, and carbonated soft drinks (“CSDs”) are the top selling beverage category. However, consumers are increasingly coming to view CSDs (typically caffeinated as well as high in sugar and preservatives) with disfavor. In 2013, CSD category volume declined 3%, on top of a decline of 1.2% in 2012 and 1% in 2011 (Source: Beverage-Digest, “Special Issue: U.S. Beverage Results for 2013”, March 2014).

CSDs have historically dominated the non-alcoholic liquid refreshment beverage market and been primarily controlled by two industry giants, Coca-Cola and Pepsico. However, a number of beverages began to emerge in the 1990s as alternatives to CSDs as part of a societal shift towards beverages that are perceived to be healthier. The alternative beverage category of the market has resulted in the birth of multiple new product segments that include sports drinks, energy drinks and RTD iced teas.

According to a 2014 IBISWorld industry report, the U.S. RTD tea segment is expected to have $5.3 billion of revenues in 2014, a 3.3% increase from the prior year and a 6.1% annualized growth rate over the last five years (2009 – 2014) (Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, January 2014). The industry report also forecasts an annualized revenue growth rate of 10.2% over the next five years, with revenues reaching $8.6 billion in 2019.

Consumers show special interest in healthier versions of RTD teas, preferring all natural and diet teas.

Products and Services Segmentation 2014 ($5.3bn)

All-Natural Tea	36.1%
Diet Tea	25.8%
Fruit-Flavored Tea	20.2%
Organic Tea	10.3%
Herbal Tea	7.6%

(Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, January 2014)

Products

Long Island Iced Tea was first launched in the New York metro market in July 2011, positioning itself as a premium iced tea beverage offered at an affordable price. LIBB helps differentiate itself from competitors with a proprietary recipe and quality components. Long Island Iced Tea is a 100% brewed tea, using black tea leaves and purified water via reverse osmosis. It is gluten-free, non-GMO (genetically modified organisms) and certified Kosher with no artificial colors or preservatives.

Long Island Iced Tea is currently produced and bottled in the United States of America. This production in the Northeast, combined with its “Made in America” tag-line and brand name, all improve its credentials as a part of the local community from which LIBB takes its name.

LIBB has developed ten flavors of Long Island Iced Tea in an effort to ensure that its products meet the desired taste preferences of consumers. Regular flavors, which use natural cane sugar as a sweetener, include lemon, peach, raspberry, green tea & honey, half tea & half lemonade, guava and mango. Diet flavors, which use sucralose (generic Splenda) instead of natural cane sugar as a sweetener, include diet lemon and diet peach. LIBB also offers an unsweetened version.

These flavors are available in twelve (12) and twenty four (24) packs of 20 ounce polyethylene terephthalate (“PET”) bottles. LIBB has also developed a variety twenty four (24) pack of regular flavors which includes lemon, peach, raspberry, and green tea and honey, as well as a twenty four (24) variety pack consisting of twelve (12) diet lemon and twelve (12) diet peach. LIBB has also recently developed three twenty four (24) pack of sixty (60) calorie flavors that are served in twelve (12) ounce bottles. The sixty (60) calorie flavors have reduced sugar content and include mango, peach, and raspberry. LIBB is also planning to launch three flavors which will be served in gallon containers for spring 2015.

The RTD tea market is a crowded space and as a result LIBB believes in pricing its products competitively. LIBB highlights to consumers its premium qualities and components that are available at an affordable price. The suggested retail price for a 20 ounce bottle of Long Island Iced Tea is $1.00 to $1.50 and the suggested retail price for a 12 ounce bottle is $1.00 to $1.25.

LIBB’s Competitive Strengths

LIBB believes that a differentiated brand will be a key competitive strength in the RTD tea segment. Key points of differentiation for Long Island Iced Tea include:

•	Immediate global recognition of the “Long Island Iced Tea” phrase associated with the cocktail;
•	A better and bolder tasting bottled iced tea as a result of premium ingredients that include natural cane sugar (sucralose for diet flavors), hot-filled using black and green tea leaves;
•	Strong Northeast roots where it is locally sourced and produced; and
•	The use of non-GMO (genetically modified organisms) ingredients in its product.

LIBB’s Business Strategies

LIBB focuses its sales efforts on approaching beverage distributors and taking advantage of their unique positioning in the retail industry. On the other hand, a portion of LIBB’s sales efforts are dedicated to direct sales, because some wholesale chains such as Sam’s Club and Costco request direct shipments from the product supplier. LIBB commonly uses store demos, as it has found a positive correlation between demos and sales, especially at the introduction phase in new stores. LIBB expects to continue using store demos in order to increase brand awareness and sales as it continues to expand into new markets.

LIBB also uses co-op advertising (advertisements by retailers that include the specific mention of manufacturers, who, in turn, repay the retailers for all or part of the cost of the advertisement) and special promotions, together with its retail partners, so as to complement other marketing efforts towards brand awareness. Furthermore, management has adjusted pricing levels to reflect current pricing dynamics resulting from recent industry consolidation. Based on its general knowledge of the industry, management believes this trend is caused by the entrance of major multinational beverage corporations into the alternative beverage category, leading to lower prices and creating an environment favorable for mergers and acquisitions.

Manufacturing and Raw Materials

Long Island Iced Tea is currently produced by Union Beverage Packers LLC and LiDestri Spirits, both of which are established co-packing companies with reputable quality control. LIBB intends to identify additional co-packers in the United States and other countries to support the continued growth of the brand.

The principal raw materials LIBB uses in its business are bottles, caps, labels, packaging materials, tea essence and tea base, sugar, natural flavors and other sweeteners, juice, electricity, fuel and water. LIBB’s principal suppliers in the year ended December 31, 2014, were Zuckerman-Honickman, Inc. (bottles), Sweeteners Plus, Inc. (sugar) and Allen Flavors, Inc. (natural flavors), who together with Union Beverage Packers LLC accounted for 88% of LIBB’s costs of goods sold. LIBB’s principal suppliers in the year ended December 31, 2013, were Zuckerman-Honickman, Inc. and Allen Flavors, Inc., who together with Union Beverage Packers LLC accounted for 80% of LIBB’s costs of goods sold.

LIBB’s relationships with its suppliers and co-packers are typically governed by short-term purchase orders or similar arrangements. LIBB does not have any material contracts or other material arrangements with these parties and presently does not mitigate its exposure to volatility in the prices of raw materials or co-packing services through the use of forward contracts, pricing agreements or other hedging arrangements. Accordingly, LIBB is subject to fluctuations in the costs of its raw materials and co-packing services.

Furthermore, some of LIBB’s raw materials, such as bottles, caps, labels, tea essence and tea base, sugar, natural flavors and other sweeteners, and juice, are available from only a few suppliers. As a result, LIBB may be subject to substantial increases in prices or shortages of raw materials, if the suppliers are unable or unwilling to meet its requirements.

LIBB’s Customers

LIBB sells its products to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels principally in the New York, New Jersey, Connecticut and Pennsylvania markets. While LIBB primarily sells its products indirectly through distributors, at times it sells directly to the retail outlets and it may sell to certain retail outlets both directly and indirectly through distributors. LIBB also sells its products through “road shows,” which are temporary installations at retail outlets staffed by employees or contractors of LIBB.

For the year ended December 31, 2014, LIBB’s top three customers, Costco Wholesale, Windmill Distributing, and CFG Distributors LLC, accounted for 32%, 16% and 14%, of net sales, respectively. For the year ended December 31, 2013, LIBB’s top three customers, J. Kings Food Service Professionals, Inc., My-Tea Beverage, Inc. and CFG Distributors LLC, accounted for 20%, 15% and 13% of net sales, respectively.

LIBB’s sales are typically governed by short-term purchase orders. LIBB does not have any material contracts or other material arrangements with its customers or distributors and does not obtain commitments from them to purchase or sell a minimum amount of LIBB’s products or to purchase or sell such products at a minimum price. Because its sales are concentrated with a few customers, LIBB’s results of operations may be materially adversely affected if one of these customers significantly reduces the volume of its purchases or demands a reduction in price, which may occur at any time due to the absence of such purchase commitments.

Management

LIBB’s management team consists of senior members with decades of experience in the beverage industry. Its co-founder and Managing Member, Philip Thomas, has over 16 years of beverage experience. Thomas Panza, co-founder and member of the Board of Managers, is a seasoned beverage professional with over 40 years in the beverage industry. Management consists of Philip Thomas — Founder and CEO, Thomas Panza — Founder and Purchasing Director and Peter Dydensborg — COO. Management oversees all responsibilities of corporate administration and business development and research. The Company intends to expand its current management to retain other skilled officers and employees with experience relevant to the business focus. LIBB believes its management team has developed strong commercial relationships with both customers and third party vendors. LIBB believes that the experience, reputation and background of its management team will continue to be key factors in its success.

Operations and Assets

LIBB currently uses co-packing companies, Union Beverage Packers LLC and LiDestri Spirits, to manufacture Long Island Iced Tea. The product is shipped directly to distributors as well as to its warehouse in Hicksville, NY prior to delivery to sales partners. Principal assets include vehicles to support the marketing of the brand and to transport the product, as well as storage equipment for the warehouse. LIBB’s principal assets also include display equipment such as refrigerators and racks. This equipment is strategically placed at retail locations in order to market our product line.

Intellectual Property

LIBB uses the Long Island Iced Tea trademark. LIBB has started the process to obtain federal registration of this trademark in the United States and intends to seek global registrations. In addition, LIBB intends to seek a number of trademarks for tag lines and product designs.

LIBB does not currently have registered ownership of the trademark LONG ISLAND ICED TEA. LIBB filed for the U.S. registration of the trademark LONG ISLAND BRAND ICED TEA on August 28, 2012 and subsequently for the U.S. registration of the trademark LONG ISLAND ICED TEA on July 23, 2013. Both applications encountered resistance to registration as a result of the existence of the mark LONG ISLAND for “iced tea.” LIBB determined that the mark LONG ISLAND for “iced tea” had been abandoned (and remains currently abandoned). As a result LIBB filed a petition to cancel this registration on this ground. In January 2015, this petition was granted and the mark was cancelled. Accordingly, LIBB intends to continue the registration process for its mark LONG ISLAND ICED TEA, and others. Registration of LIBB’s marks will allow it the ability to utilize the “®” symbol to notify others that its marks are federally registered and afford LIBB the ability to enforce its marks in federal court, among other benefits. However, even though the petition to cancel was successful, LIBB still may not be able to obtain registered ownership of the mark LONG ISLAND ICED TEA if the USPTO determines that the mark is generic or misdescriptive (due to the connotation that the beverages contain alcohol). The USPTO raised concerns over these two issues in the applications.

LIBB intends to aggressively assert its rights under trade secret, unfair competition, trademark and copyright laws to protect its intellectual property, including product design, product research and concepts and trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in its opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect its proprietary information, LIBB intends to assert its intellectual property rights against any infringer. Although any assertion of its rights could result in a substantial cost to, and diversion of effort by, LIBB, management believes that the protection of its intellectual property rights will be a key component of its operating strategy.

In an effort to further develop its branding strategy, LIBB acquired the URL www.longislandicedtea.com.

Employees

LIBB currently has 15 full time and 3 part-time employees. LIBB also engages the services of independent contractors to assist it with management in developing its product offering.

Competition

The beverage industry is extremely competitive. Long Island Iced Tea is competing with a wide range of beverages that are produced by a large number of manufacturers. Most of these brands have enjoyed broad public recognition for many years, accomplished through continuous and well-funded marketing campaigns.

The RTD tea segment is expected to have a medium level of market share concentration in 2014, as the market landscape becomes more fragmented with the entrance of new competitors. The top four players account for an estimated 45.3% of total revenue in 2014, a decline from 50.8% of revenue in 2009. Key competitors in the RTD tea market are Arizona Beverage Company with 16.6% market share, Unilever with 15.1%, Dr Pepper Snapple Group, Inc. with 7.1% market share and Nestle SA with 6.6% market share. (Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, January 2014)

In order to be able to compete successfully in the industry, LIBB has to distinguish itself in taste and flavor, offer attractive promotions to customers and appealing packaging. Moreover, LIBB will have to well position the brand with targeted sales and marketing campaigns. LIBB will compete with all types of beverages, both CSDs and non-CSDs, facing higher competition from direct competitors such Snapple, Arizona and Nestea.

Seasonality

The beverage market is subject to some seasonal variations. As the iced tea beverage segment, including Long Island Iced Tea, experiences its highest levels of demand during the warm spring and summer months, cold or rainy weather during this time may have a short-term impact on customer demand and therefore result in lower sales.

Environmental and Other Regulations

The conduct of LIBB’s businesses, and the production, distribution, sale, advertising, labeling, safety, transportation and use of its products, are and will be subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to foreign laws and regulations administered by government entities and agencies in markets where it may operate and sell products.

In the United States, we are or may be required to comply with federal laws, such as the Food, Drug and Cosmetic Act, the Occupational Safety and Health Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws regulating the sales of products in schools, and various other federal statutes and regulations. LIBB will rely on legal and operational compliance programs, as well as local counsel, to guide its businesses in complying with applicable laws and regulations of the jurisdictions in which it does business.

We also may in the future be affected by other existing, proposed and potential future regulations or regulatory actions, including those described below, any of which could adversely affect our business, financial condition and results of operations. Changes in government regulation, or failure to comply with existing regulations, could adversely affect our business. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity, especially as the disease affects children, and are seeking legislative change to reduce the consumption of sweetened beverages. There also has been an increased focus on caffeine content in beverages.

Legislation has been enacted in certain U.S. states in which LIBB’s products may be sold that requires collection and recycling of containers or that prohibits the sale of its beverages in certain non-refillable containers unless a deposit or other fee is charged. It is possible that similar or more restrictive legal requirements may be proposed or enacted in the future.

LIBB does not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on its operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on its business in the future.

Properties

The Company’s principal office is located at 116 Charlotte Avenue, Hicksville, NY 11801. The Company ships product to its warehouse in Hicksville, NY. On June 6, 2014, the Company entered into a three-year lease with a two-year renewal option for a 5,000 square foot facility in Hicksville, NY.

Legal Proceedings

LIBB is involved in various claims and legal actions arising from time to time in the ordinary course of business. In the opinion of LIBB management, the ultimate disposition of these matters in the ordinary course of business will not have a material adverse effect on LIBB’s financial position, results of operations or cash flows.

In addition, on August 1, 2014, an action was filed by LIBB in the Supreme Court in the State of New York in an action entitled Long Island Brand Beverages LLC v. Revolution Marketing, LLC and Ascent Talent, Model Promotion Ltd., for several claims including breach of contract and fraud occurring during

2014. LIBB is seeking damages of $10,000,000. Revolution Marketing has filed a counterclaim for breach of contract and related causes of action, claiming damages in the sum of $310,880, and seeking punitive damages of $5,000,000. Ascent has filed a pre-answer motion to dismiss LIBB’s complaint. LIBB filed papers in opposition and the motion was submitted by March 9, 2015. In addition, Revolution has filed a motion to amend its answer to include cross-claims against Ascent which were not asserted in its original answer of record. LIBB management believes it is too early to determine the probable outcome of this matter.

On October 3, 2014, an action was filed entitled Madwell LLC v. Long Island Brand Beverages LLC, its CEO, and an officer of Cullen, Index No.: 509081/2014 in the Supreme Court of New York by Madwell. Madwell is seeking $940,000, which includes $440,000 for breach of contract and payment of services as well as punitive damages of $500,000. During the year ended December 31, 2014, LIBB incurred approximately $420,000 in advertising expenses as these were the nature of the services Madwell alleges were provided. These charges are included in selling and marketing expenses in LIBB’s statements of operations. As of December 31, 2014, there was approximately $400,000 outstanding which was included in accounts payable in LIBB’s balance sheets.

LIBB’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying financial statements and related notes included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect LIBB’s future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside LIBB’s control. LIBB’s actual results could differ materially from those discussed in these forward-looking statements. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Executive Summary

Overview

Long Island Brand Beverages LLC, a New York limited liability company (referred to below as the “Company,” “LIBB” or “we”), was formed on February 18, 2011. As provided for in the Company’s amended and restated limited liability agreement (the “LLC Agreement”), the Company will continue indefinitely unless terminated sooner pursuant to certain events as defined in the LLC Agreement.

LIBB produces and distributes premium ready-to-drink iced tea, with a proprietary recipe and quality components. LIBB produces a 100% brewed tea, using black tea leaves, purified water and natural cane sugar or sucralose. LIBB’s product, Long Island Iced Tea, is targeted for sale to health conscious consumers on the go. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, unsweetened lemon, green tea & honey and half tea & half lemonade.

LIBB aspires to be a market leader in the development of iced tea beverages that are conveniently packaged and appealing to consumers. We sell our iced teas primarily to a mix of independent mid-to-large range distributors, but also sell directly to certain retail outlets. We outsource our manufacturing to third party co-packing facilities.

Results of Operations and Liquidity

We generate income through the sale of our iced teas. During 2014, we had net sales of $1,744,440, an increase of $858,379 over 2013. The increase in net sales was the result of marketing and sales support efforts, as well as rebates and incentives provided to new distributors. Our margin declined by 3% in 2014 compared to 2013, in part due to these rebates and incentives. During 2014, our operating expenses were $3,281,377, an increase of $2,864,932 over 2013. Our increase in operating expenses related primarily to increased advertising expenses in order to promote sales growth, an increased staff to help service our accounts as well as improve LIBB’s infrastructure, and the costs associated with entering into a merger agreement with Cullen.

Historically, our cash generated from operations has not been sufficient to meet our expenses. During 2014, our cash flows used in operations were $2,481,308. Accordingly, we have financed our business through the sale of our membership interests and through the issuance of promissory notes. During 2014, net cash provided by financing activities was $2,485,726. We currently have $1,500,000 principal amount of promissory notes outstanding, which are held by Cullen. The promissory notes bear interest at 6% and mature on March 15, 2016. We had working capital of $187,703 as of December 31, 2014. In addition, upon consummation of the mergers, we expect to have access to the cash held by Cullen, which was $489,069 as of December 31, 2014.

In order to execute our long-term growth strategy, we may need to continue to raise additional funds through private equity offerings, debt financings, or other means. There are no assurances that we will be able to raise such funds on acceptable terms or at all.

Uncertainties and Trends in Our Business

LIBB believes that the key uncertainties and trends in our business are as follows:

•	LIBB believes that using various marketing tools which may include significant advertising expenses will be necessary in order to increase product awareness in order to compete with our competitors, including large and well established brands with access to significant capital resources.
•	Customer trends and tastes can change for a variety of reasons including health consciousness, government regulations and variation in demographics. LIBB will need to be able to adapt to changing preferences in the future.
•	LIBB’s sales growth is dependent upon maintaining our relationships with existing and future customers who may generate substantial portions of our revenue. During 2014, we sold to Costco from April through September, both at road shows as well as in the customer’s product line, which represented 32% of our sales. It will be important for future revenues to secure this customer for 2015 as well as maintain our relationships with our existing customers.
•	LIBB’s sales are subject to seasonality. LIBB’s sales are typically the strongest in the summer months in the northeastern United States.
•	The Company is currently involved in litigation. There are no assurances that there will be successful outcomes to these matters.

Please refer to,“Risk Factors” included in this prospected for additional information about risks and uncertainties facing LIBB.

Critical Accounting Policies

The preparation of LIBB’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these consolidated financial statements. We believe that of our significant accounting policies (see Note 2 of the LIBB financial statement included in this prospectus), the following policies are the most critical.

Revenue Recognition

Revenue is stated net of sales discounts and rebates paid to customers. Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determined; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms. These conditions typically occur when the products are delivered to or picked up by the LIBB’s customers.

Customer Marketing Programs and Sales Incentives

LIBB participates in various programs and arrangements with customers designed to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for attaining agreed upon sales levels or for participating in specific marketing programs. LIBB believes that its participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. The costs of all these various programs are recorded as a reduction of sales in the financial statements.

Accounts Receivable

LIBB sells products to distributors and in certain cases directly to retailers, and extends credit, generally without requiring collateral, based on its evaluation of the customer’s financial condition. Potential losses on LIBB’s receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. LIBB carries its trade accounts receivable at net realizable value. Typically, accounts receivable have terms of net 30 days and do not bear interest. LIBB monitors its exposure to losses on receivables and maintains allowances for potential losses or adjustments. LIBB determines these allowances by (1) evaluating the aging of its receivables; (2) analyzing its history of sales adjustments; and

(3) reviewing its high-risk customers. Past due receivable balances are written off when the Company’s efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect.

Inventories

LIBB’s inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled and packaged iced tea. LIBB values its inventories at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Results of Operations

Comparison of years ended December 31, 2014 and 2013

	For the Years Ended December 31,
	2014	2013
Net sales	$1,744,440	$886,061
Cost of goods sold	1,504,146	733,736
Gross profit	240,294	152,325
Operating expenses:
General and administrative expenses	1,073,867	308,800
Selling and marketing expenses	2,207,510	107,645
Total operating expenses	3,281,377	416,445
Operating Loss	(3,041,083)	(264,120)
Other expense:
Interest expense	(110,298)	(13,218)
Interest expense on line of credit — member	—	(40,594)
Other expense, net	(110,298)	(53,812)
Net loss	$(3,151,381)	$(317,932)

Net Sales and Gross Profit

Net sales for the year ended December 31, 2014 increased by $858,379, or 97%, to $1,744,440 as compared to $886,061 for the year ended December 31, 2013. The primary reason for the increased sales was LIBB’s focus on increasing brand recognition and expanding its customer base through the utilization of more established distributors and the development of relationships with end retailers and wholesalers. As part of this effort, sales to one customer, Costco, increased from 6% of LIBB’s net sales for the year ended December 31, 2013 to 32% of sales for the year ended December 31, 2014.

Gross profit for the year ended December 31, 2014 increased by $87,969, or 58%, from $152,325 for the year ended December 31, 2013 to $240,294 for the year ended December 31, 2014. Gross profit percentage decreased by 3% from 17% for the year ended December 31, 2013 to 14% for the year ended December 31, 2014. Despite larger more efficient production and lower unit costs during 2014, LIBB entered into customer incentive and rebate programs upon the initiation of its relationships with certain distributors. As a result, customer rebates and incentives, which are recorded as a reduction of net sales, increased from $7,153 for the year ended December 31, 2013 to $102,512 for the year ended December 31, 2014.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2014 increased by $765,067 or 248%, to $1,073,867 as compared to $308,800 for the year ended December 31, 2013. The primary reasons for the increase during 2014 were the increased legal and accounting costs of $302,573 related primarily to LIBB’s efforts to consummate a merger with a public shell company and other legal matters. LIBB also incurred $132,066 in administrative salaries during the year ended December 31, 2014 as compared to $28,006 for the year ended December 31, 2013. Automobile expenses increased by $147,175 as a result of LIBB’s vehicles purchased during 2014 and the related gas, maintenance, and other associated costs. Depreciation and amortization expense increased by $52,660 during 2014 as a result of the Company’s increased capital expenditures on display items as well as trucks and automobiles. The remainder of the net increases in general and administrative expenses of $158,599 related primarily to increases in freight, rent expense, and insurance expense due to the general increases in activity and volume at LIBB.

Selling and marketing expenses

Selling and marketing expenses for the year ended December 31, 2014 increased by $2,099,865 or 1,951%, to $2,207,510 as compared to $107,645 for the year ended December 31, 2013. Selling and marketing expenses increased largely due to increases in advertising expense from $48,483 for the year ended December 31, 2013 to $697,146 for the year ended December 31, 2014. Advertising expenses increased as a result of increased efforts to increase brand recognition. Selling and marketing salaries increased by $1,001,941 as a result of the hiring of employees during 2014 to service LIBB’s customer accounts. Selling and marketing expenses relating to product demonstrations at LIBB’s wholesalers and retailers increased by $318,214 during the year ended December 31, 2014. The remainder of the increase of $131,047 was primarily the result of increased activity at the Company to promote brand awareness and increase LIBB’s presence in new markets.

Other expense

Other expense for the year ended December 31, 2014 increased by $56,486, or 105%, to $110,298 as compared to $53,812 for the year ended December 31, 2013. Interest expense increased primarily as the result of our debt with Cullen of $1,500,000. During the year ended September 30, 2013, interest expense related primarily to a line of credit with one of LIBB’s former members for $40,594. In addition, the Company incurred debt of $200,000 with Nortle Holdings Limited and $1,200,000 with Cullen during 2013. Interest expense related to these loans was $13,218 during the year ended December 31, 2013.

Liquidity and Capital Resources

Sources of Liquidity

LIBB has historically been financed by debt from its members and unrelated third parties. In addition, LIBB has also been financed by the sale of membership interests in LIBB.

On June 21, 2011, LIBB entered into a line of credit agreement (the “Line of Credit Agreement — Member”) with Struck Holdings, LLC (“Struck”), providing for a line of credit facility in the maximum principal amount of $500,000. Upon the inception of this line of credit agreement, Struck was a general member with a 40% member interest. The line of credit was secured by the inventory and accounts receivable of LIBB. The line of credit had an initial one year term and was renewed annually subject to its terms. On August 26, 2013, LIBB entered into an agreement to repay, in installments, the Line of Credit Agreement — Member, which was fully repaid on November 21, 2013. As part of the repayment, LIBB repurchased the membership interest of Struck for $150,890.

On August 26, 2013, LIBB and Nortle entered into a loan (“Nortle Loan”) and option agreement (“Nortle Option Agreement”). The Nortle Loan was secured by the inventory and accounts receivable of LIBB. The Nortle Loan provided for Nortle to lend LIBB an aggregate of $200,000, bearing interest at 6% per annum. The Nortle Loan and all accrued interest thereon, were due and payable on August 31, 2014. The Nortle Option Agreement provided that through October 18, 2013, Nortle had the option to loan LIBB an additional $300,000, on the same terms as the Nortle Loan (“Nortle Option”). In the event that Nortle did not exercise the Nortle Option by October 18, 2013, then on such date, the interest rate on the existing loan with Nortle would increase to 12% per annum for the remaining term. Due to the fact that the Nortle Option to advance additional funds was not exercised, the interest rate was increased to 12% per annum. On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in LIBB.

On November 19, 2013 LIBB and Cullen entered into the Cullen Loan Agreement. Pursuant to the Cullen Loan Agreement, Cullen loaned LIBB $600,000, bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. The Cullen Loan Agreement provided Cullen with the option to loan LIBB an additional $600,000. The Cullen Loan Agreement also required that LIBB utilize $450,000 of the loan to repay the Line of Credit — Member. On December 5, 2013, Cullen exercised its option and extended to LIBB an additional loan in the amount of $600,000 also bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. On April 1, 2014, LIBB received $300,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and accrued interest due and payable on August 31, 2014. On August 15, 2014, the maturity date of the Cullen Loan Agreement and the additional loan was extended to November 15, 2014. On November 7, 2014, the maturity date was further extended to March 15, 2015. On March 4, 2015, the maturity date was further extended to March 15, 2016.

On March 26, 2015, LIBB received $250,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and interest due and payable on March 15, 2016.

On April 22, 2014, LIBB received $1,300,000 from the proceeds of a loan from Ivory Castle, bearing interest at 6% per annum and with a maturity of August 31, 2014. Interest was payable upon maturity of the loan. The agreement also included provisions whereby LIBB agreed to enter into a good faith negotiation for the purchase of membership interests by Ivory Castle. On June 25, 2014, Ivory Castle converted its loan and accrued interest of $1,309,107 into 54,675 voting units in LIBB. In addition, as a condition of the conversion, LIBB is required to obtain Ivory Castle’s approval in the event of a proposed business combination or in the event that LIBB seeks equity financing in excess of $1,000,000 prior to June 25, 2015.

On September 26, 2014, LIBB raised $194,504, net of costs of raising capital of $5,468, as a result of the sale of 3,275 limited units in LIBB.

From October 1, 2014 through December 5, 2014, LIBB raised an additional $702,007 as a result of the issuance of 11,497 limited units in LIBB.

On December 31, 2014, Cullen, Holdco, Cullen Merger Sub, LIBB Merger Sub, LIBB and the Founders entered into the merger agreement. Pursuant to the merger agreement, (a) Cullen Merger Sub will merge with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco, and with Cullen stockholders receiving newly issued shares of Holdco common stock, and (b) LIBB Merger Sub will be merged with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of Holdco, and with LIBB members receiving newly issued shares of Holdco common stock.

Under the merger agreement, upon consummation of the company merger, the holders of the LIBB membership interests will receive 2,633,334 shares of common stock of Holdco, subject to adjustment based on LIBB’s and Cullen’s net working capital at the closing.

If LIBB’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. If LIBB’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333.33 for each day after such date through and including the closing date.

If Cullen’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $3.00. If Cullen’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $3.00. Cullen’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $666.67 for each day after such date through and including the closing date.

Cash flows

Net cash (used in)/provided by operating activities

Net cash used in operating activities was $2,481,308 for the year ended December 31, 2014 as compared to net cash used in operating activities of $157,459 for the year ended December 31, 2013. The reason for the decrease in cash used in operating activities was the significant increase in the net loss from $317,932 for the year ended December 31, 2013 to a net loss of $3,151,381 for the year ended December 31, 2014. The increase in net losses was primarily the result of additional expenses for payroll, advertising, legal, and accounting fees during 2014. The effect of net losses on our operating cash flows for the year ended December 31, 2014 was primarily offset by increases in accounts payable and accrued expenses which were managed in order to meet cash needs.

Net cash used in investing activities

Net cash used in investing activities was $211,095 for the year ended December 31, 2014 as compared to $21,660 for the year ended December 31, 2013. The increase in cash used in investing activities primarily related to the purchases of automobiles, racks, refrigerators, and other displays to support the growth in sales at LIBB.

Net cash provided by financing activities

Net cash provided by financing activities was $2,485,726 for the year ended December 31, 2014 as compared to $758,000 for the year ended December 31, 2013. Net cash provided by financing activities for the year ended December 31, 2014 was primarily the result of the proceeds from the Ivory Castle Limited Loan of $1,300,000 and proceeds from the Cullen Agricultural Holding Corporation Loan of $300,000. The Ivory Castle Limited Loan was converted into 54,675 limited units in LIBB on June 25, 2014. In addition, LIBB raised $896,510 from the sale of membership interests in LIBB. Cash flows provided by financing activities for the year ended December 31, 2013 consisted of a repayment under a line of credit with one of LIBB’s members for $491,110. In addition, LIBB repurchased the membership interest from this member for $150,890. LIBB received cash proceeds of $200,000 related to its note payable with Nortle Holdings Limited as well as $1,200,000 related to a note payable with Cullen.

Borrowing Activities

The following is an overview of our borrowings as of December 31, 2014:

Description of Debt	Holder	Interest Rate	Balance as of December 31, 2014
Loans Payable with Cullen	Cullen	6%	$1,500,000
Automobile loans	various	3.59% to 10.74%	$74,011

On June 21, 2011, LIBB entered into the Line of Credit Agreement — Member with Struck, providing for a line of credit facility in the maximum principal amount of $500,000. Upon the inception of this line of credit agreement, Struck was a general member with a 40% member interest. The line of credit was secured by the inventory and accounts receivable of LIBB. The line of credit had an initial one year term and was renewed annually subject to its terms. On August 26, 2013, LIBB entered into an agreement to repay, in installments, the Line of Credit Agreement — Member, which was fully repaid on November 21, 2013. As part of the repayment, LIBB repurchased the membership interest of Struck for $150,890.

On August 26, 2013, LIBB and Nortle entered into the Nortle Loan and Nortle Option Agreement. The Nortle Loan was secured by the inventory and accounts receivable of LIBB. The Nortle Loan provided for Nortle to lend LIBB an aggregate of $200,000, bearing interest at 6% per annum. The Nortle Loan and all accrued interest thereon, was due and payable on August 31, 2014. The Nortle Option Agreement provided that through October 18, 2013, Nortle had the option to loan LIBB an additional $300,000, on the same terms as the Nortle Loan. In the event that Nortle did not exercise the Nortle Option by October 18, 2013, then on such date, the interest rate on the existing loan with Nortle would increase to 12% per annum for the remaining term. Due to the fact that the Nortle Option to advance additional funds was not exercised, the interest rate was increased to 12% per annum. On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in LIBB.

On November 19, 2013, LIBB and Cullen entered into the Cullen Loan Agreement. Pursuant to the Cullen Loan Agreement, Cullen loaned LIBB $600,000, bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. The Cullen Loan Agreement provided Cullen with the option to loan LIBB an additional $600,000. The Cullen Loan Agreement also required that LIBB utilize $450,000 of the loan to repay the Line of Credit — Member. On December 5, 2013, Cullen exercised its option and extended to LIBB an additional loan in the amount of $600,000 also bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. On April 1, 2014, LIBB received $300,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and accrued interest due and payable on August 31, 2014. On August 15, 2014, the maturity date of the Cullen Loan Agreement and the additional loan was extended to November 15, 2014. On November 7, 2014, the maturity date was further extended to March 15, 2015. On March 4, 2015, the maturity date was further extended to March 15, 2016.

On March 26, 2015, LIBB received $250,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and interest due and payable on March 15, 2016.

On April 22, 2014, LIBB received $1,300,000 from the proceeds of a loan from Ivory Castle, bearing interest at 6% per annum and with a maturity of August 31, 2014. Interest was payable upon maturity of the loan. The agreement also included provisions whereby LIBB agreed to enter into a good faith negotiation for the purchase of membership interests by Ivory Castle. On June 25, 2014, Ivory Castle converted its loan and accrued interest of $1,309,107 into 54,675 voting units in LIBB. In addition, as a condition of the conversion, LIBB was required to obtain Ivory Castle’s approval in the event of a proposed business combination or in the event that LIBB seeks equity financing in excess of $1,000,000 prior to June 25, 2015.

On August 21, 2014, LIBB entered into a loan agreement with the managing member for $30,000. The loan bore interest at 6% and had an original maturity date of August 31, 2014. On August 30, 2014, the loan was extended to October 15, 2014. On October 15, 2014, LIBB repaid the full amount of the loan together with accrued interest.

During 2014, LIBB entered into various loan agreements for the purchase of trucks and automobiles. The total amount of borrowing for these loans was $84,795. The loans require monthly installments of principal ranging from $282 to $758 per month. Interest rates on these loans range from 3.59% to 10.74%. These loans mature at various dates through 2019.

Off-balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements.

Contractual Obligations

The following table discloses aggregate information about material contractual obligations and periods in which payments were due as of December 31, 2014.

	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Loans Payable with Cullen	$1,500,000	$—	$1,500,000	$—	$—
Automobile loans	$74,011	$17,915	$33,633	$21,000	$1,463
Hicksville Lease	$129,546	$50,750	$78,796	$—	$—

On June 6, 2014, LIBB entered into a three-year lease with a two-year renewal option for a 5,000 square foot facility in Hicksville, NY.

MANAGEMENT OF HOLDCO FOLLOWING THE MERGERS

As contemplated by the merger agreement, Holdco’s board of directors following the mergers will be comprised of the following five directors: Edward Hanson, Kerry Kennedy and Richard Y. Roberts as Class 1 directors, and Philip Thomas and Paul N. Vassilakos as Class 2 directors. The Class 1directors will hold office until the 2016 annual meeting of stockholders and the Class 2 directors will hold office until the 2017 annual meeting of stockholders. Thereafter, each director will hold office until the second succeeding annual meeting of stockholders after his or her election, or until his or her death, resignation, removal or the earlier termination of his or her term of office. Pursuant to Delaware law and Holdco’s amended and restated certificate of incorporation, Holdco’s directors cannot be removed without cause. The parties to the merger agreement, including Holdco, have agreed to take all necessary action so that Messrs. Thomas, Vassilakos, Hanson and Roberts and Ms. Kennedy are elected as directors for the three years following the consummation of the mergers.

The officers of LIBB will remain the same following the transaction, and certain of such officers will also be appointed as executive officers of Holdco following the transactions, as set forth in the table below.

The following sets forth certain information concerning the persons who are expected to serve as Holdco’s directors and executive officers following the consummation of the business combination:

Name	Age	Position
Philip Thomas	38	Chairman of the Board, Chief Executive Officer and Director
Paul N. Vassilakos	37	Director
Edward Hanson	38	Director
Kerry Kennedy	54	Director
Richard Y. Roberts	62	Director
Peter Dydensborg	55	Chief Operating Officer
James Meehan	33	Chief Accounting Officer

Biographical information for Messrs. Vassilakos, Hanson and Roberts and Ms. Kennedy is set forth in the section entitled “Other Information Related to Cullen — Directors and Executive Officers” beginning on page 73. Biographical information concerning the other directors and executive officers listed above is set forth below.

Philip J. Thomas, Chairman of the Board, Chief Executive Officer, and Director, has over 20 years of beverage experience. Prior to co-founding LIBB, Mr. Thomas began his career in 1998 while attending college at James Madison University. He created Highlawn Restaurant & Lounge, which he sold in 2001 for 10 times his initial investment. In 2003, Mr. Thomas revitalized his family’s 45 year old food and beverage distribution business, Magnum Enterprises, by creating strategic partnerships with Coca-Cola, Vitamin Water and Kellogg. In 2005, Mr. Thomas founded Capital Link LLC, a nationally recognized ATM processing network with partners including WSFS Bank (NASAQ: WSFS), Cash Connect, RBSWorldPay (RBS) and Switch Commerce, and continues to serve as its President. This network funds over 13,000 ATMs in all 50 states with over $8 billion annually. In 2008, he founded KarbonEx Corp, a company dedicated to creating innovative, market driven solutions to address climate change and resolve the way businesses impact the environment, and served as its CEO until November 2010. Mr. Thomas was a Division 1 GTE scholar athlete and graduate of James Madison University. Holdco believes Mr. Thomas’ business experience will make him well suited to serve as a member of Holdco’s board of directors.

Peter Dydensborg, Chief Operating Officer, has over 30 years of experience in the consumer package goods industry. Mr. Dydensborg started he career in 1987 in sales management with the New York Coca Cola Bottling company in the New Jersey market. He continued his career with CPC International (who sold products such as Arnold Bread and Thomas English Muffins) in an Account Management Role. He managed several leading retailers in the metro New York market in this position. Mr. Dydensborg continued his career in the consumer package goods industry with his ten years of service to Keebler and Kellogg’s. He was promoted into several roles throughout the east coast. He managed the Metro New York Zone Market (sales and operations) and restored the Atlanta Zone market (which included Florida and Alabama). In 2004, Mr. Dydensborg left Kellogg’s to take the leadership role of Director of Sales Off Premise for Phoenix

Beverages New York (“Phoenix”). Phoenix Beverages New York was largest Heineken Beer distributor in the United States. During his ten year career with Phoenix, Mr. Dydensborg’s role was to create and innovate market solutions in cooperation with national brewers to drive sales and market share. During January 2014, Mr. Dydensborg joined LIBB as the Chief Operating Officer. Mr. Dydensborg is a graduate from Georgia State University and was a member of the Georgia State Soccer team in the SEC conference.

James Meehan, Chief Accounting Officer, has 11 years of experience in the accounting field. Prior to joining LIBB in June 2014 as the Chief Accounting Officer, Mr. Meehan was employed by a public accounting firm where he serviced a wide variety of publicly and privately held companies. Mr. Meehan is a graduate of Manhattan College. Mr. Meehan is a Certified Public Accountant.

Independence of Directors

Though Holdco’s securities will not be listed on a national securities exchange, Holdco has elected to adhere to the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) in determining whether a director is independent. Holdco’s board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, Holdco has determined that each of Messrs. Hanson and Roberts and Ms. Kennedy is an independent director. Holdco does not have a standing audit, nomination or compensation committee. Neither Messrs. Vassilakos nor Thomas would be considered independent under the standards of independence applicable to such committees.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the mergers, Philip Thomas will be appointed as Chairman of the Board and Chief Executive Officer of Holdco. Holdco believes that having Mr. Thomas act as both Chairman of the Board and Chief Executive Officer is most appropriate for Holdco at this time because it provides Holdco with consistent and efficient leadership, both with respect to Holdco’s operations and the leadership of the board. In particular, having Mr. Thomas act in both of these roles increases the timeliness and effectiveness of the board’s deliberations, increases the board’s visibility into the day-to-day operations of Holdco, and ensures the consistent implementation of Holdco’s strategies.

Holdco also believes in the importance of independent oversight. Holdco will look to ensure that this oversight is truly independent and effective through a variety of means, including:

•	Having a majority of the board be considered independent.
•	At each regularly scheduled board meeting, all independent directors will typically be scheduled to meet in an executive session without the presence of any management directors.

We believe that the combined role of Chairman and Chief Executive Officer, together with the significant responsibilities of Holdco’s other independent directors described above, provides an appropriate balance between leadership and independent oversight.

Corporate Governance

Upon consummation of the mergers, Holdco will have separately standing audit, nomination and compensation committees.

Nominating Committee

The nominating committee will consist of Edward Hanson, Richard Y. Roberts and Kerry Kennedy, each of whom is an independent director under the Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Holdco’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

The parties to the merger agreement, including Holdco, have agreed to take all necessary action so that Messrs. Thomas, Vassilakos, Hanson and Roberts and Ms. Kennedy are elected as directors for the three years following the consummation of the mergers.

Audit Committee

The audit committee will consist of Edward Hanson, Richard Y. Roberts and Kerry Kennedy, each of whom will be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the Nasdaq. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in the Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by the independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	reviewing and approving any related party transactions we may enter into. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Edward Hanson qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee will consist of Edward Hanson, Richard Y. Roberts and Kerry Kennedy, each of whom is an independent director. The principal functions of the compensation committee are:

•	evaluate the performance of Holdco’s officers,
•	review any compensation payable to Holdco’s directors and officers,
•	prepare compensation committee reports, and
•	administer the issuance of any common stock or other equity awards issued to Holdco’s officers and directors.

EXECUTIVE COMPENSATION

Cullen Executive Officer and Director Compensation

Cullen’s policies with respect to the compensation of its executive officers are administered by its board in consultation with its compensation committee. Its compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the compensation committee is charged with recommending executive compensation packages to Cullen’s board of directors. Based on Cullen’s level of operations, financial condition and results of operations, the board, in consultation with the compensation committee, determined not to pay any compensation to Cullen’s officers and directors during the fiscal years ended December 31, 2014 and 2013, except for a grant of 250,000 shares of Cullen common stock to each of its independent directors in December 2014.

Executive Compensation

Eric Watson, Cullen’s former principal executive and financial officer, resigned from his positions with Cullen in November 2013. Prior to his resignation, Mr. Watson had agreed that he would not receive any salary or bonus from Cullen until Cullen had positive earnings before interest, taxes, depreciation and amortization. Accordingly, he did not receive any compensation in the year ended December 31, 2013.

Paul N. Vassilakos, Cullen’s current principal executive and financial officer, was appointed as Cullen’s Chief Executive Officer in November 2013. Prior to his appointment, a company owned by Mr. Vassilakos received a $5,000 per month fee for acting as a consultant to Cullen. Cullen did not enter into a written agreement with Mr. Vassilakos’ company regarding the consulting services. Through his company, Mr. Vassilakos provided such consulting services as were requested from time to time by Mr. Watson, who was at the time the principal executive officer of Cullen.

Upon his appointment as Chief Executive Officer, Cullen ceased paying this consulting fee to Mr. Vassilakos’ company. Mr. Vassilakos has received no compensation from Cullen and has had no compensation agreements or arrangements with Cullen since his appointment as Chief Executive Officer.

Summary Compensation Table

The following table summarizes all compensation of Cullen’s Chief Executive Officer and each of its two most highly compensated executive officers other than its Chief Executive Officer (together, the “Cullen Executives”) for the fiscal years ended December 31, 2014 and 2013.

Name and principal position	Year	Salary($)		Total($)
Paul Vassilakos Chief Executive Officer	2014 2013	— $55,000	(1)	— $55,000

(1)	Consists of a $5,000 monthly fee paid to a company owned by Mr. Vassilakos for consulting services rendered prior to Mr. Vassilakos’ appointment as Cullen’s Chief Executive Officer in November 2013.

Outstanding Equity Awards at Fiscal Year-End Table

There were no unexercised options, unvested stock or equity incentive plan awards outstanding for the Cullen Executives as of December 31, 2014.

Director Compensation

Cullen’s directors received no compensation in the fiscal year ended December 31, 2014 and 2013, except for the grant of 250,000 shares of Cullen common stock to each of its independent directors in December 2014. Cullen currently does not have a definitive compensation plan for its directors.

Director Compensation Table

The following table summarizes all compensation of Cullen’s directors for the fiscal year ended December 31, 2014, other than Mr. Vassilakos, whose compensation is fully reflected in the Summary Compensation Table above.

Name	Stock Awards($)		Total($)
Robert B. Hersov(1)	$50,000	(2)	$50,000
Kerry Kennedy	$50,000	(2)	$50,000
Richard Y. Roberts	$50,000	(2)	$50,000
Edward Hanson	$50,000	(2)	$50,000

(1)	Mr. Hersov resigned as a director of Cullen on March 31, 2014.
(2)	As of December 31, 2014, each of Messrs. Hersov, Roberts and Hanson and Ms. Kennedy held an outstanding stock award of 250,000 shares of Cullen common stock. The stock awards are not subject to vesting or other contractual restrictions. The amounts reported in the Stock Awards column reflect the grant date fair value associated with these awards, which were granted on December 26, 2014. See the discussion of the stock awards in “Note 7 — Stockholders’ Equity” included in Cullen’s audited financial statements, which discussion is incorporated herein by reference.

LIBB Executive Officer and Director Compensation

Executive Compensation

Philip Thomas currently serves as LIBB’s chief executive officer and receives $26,000 per year for such services. LIBB reimburses him for all out-of-pocket expenses he incurs on LIBB’s behalf. Philip Thomas began receiving compensation for these services in April 2014.

Peter Dydensborg and James Meehan currently serve as LIBB’s Chief Operating Officer and Chief Accounting Officer, respectively, pursuant to written employment agreements. Such agreements provide for Messrs. Dydensborg and Meehan to receive base salaries of $170,000 and $120,000 per year, respectively. Additionally, each is entitled to an incentive bonus of not less than 15% and 5% of such individual’s base salary, respectively. Each of the employment agreements with Messrs. Dydensborg and Meehan contains provisions for the protection of our intellectual property and for non-compete restrictions during employment and in the event of termination of the relevant individual (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers for a period of one year following termination).

Summary Compensation Table

The following table summarizes all compensation of LIBB’s Chief Executive Officer and each of its two most highly compensated executive officers other than its Chief Executive Officer (together, the “LIBB Executives”) for the fiscal years ended December 31, 2014 and 2013.

Name and principal position	Year	Salary($)	Bonus($)	All Other Compensation($)	Total($)
Philip Thomas Chief Executive Officer	2014 2013	$19,000 —	— —	— —	$19,000 —
Peter Dydensborg Chief Operating Officer	2014 2013	$169,846 —	$50,500 —	23,301(1) —	$243,647 —
James Meehan Chief Accounting Officer	2014 2013	$65,077 —	$3,000 —	— —	$68,077 —

(1)	This amount represents reimbursement of COBRA expenses paid by Mr. Dydensborg and Mr. Dydensborg’s travel allowance.

Outstanding Equity Awards at Fiscal Year-End Table

There were no unexercised options, unvested stock or equity incentive plan awards outstanding for the LIBB Executives as of December 31, 2014.

Director Compensation

LIBB is managed by Philip Thomas, as the managing member. LIBB also has a board of managers, comprised of Mr. Thomas and Thomas Panza. Neither Mr. Thomas nor Mr. Panza received any compensation for his services as managing member or as a member of the board of managers during the fiscal year ended December 31, 2014. All of Mr. Thomas’ compensation from LIBB is fully reflected in the Summary Compensation Table above.

Holdco Executive Officer and Director Compensation Following the Mergers

In connection with the closing of the mergers, each of Messrs. Thomas, Dydensborg and Meehan will enter into new employment agreements with Holdco to serve as Holdco’s and LIBB’s Chief Executive Officer, Chief Operating Officer and Chief Accounting Officer, respectively. Each will have a term of two years from the closing of the mergers except that the agreements with Messrs. Dydensborg and Meehan provide that either Holdco or the executive can terminate the agreement with six months’ advance notice (or three months’ advance notice, in the case of Mr. Meehan). The employment agreements will provide for Messrs. Thomas, Dydensborg and Meehan to receive base salaries of $150,000, $130,000 and $120,000, respectively. Additionally, each is entitled to an incentive bonus of up to 50%, 40% and 25% of such individual’s base salary, respectively. Each will also receive a five-year option to purchase 80,000 shares of Holdco common stock, 58,667 shares of Holdco common stock and 16,000 shares of Holdco common stock, respectively, at an exercise price of $3.75 per share, each grant vesting quarterly in equal proportions over the two year employment term.

Unless terminated by Holdco without “cause” or by the executive with “good reason” (as such terms are defined in the employment agreements), upon termination the executives will be entitled only to their base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by Holdco without “cause” or by the executives with “good reason,” each executive is entitled to be paid severance (base salary for a period of six months for Messrs. Thomas and Dydensborg and base salary for a period of three months for Mr. Meehan), valid expense reimbursements and accrued but unused vacation pay.

Each of the employment agreements contain provisions for the protection of Holdco’s intellectual property and confidentiality and non-competition restrictions for the executives (generally imposing restrictions during employment and for a period of two years following the consummation of the mergers on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from Holdco’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

Other Holdco Employment Arrangements Following the Mergers

In connection with the closing of the mergers, Thomas Panza, who holds more than 10% of the membership units of LIBB but is not an executive officer of LIBB and will not be an executive officer of Holdco following the mergers, has entered into a new employment agreement with LIBB to serve as LIBB’s Purchasing Manager. The agreement will have a term of two years from the closing of the mergers except that either LILBB or Mr. Panza can terminate the agreement with six months’ advance notice. Mr. Panza will receive a base salary of $80,000. Additionally, Mr. Panza is entitled to an incentive bonus of up to 50% of his base salary. He will also receive a five-year option to purchase 40,000 shares of Holdco common stock at an exercise price of $3.75 per share, vesting quarterly in equal proportions over the two year employment term.

Unless terminated by LIBB without “cause” or by Mr. Panza with “good reason” (as such terms are defined in the employment agreement), upon termination Mr. Panza will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by LIBB without “cause” or by Mr. Panza with “good reason,” Mr. Panza is entitled to be paid severance (base salary for a period of six months), valid expense reimbursements and accrued but unused vacation pay.

The employment agreement contains provisions for the protection of LIBB’s intellectual property and confidentiality and non-competition restrictions for Mr. Panza (generally imposing restrictions during employment and for a period of two years following the consummation of the mergers on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from Holdco’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Holdco

The following table sets forth information regarding the beneficial ownership of shares of Cullen common stock as of the record date and shares of Holdco common stock immediately following consummation of the mergers by:

•	each person known by Cullen to be the beneficial owner of more than 5% of Cullen’s outstanding shares of common stock either on the record date or after the consummation of the mergers;
•	each of Cullen’s current executive officers and directors;
•	each person who will become an executive officer or a director of Holdco upon consummation of the mergers;
•	all of Cullen’s current executive officers and directors as a group; and
•	all of Holdco’s executive officers and directors as a group after the consummation of the mergers.

	Beneficial Ownership on Record Date(1)		Beneficial Ownership Upon Consummation of Mergers(2)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership
Current Directors and Officers(3)
Paul N. Vassilakos	325,000	1.4%	21,667	*
Kerry Kennedy(4)	310,000	1.4%	20,667	*
Richard Y. Roberts(5)	310,000	1.4%	20,667	*
Edward Hanson(6)	310,000	1.4%	20,667	*
All current directors and executive officers as a group (4 persons)	1,255,000	5.5%	83,668	2.0%
Post-Merger Directors and Officers(7)
Philip Thomas	—	*	721,641	17.4%
Peter Dydensborg	—	*	15,692	*
James Meehan	—	*	—	*
All directors and executive officers after consummation of mergers as a group (7 persons)	1,255,000	5.5%	821,001	19.8%
Five Percent Holders:
Eric J. Watson(8)	11,206,148	49.2%	747,077	18.0%
Bass Properties, LLC(9)	2,150,000	9.4%	232,695	5.6%
Jonathan J. Ledecky(10)	2,000,000	8.8%	133,334	3.2%
Thomas Panza	—	*	721,641	17.4%
Ivory Castle Limited(11)	—	*	806,371	19.4%

*	Less than one percent.
(1)	The percentage of beneficial ownership on the record date is calculated based on 22,780,714 outstanding shares of common stock as of such date. Unless otherwise indicated, Cullen believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
(2)	The percentage of beneficial ownership upon consummation of the mergers is calculated based on 4,152,048 outstanding shares of Holdco common stock, assuming issuance of the shares in the mergers at the closing without any adjustment for net working capital. Unless otherwise indicated, Holdco believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them upon consummation of the mergers.

(3)	Unless otherwise indicated, the business address of each of the individuals is 1193 Seven Oaks Rd., Waynesboro, Georgia 30380.
(4)	Ms. Kennedy’s business address is c/o Robert F. Kennedy Center, 1367 Connecticut Avenue N.W., Suite 200, Washington, D.C. 20036.
(5)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, LLC, 1200 New Hampshire Avenue N.W., Suite 300, Washington, D.C. 20036.
(6)	Mr. Hanson’s business address is c/o Edward Hanson, 22 Bruton Street, Third Floor, London W1J 6QE, UK.
(7)	Unless otherwise indicated, the business address of each of the individuals is 116 Charlotte Avenue, Hicksville, NY 11801.
(8)	Mr. Watson’s business address is Level 9, 68 Shortland Street, P.O. Box 91269, Auckland, New Zealand. Mr. Watson resigned from his positions as an officer and director of the Company in November 2013. Represents shares of common stock held by Cullen Holdings, an entity controlled by Mr. Watson.
(9)	The business address of Bass Properties, LLC is 99-1115A Aiea Heights Drive, Aiea, HI 96701. Thomas T. Ritchie, the Manager of Bass Properties LLC, has voting and dispositive power over the shares held by Bass Properties LLC.
(10)	Mr. Ledecky’s business address is 970 West Broadway, PMB 402, Jackson, WY 83001. Includes 600,000 shares of Cullen common stock held by Hat Tricks LLC, an affiliate of Mr. Ledecky.
(11)	John Matthew Ashwood and Michael Raymond Shue have voting and dispositive control over the shares of Cullen common stock held by Ivory Castle Limited. The business address of Ivory Castle Limited and of Messrs. Ashwood and Shue is c/o Suite 5501, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

Security Ownership of LIBB

The following table sets forth information regarding the beneficial ownership of membership units of LIBB as of the record date by:

•	each beneficial owner of more than 5% of LIBB’s membership units outstanding on the record date; and
•	each of LIBB’s current executive officers and managers.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership
Phillip Thomas	48,930	27.4%
Peter Dydensborg	1,064	0.6%
James Meehan	—	0.0%
Thomas Panza	48,930	27.4%
Ivory Castle Limited(2)	54,675	30.6%
Nortle Holdings Limited(3)	9,103	5.1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 116 Charlotte Avenue, Hicksville, NY 11801.
(2)	John Matthew Ashwood and Michael Raymond Shue have voting and dispositive control over the membership units of LIBB held by Ivory Castle Limited. The business address of Ivory Castle Limited and of Messrs. Ashwood and Shue is c/o Suite 5501, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.
(3)	Denise Joy Newson has voting and dispositive control over the membership units of LIBB held by Nortle Holdings Limited. The business address of Nortle Holdings Limited and of Ms. Newson is c/o Suite 5501, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Cullen

Related Person Policy

Cullen’s Code of Ethics requires Cullen to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years, (2) Cullen or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Cullen’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Cullen’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent Cullen enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, Cullen requires each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions

The holders of the majority of Cullen’s founders’ shares (that is, shares held by the stockholders of Triplecrown prior to its initial public offering that became Cullen’s stockholders upon consummation of the merger with Triplecrown) are entitled to make up to two demands that Cullen register such shares pursuant to a registration rights agreement entered into with Triplecrown in connection with Triplecrown’s initial public offering. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. Cullen will bear the expenses incurred in connection with the filing of any such registration statements.

On December 31, 2014, Cullen entered into a Sale and Purchase Agreement with Hart pursuant to which, on January 31, 2015, Cullen sold to Hart certain assets and intellectual property related to Cullen’s former agricultural business for an aggregate of $125,000. The assets consisted of all of Cullen’s remaining equipment, including computer equipment, agricultural equipment, vehicles, a mower, and a tractor. The intellectual property consisted of Cullen’s proprietary farming system (including forage growth and yields, animal genetics and milking systems) that was developed by adapting established grazing science, processes, technology, and genetics to liquid milk production in the Southeastern United States. Additionally, in the event that Hart sells the intellectual property subject to the agreement or licenses the intellectual property to a third party at any time prior to January 31, 2020, Cullen will be entitled to 20% of the amount received from such sale or license.

LIBB

Related Person Policy

As a privately held company, LIBB was not required to maintain a related person policy. Following consummation of the mergers, LIBB will be subject to Holdco’s related person policy described below.

LIBB Related Person Transactions

LIBB records revenue related to shipments of inventory to Magnum Vending Corp., an entity involved in distributing beverages and vending products that is owned by Mr. Philip W. Thomas, the father of Philip J. Thomas. In addition to being LIBB’s Chief Executive Officer and managing member, Philip J. Thomas, is a manager at Magnum Vending Corp. For the year ended December 31, 2014 and 2013, sales to this related party were $6,430 and $8,169, respectively. As of December 31, 2014 and 2013, there was $1,326 and $2,278, respectively, due from this related party.

LIBB recorded revenue related to shipments of inventory to two entities, My-Tea Beverage, Inc. and F&S Group LLC, whose owners became employees of LIBB during 2014. For the year ended December 31, 2014, sales to these related parties were $75,997. As of December 31, 2014, accounts receivable from these customers were $25,829.

On August 21, 2014, LIBB entered into a loan agreement with Philip Thomas, LIBB’s Chief Executive Officer and managing member, for $30,000. The loan bore interest at 6% and had an original maturity date of August 31, 2014. On August 30, 2014, the loan was extended to October 15, 2014. On October 15, 2014, LIBB repaid the full amount of the loan together with accrued interest.

Holdco

Related Person Policy

Upon consummation of the mergers, Holdco will adopt a Related Person Policy that will require it (and its subsidiaries, including LIBB) to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except as approved by unconflicted executives, the board of directors, or audit committee in accordance with guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years, (2) Holdco or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Holdco’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Holdco’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent Holdco enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, Holdco will require each of its directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Cullen directors, officers and persons owning more than 10% of Cullen common stock to file reports of ownership and changes of ownership with the SEC. Based on its review of the copies of such reports furnished to Cullen, or representations from certain reporting persons that no other reports were required, Cullen believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2014, except that a Form 4 due on December 30, 2014, relating to a grant of 250,000 shares of Cullen common stock to Kerry Kennedy, a member of Cullen’s board of directors, was not filed until January 5, 2015.

DESCRIPTION OF HOLDCO SECURITIES

The following description of the material terms of the share capital of Holdco following the mergers includes a summary of specified provisions of the Holdco amended and restated certificate of incorporation and bylaws that will be in effect upon completion of the mergers, which is the same as is currently in effect. This description is qualified by reference to Holdco’s amended and restated certificate of incorporation and bylaws as currently in effect and as will be in effect upon consummation of the mergers, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General

The Holdco amended and restated certificate of incorporation provides for the issuance of 35,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001.

In the parent merger, every 15 shares of Cullen common stock will be exchanged for one share of common stock of Holdco. Accordingly, this proxy statement/prospectus covers an aggregate of 1,518,714 shares of common stock to be issued by Holdco as a result of the parent merger.

In the company merger, the holders of LIBB’s membership units will receive 2,633,334 shares of Holdco common stock, subject to adjustment based on LIBB’s and Cullen’s net working capital at closing. The number of shares of Holdco common stock received by the former LIBB members potentially may be increased or decreased after the closing by up to 500,000 shares in connection with the payment of indemnification claims under the merger agreement.

Common Stock

The holders of common stock will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of Holdco’s common stock will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

The Holdco amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by Holdco’s board of directors. Accordingly, Holdco’s board of directors will be empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Holdco common stock. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Holdco.

Dividends

Holdco does not intend to pay cash dividends in the future. The payment of dividends subsequent to the mergers will be entirely within the discretion of Holdco’s then board of directors and will be contingent upon Holdco’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the mergers.

Holdco’s Transfer Agent

The transfer agent for Holdco’s common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

PRICE RANGE AND DIVIDEND INFORMATION

Market Price and Holders of Cullen Common Stock

Cullen’s common stock is traded on OTC Bulletin Board under the symbol CAGZ. The following table sets forth the high and low sales prices for Cullen’s common stock for the last two completed fiscal years and the interim period since the last completed fiscal year.

The closing price of Cullen’s common stock on January 2, 2015, the last trading day before announcement of the execution of the merger agreement, was $0.14. As of April 9, 2015, the record date, the closing price for each share of common stock of Cullen was $0.37.

	Common Stock
	High	Low
Fiscal 2015
Second Quarter*	$0.40	$0.34
First Quarter	$1.00	$0.14
Fiscal 2014
Fourth Quarter	$0.43	$0.14
Third Quarter	$0.70	$0.35
Second Quarter	$0.79	$0.08
First Quarter	$0.08	$0.08
Fiscal 2013:
Fourth Quarter	$0.13	$0.08
Third Quarter	$0.15	$0.06
Second Quarter	$0.19	$0.14
First Quarter	$0.17	$0.12

*	Through April 22, 2015.

Holders of Cullen common stock should obtain current market quotations for their securities. The market price of Cullen’s securities could vary at any time before the mergers.

As of April 9, 2015, there were 26 holders of record of Cullen common stock. Cullen believes the number of beneficial holders of the common stock to be approximately 100 persons.

Market Price and Holders of LIBB Limited Liability Company Interests

There is no established trading market for the LIBB membership units. As of April 9, 2015, there were 17 holders of record of the LIBB membership units.

Dividends

Neither Cullen nor LIBB has paid any cash dividends on its equity securities to date and the board of directors and managing member of Cullen and LIBB, respectively, do not presently anticipate payment of dividends in the future. The payment by Holdco of any dividends in the future will be within the discretion of Holdco’s board of directors. It is presently expected that the board of directors will elect to retain all earnings, if any, for use in the business operations and to finance the growth of its business. Accordingly, Holdco does not anticipate declaring any dividends in the foreseeable future. The determination to pay dividends in the future, if any, will be based upon Holdco’s revenues and earnings, if any, capital requirements and its general financial condition.

Equity Compensation Plans

As of December 31, 2014, LIBB had no equity securities authorized for issuance under compensation plans. The following table shows information concerning shares of Cullen’s common stock authorized for issuance under Cullen’s equity compensation plans as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,405,914
Total	—	—	2,405,914

COMPARISON OF STOCKHOLDER RIGHTS

The rights of Cullen stockholders are governed by Cullen’s amended and restated certificate of incorporation, its amended and restated bylaws, and the laws of the State of Delaware. Upon consummation of the transactions contemplated by the merger agreement, the Cullen stockholders will become stockholders of Holdco and accordingly, their rights will be governed by the amended and restated certificate of incorporation of Holdco, its bylaws, and the laws of the State of Delaware. Although the rights and privileges of Cullen stockholders are, in many instances, comparable to those of Holdco stockholders, there are some differences.

The following is a summary discussion of the material differences, as of the date of this document, between the rights of Cullen stockholders and the rights of Holdco stockholders, as reflected in their respective certificates of incorporation and bylaws. The rights described with respect to Cullen stockholders and Holdco stockholders are the same unless otherwise indicated. Please consult the DGCL and the respective certificates of incorporation and bylaws of Cullen and Holdco for a more complete understanding of these differences.

The amended and restated certificate of incorporation and bylaws of Holdco are incorporated by reference as exhibits to the registration statement of which this proxy statement/prospectus is a part and are attached to this proxy statement/prospectus as Annexes C and D, respectively. Cullen and Holdco also have filed with the SEC their respective governing documents referenced in this summary of stockholder rights and Cullen will send copies of these documents to you without charge, upon your request. See “Where You Can Find More Information” on page 112.

Capitalization

Cullen

The total authorized shares of capital stock of Cullen consist of:

•	200,000,000 shares of common stock, par value $0.0001 per share; and
•	1,000,000 shares of preferred stock, par value $0.0001 per share, issuable in one or more series as designated by the Cullen board.

As of the close of business on the record date, 22,780,714 shares of Cullen common stock were issued and outstanding and no shares of Cullen preferred stock were issued and outstanding.

The Cullen board is specifically authorized, subject to any limitations prescribed by law, to provide for the issuance of a series or multiple series of preferred stock and to fix the designation, powers, preferences and rights of each series of preferred stock to the extent not fixed or limited by the Cullen amended and restated certificate of incorporation.

Holdco

The total authorized shares of capital stock of Holdco will consist of:

•	35,000,000 shares of common stock, par value $0.0001 per share; and
•	1,000,000 shares of preferred stock, par value $0.0001 per share, issuable in one or more series as designated by the Holdco board.

It is expected that immediately following the closing, assuming that there are no adjustments to the merger consideration based on LIBB’s and Cullen’s net working capital at the closing, there will be approximately 4,152,048 shares of Holdco common stock issued and outstanding and no shares of Holdco preferred stock issued and outstanding. Of the shares of Holdco common stock to be outstanding immediately following the closing, we expect that the former Cullen stockholders and the former members of LIBB will own an estimated 1,518,714 shares (or approximately 37%) and 2,633,334 shares (or approximately 63%), respectively, assuming that there are no adjustments to the merger consideration as described herein.

The Holdco board will be specifically authorized, subject to any limitations prescribed by law to provide for the issuance of a series or multiple series of preferred stock and to fix the designation, powers, preferences and rights of each such series to the extent not fixed or limited by the Holdco amended and restated certificate of incorporation.

Board of Directors

Cullen

Cullen’s board of directors is divided into three classes: Class A, Class B and Class C. The number of directors in each class is as nearly equal as possible. Commencing at the first annual meeting of Cullen stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Because Cullen’s board is classified and its amended and restated certificate of incorporation does not otherwise provide, under Delaware law, Cullen’s directors may only be removed for cause.

Holdco

Holdco’s board of directors is divided into two classes: Class 1 and Class 2. The number of directors in each class is as nearly equal as possible. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. As in the case of Cullen, because Holdco’s board is classified and its amended and restated certificate of incorporation does not otherwise provide, under Delaware law, Holdco’s directors may only be removed for cause.

Forum Selection

Cullen

Cullen’s amended and restated certificate of incorporation does not place restrictions on the forum in which stockholders of Cullen may bring actions involving the corporation.

Holdco

Unless Holdco consents to an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder of Holdco to bring (a) any derivative action on behalf of Holdco, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of Holdco to Holdco or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.

APPRAISAL RIGHTS

Holders of Cullen common stock who do not vote for the adoption of the merger agreement and who are otherwise eligible and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will have the right to obtain an appraisal of the value of their shares of Cullen common stock in connection with the mergers. This means that such stockholders are entitled to obtain a judicial determination of the fair value of their Cullen shares (exclusive of any element of value arising from the accomplishment or expectation of the mergers) determined by the Court of Chancery of the State of Delaware (the “Court of Chancery”) and entitled to receive payment based upon that valuation, together with interest, if any, to be paid upon the amount determined to be a fair value, in lieu of any consideration to be received under the merger agreement.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to properly demand and perfect appraisal rights. This summary, however, is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached hereto as Annex F. The preservation and exercise of appraisal right requires strict and timely adherence to the applicable provisions of the DGCL. Failure to follow the requirements of Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in this summary to a “stockholder” are to a record holder of Cullen common stock on the record date for the Special Meeting unless otherwise indicated.

If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex F hereto and should consult your legal advisor since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. All demands for appraisal must be received prior to the vote on the merger agreement and should be addressed to Cullen Agricultural Holding Corp., 1193 Seven Oaks Rd., Waynesboro, Georgia 30380, Attention: Secretary, and should be executed by, or on behalf of, the record holder of the shares of Cullen common stock. Holders of Cullen common stock who desire to exercise their appraisal rights must not vote in favor of adoption of the merger agreement and must continuously hold their shares of Cullen common stock through the effective date of the mergers.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes such notice to the holders of Cullen common stock and Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex F.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Cullen, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Cullen common stock. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the Internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. However, neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

A demand for appraisal will be sufficient if it reasonably informs Cullen of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise appraisal rights, you must be the record holder of such shares of Cullen common stock on the date the written demand for appraisal is made and you must continue to hold such shares of record through the effective date of the mergers. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the mergers, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Cullen common stock on the record date for the Special Meeting is entitled to assert appraisal rights for such shares of common stock registered in that holder’s name. To be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, such stockholder of record. Beneficial owners who do not also hold their Cullen shares of record may not directly make appraisal demands to Cullen. The beneficial holder must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Cullen common stock. If shares of Cullen common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares of Cullen common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Cullen common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Cullen common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Cullen common stock as to which appraisal is sought. Where no number of shares of Cullen common stock is expressly mentioned, the demand will be presumed to cover all shares of Cullen common stock held in the name of the record owner.

If you hold your shares of Cullen common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If any stockholder who demands appraisal under Delaware law fails to perfect or has effectively withdrawn or lost its right of appraisal, each share of Cullen common stock held by such stockholder will be deemed to have been converted into and to have become, as of the effective time of the mergers, the right to receive the merger consideration. A stockholder may withdraw his or her demand for appraisal and agree to accept the merger consideration by delivering to us a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration within 60 days after the effective date of the mergers (or thereafter with the consent of the surviving entity). Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal action or joined that proceeding as a named party may withdraw his or her demand for appraisal and agree to accept the merger consideration offered within 60 days after the effective date.

Within 10 days after the effective date of the mergers, the surviving entity will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective date of the mergers. Within 120 days after the effective date of the mergers, but not thereafter, either the surviving entity, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the fair value of the shares of Cullen common stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Cullen common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving entity. The surviving entity of the mergers does not have an obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. Cullen has no present intent to cause an appraisal petition to be filed, and stockholders seeking to exercise appraisal rights should not assume that the surviving entity will file such a petition or that it will initiate any negotiations with respect to the fair value of such shares of Cullen common stock. Accordingly, stockholders who desire to have their shares of Cullen common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

The costs of the appraisal action may be determined by the Court of Chancery and made payable by the parties as the Court deems equitable in the circumstances. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity of the mergers, such surviving entity will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Cullen common stock and with whom agreements as to the value of their shares of Cullen common stock have not been reached by the surviving entity. After notice to dissenting stockholders who demanded payment of their shares of Cullen common stock, the Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Court of Chancery may require the stockholders who have demanded appraisal for their shares of Cullen common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

Within 120 days after the effective date, any stockholder (including any beneficial owner of shares entitled to appraisal rights) that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares of Cullen common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. These statements must be mailed to the stockholder within 10 days after a written request by such stockholder for the information has been received by the surviving entity, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

After determination of the stockholders entitled to appraisal of their shares of Cullen common stock (unless the Court of Chancery, in its discretion, proceeds to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal), the Court of Chancery will appraise the shares of Cullen common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the mergers, together with interest, if any. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the mergers and the date of payment of the judgment. When the value is determined, the Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their certificates representing such shares or surrender of their book-entry shares, as applicable.

In determining the fair value of the shares of Cullen common stock, the Court of Chancery is required to take into account all relevant factors. Accordingly, such determination could be based upon considerations other than, or in addition to, the market value of the shares of Cullen common stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. The surviving entity of the mergers may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the shares of Cullen common stock is less than the merger consideration. Therefore, the value so determined in any appraisal proceeding could be the same as, or more or less than, the merger consideration.

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective date of the mergers, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Cullen common stock as of a date prior to the effective date of the mergers.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL. Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

STOCKHOLDER PROPOSALS

The Holdco 2016 annual meeting of stockholders will be held on or about June 15, 2016 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2016 annual meeting, you need to provide it to Holdco by no later than January 31, 2016 (which is a reasonable time before Holdco will begin to print and send its proxy materials if the 2016 annual meeting is held on June 15, 2016). You should direct any proposals to Holdco’s secretary at its principal office which will be located at 116 Charlotte Avenue, Hicksville, NY 11801. If you are a stockholder and you want to present a matter of business to be considered or nominate a director to be elected at the year 2016 annual meeting, under Holdco’s bylaws you must give timely notice of the matter or the nomination, in writing, to Holdco’s secretary. To be timely, the notice has to be given between 60 and 90 days before the annual meeting date (or between March 17, 2016 and April 16, 2016, if the 2016 annual meeting is held on June 15, 2016).

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with Cullen’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Cullen Agricultural Holding Corp., 1193 Seven Oaks Rd., Waynesboro, Georgia 30380. Following the mergers, such communications should be sent in care of Holdco, 116 Charlotte Avenue, Hicksville, NY 11801. Each communication will be forwarded, depending on the subject matter, to the board of directors or all non-management directors.

EXPERTS

The audited financial statements of Long Island Brand Beverages LLC at December 31, 2014 and 2013 and for the years then ended, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Cullen Agricultural Holding Corp. at December 31, 2014, and 2013 and for the years then ended, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Marcum will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Cullen and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Cullen’s annual report to stockholders and Cullen’s proxy statement. Upon written or oral request, Cullen will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Cullen deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that Cullen deliver single copies of such documents in the future. Stockholders may notify Cullen of their requests by calling or writing Cullen at its principal executive offices at 1193 Seven Oaks Rd., Waynesboro, Georgia 30380 or (706) 526-4015. Following the merger, such requests should be made by writing or calling Holdco at 116 Charlotte Avenue, Hicksville, NY 11801 or (855) 542-2832.

WHERE YOU CAN FIND MORE INFORMATION

Cullen files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Cullen with the Securities SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Cullen at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

All information contained in this document relating to Cullen has been supplied by Cullen, and all such information relating to LIBB has been supplied by LIBB. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the mergers, you should contact via phone or in writing:

Mr. Paul Vassilakos, CEO
Long Island Iced Tea Corp.
1193 Seven Oaks Rd.
Waynesboro, GA 30830
(706) 526-4015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Long Island Brand Beverages, LLC

We have audited the accompanying balance sheets of Long Island Brand Beverages, LLC (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, members’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Long Island Brand Beverages, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Melville, New York
March 19, 2015

LONG ISLAND BRAND BEVERAGES, LLC

BALANCE SHEETS

	As of December 31,
	2014	2013
ASSETS
Current Assets:
Cash	$398,164	$604,841
Accounts receivable, net (including amounts due from related parties of $27,155 and $2,278, respectively)	174,637	118,102
Inventories	561,107	165,907
Prepaid expenses and other current assets	9,573	77,708
Total current assets	1,143,481	966,558
Property and equipment, net	242,123	33,717
Intangible assets	32,498	20,000
Other assets	11,706	12,150
Total assets	$1,429,808	$1,032,425
LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities:
Accounts payable	$825,044	$—
Accrued expenses	112,819	85,110
Loans payable	—	1,400,000
Current portion of automobile loans	17,915	—
Total current liabilities	955,778	1,485,110
Loans payable	1,500,000	—
Other liabilities	92,466	—
Deferred rent	5,966	—
Long term portion of automobile loans	56,096	—
Total liabilities	2,610,306	1,485,110
Commitments and contingencies, Note 7
Members' deficit	(1,180,498)	(452,685)
Total liabilities and members' deficit	$1,429,808	$1,032,425

The accompanying notes are an integral part of these financial statements

LONG ISLAND BRAND BEVERAGES, LLC

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2014	2013
Net sales (including sales to related parties of $82,427 and $8,169, respectively)	$1,744,440	$886,061
Cost of goods sold	1,504,146	733,736
Gross profit	240,294	152,325
Operating expenses:
General and administrative expenses	1,073,867	308,800
Selling and marketing expenses	2,207,510	107,645
Total operating expenses	3,281,377	416,445
Operating Loss	(3,041,083)	(264,120)
Other expense:
Interest expense	(110,298)	(13,218)
Interest expense on line of credit – member	—	(40,594)
Other expense, net	(110,298)	(53,812)
Net loss	$(3,151,381)	$(317,932)

The accompanying notes are an integral part of these financial statements

LONG ISLAND BRAND BEVERAGES, LLC

STATEMENTS OF MEMBERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Membership Interest
Balance at January 1, 2013	$(24,457)
Contribution – interest due on line of credit – member	40,594
Repurchase of member interest	(150,890)
Net loss	(317,932)
Balance at December 31, 2013	(452,685)
Proceeds from sale of membership interest, net	896,510
Conversion of loans payable to membership interest	1,527,058
Net loss	(3,151,381)
Balance at December 31, 2014	$(1,180,498)

The accompanying notes are an integral part of these financial statements

LONG ISLAND BRAND BEVERAGES, LLC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2014	2013
Cash Flows From Operating Activities
Net loss	$(3,151,381)	$(317,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	8,601	8,035
Depreciation and amortization expense	74,986	22,326
Deferred rent	5,966	—
Interest expense on line of credit – member	—	40,594
Changes in assets and liabilities:
Accounts receivable	(65,136)	6,965
Inventory	(395,200)	68,584
Prepaid expenses and other current assets	68,135	(48,062)
Other assets	444	(7,250)
Accounts payable	825,044	—
Accrued expenses	54,767	—
Other liabilities	92,466	69,281
Total adjustments	670,073	160,473
Net cash used in operating activities	(2,481,308)	(157,459)
Cash Flows From Investing Activities
Purchases of property and equipment	(196,095)	(1,660)
Purchase of intangible assets	(15,000)	—
Purchase of domain names	—	(20,000)
Net cash used in investing activities	(211,095)	(21,660)
Cash Flows From Financing Activities
Proceeds from loan payable – member	30,000	—
Repayment of loan payable – member	(30,000)	—
Repayment of automobile loans	(10,784)	—
Contributions from members, net of costs	896,510	—
Repayment of line of credit – member	—	(491,110)
Repurchase of membership interest	—	(150,890)
Proceeds from Ivory Castle Limited Loan	1,300,000	—
Proceeds from Nortle Holdings Limited loan	—	200,000
Proceeds from Cullen Agricultural Holding Corporation loan	300,000	1,200,000
Net cash provided by financing activities	2,485,726	758,000
Net (decrease) increase in cash	(206,677)	578,881
Cash, beginning of period	604,841	25,960
Cash, end of period	$398,164	$604,841
Cash paid for interest	$3,349	$—
Non-cash investing and financing activities:
Purchase of automobiles with loans payable	$84,795	$—
Conversion of loans payable and accrued interest to members' equity	$1,527,058	$—

The accompanying notes are an integral part of these financial statements

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS

Business Organization

Long Island Brand Beverages LLC, a New York limited liability company (the “Company” or “LIBB”), was formed on February 18, 2011. As provided for in the Company’s limited liability agreement (the “LLC Agreement”), the Company will continue indefinitely unless terminated sooner pursuant to certain events as defined in the LLC Agreement.

Overview

The Company produces and distributes premium ready-to-drink iced tea, with a proprietary recipe and quality components. The Company produces a 100% brewed tea, using black tea leaves, purified water and natural cane sugar or sucralose. The Company’s product, Long Island Iced Tea, is targeted for sale to health conscious consumers on the go. Flavors change from time to time, and have included lemon, peach, raspberry, guava, mango, diet lemon, diet peach, unsweetened lemon, green tea and honey and half tea and half lemonade. The Company also offers lower calorie iced tea in twelve (12) ounce bottles. The lower calorie flavor options include mango, raspberry, and peach.

The Company sells its products to a mix of independent mid-to-large range distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels principally in the New York, New Jersey, Connecticut and Pennsylvania markets. The Company’s beverages are also sold directly to large club store chains.

Liquidity and Management’s Plan

As of December 31, 2014, the Company’s cash on hand was $398,164. The Company incurred net losses of $3,151,381 and $317,932 for the years ended December 31, 2014 and 2013, respectively. At December 31, 2014, the Company’s members’ deficit was $1,180,498. As of December 31, 2014, the Company had working capital of $187,703.

On December 31, 2014, the Company entered into a merger agreement with Cullen, a public company, and other entities which were established to effect the merger. Cullen, Long Island Iced Tea Corp. (“Holdco”), Cullen Merger Sub, Inc. (“Cullen Merger Sub”), LIBB Acquisition Sub, LLC (“Merger Sub”), the Company and the founders of the Company (“Founders”) entered into the merger agreement. Pursuant to the merger agreement, (a) Cullen Merger Sub will merge with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco and (b) Merger Sub will be merged with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of Holdco.

Under the merger agreement, upon consummation of the company merger, the holders of the LIBB membership interests (the “LIBB members”) will receive 39,500,000 shares of common stock of Holdco (or approximately 63%), subject to adjustment based on the Company’s and Cullen’s net working capital at closing.

If the Company’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $0.20. If the Company’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $0.20. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333 for each day after such date through and including the closing date.

If Cullen’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — BUSINESS ORGANIZATION, LIQUIDITY AND MANAGEMENT’S PLANS  – (continued)

$0.20. If Cullen’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $0.20. Cullen’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $667 for each day after such date through and including the closing date. The Company anticipates that it will account for the transaction as a reverse merger into a public shell company if the transaction closes.

The Company has been focused, since its inception in 2011, in the development of its brand and its infrastructure, as well as in the establishment of a network of distributors and qualified direct accounts. From inception, the Company has financed its operations through the issuance of debt, equity, and through utilizing trade credit with its vendors. The Company’s notes payable with Cullen mature in March 2016. It is the Company’s plan to become a public reporting company through a merger with Cullen, which is a public shell company. It is the Company’s plan that the note payable with Cullen will be eliminated upon consolidation upon the closing of the merger with Cullen. There are no assurances that the Company will be successful in implementing its plan.

The Company believes that the cash resources that it will have on hand after the merger, if declared effective, will be sufficient to fund the Company’s net cash requirements through December 31, 2015. However, in order to execute the Company’s long-term growth strategy, the Company may need to raise additional funds through private equity offerings, debt financings, or other means. There are no assurances that the Company will be able to raise such funds on terms that would be acceptable to the Company.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements for the years ended December 31, 2014 and 2013 have been prepared in accordance and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and pursuant to the accounting and disclosure rules and regulations of the Security and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and also affect the amounts of revenues and expenses reported for each period. Actual results could differ from those which result from using such estimates. Management utilizes various other estimates, including but not limited to, assessing the collectability of accounts receivable, accrual of rebates to customers, the valuation of inventory, determining the estimated lives of long-lived assets, determining the potential impairment of intangibles, other legal claims and contingencies. The results of any changes in accounting estimates, are reflected in the financial statements of the period in which the changes become evident. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.

Revenue Recognition

Revenue is stated net of sales discounts and rebates paid to customers (See Customer Marketing Programs and Sales Incentives, below). Net sales are recognized when all of the following conditions are met: (1) the price is fixed and determinable; (2) evidence of a binding arrangement exists (generally, purchase orders); (3) products have been delivered and there is no future performance required; and (4) amounts are collectible under normal payment terms. These conditions typically occur when the products are delivered to or picked up by the Company’s customers.

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Customer Marketing Programs and Sales Incentives

The Company participates in various programs and arrangements with customers designed to increase the sale of its products. Among these programs are arrangements under which allowances can be earned by customers for various discounts to the end retailers or for participating in specific marketing programs. The Company believes that its participation in these programs is essential to ensuring volume and revenue growth in a competitive marketplace. The costs of all these various programs, included as a reduction in net sales, totaled $102,512 and $7,153 for the years ended December 31, 2014 and 2013, respectively.

Shipping and Handling Costs

Shipping and handling costs incurred to move finished goods from the Company’s sales distribution centers to customer locations are included in general and administrative expenses on the statements of operations and totaled $37,594, and $12,782, for the years ended December 31, 2014 and 2013, respectively.

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2014 and 2013, advertising expense was $697,146 and $48,483, respectively.

Rent

The Company records rent expense for its operating leases on a straight line basis over the term of the lease.

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less when acquired to be cash equivalents.

Accounts Receivable

The Company sells products to distributors and in certain cases directly to retailers, and extends credit, generally without requiring collateral, based on its evaluation of the customer’s financial condition. While the Company has a concentration of credit risk in the retail sector, it believes this risk is mitigated due to the diverse nature of the customers it serves, including, but not limited to, its type, geographic location, size, and beverage channel. Potential losses on the Company’s receivables are dependent on each individual customer’s financial condition and sales adjustments granted after the balance sheet date. The Company carries its trade accounts receivable at net realizable value. Typically, accounts receivable have terms of net 30 days and do not bear interest. The Company monitors its exposure to losses on receivables and maintains allowances for potential losses or adjustments. The Company determines these allowances by (1) evaluating the aging of its receivables; (2) analyzing its history of sales adjustments; and (3) reviewing its high-risk customers. Past due receivable balances are written off when the Company’s efforts have been unsuccessful in collecting the amount due. Accounts receivable are stated at the amounts management expects to collect.

Accounts receivable, net, is as follows:

	December 31, 2014	December 31, 2013
Accounts receivable, gross	$198,637	$136,291
Allowance for doubtful accounts	(24,000)	(18,189)
Accounts receivable, net	$174,637	$118,102

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, the Company’s cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

result of these deposits. These cash balances are maintained with one bank. As of December 31, 2014, two customers accounted for 36% and 13%, of the Company’s trade receivables. As of December 31, 2013, three customers accounted for 21%, 17% and 15%, respectively, of the Company’s trade receivables. The Company does not generally require collateral or other security to support client receivables. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Inventories

The Company’s inventory includes raw materials such as bottles, sweeteners, labels, flavors and packaging. Finished goods inventory consists of bottled and packaged iced tea.

The Company values its inventories at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The following table summarizes inventories as of the dates presented:

	As of
	December 31, 2014	December 31, 2013
Finished goods	$433,478	$134,991
Raw materials and supplies	127,629	30,916
Total inventories	$561,107	$165,907

Property and Equipment

Property and equipment is recorded at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of an asset or add new functionality are expensed as incurred. Depreciation is recorded using the straight-line method over the respective estimated useful lives of the Company’s assets. The estimated useful lives typically are 3 years for cold-drink containers, such as reusable fridges, wood racks, barrels, and coolers, and are depreciated using the straight-line method over the estimated useful life of each group of equipment, as determined using the group-life method. Under this method, the Company does not recognize gains or losses on the disposal of individual units of equipment when the disposal occurs in the normal course of business. The Company capitalizes the costs of refurbishing its cold-drink containers and depreciates those costs over the estimated period until the next scheduled refurbishment or until the equipment is retired. The estimated useful lives are typically 3 to 5 years for office furniture and equipment and are depreciated on a straight-line basis. The estimated useful lives for trucks and automobiles are typically 5 years and are depreciated on a straight line basis.

Intangible Assets

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually or when circumstances indicate that there could be an indicator of impairment. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis. As of December 31, 2014, the Company tested the domain name utilizing the qualitative method. Based on this analysis, it was determined that there was no indicator of impairment as of December 31, 2014.

Intangibles assets with indefinite useful lives consist of the cost to purchase an internet domain name of $20,000. The domain name is considered to have a perpetual life and as such, is not amortized. Insignificant costs incurred associated with renewing this asset are expensed as incurred.

Intangible assets with finite useful lives are amortized over their expected useful life. Intangible assets with useful lives are tested for impairment when circumstances indicate that there could be an indicator of impairment. Intangible assets with finite useful lives include website development costs of $12,498. The estimated useful life of the capitalized costs of the Company’s website is 3 years and is depreciated on a straight line basis. As of December 31, 2014, the cost of the website development was $15,000 and the

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

accumulated amortization was $2,502. For the year ended December 31, 2014, amortization expense was $2,502. Expected future amortization of website development costs is $5,000, $5,000, and $2,498 for the years ended December 31, 2015, 2016, and 2017, respectively.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 — Revenue from Contracts with Customers (“ASU 2014-09”). It outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” ASU 2014-09 is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods, for public companies, and for annual periods beginning after December 15, 2017 and interim periods within those annual periods, for private companies. The Company is currently in the process of evaluating the impact of adoption of this ASU on the Company's financial statements.

In June 2014, the FASB issued Accounting Standards Update 2014-12, “Accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” (“ASU 2014-12”) which requires performance-based awards with a performance target that affects vesting and that could be achieved after an employee completes the requisite service period to be accounted for as a performance condition. If performance targets are clearly defined and it is probable that the performance condition will be achieved, stock-based expense should be recognized over the remaining requisite service period. This guidance will be effective for fiscal years (and interim reporting periods within those years) beginning after December 15, 2015. Early adoption is permitted. The Company is in the process of evaluating the provisions of the ASU and assessing the potential effect on the Company’s financial position or results of operations.

In August 2014, the FASB issued Accounting Standard Update 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” related to disclosure of uncertainties about an entity's ability to continue as a going concern. The new standard provides guidance on determining when and how reporting entities must disclose going concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements. Additionally, an entity must provide certain disclosures if there is substantial doubt about the entity's ability to continue as a going concern. The new standard will be effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The Company is in the process of evaluating the impact of adoption on the Company's consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than described in Note 6 — Loans Payable, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Income Taxes

Because the Company is a limited liability company, the income or loss of the Company for federal and state income tax purposes is generally allocated to the members in accordance with the Company’s operating agreement, and it is the responsibility of the members to report their share of taxable income or loss on their separate income tax returns. As such, the Company does not directly pay federal and state income taxes.

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Management has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company was to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. Generally, Federal, State and Local authorities may examine the Company's tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2014.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accrued expenses and notes payable approximate fair value due to the short-term nature of these instruments.

Seasonality

The Company’s business is seasonal with the summer months in the second and third quarter of the fiscal year typically generating the largest net sales.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment are as follows:

	December 31, 2014	December 31, 2013
Displays – racks	$166,280	$55,075
Trucks and automobiles	108,592	—
Cold drink store fixtures and equipment	60,996	12,914
Furniture and equipment	13,777	765
	349,645	68,754
Less – accumulated depreciation	(107,522)	(35,037)
Total, net	$242,123	$33,717

Total depreciation expense of the Company’s property and equipment for the years ended December 31, 2014 and 2013 amounted to $72,484 and $22,326 respectively. The Company’s property and equipment does not relate to the production of inventory as the Company produces its inventory at third party locations. As a result, depreciation expense was included in general and administrative expenses during the years ended December 31, 2014 and 2013.

NOTE 4 — LINE OF CREDIT — MEMBER

On June 21, 2011, the Company entered into a line of credit agreement (the “Line of Credit Agreement — Member”) with Struck Holdings, LLC (“Struck”), providing for a line of credit facility in the maximum principal amount of $500,000. Upon the inception of this line of credit agreement, Struck was a general member with a 40% member interest. The line of credit was secured by the inventory and accounts receivable of the Company. The line of credit had an initial one year term and was renewed annually subject to its terms. Pursuant to the Line of Credit Agreement — Member, and the operating agreement, Struck was entitled to receive preferential distributions from the Company which would pay down the line of credit, until such time as the line of credit was repaid in full. The line of credit did not include interest and therefore the Company imputed interest at a rate of 10% per annum which was based upon management’s estimate of interest rates available for similar instruments. Imputed interest was credited to members’ deficit. For the years ended December 31, 2014 and 2013, the Company recorded imputed interest of $- and $40,594. These amounts are recorded as interest expense on line of credit — member in the statements of operations.

On August 26, 2013, the Company entered into an agreement to repay, in installments, the Line of Credit Agreement — Member, which was fully repaid on November 21, 2013. In addition to the repayment, the Company repurchased the membership interest of Struck for $150,890.

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — AUTOMOBILE LOANS

During 2014, the Company financed the purchase of four vehicles with loans payable. As of December 31, 2014, the Company’s automobile loans consisted of the following:

	As of
	December 31, 2014	December 31, 2013
Loan dated February 17, 2014 for $31,681 bearing interest at 3.59%. The loan requires 72 monthly payments of principal and interest of $490 and matures on March 3, 2020.	$28,088	$—
Loan dated April 3, 2014 for $23,206 bearing interest at 10.74%. The loan requires 36 monthly payments of principal and interest of $758 and matures on April 10, 2017. The loan is guaranteed by a member of the Company.	18,681	—
Loan dated June 3, 2014 for $14,954 bearing interest at 4.99%. The loan requires 60 monthly payments of principal and interest of $282 and matures on June 3, 2019.	13,621	—
Loan dated June 3, 2014 for $14,954 bearing interest at 4.99%. The loan requires 60 monthly payments of principal and interest of $282 and matures on June 3, 2019.	13,621	—
Total automobile loans	74,011	—
Current portion of automobile loans	(17,915)	—
Long term portion of automobile loans	$56,096	$—

As of December 31, 2014, the gross carrying amount of fixed assets and accumulated depreciation of trucks and automobiles related to these loans were $108,592 and $15,846, respectively.

Future payments of the principal amount of automobile loans are as follows:

For the years the ended December 31,
2015	$17,915
2016	19,231
2017	14,402
2018	11,944
2019	9,056
Thereafter	1,463
Total	$74,011

NOTE 6 — LOANS PAYABLE

Cullen Loans

On November 19, 2013 the Company and Cullen entered into a loan agreement (the “Cullen Loan Agreement”). Pursuant to the Cullen Loan Agreement, Cullen loaned the Company $600,000, bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. The Cullen Loan Agreement provided Cullen with the option to loan the Company an additional $600,000. The Cullen Loan Agreement also required that the Company utilize $450,000 of the loan to repay the Line of Credit — Member. On December 5, 2013, Cullen exercised its option and extended to the Company an additional loan in the amount of $600,000 also bearing interest at 6% per annum with principal and accrued interest due on August 31, 2014. On April 1, 2014, the Company received $300,000 as proceeds from an additional loan from Cullen with interest at 6% per annum and a maturity of August 31, 2014. On August 15, 2014, the maturity date of

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — LOANS PAYABLE  – (continued)

the Cullen Loan was extended through November 15, 2014. On November 7, 2014, the notes were further extended until March 15, 2015. On March 3, 2015, the notes were further extended until March 15, 2016. These Cullen loans are secured by the accounts receivable and inventory of the Company. The Cullen Loan Agreement also included a provision whereby the Company has agreed to enter into a good faith negotiation with Cullen for its purchase of certain membership interests in the Company. As of December 31, 2014 and December 31, 2013, accrued interest on the Cullen loans was $92,466 and $6,805, respectively. As of December 31, 2014, the accrued interest and loan payable were classified as long term liabilities as a result of the subsequent refinancing through January 1, 2016.

Nortle Loan

On August 26, 2013, the Company and Nortle Holdings Limited (“Nortle”) entered into a loan (“Nortle Loan”) and option agreement (“Nortle Option Agreement”). The Nortle Loan was secured by the inventory and accounts receivable of the Company. The Nortle Loan provided for Nortle to lend the Company an aggregate of $200,000, bearing interest at 6% per annum. The Nortle Loan and all accrued interest thereon, are due and payable on August 31, 2014. The Nortle Option Agreement provided that through October 18, 2013, Nortle had the option to loan the Company an additional $300,000, on the same terms as the Nortle Loan (“Nortle Option”). In the event that Nortle did not exercise the Nortle Option by October 18, 2013, then on such date, the interest rate on the existing loan with Nortle would increase to 12% per annum for the remaining term. Due to the fact that the Nortle Option to advance additional funds was not exercised, the interest rate was increased to 12% per annum. On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in the Company.

Ivory Castle Loan

On April 22, 2014, the Company and Ivory Castle Limited (“Ivory Castle”) entered into a loan (“Ivory Castle Loan”). The Ivory Castle Loan provided for Ivory Castle to lend the Company an aggregate of $1,300,000 bearing interest at 6%. The Ivory Castle Loan, together with accrued interest, was due and payable on August 31, 2014. On June 25, 2014, Ivory Castle’s loan and accrued interest of $1,309,107 was converted into 54,675 voting units in the Company. In addition, as a condition of the conversion, the Company is required to obtain Ivory Castle’s approval in the event of a proposed business combination or in the event that the Company seeks equity financing in excess of $1,000,000 prior to June 25, 2015.

Loans payable consists of:

	As of
	December 31, 2014	December 31, 2013
Cullen Loan	$1,500,000	$1,200,000
Nortle Loan	—	200,000
Total loans payable	$1,500,000	$1,400,000

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is involved in various claims and legal actions arising from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters in ordinary course of business will not have a material adverse effect on the Company’s combined financial position, results of operations or cash flows. Legal costs related to these matters are expensed as they are incurred.

On August 1, 2014, an action was filed by LIBB in the Supreme Court in the State of New York entitled Long Island Brand Beverages LLC v. Revolution Marketing, LLC and Ascent Talent, Model Promotion Ltd., for several claims including breach of contract and fraud occurring during 2014. The Company is seeking damages of $10,000,000. Revolution Marketing has filed a counterclaim for breach of contract and related

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENCIES  – (continued)

causes of action, claiming damages in the sum of $310,880, and seeking punitive damages of $5,000,000. Ascent has filed a pre-answer motion to dismiss LIBB’s complaint. LIBB filed papers in opposition and the motion was submitted by March 9, 2015. In addition, Revolution has filed a motion to amend its answer to include cross-claims against Ascent which were not asserted in its original answer of record. LIBB management believes it is too early to determine the probable outcome of this matter.

On October 3, 2014, an action was filed entitled Madwell LLC (“Madwell”) v. Long Island Brand Beverages LLC, its CEO, and an officer of Cullen, Index No.: 509081/2014 in the Supreme Court of New York by Madwell LLC (“Madwell”). Madwell is seeking $940,000, which includes $440,000 for breach of contract and payment of services as well as punitive damages of $500,000. During the year ended December 31, 2014, the Company incurred approximately $420,000 in advertising expenses for the services Madwell alleges were provided. These charges are included in selling and marketing expenses in the statements of operations. As of December 31, 2014 there was approximately $400,000 outstanding, which was included in accounts payable in the balance sheets.

Leases

Effective May 15, 2012, the Company entered into a month to month agreement to lease its operating facilities. Pursuant to such agreement, the Company leases 1,750 square feet of warehouse space for a fee of $2,450 per month. The lease expired in September 2014.

On June 6, 2014, the Company entered into a lease agreement. The lease commenced on July 1, 2014 and extends through June 30, 2017 and includes a two year extension option.

Rent expense for the years ended December 31, 2014 and 2013 was $56,317 and $31,235, respectively.

Future minimum payments under the Company’s leases are as follows:

For the years the ended December 31,
2015	$50,750
2016	52,273
2017	26,523
Total	$129,546

In addition, the Company utilizes public warehouse space for its inventory. Public storage expense for the years ended December 31, 2014 and 2013 was $28,530 and $27,768, respectively.

Brokerage Arrangements

The Company maintains arrangements with sales brokers who help with bringing new distributors and retail outlets to the Company. These sales brokers receive a commission for these services.

NOTE 8 — MEMBERS’ DEFICIT

Authorized Members Interest

Upon the Company’s formation on February 18, 2011, the Company issued membership interests to the managing member, the general members, and the limited member. On April 23, 2012, the Company sold for $100,000 an additional 1.25% limited member interest to a single individual. As discussed in Note 4, on November 21, 2013, the Company repurchased the membership interest of Struck for $150,890. The terms of the operating agreement define the rights and responsibilities of the various members. As per the terms of the operating agreement, all members with the exception of the limited members, have voting rights in the Company.

On June 25, 2014, Ivory Castle converted its loan and accrued interest of $1,309,107 into 54,675 voting units in the Company. (See Note 6)

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 8 — MEMBERS’ DEFICIT  – (continued)

On June 25, 2014, Nortle converted its loan and accrued interest of $217,951 into 9,103 voting units in the Company. (See Note 6)

From September 26, 2014 through December 31, 2014, the Company raised $896,510, net of costs of raising capital of $5,468, as a result of the sale of 14,772 limited units in the Company.

As of December 31, 2014, there were 161,638 voting units and 16,912 limited units outstanding.

NOTE 9 — MAJOR CUSTOMERS AND VENDORS

For the year ended December 31, 2014, three customers accounted for 32%, 16%, and 14% of net sales, respectively. For the year ended December 31, 2013, three customers accounted for 20%, 15%, and 13% of the Company’s net sales, respectively. For the year ended December 31, 2014 and 2013, the largest vendors represented approximately 88% (four vendors) and 80% (three vendors) of cost of goods sold, respectively.

NOTE 10 — RELATED PARTIES

The Company recorded revenue related to shipments of inventory to two entities whose owners became employees of the Company during 2014. For the year ended December 31, 2014, sales to these related parties were $75,997. As of December 31, 2014, accounts receivable from these customers were $25,829.

In addition, the Company recorded revenue related to shipments of inventory to an entity owned by an immediate family member of one of the members. The member is also an employee of this entity. For the years ended December 31, 2014 and 2013, sales to this related party were $6,430 and $8,169, respectively. As of December 31, 2014 and December 31, 2013, there was $1,326 and $2,278, respectively, due from this related party which was included in accounts receivable in the balance sheets.

On August 21, 2014, the Company entered into a loan agreement with the managing member of the Company for $30,000. The loan bears interest at 6% and had an original maturity date of August 31, 2014. On August 30, 2014, the loan was extended to October 15, 2014. On October 15, 2014, the Company repaid the full amount of the loan together with accrued interest.

NOTE 11 — SUBSEQUENT EVENTS (UNAUDITED)

On March 26, 2015, the Company received $250,000 as proceeds from an additional loan from Cullen, bearing interest at 6% per annum with principal and interest due and payable on March 15, 2016. The loan is secured by the inventory and accounts receivable of the Company.

On April 23, 2015, Cullen, Holdco, Cullen Merger Sub, Merger Sub, the Company, the Founders and Philip Thomas, in his capacity under the merger agreement as representative of the LIBB members who have signed the merger agreement, entered into an amendment to the merger agreement. The amendment changed the ratio at which Cullen common stock will be converted into Holdco common stock in the merger of Cullen Merger Sub with and into Cullen. Under the merger agreement, as amended, each Cullen stockholder will receive one share of Holdco common stock for every 15 shares of Cullen common stock. Prior to the amendment, each Cullen stockholder was to receive one share of Holdco common stock for each share of Cullen common stock. The amendment also proportionately adjusted the number of shares of Holdco common stock that will be issued to the LIBB members in the merger of Merger Sub with and into the Company, reducing such number from 39,500,000 to 2,633,334. The amendment was entered into in an attempt to increase Holdco’s stock price after the closing to assist in listing on a national securities exchange in the future. The amendment also proportionately adjusted: the number of shares of Holdco common stock that will be deposited in escrow to provide a fund for satisfaction of Cullen, Holdco and the Company’s post-closing rights to indemnification under the merger agreement, reducing such number from 7,500,000 to 500,000; the number of shares of Holdco common stock that will be deposited in escrow to satisfy any downward

LONG ISLAND BRAND BEVERAGES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 11 — SUBSEQUENT EVENTS (UNAUDITED)  – (continued)

adjustment to the merger consideration based on Cullen’s and the Company’s estimated net working capital as of the closing, reducing such number from 1,000,000 to 66,667; the number of shares of Holdco common stock that will be reserved for issuance pursuant to Holdco’s incentive equity plan, reducing such number from 7,000,000 to 466,667; the value per share of Holdco common stock used in the calculation of the net working capital adjustment, increasing such value from $0.20 to $3.00 per share; and the number of options that will be issued to Messrs. Thomas, Dydensborg, Meehan and Panza under their employment agreements, reducing such numbers from 1,200,000 to 80,000, from 880,000 to 58,667, from 240,000 to 16,000 and from 600,000 to 40,000, respectively, and the exercise price thereof, in each case increasing such number from $0.25 to $3.75.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Cullen Agricultural Holding Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Cullen Agricultural Holding Corp. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cullen Agricultural Holding Corp. and Subsidiaries, as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Marcum LLP
Melville, New York
March 4, 2015

Cullen Agricultural Holding Corp. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31, 2014	December 31, 2013
CURRENT ASSETS
Cash	$489,069	$678,082
Receivable from related party	126,871	1,871
Prepaid expenses and other current assets	130,226	69,512
Notes receivable	—	1,200,000
Total Current Assets	746,166	1,949,465
OTHER ASSETS
Notes receivable	1,500,000	—
Property and equipment, net	3,326	91,861
TOTAL ASSETS	$2,249,492	$2,041,326
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued expenses	$51,869	$20,097
Current portion of note payable	—	10,462
TOTAL LIABILITIES	51,869	30,559
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.0001; authorized 1,000,000 shares; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 200,000,000 shares authorized; 22,780,714 and 19,630,714 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,279	1,964
Additional paid-in capital	7,491,566	6,861,881
Accumulated deficit	(5,296,222)	(4,853,078)
TOTAL STOCKHOLDERS' EQUITY	2,197,623	2,010,767
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,249,492	$2,041,326

The accompanying notes are an integral part of these consolidated financial statements

Cullen Agricultural Holding Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2014	For the year ended December 31, 2013
Revenues	$—-	$—-
General and administrative expenses	566,677	312,424
LOSS FROM OPERATIONS	(566,677)	(312,424)
OTHER INCOME (EXPENSE)
Interest income – notes receivable	88,522	3,945
Interest expense – note payable	(184)	(484)
Gain on sale of equipment	36,465	—-
TOTAL OTHER INCOME	124,803	3,461
LOSS BEFORE TAXES	(441,874)	(308,963)
INCOME TAXES	1,270	1,260
NET LOSS	(443,144)	$(310,223)
Weighted average number of common shares outstanding – basic and diluted	19,806,193	19,630,714
Basic and diluted net loss per share	$(0.02)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements

Cullen Agricultural Holding Corp. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2014 and 2013

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
BALANCE – January 1, 2013	19,630,714	$1,964	$6,861,881	$(4,542,855)	$2,320,990
Net loss for the year ended December 31, 2013	—	—	—	(310,223)	(310,223)
BALANCE – December 31, 2013	19,630,714	$1,964	$6,861,881	$(4,853,078)	$2,010,767
Issuance of common stock on December 5, 2014 at $0.20 per share	2,150,000	215	429,785	—	430,000
Issuance of shares to directors as compensation	1,000,000	100	199,900	—	200,000
Net loss for the year ended December 31, 2014	—	—	—	(443,144)	(443,144)
BALANCE – December 31, 2014	22,780,714	$2,279	$7,491,566	$(5,296,222)	$2,197,623

The accompanying notes are an integral part of these consolidated financial statements

Cullen Agricultural Holding Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Cash Flows from Operating Activities
Net loss	$(443,144)	$(310,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of equipment	(36,465)
Stock-based compensation	200,000	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(60,714)	(37,276)
Accrued expenses	31,772	(3,868)
NET CASH USED IN OPERATING ACTIVITIES	(308,551)	(351,367)
Cash Flows used in Investing Activities
Issuance of notes receivable	(300,000)	(1,200,000)
NET CASH USED IN INVESTING ACTIVITIES	(300,000)	(1,200,000)
Cash Flows from Financing Activities
Repayment of note payable	(10,462)	(10,170)
Proceeds from issuance of common stock	430,000	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	419,538	(10,170)
NET DECREASE IN CASH	(189,013)	(1,561,537)
CASH – Beginning	678,082	2,239,619
CASH – Ending	$489,069	$678,082
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$184	$668
Taxes	$1,270	$1,260
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equipment sold in exchange for note recievable from related party	$125,000	$—

The accompanying notes are an integral part of these consolidated financial statements

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Significant Accounting Policies

Basis of Presentation, Management’s Plans and History

Cullen Agricultural Holding Corp. (the “Company”, “we”, “us” or “our”) was incorporated in Delaware on August 27, 2009. To date, the Company has not generated any revenue.

We were formed as a wholly-owned subsidiary of Triplecrown Acquisition Corp. (“Triplecrown”), a blank check company. CAT Merger Sub, Inc. (“Merger Sub”), a Georgia corporation, was incorporated as our wholly-owned subsidiary on August 31, 2009. We were formed in order to allow Triplecrown to complete a business combination (the “Merger”) with Cullen Agricultural Technologies, Inc. (“Cullen Agritech”), as contemplated by the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 4, 2009, as amended, among Triplecrown, the Company, Merger Sub, Cullen Agritech and Cullen Inc. Holdings Ltd. (“Cullen Holdings”). Cullen Agritech was formed on June 3, 2009. Cullen Agritech’s primary operations are conducted through Natural Dairy Inc., a wholly owned subsidiary of Cullen Agritech. Cullen Holdings is an entity controlled by Eric J. Watson, our former Chief Executive Officer, Secretary, Chairman of the Board and Treasurer and, prior to the Merger, was the holder of all of the outstanding common stock of Cullen Agritech.

Pursuant to the Merger, (i) Triplecrown merged with and into the Company with the Company surviving as the new publicly-traded corporation and (ii) Merger Sub merged with and into Cullen Agritech with Cullen Agritech surviving as a wholly owned subsidiary of the Company. As a result of the Merger, the former security holders of Triplecrown and Cullen Agritech became the security holders of the Company. Thus, the Company became a holding company, operating through its wholly-owned subsidiary, Cullen Agritech. The Merger was consummated on October 22, 2009.

On December 31, 2014, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, Long Island Iced Tea Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Holdco”), Cullen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and a wholly owned subsidiary of Holdco (“LIBB Merger Sub” and together with Parent Merger Sub, the “Merger Subs”), Long Island Brand Beverages, LLC, a New York limited liability company (“LIBB”), Phillip Thomas and Thomas Panza, each a member of LIBB. Pursuant to the Merger Agreement, among other things, (i) Parent Merger Sub will merge with and into the Company (the “Parent Merger”), with the Company surviving as a wholly owned subsidiary of Holdco and with the Company’s stockholders receiving newly issued shares of common stock, par value $0.0001 per share, of Holdco, (ii) LIBB Merger Sub will merge with and into LIBB (the “Company Merger,” and together with the Parent Merger, the “Mergers”), with LIBB surviving as a wholly owned subsidiary of Holdco and (iii) the members of LIBB will receive an aggregate of 39,500,000 newly issued shares of Holdco common stock, subject to adjustment as described below.

If LIBB’s estimated net working capital at the closing is less than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $0.20. If LIBB’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $0.20. LIBB’s net working capital target is $70,069, except that if the closing occurs after February 15, 2015, the target will be reduced by $3,333.33 for each day after such date through and including the closing date.

If the Company’s estimated net working capital at the closing is more than its net working capital target, the number of shares of Holdco common stock to be received by the LIBB members at the closing will be reduced by a number of shares, allocated among the LIBB members pro rata, equal to such excess divided by $0.20. If the Company’s estimated net working capital at the closing is less than its net working capital target,

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Significant Accounting Policies – (continued)

the number of shares of Holdco common stock to be received by the LIBB members at the closing will be increased by a number of shares, allocated among the LIBB members pro rata, equal to such deficiency divided by $0.20. the Company’s net working capital target is $786,985, except that if the closing occurs after February 15, 2015, the target will be reduced by $666.67 for each day after such date through and including the closing date.

LIBB operates in the ready-to-drink tea segment of the beverage industry. LIBB has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. LIBB is currently organized around its flagship brand Long Island Iced Tea, a ready-to-drink, proprietary recipe iced tea sold primarily on the East Coast of the United States through national and regional wholesale and supermarket chains and a network of distributors.

For accounting purposes, the transactions will be treated as an acquisition of the Company by LIBB and as a recapitalization of LIBB, as the former LIBB members will hold a large percent of the Holdco shares and will exercise significant influence over the operating and financial policies of the consolidated entity and the Company was a public shell company at the time of the transaction. Pursuant to Accounting Standards Codification (“ASC”) 805-10-55-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public shell with nominal assets is considered a capital transaction in substance rather than a business combination.

Upon the consummation of the Merger, the combined entity will become a new publicly traded company. Through December 31, 2014, the Company has provided loans aggregating $1,500,000 to LIBB. The Merger Agreement between the Company and LIBB has not occurred and there is no assurance that such a merger will occur. The Company’s activities are subject to significant risks and uncertainties, including the risk that the Company will not be able to merge with a suitable operating business or that such operating business, once acquired, will not perform as expected.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Cullen Agritech, including its wholly owned subsidiary, Natural Dairy. All intercompany accounts and transactions have been eliminated in consolidation.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash. The Company maintains cash balances that may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Property, Plant and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. The Company charges repairs and maintenance items to expense, while major improvements and betterments are capitalized.

Depreciation and amortization is provided on the straight-line method over the following estimated useful lives of the assets:

Buildings	15 years
Machinery and equipment	5 – 10 years
Transportation equipment	5 years
Land improvements	15 years

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Significant Accounting Policies – (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360 “Plant, Property and Equipment,” for purposes of determining and measuring impairment of its long-lived assets other than goodwill. The Company’s policy is to review the value assigned to its long lived assets to determine if they have been permanently impaired by adverse conditions which may affect the Company whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the Company identifies a permanent impairment such that the carrying amount of the Company’s long lived assets is not recoverable using the sum of an undiscounted cash flow projection, the impaired asset is adjusted to its estimated fair value, based on an estimate of future discounted cash flows which becomes the new cost basis for the impaired asset. Considerable management judgment is necessary to estimate undiscounted future operating cash flows and fair values and, accordingly, actual results could vary significantly from such estimates.

Income (Loss) Per Share

The Company follows the provisions of FASB ASC 260, “Earnings Per Share” (“ASC 260”). In accordance with ASC 260, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. ASC 260 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations.

Basic earnings per share is calculated using the average number of common shares outstanding and diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the effect of outstanding warrants using the “treasury stock method.”

Equity-Based Compensation

The Company accounts for equity instruments issued to employees and directors in accordance with accounting guidance that requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award. We recognize compensation costs over the requisite service period of the award.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company's assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management's opinion,

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Significant Accounting Policies – (continued)

adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company has identified its federal tax return and its state tax return in Georgia as “major” tax jurisdictions. Based on the Company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's consolidated financial statements. The evaluation was performed for tax years of 2011 through 2014 which are open for tax authority review. The Company believes that its income tax positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position or results of operations.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties and interest for years ended December 31, 2014 and December 31, 2013. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recently Issued and Adopted Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company elected to early adopt this ASU effective with the Quarterly Report on Form 10-Q for the period ended June 30, 2014 and its adoption resulted in the removal of previously required development stage disclosures. The adoption of ASU No. 2014-10 did not have a material effect on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09 (ASU 2014-09) “Revenue from Contracts with Customers.” ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. We are currently in the process of evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Significant Accounting Policies – (continued)

principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

Note 2 — Property and Equipment

At December 31, 2014 and December 31, 2013, property and equipment consisted of the following:

	December 31, 2014	December 31, 2013
Machinery and equipment	$—	$154,231
Website	3,326	3,326
	3,326	157,557
Less: Accumulated depreciation and amortization	—	65,696
Property and equipment, net	$3,326	$91,861

Depreciation and amortization expense was $0 and $0 for the years ended December 31, 2014 and 2013, respectively.

On December 31, 2014, the Company entered into a Sale and Purchase Agreement with Hart Acquisition, LLC (“Hart”) an affiliate of the Company’s largest shareholder, pursuant to which the Company sold to Hart certain assets and intellectual property related to the Company’s former agricultural business for an aggregate purchase price of $125,000 (“Hart Purchase Agreement”). Pursuant to the Hart Purchase Agreement, the $125,000 proceeds was received on January 29, 2015. The equipment had a net book value of $88,535, resulting in the recognized gain of $36,465 during the year ended December 31, 2014.

All assets were taken out of service on December 31, 2012 and as a result since December 31, 2012, the Company has not recorded depreciation expense related to these assets.

Note 3 — Receivable from Related Party

As of December 31, 2014, $126,871 (consisting of $125,000 from the sale of equipment) was due from Hart (See Note 2). As of December 31, 2013, $1,871 was due from Hart.

Note 4 — Notes Receivable

On November 19, 2013, the Company provided a loan in the amount of $600,000 to LIBB. On December 5, 2013, the Company provided a second loan to the LIBB in the amount of $600,000. On April 1, 2014, the Company provided a third loan in the amount of $300,000 to LIBB. Pursuant to the terms of the respective promissory notes, the loans bear interest at a rate of 6% per annum. On November 7, 2014, the Company and LIBB entered into an amendment to the promissory notes evidencing the loans described above to extend the maturity date of the promissory notes to March 15, 2015. On March 3, 2015, the Company and LIBB entered into an amendment of the promissory notes evidencing the loans described above to extend the maturity of the promissory notes to March 15, 2016. During the years ended December 31, 2014 and 2013, the Company recorded interest income of $88,522 and $3,945, respectively, related to these notes. As of December 31, 2014, accrued interest related to these loans was $92,466 which is included in prepaid expenses and other current assets, on the accompanying consolidated balance sheets. LIBB has granted the Company a security interest in certain of LIBB’s accounts receivable and inventory.

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Note Payable

On May 15, 2010 the Company entered into a note payable to a financial institution due May 15, 2014, payable in annual installments of $10,768, which included interest of 2.9% per annum. At December 31, 2014 and December 31, 2013, the outstanding principal balance of the notes payable was $0 and $10,462.

Note 6 — Commitments and Contingencies

On October 3, 2014, an action was filed entitled Madwell LLC (“Madwell”) v. Long Island Brand Beverages LLC, its Chief Executive Officer, and Paul Vassilakos, the Company’s Chief Executive Officer, Index No.: 509081/2014, in the Supreme Court of New York by Madwell. Madwell is seeking $940,000, which includes $440,000 for breach of contract and payment of services as well as punitive damages of $500,000. The Company has agreed to indemnify Mr. Vassilakos for any expenses he incurs in connection with such litigation. The Company does not believe that Mr. Vassilakos’ expenses in connection with such litigation will be material.

Note 7 — Stockholders’ Equity

On December 5, 2014, the Company received proceeds of $430,000 in connection with the issuance of 2,150,000 shares to an investor at $0.20 per share.

On December 26, 2014, the Company issued a total of 1,000,000 shares of common stock to its independent directors. The shares, valued in the aggregate at $200,000, were fully vested upon issuance and were recorded as compensation expense and included within general and administrative expense for the year ended December 31, 2014. These shares were not issued under a plan.

Note 8 — 2009 Long-Term Incentive Equity Plan

The Company’s 2009 Long-Term Incentive Equity Plan (the “Plan”) permits the granting of stock options, stock appreciation rights, restricted stock and other stock based awards to officers, employees, directors and consultants of the Company for up to 2,405,914 shares. Option awards are granted with an exercise price equal to the market price on the date of grant and they generally vest over a three year period and expire between 5 and 10 years from the date of issuance. Stock appreciation rights may be awarded in tandem with an option and shall no longer be exercisable upon termination or the exercise of the related option. The term of the stock appreciation right is determined by the Plan’s committee. Restricted stock and other stock based awards are awarded at the discretion of the Plan’s committee. During the years December 31, 2014 and 2013, there were no awards granted under this Plan.

Note 9 – Income Taxes

The components of the income tax provision are as follows:

	For the year ended December 31, 2014	For the year ended December 31, 2013
Current
Federal	$—	$—
State	1,270	1,260
Total current	1,270	1,260

Deferred
Federal	(144,087)	(114,855)
State	(16,780)	(13,376)
	(160,867)	(128,231)
Changes in valuation allowance	160,867	128,231
Total deferred	—	—
Income tax expense	$1,270	$1,260

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Income Taxes – (continued)

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	For the year ended December 31, 2014	For the year ended December 31, 2013
Deferred tax assets:qa
Net operating loss carry forwards	$2,005,882	$1,845,015
Total deferred tax assets	2,005,882	1,845,015
Valuation allowance	(2,005,882)	(1,845,015)
Net deferred tax asset	$—	$—

As of December 31, 2014 the Company has an estimated net operating loss carry forward (“NOLs”) of $5,284,205 which begins to expire starting in 2029. The Company has determined that the deferred tax asset has no value at this time, as the Company does not believe it will utilize these losses in the future, and accordingly has recorded a valuation allowance of 100% of the deferred tax asset.

For the years ended December 31, 2014 and 2013, the valuation allowance has increased by $160,867 and $128,231, respectively.

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax to income from operations before provision for income taxes is as follows:

	For the year Ended December 31, 2014	For the year Ended December 31, 2013
Tax provision at statutory	(34%)	(34%)
State and local taxes (net of federal benefit)	4%	4%
Change in valuation allowance and non-deductible items	38%	38%
Effective tax rate	0%	0%

Note 10 — Subsequent Events

The Company evaluates events that occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, other than as disclosed in Note 4, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

NOTE 11 — Subsequent Events (Unaudited)

On March 26, 2015, the Company provided an additional loan to LIBB in the amount of $250,000. The loan bears interest at 6% per annum with principal and interest due and payable on March 15, 2016. The loan is secured by the inventory and accounts receivable of LIBB.

On April 23, 2015, the Company, Holdco, Parent Merger Sub, LIBB Merger Sub, LIBB, Phil Thomas and Thomas Panza, who hold a majority of the outstanding membership interests of LIBB, and Philip Thomas, in his capacity under the Merger Agreement as representative of the LIBB members who have signed the Merger Agreement, entered into an amendment to the Merger Agreement. The amendment changed the ratio at which Company common stock will be converted into Holdco common stock in the Parent Merger. Under the Merger Agreement, as amended, each Company stockholder will receive one share of Holdco common stock for every 15 shares of Company common stock. Prior to the amendment, each Company stockholder was to receive one share of Holdco common stock for each share of Company common stock. The amendment also proportionately adjusted the number of shares of Holdco common stock that will be issued to the LIBB

CULLEN AGRICULTURAL HOLDING CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — Subsequent Events (Unaudited)  – (continued)

members in the Company Merger, reducing such number from 39,500,000 to 2,633,334. The amendment was entered into in an attempt to increase Holdco’s stock price after the closing to assist in listing on a national securities exchange in the future. The amendment also proportionately adjusted: the number of shares of Holdco common stock that will be deposited in escrow to provide a fund for satisfaction of the Company, Holdco and LIBB’s post-closing rights to indemnification under the Merger Agreement, reducing such number from 7,500,000 to 500,000; the number of shares of Holdco common stock that will be deposited in escrow to satisfy any downward adjustment to the merger consideration based on the Company’s and LIBB’s estimated net working capital as of the closing, reducing such number from 1,000,000 to 66,667; the number of shares of Holdco common stock that will be reserved for issuance pursuant to Holdco’s incentive equity plan, reducing such number from 7,000,000 to 466,667; the value per share of Holdco common stock used in the calculation of the net working capital adjustment, increasing such value from $0.20 to $3.00 per share; and the number of options that will be issued to Messrs. Thomas, Dydensborg, Meehan and Panza under their employment agreements, reducing such numbers from 1,200,000 to 80,000, from 880,000 to 58,667, from 240,000 to 16,000 and from 600,000 to 40,000, respectively, and the exercise price thereof, in each case increasing such number from $0.25 to $3.75.

Annex A-1
EXECUTION COPY

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

CULLEN AGRICULTURAL HOLDING CORP.,

LONG ISLAND ICED TEA CORP.,

CULLEN MERGER SUB, INC.,

LIBB ACQUISITION SUB, LLC,

LONG ISLAND BRAND BEVERAGES LLC,

AND

THE FOUNDERS NAMED HEREIN

DATED AS OF DECEMBER 31, 2014

A-1-1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 31, 2014, by and among Cullen Agricultural Holding Corp., a Delaware corporation (“Parent”), Long Island Iced Tea Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Holdco”), Cullen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and wholly owned subsidiary of Holdco (“Company Merger Sub”), Long Island Brand Beverages LLC, a New York limited liability company (the “Company”), and Phil Thomas (“Thomas”) and Thomas Panza (“Panza” and together with Thomas, the “Founders”), who hold a majority of the outstanding membership interests of the Company. The term “Agreement” as used herein refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all exhibits and schedules hereto (including the Company Schedule and the Parent Schedule, as defined in the preambles to Articles II and III hereof, respectively). The term “Members” as used herein refers to all of the members of the Company, including the Founders. The term “Signing Members” as used herein refers to the Founders and all of the Members who have executed and delivered a joinder to this Agreement in the form of Exhibit A (a “Joinder”).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.1) and in accordance with the New York Limited Liability Company Law (the “NYLLCL”), the Delaware General Corporation Law (the “DGCL”) and other applicable law, Parent and the Company intend to enter into a business combination transaction by means of (i) a merger of Parent Merger Sub with and into Parent, with Parent being the surviving entity (the “Parent Merger”), and (ii) a merger of Company Merger Sub with and into the Company, with the Company being the surviving entity (the “Company Merger,” and together with the Parent Merger, the “Mergers”), as a result of which Parent and the Company will become wholly owned subsidiaries of Holdco and Holdco will become a public company (Holdco after the Closing, “Surviving Pubco”).

B. Each of the board of directors of Parent and the board of managers of the Company has determined that the Mergers are fair to, and in the best interests of, its respective company, stockholders and members.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I.
THE MERGER

1.1. The Mergers.

(a) At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Parent Merger Sub shall be merged with and into Parent, the separate corporate existence of Parent Merger Sub shall cease and Parent shall continue as the surviving corporation in the Parent Merger (“Parent Surviving Subsidiary”).

(b) At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the NYLLCL, Company Merger Sub shall be merged with and into the Company, the separate corporate existence of Company Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Company Merger (“Company Surviving Subsidiary” and together with the Parent Surviving Subsidiary, the “Surviving Subsidiaries”).

1.2. Effective Time; Closing.  Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties hereto (i) shall cause the Parent Merger to be consummated by filing a certificate of merger (the “Parent Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and (ii) shall cause the Company Merger to be consummated by filing a certificate of merger (the “Company Certificate of Merger,”

A-1-2

and together with the Holdco Certificate of Merger, the “Certificates of Merger”) with the Department of State of the State of New York in accordance with the applicable provisions of the NYLLCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Company Certificate of Merger being the “Effective Time”). Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the transactions contemplated by this Agreement (the “Closing”), other than the filing of the Certificates of Merger, shall take place at the offices of Graubard Miller, counsel to Parent, 405 Lexington Avenue, New York, New York 10174 at a time and date to be specified by the parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that are capable of being satisfied or waived only at the Closing), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by emailed PDF file.

1.3. Effect of the Mergers.  At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the NYLLCL, the DGCL and other applicable provisions of law (collectively, the “Applicable Law”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Parent Merger Sub and Company Merger Sub shall vest in Parent Surviving Subsidiary and Company Surviving Subsidiary, respectively, and all debts, liabilities and duties of Parent Merger Sub and Company Merger Sub shall become the debts, liabilities and duties of Parent Surviving Subsidiary and Company Surviving Subsidiary, respectively.

1.4. Governing Documents.  At the Effective Time,

(a) the Certificate of Incorporation of Parent Merger Sub shall become the Certificate of Incorporation of Parent Surviving Subsidiary, except that the name of Parent Surviving Subsidiary shall be “Cullen Agricultural Holding Corp.”;

(b) the Bylaws of Parent Merger Sub shall become the Bylaws of Parent Surviving Subsidiary, except that the name of Parent Surviving Subsidiary shall be “Cullen Agricultural Holding Corp.”;

(c) the Articles of Organization of the Company shall be the Articles of Organization of Company Surviving Subsidiary; and

(d) the Operating Agreement of the Company shall be the Operating Agreement of Company Surviving Subsidiary.

Promptly after the Effective Time, Holdco, as the sole member of the Company Surviving Subsidiary, shall cause (i) the Operating Agreement of the Company Surviving Subsidiary to be amended and restated to read in its entirety as the Operating Agreement of Company Merger Sub as in effect on the date hereof, except that the name of the Company Surviving Subsidiary shall be “Long Island Brand Beverages LLC”, and (ii) the Articles of Organization of the Company Surviving Subsidiary to be amended and restated to read in their entirety as the Articles of Organization of Company Merger Sub as in effect on the date hereof, except that the name of the Company Surviving Subsidiary shall be “Long Island Brand Beverages LLC”.

1.5. Merger Consideration; Effect on Securities.

(a) Conversion of Parent Common Stock.  Each share of common stock, par value $.0001, of Parent (“Parent Common Stock”) issued and outstanding immediately prior to the Effective Time will be automatically converted into one share of common stock, par value $0.0001, of Holdco (“Holdco Common Stock”) and the holders thereof shall cease to have any further rights as holders of capital stock of Parent. Immediately following the Parent Merger, each certificate that evidenced Parent Common Stock immediately prior to the Parent Merger (“Parent Certificate”) shall represent the applicable number of shares of Holdco Common Stock into which the Parent Common Stock represented thereby have been converted.

(b) Merger Consideration.  The aggregate consideration to be paid to the holders of the membership units of the Company (“Company Membership Units”) issued and outstanding immediately prior to the Effective Time in exchange for the cancellation of their Company Membership Units and

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their rights as such holders (the “Merger Consideration”), subject to adjustment as provided for in Section 1.5(d), is 39,500,000 shares of Holdco Common Stock to be issued at the Closing.

(c) Conversion of Company Membership Units.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Company Merger and this Agreement and without any action on the part of Parent, Holdco or the Company, each of the issued and outstanding Company Membership Units (both Voting Units and Limited Units (as each term is defined in the Operating Agreement of the Company)) will be cancelled and the rights pertaining thereto will be automatically converted into the right to receive the portion of the Merger Consideration, subject to adjustment as provided for in Section 1.5(d), equal to the aggregate Merger Consideration divided by the total number of issued and outstanding Company Membership Units as of the Closing, which as of the date of this Agreement, assuming that there are no adjustments pursuant to Section 1.5(d) below, would result in an allocation among the holders of the Company Membership Units as set forth in Schedule 1.5(c).

(d) Net Working Capital Adjustment of Merger Consideration.

(i) At least three (3) Business Days before the Closing, the Company shall prepare and deliver to Parent a statement (the “Company Estimated Net Working Capital Statement”) showing, in reasonable detail, the calculation of a good faith estimate of the Company’s Net Working Capital (as defined in Section 1.5(d)(vi)) (the “Company Estimated Net Working Capital”) and Parent shall prepare and deliver to the Company a statement (the “Parent Estimated Net Working Capital Statement”) showing, in reasonable detail, the calculation of a good faith estimate of the Parent’s Net Working Capital (the “Parent Estimated Net Working Capital”). Such Company Estimated Net Working Capital Statement and Parent Estimated Net Working Capital Statement shall be derived utilizing United States generally accepted accounting principles (“U.S. GAAP”) consistent with the historical practice of the Company and Parent, respectively.

(A) If the Company Estimated Net Working Capital is less than the Company Net Working Capital Target (such difference, the “Company Estimated Net Working Capital Shortfall”), the aggregate number of shares of Holdco Common Stock issued by Holdco at the Closing pursuant to Section 1.5(b) shall be reduced by a number of shares, allocated among the Members pro rata based on each Member’s Pro Rata Share, equal to the absolute value of the Estimated Company Net Working Capital Shortfall, divided by $0.20 per share. If the Company Estimated Net Working Capital is more than the Company Net Working Capital Target (such difference, the “Company Estimated Net Working Capital Excess”), the aggregate number of shares of Holdco Common Stock issued by Holdco at the Closing pursuant to Section 1.5(b) shall be increased by a number of shares, allocated among the Members pro rata based on each Member’s Pro Rata Share, equal to the absolute value of the Estimated Company Net Working Capital Excess, divided by $0.20 per share. For purposes of this Agreement, the “Company Net Working Capital Target” shall mean $70,069; provided, that in the event that the Closing Date is after February 15, 2015, the Company Net Working Capital Target shall be decreased by $3,333.33 for each day after February 15, 2015 through and including the Closing Date. For purposes of this Agreement, each Member’s “Pro Rata Share” shall be equal to a fraction, expressed as a percentage, equal to the number of Company Membership Units held by such Member as of the Closing, divided by the total number of Company Membership Units held by all Members as of the Closing.

(B) If the Parent Estimated Net Working Capital is more than the Parent Net Working Capital Target (such difference, the “Parent Estimated Net Working Capital Excess”), the aggregate number of shares of Holdco Common Stock issued by Holdco at the Closing pursuant to Section 1.5(b) shall be reduced by a number of shares, allocated among the Members pro rata based on each Member’s Pro Rata Share, equal to the absolute value of the Parent Estimated Net Working Capital Excess, divided by $0.20 per share. If the Parent Estimated Net Working Capital is less than the Parent Net Working Capital Target (such difference, the “Parent Estimated Net Working Capital Shortfall”), the aggregate number of shares of Holdco Common Stock issued by Holdco at the Closing pursuant to Section 1.5(b)

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shall be increased by a number of shares, allocated among the Members pro rata based on each Member’s Pro Rata Share, equal to the absolute value of the Parent Estimated Net Working Capital Shortfall, divided by $0.20 per share. For purposes of this Agreement, the “Parent Net Working Capital Target” shall mean $786,985; provided, that in the event that the Closing Date is after February 15, 2015, the Parent Net Working Capital Target shall be decreased by $666.67 for each day after February 15, 2015 through and including the Closing Date.

(ii) As soon as practicable after the Closing, but not later than forty-five (45) days after the Closing, Surviving Pubco shall deliver to the LIBB Representative and the Committee (each as defined in Section 1.12 and together, the “Independent Parties”) a statement (the “Closing Net Working Capital Statement”) showing, in reasonable detail, the calculation of the Company’s actual Net Working Capital (the “Company Actual Net Working Capital”) and Parent’s actual Net Working Capital (the “Parent Actual Net Working Capital”). Such Closing Net Working Capital Statement shall be derived utilizing U.S. GAAP consistent with the historical practice of the Company (with respect to the Company Actual Net Working Capital calculation) and Parent (with respect to the Parent Actual Net Working Capital calculation) and be certified as being accurate and complete by the Surviving Pubco’s independent registered public accounting firm.

(iii) If an Independent Party disagrees with the Company Actual Net Working Capital or the Parent Actual Net Working Capital as set forth in the Closing Net Working Capital Statement, it shall notify Surviving Pubco and the other Independent Party of such disagreement in writing specifying in reasonable detail any and all items of disagreement (each, an “Item of Dispute”) within thirty (30) calendar days after its receipt of the Closing Net Working Capital Statement. In connection with their review of the Closing Net Working Capital Statement and the calculations contained therein, Surviving Pubco and its Representatives shall provide each Independent Party and its Representatives with reasonable access to the books and records, personnel and properties and any other information of Surviving Pubco or its Subsidiaries that the Independent Party reasonably requests in connection with such review, subject to the Independent Party executing a confidentiality agreement in a form reasonably acceptable to the Independent Party and Surviving Pubco. Surviving Pubco and the Independent Parties shall use their commercially reasonable best efforts for a period of ten (10) Business Days after the Independent Party’s delivery of such notice (or such longer period as Surviving Pubco and the Independent Parties may mutually agree upon) to resolve any Items of Dispute raised by the Independent Party. If, at the end of such period, Surviving Pubco and the Independent Parties do not resolve any such Item of Dispute, any party may submit the matter to a mutually acceptable independent accounting firm of recognized national standing to review and resolve the Item of Dispute. In the event Surviving Pubco and the Independent Parties cannot agree upon an accounting firm within five (5) Business Days after the failure to resolve any such Item of Dispute (or if such accounting firm does not accept the engagement and they cannot agree upon a replacement accounting firm within five (5) Business Days after the accounting firm notifies the parties that it will not accept the engagement), they shall choose an accounting firm by lot from those accounting firms of recognized national standing practicing in the State of New York having no material relationship to Surviving Pubco, Parent, the Company, the Members, the Independent Parties or their respective Affiliates and having offices in locations suitable to conduct such review (the accounting firm selected in accordance with the preceding two sentences is referred to herein as the “Accounting Firm”). Surviving Pubco and the Independent Parties shall request that the Accounting Firm render a determination on each Item of Dispute, solely based on whether such Item of Dispute was prepared accurately and in accordance with U.S. GAAP and consistent with the historical practice of the Company (with respect to the Company Actual Net Working Capital calculation) and Parent (with respect to the Parent Actual Net Working Capital calculation). The determination by the Accounting Firm shall be set forth in a written statement with a reasonably detailed explanation for such determination, and shall be final, binding and conclusive on the parties absent fraud, bad faith or manifest error. Surviving Pubco and the Independent Parties shall make their respective submissions to the Accounting Firm within ten (10) Business Days after selecting such firm pursuant to this Section 1.5(d). Surviving Pubco and the Independent Parties shall use their commercially reasonable best efforts to cause the Accounting Firm to make its determination

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within fifteen (15) calendar days after accepting its selection. All of the fees and expenses of the Accounting Firm shall be borne by Surviving Pubco.

(iv) If the Company Actual Net Working Capital, as finally determined in accordance with this Agreement, is less than the Company Estimated Net Working Capital (such difference, the “Company Actual Net Working Capital Shortfall”), the Members shall surrender (pro rata based on each Member’s Pro Rata Share) to Holdco for cancellation such number of shares of Holdco Common Stock equal to the absolute value of the Company Actual Net Working Capital Shortfall, divided by $0.20 per share. If the Company Actual Net Working Capital, as finally determined in accordance with this Agreement, is more than the Company Estimated Net Working Capital (such difference, the “Company Actual Net Working Capital Excess”), Holdco shall issue and cause to be delivered to the Members (pro rata based on each Member’s Pro Rata Share) such additional number of shares of Holdco Common Stock equal to the absolute value of the Company Actual Net Working Capital Excess, divided by $0.20 per share. If the Parent Actual Net Working Capital, as finally determined in accordance with this Agreement, is more than the Parent Estimated Net Working Capital (such difference, the “Parent Actual Net Working Capital Excess”), the Members shall surrender (pro rata based on each Member’s Pro Rata Share) to Holdco for cancellation such number of shares of Holdco Common Stock equal to the absolute value of the Parent Actual Net Working Capital Excess, divided by $0.20 per share. If the Parent Actual Net Working Capital, as finally determined in accordance with this Agreement, is less than the Parent Estimated Net Working Capital (such difference, the “Parent Actual Net Working Capital Shortfall”), Holdco shall issue and cause to be delivered to the Members (pro rata based on each Member’s Pro Rata Share) such additional number of shares of Holdco Common Stock equal to the absolute value of the Parent Actual Net Working Capital Shortfall, divided by $0.20 per share.

(v) Notwithstanding anything herein to the contrary, any downward adjustment to the number of shares of Holdco Common Stock to be issued in the transaction (or any related surrender of shares of Holdco Common Stock by the Members) pursuant to Section 1.5(d)(iv) shall be satisfied from the Adjustment Escrow Shares (as defined in Section 1.11) and any such reduction shall be limited to the number of Adjustment Escrow Shares actually remaining in the Escrow Account (as defined in Section 1.11).

(vi) As used in this Agreement, “Net Working Capital” means, with respect to any Person, all of the current assets of such Person and its Subsidiaries on a consolidated basis, less all of the current liabilities of such Person and its Subsidiaries on a consolidated basis, less all of the Indebtedness of such Person and its Subsidiaries on a consolidated basis (excluding all current liabilities and, in the case of the Company, all Indebtedness owed by the Company to Parent), in each case as of the Effective Time, immediately prior to giving effect to the Mergers and the other transactions contemplated by this Agreement. As used in this Agreement, “Indebtedness” means, with respect to any Person, (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, or (iii) for the deferred purchase price of property or services (excluding trade payables arising in the ordinary course of business that are not past due beyond ordinary grace periods); (b) any guarantee (or keepwell agreement) by such Person of any indebtedness of others described in the preceding clause (a); (c) any obligation to reimburse any bank or other Person for amounts paid prior to the Closing under a letter of credit or similar instrument; (d) any factoring arrangement or obligation secured by or representing the disposition of assets that would be assets of the Company but for the incurrence of such obligation; (e) any other obligation upon which interest charges are customarily paid; and (f) any leases that are required by U.S. GAAP to be accounted for as capital leases.

(e) Adjustments to Exchange Ratios.  The number of shares of Holdco Common Stock that the holders of Company Membership Units and Parent Common Stock are entitled to receive as a result of the Mergers shall be equitably adjusted to reflect appropriately the effect of any equity split, reverse equity split, equity dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Company Membership Units or Holdco Common Stock), cash dividends or distributions,

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reorganization, recapitalization, reclassification, combination, exchange of equity securities or other like change with respect to the Holdco Common Stock, the Company Membership Units or Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) No Fractional Shares.  No fraction of a share of Holdco Common Stock will be issued by virtue of the Mergers or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Holdco Common Stock (after aggregating all fractional shares of Holdco Common Stock that otherwise would be received by such holder) shall receive, in lieu of such fractional share, one (1) share of Holdco Common Stock.

(g) No Further Ownership Rights in Parent Common Stock and Company Membership Units.  All the shares of Holdco Common Stock issued to the holders of the Parent Common Stock and Company Membership Units upon consummation of the Mergers or thereafter issuable pursuant to Section 1.5(d), shall be deemed to have been issued in full satisfaction of all rights pertaining to the outstanding Parent Common Stock and Company Membership Units and there shall be no further registration of transfers on the records of Surviving Parent Subsidiary or Surviving Company Subsidiary of the Parent Common Stock and the Company Membership Units, respectively, that were outstanding immediately prior to the Effective Time.

(h) Required Withholding.  Holdco shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(i) Cancellation of Holdco Capital Stock.  Each share of capital stock of Holdco issued and outstanding immediately prior to the Effective Time will be canceled.

(j) Membership Interests in Company Merger Sub.  Subject to the terms and conditions of this Agreement, at the Effective Time, all issued and outstanding membership interests in Company Merger Sub immediately prior to the Effective Time shall automatically, and without any action on the part of the holder thereof, be converted into an aggregate of 100% of the validly issued, fully paid and non-assessable membership interests in the Company Surviving Subsidiary. Immediately following the conversion contemplated by this Section 1.5, 100% of the outstanding Company Membership Units, as all of the membership interests in the Company Surviving Subsidiary, shall be issued to Surviving Pubco.

1.6. Exchange Procedures.

(a) Surrender of Certificates.  At the Effective Time, the holders of Company Membership Units will surrender their certificates or other instruments representing the Company Membership Units (the “Company Certificates”) and the holders of the Parent Common Stock will surrender their certificates or other instruments representing the Parent Common Stock (the “Parent Certificates”), or in the case of a lost, stolen or destroyed Company Certificate or Parent Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.8, to Holdco for cancellation together with any related documentation reasonably requested by Holdco in connection therewith. After the Effective Time, each outstanding Company Certificate and Parent Certificate will be deemed for all corporate purposes to evidence only the right to receive the applicable shares of Holdco Common Stock in accordance with the provisions of this Article I.

(b) Exchange of Certificates.  Certificates representing the shares of Holdco Common Stock shall be issued to the holders of Company Membership Units and Parent Common Stock upon surrender of the Company Certificates and Parent Certificates as provided for herein or otherwise agreed by the parties. Upon surrender of the Company Certificates and Parent Certificates (or in the case of a lost, stolen or destroyed Company Certificate or Parent Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.8) for cancellation to Holdco or to such other agent or agents as may be appointed by Holdco, Holdco shall issue, or cause to be issued, to each holder of the

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Company Certificates and Parent Certificates such certificates representing the number of shares of Holdco Common Stock, a portion of which shall be held in escrow pursuant to Section 1.11 below in the case of issuances to the holders of the Company Certificates, for which their Company Membership Units and Parent Common Stock are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.7, and the Company Certificates and Parent Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates and Parent Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable shares of Holdco Common Stock issuable pursuant to this Article I.

(c) Transfers of Ownership.  If certificates representing the shares of Holdco Common Stock are to be issued in a name other than that in which the Company Certificates or Parent Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates or Parent Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Holdco or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing the shares of Holdco Common Stock in any name other than that of the registered holder of the Company Certificates or Parent Certificates surrendered, or established to the satisfaction of Holdco or any agent designated by it that such tax has been paid or is not payable.

1.7. No Distributions Until Surrender of Certificates.  No dividends or other distributions declared or made after the date of this Agreement with respect to Holdco Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates or Parent Certificates that have not yet been surrendered with respect to the shares of Holdco Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates or Parent Certificates shall surrender such certificates. Subject to applicable law, following surrender of any such Company Certificates or Parent Certificates, Holdco shall promptly deliver to the record holders thereof, without interest, the certificates representing the shares of Holdco Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Holdco Common Stock.

1.8. Lost, Stolen or Destroyed Certificates.  In the event any Company Certificate or Parent Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate or Parent Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Holdco as indemnity against any claim that may be made against it with respect to such Company Certificate or Parent Certificate, Holdco will issue or cause to be issued the number of shares of Holdco Common Stock (less the applicable Escrow Shares, in the case of a Company Certificate), for which such lost, stolen or destroyed Company Certificates or Parent Certificates are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.7.

1.9. Tax Consequences.  It is intended by the parties hereto that the Mergers shall, collectively, constitute a transaction described in Section 351 of the Code.

1.10. Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Parent Subsidiary and Surviving Company Subsidiary with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and the Company, respectively, the then current officers and directors of Surviving Parent Subsidiary and the then current officers and directors of the Surviving Company Subsidiary shall take all such lawful and necessary action.

1.11. Escrow.

(a) The following shall be deposited in a segregated escrow account (the “Escrow Account”) with the Escrow Agent: (i) as the sole remedy for the indemnification obligations of the Company Indemnitors set forth in Section 7.1(a), 7,500,000 of the shares of Holdco Common Stock issuable upon the Closing of the Company Merger to the Members (the “Indemnity Escrow Shares”); and (ii) as the sole means of providing for downward adjustments (if any) to the aggregate number of shares of Holdco Common

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Stock issued hereunder (or any related surrender of shares of Holdco Common Stock by the Members) pursuant to Section 1.5(d)(iv), an additional 1,000,000 of the shares of Holdco Common Stock issuable upon the Closing of the Company Merger to the Members (the “Adjustment Escrow Shares” and together with the Indemnity Escrow Shares and the Adjustment Escrow Shares, the “Escrow Shares”). The Escrow Shares shall be allocated among the Members in the same proportion as their proportionate share of the Holdco Common Stock being issued hereunder, all in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between Holdco, the LIBB Representative, the Committee and Continental, as escrow agent (“Escrow Agent”), substantially in the form of Exhibit B hereto (the “Escrow Agreement”).

(b) On the date that is three (3) Business Days after (i) if there are no Items of Dispute, the thirtieth (30th) calendar day after the Independent Parties’ receipt of the Closing Net Working Capital Statement, or (ii) if there are Items of Dispute, the day such Items of Dispute are finally resolved in accordance with Section 1.5(d), the Escrow Agent shall release the number of Adjustment Escrow Shares (if any) to be surrendered to Holdco in accordance with Section 1.5(d) to Holdco and shall release the remainder of the Adjustment Escrow Shares to the Members in the same proportions as originally deposited into escrow.

(c) No Indemnity Escrow Shares shall be released from the Escrow Account until the date on which Holdco’s independent registered public accounting firm has issued its report relating to Holdco’s financial statements for its fiscal year ending December 31, 2015 (the “Escrow Termination Date”). On the Escrow Termination Date, the Escrow Agent shall release to the Members any remaining Indemnity Escrow Shares, less the number of Indemnity Escrow Shares to be applied in satisfaction of resolved indemnification claims or reserved with respect to unresolved indemnification claims made prior to such date pursuant to Section 7.1(a) (“Pending Claims”), in the same proportions as originally deposited into escrow. Promptly after each Pending Claim has been finally resolved, any remaining Indemnity Escrow Shares not applied in satisfaction of resolved indemnification claims or reserved with respect to Pending Claims shall be delivered to the Members in the same proportions as originally deposited into escrow promptly upon such resolution.

1.12. Committee and LIBB Representative.

(a) Committee.  Parent hereby appoints Paul Vassilakos to act on behalf of Parent and Holdco, to take all necessary actions and make all decisions pursuant to this Agreement or the Escrow Agreement after the Closing. If such Person ceases to serve in such capacity, for any reason, such Person shall designate his or her successor. Failing such designation within ten (10) Business Days after such Person has ceased to serve, the board of directors of Holdco shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or, in the event of an inability to appoint same, another Person who would qualify as an “independent” director of Holdco and who has not had any material relationship with the Company or the Members prior to the Closing. Such Person or his successor is intended to be the “Committee” referred to in Article VII and elsewhere hereof and the Escrow Agreement.

(b) LIBB Representative.

(i) Each Signing Member, by the execution and delivery of this Agreement (or the Joinder hereto), hereby appoints Philip Thomas as the LIBB Representative (in such capacity, the “LIBB Representative”) as such Member's representative and agent to act on behalf of such Member in any amendment of or litigation or dispute involving this Agreement, including defending, negotiating, settling or otherwise dealing with claims under Section 1.5 or Article VII hereof or under the Escrow Agreement, to make all determinations on behalf of the Signing Members under this Agreement and the other Transaction Documents to which the LIBB Representative is a party, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the LIBB Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement, including the power to: (i) agree upon or compromise any matter related to the calculation of any adjustments to the purchase price provided under this Agreement; (ii) direct the distribution of the Merger Consideration to the Members; (iii) act for the Members with respect to all indemnification matters referred to in this Agreement, including the

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right to compromise on behalf of the Members any indemnification claim made by or against the Members, if any, and provide instructions to the Escrow Agent with respect to the funds in the Escrow Accounts; (iv) act for the Members with respect to all post-Closing matters under this Agreement; (v) terminate, amend, or waive any provision of this Agreement or any other Transaction Document to which the LIBB Representative is a party; provided, that any such action, if material to the rights and obligations of the Members in the reasonable judgment of the LIBB Representative, will be taken in the same manner with respect to all of the Members unless otherwise agreed by each of the Members who is subject to any disparate treatment of a potentially adverse nature; (vi) to negotiate, execute and deliver all ancillary agreements, statements, certificates, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document; (vii) to give and receive all notices and communications to be given or received under this Agreement or any other Transaction Document to which the LIBB Representative is a party and to receive service of process in connection with any disputes or claims hereunder or thereunder; (vii) employ and obtain the advice of legal counsel, accountants, and other professional advisors as the LIBB Representative, in its sole discretion, deems necessary or advisable in the performance of its duties as the LIBB Representative and to rely on their advice and counsel; (ix) incur and pay expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (x) receive all or any portion of the Merger Consideration and to distribute the same pursuant to the terms of this Agreement; (xi) sign any releases or other documents with respect to and dispute or remedy arising under this Agreement or the other Transaction Documents to which the LIBB Representative is a party; and (xii) do or refrain from doing any further act or deed on behalf of the Members which the LIBB Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as any of the Members could do if personally present and acting. Each Member acknowledges and agrees that upon execution of this Agreement, any delivery by the LIBB Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the LIBB Representative or any decisions made by the LIBB Representative pursuant to this Section 1.12(b) shall be binding on such Member as fully as if such Member had executed and delivered such documents or made such decisions. Each Signing Member agrees to execute and deliver to the LIBB Representative such further documents and instruments, and take such further actions, as may reasonably requested by the LIBB Representative to further evidence the appointment of the LIBB Representative as such Signing Member’s representative and agent hereunder.

(ii) In connection with the performance of his rights and obligations hereunder, the LIBB Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Members (or the Surviving Pubco to the extent set forth in this Agreement), attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the LIBB Representative may deem necessary or desirable from time to time.

(iii) The LIBB Representative shall not have any liability for any act done or omitted hereunder as LIBB Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Members shall severally (pro rata based on each Member’s Pro Rata Share) indemnify the LIBB Representative and hold it harmless against any Loss, liability or expense incurred without gross negligence or bad faith on the part of the LIBB Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs incurred by the LIBB Representative. In the event that any Member fails to promptly pay any amounts owed to the LIBB Representative hereunder, the LIBB Representative is hereby authorized to direct the other Parties and the Escrow Agent that all or any portion of any amounts otherwise payable to such Member under this

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Agreement or the Escrow Agreement be paid to the LIBB Representative in satisfaction of the other Parties’ or the Escrow Agent's obligations to make such payment under the terms of this Agreement and the Escrow Agreement, and to the extent such payment is made to the LIBB Representative, such Member shall have no cause of action against the other Parties’ or the Escrow Agent with respect to such Member's failure to receive such payment. In no event shall the LIBB Representative be liable hereunder or in connection herewith for any indirect, punitive, exemplary, special, incidental or consequential damages. The LIBB Representative shall be fully protected against the Members in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof. No bond shall be required of the LIBB Representative. The LIBB Representative shall not receive any compensation for its services hereunder as LIBB Representative.

(iv) By its execution of this Agreement, each Member agrees, in addition to the foregoing, that: (i) the Parent Indemnitees shall be entitled to rely conclusively on the instructions and decisions of the LIBB Representative as to (A) the settlement of any claims for indemnification by a Parent Indemnitee pursuant to Article VII hereof, or (B) any other actions required or permitted to be taken by the LIBB Representative hereunder, and no party hereunder shall have any cause of action against a Parent Indemnitee for any action taken by a Parent Indemnitee in reliance upon the instructions or decisions of the LIBB Representative; and (ii) all actions, decisions and instructions of the LIBB Representative shall be conclusive and binding upon all of the Members and no Member shall have any cause of action against the LIBB Representative for any action taken, decision made or instruction given by the LIBB Representative under this Agreement, except for gross negligence or bad faith acts by the LIBB Representative in connection with the matters described in this Section 1.12(b).

(v) The LIBB Representative may resign (upon no less than ten (10) days prior notice to Surviving Pubco, the Escrow Agent and each Member). In the event of the death or permanent disability of the then LIBB Representative, or if the then-acting LIBB Representative shall give notice of intent to resign, Members with an aggregate Pro Rata Share of greater than sixty-six and two-thirds percent (66 2/3%), by written notice to Surviving Pubco and the Escrow Agent, shall appoint a successor LIBB Representative as soon as practicable, and in no event later than ten (10) days following such death, permanent disability or notice of intent to resign. In addition, the individual serving as the LIBB Representative may be replaced from time to time by Members with an aggregate Pro Rata Share of at least sixty-six and two-thirds percent (66 2/3%) upon not less than ten (10) days prior written notice to Surviving Pubco, the Escrow Agent and each Member. Each successor LIBB Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original LIBB Representative, and the term “LIBB Representative” as used herein shall be deemed to include any such successor LIBB Representative.

(vi) The appointment of the LIBB Representative will be deemed coupled with an interest and will be irrevocable without the consent of the LIBB Representative, and shall survive the death, incapacity, or bankruptcy of such Member. The provisions of this Section 1.12(b) shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Member. All of the indemnities, immunities, releases and powers granted to the LIBB Representative under this Agreement shall survive the Closing.

1.13. Member Matters.

(a) By their execution of this Agreement (including by means of a Joinder), the Signing Members hereby approve and adopt this Agreement and the other Transaction Documents to which the Company is a party or otherwise bound and the transactions contemplated hereby and thereby, and authorize the Company and its managers and officers to take all actions necessary for the consummation of the Mergers and the other transactions contemplated hereby and thereby pursuant to the terms of this Agreement and the other Transaction Documents. Such execution shall be deemed to be action taken by the irrevocable written consent of the Members for purposes of the relevant provisions of the NYLLCL and other Applicable Law and the Operating Agreement of the Company.

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(b) Each Signing Member hereby severally, but not jointly, represents and warrants to Parent, Holdco, Parent Merger Sub and Company Merger Sub as follows:

(i) it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby (including the Mergers) have been duly and validly authorized by all necessary action on its part and no other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes its legal and binding obligation, enforceable against it in accordance with the terms of the Agreement, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(ii) it has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all persons acting on Parent’s behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information;

(iii) it has had access to the Parent SEC Reports (as defined in Section 3.7) filed prior to the date of this Agreement;

(iv) that its execution and delivery of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (1) for applicable requirements, if any, of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on itself or the Company or, after the Closing, Holdco, or prevent consummation of the Mergers or otherwise prevent the parties hereto from performing their material obligations under this Agreement;

(v) it understands that the shares of Holdco Common Stock to be issued in the Company Merger are not registered under the Securities Act, that the issuance of the shares of Holdco Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Holdco’s reliance on such exemption is predicated on its representations set forth herein;

(vi) it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (“Accredited Investor”), it can bear the economic risk of its investment in the shares of Holdco Common Stock and it possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the shares of Holdco Common Stock;

(vii) it understands that the shares of Holdco Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of Holdco Common Stock or any available exemption from registration under the Securities Act, the shares of Holdco Common Stock may have to be held indefinitely; and

(viii) except as set forth on Schedule 1.13(b)(viii), it owns the Company Membership Units listed on Schedule 2.3(a) as being owned by it free and clear of all Liens, acknowledges that the Merger Consideration to be received by it is adequate consideration therefor and has not granted to any other person or entity any options or other rights to buy such securities, nor has it granted any

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interest in such securities to any person of any nature, nor will the sale and transfer of such securities pursuant to this Agreement give any person a legal right or cause of action against such securities or Holdco.

1.14. Sale Restriction.  The Founders shall agree that no public market sales of shares of Holdco Common Stock issued as a result of the Mergers to them shall be made for a period of twelve months following the Closing Date. No private sales of shares of Holdco Common Stock issued as a result of the Mergers shall be made by the Founders for a period of twelve months following the Closing Date unless the purchaser acknowledges and agrees to the restriction stated in the preceding sentence by delivery to Holdco of a written document to such effect. Such restrictions will be evidenced by a lock up agreement in the form of Exhibit C hereto (the “Lock Up Agreement”) to be executed and delivered to Holdco by the Founders in connection with the Closing. Certificates representing shares of Holdco Common Stock issued as a result of the Mergers shall bear a prominent legend to such effect.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Subject to the exceptions set forth in Schedule 2 attached hereto (together with Schedule 1.13(b)(viii), the “Company Schedule”), the Company hereby represents and warrants to Parent, Holdco, Parent Merger Sub and Company Merger Sub as follows:

2.1. Organization and Qualification.

(a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York and has the requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Complete and correct copies of the articles of organization and limited liability company operating agreement (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore made available to Parent or Parent’s counsel. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1.

(c) The minute books of the Company contain true, complete and accurate records of all written minutes for meetings and written consents in lieu of meetings of its managers or similar governing bodies (and any committees thereof) and members or similar equity holders (“Corporate Records”) since the time of the Company’s organization. Copies of such Corporate Records of the Company have been made available to Parent or Parent’s counsel.

(d) Except as set forth on Schedule 2.1(d), the membership transfer records and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the Company Membership Units and other securities of the Company since the time of the Company’s formation. Copies of such records of the Company have been made available to Parent or Parent’s counsel.

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2.2. Subsidiaries.

(a) The Company has no direct or indirect Subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 2.2. Except as set forth in Schedule 2.2, the Company owns all of the outstanding equity securities of its Subsidiaries, free and clear of all Liens other than Permitted Liens. Except for the Subsidiaries listed on Schedule 2.2, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it becomes obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Company Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Company Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Complete and correct copies of the Charter Documents of each Company Subsidiary, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. No Company Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Each Company Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each jurisdiction in which each Company Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d) The minute books of each Company Subsidiary contain true, complete and accurate records of all written minutes for meetings and written consents in lieu of meetings of its board of directors or similar governing bodies (and any committees thereof) and stockholders or similar equity holders. Copies of the Corporate Records of each Company Subsidiary have been heretofore made available to Parent or Parent’s counsel.

2.3. Capitalization.

(a) As of the date of this Agreement, the Company has a total of 178,550 issued and outstanding Company Membership Units, consisting of 161,638 Voting Units and 16,912 Limited Units. Schedule 2.3(a) hereto contains a list as of the date of this Agreement of all of the Members of the Company, the number and type of Company Membership Units owned by each Member and each Member’s state of residence. All of the outstanding Company Membership Units are validly issued, fully paid and nonassessable. Other than Company Membership Units, the Company has no class or series of securities or ownership interests authorized by its Charter Documents. There are no outstanding options, warrants or other rights or derivative securities to purchase Company Membership Units. All outstanding Company Membership Units have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19).

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(b) Except as set forth in Schedule 2.3(b) hereto or as set forth in Section 2.3(a) hereof (as modified by the Company Schedule), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any membership interests, partnership interests, shares of capital stock or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c) Except as contemplated by this Agreement, including the Registration Rights Agreement, and except as set forth in Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security or ownership interest of any class of the Company.

(d) Except as set forth in Schedule 2.3(d), no outstanding Company Membership Units are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with the Company.

(e) The authorized and outstanding capital stock or membership interests of each Company Subsidiary are set forth in Schedule 2.3(e) hereto. Except as set forth in Schedule 2.3(e), the Company owns all of the outstanding equity securities and other ownership interests of each Company Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities or ownership interests of any Subsidiary.

2.4. Authority Relative to this Agreement.  The Company has all necessary limited liability company power and authority to execute and deliver this Agreement and each Transaction Document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby (including the Company Merger). The execution and delivery of this Agreement, and the execution and delivery of each of the Transaction Documents to which it is or is required to be a party, and the consummation by the Company of the transactions contemplated hereby and thereby (including the Company Merger) have been duly and validly authorized by all necessary limited liability company action on the part of the Company (including the approval by its managers and members, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of the Company or its members are necessary to authorize this Agreement or the other Transaction Documents to which it is or is required to be a party or otherwise bound, or to consummate the transactions contemplated hereby or thereby pursuant to Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and, upon the execution and delivery by it of the other Transaction Documents to which it is or is required to be a party, such other Transaction Documents will be duly and validly executed and delivered by it, and each of this Agreement and such other Transaction Documents, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes, or upon such execution and delivery will constitute, the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5. No Conflict; Required Filings and Consents.  Except as set forth in Schedule 2.5 hereto:

(a) The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of this Agreement and such other Transaction Documents by the Company shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(b)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights

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or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(b) The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of its obligations under this Agreement and such other Transaction Documents will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if required upon advice of counsel, and the expiration or early termination of the required waiting period thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or, after the Closing, Surviving Pubco and the Surviving Subsidiaries taken as a whole, or prevent consummation of the Mergers or otherwise prevent the parties hereto from performing their obligations under this Agreement or such other Transaction Documents in any material respect.

2.6. Compliance.  Except as disclosed in Schedule 2.6, the Company and its Subsidiaries have since their inception complied with and are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The business and activities of the Company and its Subsidiaries have not been and are not being conducted in violation of any Legal Requirements. Except as set forth in Schedule 2.6, since the inception of the Company and its Subsidiaries, no written notice of non-compliance by the Company or its Subsidiaries with any Legal Requirements has been received by the Company or its Subsidiaries. The Company and its Subsidiaries are not in default or violation of any term, condition or provision of any of their Charter Documents. The Company and its Subsidiaries are not in violation of any term of any Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.7. Financial Statements.

(a) The Company has provided to Parent a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2013 and 2012 (the “Audited Financial Statements”). The Audited Financial Statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) The Company has provided to Parent a correct and complete copy of the unaudited consolidated financial statements of the Company and its Subsidiaries for the nine month period ended September 30, 2014 (including any notes related thereto) (the “Unaudited Financial Statements”). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved and in a manner consistent

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with the preparation of the Audited Financial Statements, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and are subject to normal audit adjustments that would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(c) Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, the accounts receivable of the Company reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements: (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, net of any applicable reserve reflected therein, (ii) to the knowledge of the Company, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) to the knowledge of the Company, are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein other than possible back charges, which back charges, to the Company’s knowledge, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole, (iv) to the knowledge of the Company, are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company.

2.8. No Undisclosed Liabilities.  Except as set forth in Schedule 2.8 hereto, the Company and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP or in the related notes to the financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since September 30, 2014, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.9. Absence of Certain Changes or Events.  Except as set forth in Schedule 2.9 hereto, since September 30, 2014 through the date of this Agreement, there has not been: (i) any Material Adverse Effect on the Company and its Subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s equity securities or other ownership interests, or any purchase, redemption or other acquisition by the Company of any of the Company’s membership interests or any other securities of the Company or any options, warrants, calls or rights to acquire any such membership interests or other securities, (iii) any split, combination or reclassification of any of the Company’s membership interests or other ownership interests, (iv) any granting by the Company or its Subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its Subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, (vi) any change in the auditors of the Company, (vii) any issuance of membership interests or other ownership interests of the Company, (viii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, (ix) any incurrence of Indebtedness by the Company

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(excluding, for the avoidance of doubt, trade payables incurred in the ordinary course of business that are not past due beyond ordinary grace periods) or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10. Litigation.  Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.11. Employee Benefit Plans.

(a) Schedule 2.11(a) lists all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director, manager or consultant of the Company or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is under common control with the Company or any of its Subsidiaries, with respect to which the Company has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all Legal Requirements applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in all material respects in the financial statements and records of the Company or any of its Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of the Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued in all material respects. Neither the Company nor any of its Subsidiaries have any commitment to establish any new Plan, to materially modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any Legal Requirements, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 2.11(a), each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Parent, Holdco, the Company or any of its Subsidiaries (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due by the Company or its Subsidiaries to any employee, director, manager or consultant of the Company or its Subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c) No material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full and, to the knowledge of the Company and its Subsidiaries, no event has occurred and no condition exists that would reasonably be expected to result in the Company or any of its Subsidiaries incurring a material liability under Title IV of ERISA. No Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

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2.12. Labor Matters.

(a) Except as set forth on Schedule 2.12, the Company and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and its Subsidiaries nor are there (i) to the knowledge of the Company and its Subsidiaries, any pending or threatened activities or proceedings of any labor union to organize any such employees or (ii) any pending or, to the knowledge of the Company and its Subsidiaries, threatened strikes, labor disputes, slowdowns or stoppages or union representation questions. There are no pending grievance or similar proceedings involving the Company and its Subsidiaries and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of the Company and its Subsidiaries pursuant to the resolution of any such proceeding that is no longer pending.

(b) Except as provided for in the collective bargaining agreements, labor union contracts, employment agreements and consulting agreements set forth on Schedule 2.12, (i) each employee and consultant of the Company and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement or consulting agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between the Company and its Subsidiaries and any of their employees or consultants that their employment or services will be for any particular period. The Company has no knowledge that any of its officers or key employees intends to terminate his or her employment with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects and, to the Company’s knowledge, each of the Company’s and its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company or its Subsidiaries and such individuals. Except as otherwise disclosed in Schedule 2.12, there are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company or its Subsidiaries and any employees or consultants of the Company or its Subsidiaries that have not been documented as part of the formal written agreements between any such individuals and the Company or its Subsidiaries that have been made available to Parent.

(c) The Company and its Subsidiaries are in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and are not liable for any arrears of wages or penalties with respect thereto. The Company’s and its Subsidiaries’ obligations to provide statutory severance pay to their employees are fully funded or accrued on the Unaudited Financial Statements and the Company has no knowledge of any circumstance that would reasonably be expected to give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid when required, and the Company and its Subsidiaries do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending or, to the Company’s knowledge, threatened claims or actions against the Company or any of its Subsidiaries by any employee in connection with such employee’s employment or termination of employment by the Company or any of its Subsidiaries.

(d) No employee or former employee of the Company or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

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2.13. Restrictions on Business Activities.  Except as disclosed in Schedule 2.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its Subsidiaries or their assets or to which the Company or its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its Subsidiaries, any acquisition of property by the Company or its Subsidiaries or the conduct of business by the Company or its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

2.14. Title to Property.

(a) All real property owned by the Company and its Subsidiaries (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of the Company included in the Unaudited Financial Statements and is listed on Schedule 2.14(a) hereto. The Company and its Subsidiaries have good, valid and marketable fee simple title to the real property respectively owned by each such entity, and except as set forth in the Audited Financial Statements or on Schedule 2.14(a) hereto, all of such real property is held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Permitted Liens. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which the Company and its Subsidiaries have a right to acquire or the obligation to sell any interest in real property.

(b) Except as otherwise disclosed on Schedule 2.14(b), all leases of real property held by the Company and its Subsidiaries, and all personal property and other property and assets of the Company and its Subsidiaries owned, used or held for use in connection with the business of the Company and its Subsidiaries (the “Personal Property”) are shown or reflected on the Audited Financial Statements and Unaudited Financial Statements, to the extent required by U.S. GAAP, as of the dates of such Audited Financial Statements and Unaudited Financial Statements, other than those entered into or acquired on or after the date of the Unaudited Financial Statements in the ordinary course of business. Schedule 2.14(b) hereto contains a list of all leases of real property and Personal Property held by the Company and its Subsidiaries (other than leases of vehicles, office equipment, or operating equipment made in the ordinary course of business). The Company and its Subsidiaries have good and marketable title to the Personal Property owned respectively by each such entity, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed in the Audited Financial Statements, Permitted Liens or Liens disclosed in Schedule 2.14(b) hereto, none of which Liens has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(c) All leases pursuant to which the Company and/or its Subsidiaries lease from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or its Subsidiaries or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(d) The Company and each of its Subsidiaries is in possession of, or has valid and effective rights to use, all properties, assets and rights (including Intellectual Property) required, in all material respects, for the effective conduct of its business as it is currently operated, in the ordinary course.

2.15. Taxes.

(a) Tax Definitions.  As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, occupation, ad valorem, transfer, recapture, unemployment, disability, use, property,

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withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together will all interest, penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(b) Tax Returns and Audits.  Except as set forth in Schedule 2.15 hereto:

(i) The Company and its Subsidiaries have timely filed all Tax Returns required to be filed by the Company or its Subsidiaries with any Tax authority prior to the date hereof, except for such Tax Returns that are not material to the Company or its Subsidiaries. All such Tax Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all Taxes shown to be due and payable on such Tax Returns.

(ii) All Taxes that the Company and its Subsidiaries are required by law to withhold or collect have been duly withheld or collected and been timely paid over to the proper Governmental Entities to the extent due and payable.

(iii) The Company and its Subsidiaries have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or its Subsidiaries, nor have the Company or its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company and its Subsidiaries have complied in all material respects with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(iv) To the knowledge of the Company, (A) no audit or other examination of any Tax Return of the Company and its Subsidiaries by any Tax authority is presently in progress, nor (B) has the Company or any Subsidiary been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Tax Returns filed by the Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

(vi) The Company and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

(vii) The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance relating to the Company Merger that is reasonably expected to prevent the Mergers from qualifying, collectively, as a transaction described in Section 351 of the Code.

(viii) No current Member of the Company is a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder or the Company is otherwise subject to another exemption from withholding thereunder.

2.16. Environmental Matters.

(a) Except as disclosed in Schedule 2.16(a) hereto and except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole: (i) the Company and/or its Subsidiaries have complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated or being constructed by the Company or its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which the Company and/or its Subsidiaries have performed or are performing services or other operations, are not contaminated with any Hazardous Substances (as defined below) as a result of the actions or

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omissions of the Company and its Subsidiaries for which there is liability to the Company and its Subsidiaries under Environmental Laws; (iii) the properties formerly owned, operated or constructed by the Company and/or its Subsidiaries, including properties owned or leased by third parties upon which the Company and/or its Subsidiaries performed services or other operations, were not contaminated with Hazardous Substances by the Company and/or its Subsidiaries during the period of ownership, operation or construction by the Company or its Subsidiaries or, to the Company’s knowledge, during any prior period for which there is liability to the Company or its Subsidiaries under Environmental Laws; (iv) the Company and/or its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (vi) neither the Company nor its Subsidiaries have received any notice, demand, letter, claim or request for information alleging that the Company and/or its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) the Company and/or its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or health and safety of persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) explosive or (iv) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d) Schedule 2.16(d) sets forth all environmental studies and investigations completed within the last five (5) years or in process with respect to the Company and/or its Subsidiaries or their respective properties or assets, including to the knowledge of the Company all phase reports. All such written reports and material documentation relating to any such study or investigation have been provided by the Company to Parent.

2.17. Brokers; Third Party Expenses.  Except as set forth in Schedule 2.17 hereto, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 2.17 hereto (or pursuant to any agreement of Parent or its Representatives), no membership interests, shares of common stock, options, warrants or other securities of the Company, its Subsidiaries, Parent or Holdco are payable to any third party (other than to the Members or to the stockholders of Parent) by the Company as a result of the Mergers.

2.18. Intellectual Property.

(a) Schedule 2.18 hereto contains a description of all material Intellectual Property owned, leased or otherwise used by the Company and its Subsidiaries. Except as set forth in Schedule 2.18, the Company owns no Registered Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(i) “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto

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throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(ii) “Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its Subsidiaries, including software and software programs developed by or exclusively licensed to the Company or any of its Subsidiaries (specifically excluding any off the shelf or shrink-wrap software).

(iii) “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

(iv) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries

(v) “Company Products” means all current versions of products or service offerings of the Company or any of its Subsidiaries.

(b) To the Company’s knowledge, the Company and its Subsidiaries own or have enforceable rights to use all Intellectual Property required for the conduct of their respective business as presently conducted in all material respects. Except as disclosed in Schedule 2.18 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(c) Except as disclosed in Schedule 2.18 hereto, to the Company’s knowledge, the Company and each of its Subsidiaries owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business and Permitted Liens); and the Company and its Subsidiaries are the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of the Company and its Subsidiaries as presently conducted, including the sale of any Company Products or the provision of any services by the Company and its Subsidiaries.

(d) The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including the Company’s and its Subsidiaries’ use of any product, device or process, to the Company’s knowledge, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and the Company and its Subsidiaries have not received any written claims or, to the knowledge of the Company or its Subsidiaries, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

2.19. Agreements, Contracts and Commitments.

(a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which the Company or any of its Subsidiaries is a party or by or to which any of the

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properties or assets of the Company or any of its Subsidiaries is bound or becomes bound, subject or affected (including without limitation notes or other instruments payable to the Company or any of its Subsidiaries) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (A) that would be required to be included as an exhibit to a registration statement with the Securities and Exchange Commission (“SEC”) if the Company had a class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act, (B) providing for payments (present or future) to the Company or any of its Subsidiaries in excess of $50,000 in the aggregate or (C) under or in respect of which the Company or any of its Subsidiaries presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Company Contract that otherwise is material to the businesses, operations, assets, or financial condition of the Company or any of its Subsidiaries, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Company Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company or any of its Subsidiaries and by or to any officer, director, member or holder of derivative securities of the Company or any of its Subsidiaries (“Insider”);

(ii) any guaranty, direct or indirect, by the Company, a Subsidiary or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any Company Contract of employment or management (other than at-will arrangements);

(iv) any Company Contract (x) that is material and made other than in the ordinary course of business, (y) providing for the grant of any preferential rights to purchase or lease any material asset of the Company or any of its Subsidiaries or (z) providing for any right (exclusive or non-exclusive) to distribute or resell, or otherwise relating to the distribution or resale of, any Company Product (excluding direct sales to retailers);

(v) any obligation to register any Company Membership Units or other securities of the Company or any of its Subsidiaries under applicable securities laws;

(vi) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii) any collective bargaining agreement with any labor union;

(viii) any lease or similar arrangement for the use by the Company or any of its Subsidiaries of real property or Personal Property where the annual lease payments are greater than $25,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(ix) any Company Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

(x) any Company Contract to which any Insider of the Company or any of its Subsidiaries, or any entity controlled by an Insider, is a party.

(b) Except as set forth in Schedule 2.19, each Material Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Company’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To the Company’s knowledge, no other party to a Material Company Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been made available to Parent or Parent’s counsel.

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(c) Except as set forth in Schedule 2.19, neither the Company nor, to the Company’s knowledge, any other party thereto is in breach of or in default under, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract, and no party to any Material Company Contract has given any written notice to the Company or any of its Subsidiaries of any claim of any such breach, default or event, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Each Material Company Contract that has not expired by its terms is in full force and effect (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity).

2.20. Insurance.  Schedule 2.20 sets forth the Company’s and its Subsidiaries’ insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are adequate in amount and scope to meet any insurance requirements for the Company’s and its Subsidiaries’ business and operations required to be maintained by them under Company Contracts.

2.21. Governmental Actions/Filings.

(a) The Company and its Subsidiaries have been granted and hold, and have made, all Governmental Actions/Filings (as defined below) (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by the Company and its Subsidiaries of their business (as presently conducted) or used or held for use by the Company and its Subsidiaries except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole. Each such Governmental Action/Filing is in full force and effect and should be able to be renewed in the ordinary course of the Company’s business and the Company and its Subsidiaries are in substantial compliance with all of their obligations with respect thereto. To the knowledge of the Company, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by any of the Company’s Subsidiaries to enable any of them to continue to conduct its business and operations and use its properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or made, would not, either individually or in the aggregate, have a Material Adverse Effect upon the Company and its Subsidiaries taken as a whole.

(b) Except as set forth in Schedule 2.21(b), no contractors’ licenses are necessary to be obtained, secured or made by any of the Company’s Subsidiaries to enable any of them to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice. All of the contractors’ licenses listed on Schedule 2.21(b) have been obtained, secured or made and are in full force and effect.

(c) For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any Governmental Entity.

2.22. Interested Party Transactions.  Except as set forth in Schedule 2.22, no employee, officer, manager or equity holder of the Company or any of its Subsidiaries or with respect to such Persons that are individuals, a member of his or her immediate family (any of the foregoing, a “Company Related Person”) is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any Company Related Person, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries, and (iii) for other employee benefits made generally available to all

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employees or similarly situated employees or executives or pursuant to Plans otherwise disclosed in Schedule 2.11(a). Except as set forth in Schedule 2.22, to the Company’s knowledge, no Company Related Person has any material direct or indirect ownership interest in any Person with whom the Company or any of its Subsidiaries is affiliated or with whom the Company or any of its Subsidiaries has a contractual relationship, or in any Person that competes with the Company or any of its Subsidiaries, except that each Company Related Person may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company or any of its Subsidiaries. Except as set forth in Schedule 2.22, to the knowledge of the Company, no Company Related Person is, directly or indirectly, interested in any Material Company Contract (other than such contracts as relate to any such Company Related Person’s ownership interests or other securities of the Company or such Company Related Person’s employment with the Company or any of its Subsidiaries).

2.23. Board Approval.  The board of managers of the Company (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.24. Member Approval.  The Company Membership Units owned by the Signing Members constitute, in the aggregate, the requisite amount of Company Membership Units necessary for the adoption of this Agreement and the approval of the Mergers by the Members of the Company in accordance with Applicable Law and the Operating Agreement of the Company, and no other vote, consent or approval of the holders of any ownership interests in the Company is required.

2.25. No Illegal or Improper Transactions.  Since January 1, 2007, neither the Company nor any of its Subsidiaries nor any officer, director, manager, member, employee, agent or Affiliate of the Company or its Subsidiaries on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company or any of its Subsidiaries, (b) facilitating the purchase or sale of any Company Product, or (c) avoiding the imposition of any fine or penalty, in each case of clauses (a) through (c), in any manner which is in violation of any Legal Requirement, the effect of which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement described above. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any officer, employee, contractor, subcontractor or agent of the Company or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. §1514A(a).

2.26. Company Notes.  The promissory notes listed on Schedule 2.26 have been cancelled by the Company solely in exchange for the issuance by the Company of Company Membership Units.

2.27. No Other Representations or Warranties.  The Company acknowledges that, except for the representations and warranties of Parent, Holdco, Parent Merger Sub and Company Merger Sub expressly set forth herein, neither Parent, Holdco, Parent Merger Sub or Company Merger Sub, nor any of their respective Affiliates or Representatives, has made any representation or warranty to the Company or any of its Representatives, either express or implied.

2.28. Survival of Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a).

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO, PARENT MERGER SUB AND
COMPANY MERGER SUB

Subject to the exceptions set forth in Schedule 3 attached hereto (the “Parent Schedule” and together with the Company Schedule, the “Disclosure Schedules”), each of Parent, Holdco, Parent Merger Sub and Company Merger Sub represents and warrants to the Company and the Signing Members, as follows:

3.1. Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of Parent’s Charter Documents.

(b) Parent is not required to be qualified or licensed to do business as a foreign corporation and in good standing any jurisdiction except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

3.2. Subsidiaries and Other Interests.

(a) Except for Holdco, Parent Merger Sub and Company Merger Sub and as set forth on Schedule 3.2, Parent does not presently own an interest in any other corporation, association or other business entity and is not a party to any joint venture, partnership or similar arrangement.

(b) Each of Holdco and Parent Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Holdco and Parent Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Complete and correct copies of the Charter Documents of Holdco and Parent Merger Sub, as currently in effect, have been heretofore delivered to the Company or its counsel. Neither Holdco nor Parent Merger Sub is in violation of any of the provisions of its Charter Documents.

(c) Company Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Complete and correct copies of the Charter Documents of Company Merger Sub, as currently in effect, have been heretofore delivered to the Company or its counsel. Company Merger Sub is not in violation of any of the provisions of its Charter Documents.

(d) Each of Holdco, Parent Merger Sub and Company Merger Sub is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified

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or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

(e) Neither Holdco, Parent Merger Sub nor Company Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement.

3.3. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”, collectively with the Parent Common Stock, the “Parent Capital Stock”), of which 22,780,714 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding. Except as set forth in Schedule 3.3(a), all of such securities are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal created by statute, the Charter Documents of Parent or any agreement to which Parent is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or “blue sky” laws. Except as set forth in Schedule 3.3(a), Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Parent on any matter.

(b) Except as set forth in Schedule 3.3(b) and other than as set forth in this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Parent to issue, transfer or sell any Parent Capital Stock or make any payments in lieu thereof. Other than as set forth in Schedule 3.3(b), there are no agreements or understandings to which Parent is a party with respect to the voting of any Parent Capital Stock or which restrict the transfer of any such shares, nor does Parent have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Other than as set forth in Schedule 3.3(b), there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Capital Stock or any other securities of Parent. No shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock or Parent Preferred Stock granted to employees of Parent or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options. Other than as set forth in Schedule 3.3(b), no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock (“Parent Warrants”). Other than as set forth in Schedule 3.3(b), no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities of Parent, Holdco, Parent Merger Sub or Company Merger Sub (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts (as defined in Section 3.19). Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(c) The shares of Holdco Common Stock to be issued by Holdco in connection with the Mergers, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Holdco Common Stock will be fully paid and nonassessable free and clear of all Liens.

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(d) Except for the Registration Rights Agreement and as set forth in Schedule 3.3(d), there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which Parent, Holdco, Parent Merger Sub or Company Merger Sub is a party or by which Parent, Holdco, Parent Merger Sub or Company Merger Sub is bound with respect to any security of any class of Parent, Holdco, Parent Merger Sub or Company Merger Sub.

(e) Except as provided for in this Agreement or as set forth in Schedule 3.3(e), as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, membership interests, warrants, options or other securities of Parent, Holdco, Parent Merger Sub or Company Merger Sub are issuable and no rights in connection with any shares, warrants, options or other securities of Parent, Holdco, Parent Merger Sub or Company Merger Sub accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f) The authorized ownership interests of Company Merger Sub consist of 100 membership units. The authorized shares of capital stock of Parent Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share. The authorized shares of capital stock of Holdco consists of 100,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which preferred stock is issued or outstanding. Holdco owns all of the outstanding ownership interests of Parent Merger Sub and Company Merger Sub and Parent owns all of the outstanding shares of Holdco Common Stock, in each case free and clear of all Liens.

3.4. Authority Relative to this Agreement.  Each of Parent, Holdco, Parent Merger Sub and Company Merger Sub has full corporate or limited liability company power and authority to: (i) execute, deliver and perform this Agreement, and each Transaction Document that Parent, Holdco, Parent Merger Sub or Company Merger Sub has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s, Holdco’s, Parent Merger Sub’s and Company Merger Sub’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Mergers). The execution and delivery of this Agreement by Parent, Holdco, Parent Merger Sub and Company Merger Sub, and the execution and delivery by them of the other Transaction Documents to which any of them is or is required to be a party, and the consummation by them of the transactions contemplated hereby and thereby (including the Mergers), have been duly and validly authorized by all necessary corporate action on the part of Parent, Holdco, Parent Merger Sub and Company Merger Sub (including the approval by their respective boards of directors or managers and stockholders or members to the extent required), and no other corporate or limited liability company proceedings on the part of Parent, Holdco, Parent Merger Sub or Company Merger Sub are necessary to authorize this Agreement, or the other Transaction Documents to which any of them are or are required to be a party or otherwise bound, or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Parent, Holdco, Parent Merger Sub and Company Merger Sub and, upon the execution and delivery by them of the other Transaction Documents to which they are or are required to be a party, such other Transaction Documents will be duly and validly executed and delivered by them, and each of this Agreement and such other Transaction Documents, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes, or upon such execution and delivery will constitute, the legal and binding obligation of Parent, Holdco, Parent Merger Sub and Company Merger Sub, enforceable against Parent, Holdco, Parent Merger Sub and Company Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5. No Conflict; Required Filings and Consents.

(a) The execution and delivery by Parent, Holdco, Parent Merger Sub and Company Merger Sub of this Agreement and the other Transaction Documents to which they are or are required to be a party or otherwise bound does not, and the performance of this Agreement and such other Transaction Documents by Parent, Holdco, Parent Merger Sub and Company Merger Sub shall not: (i) conflict with or violate Parent’s, Holdco’s, Parent Merger Sub’s or Company Merger Sub’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s,

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Holdco’s, Parent Merger Sub’s or Company Merger Sub’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

(b) The execution and delivery by Parent, Holdco, Parent Merger Sub and Company Merger Sub of this Agreement and the other Transaction Documents to which they are or are required to be a party or otherwise bound does not, and the performance of their obligations under this Agreement and such other Transaction Documents will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent, Holdco, Parent Merger Sub or Company Merger Sub is qualified to do business, (ii) for the filing of any notifications required under the HSR Act, if required upon advice of counsel, and the expiration or early termination of the required waiting period thereunder, (iii) the qualification of Parent, Holdco, Parent Merger Sub or Company Merger Sub as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, or prevent consummation of the Mergers or otherwise prevent the parties hereto from performing their obligations under this Agreement or such other Transaction Documents in any material respect.

3.6. Compliance.  Each of Parent, Holdco, Parent Merger Sub and Company Merger Sub has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. The business and activities of Parent, Holdco, Parent Merger Sub and Company Merger Sub have not been and are not being conducted in violation of any Legal Requirements. No written notice of non-compliance with any Legal Requirements has been received by Parent, Holdco, Parent Merger Sub or Company Merger Sub. Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub is in default or violation of any term, condition or provision of any applicable Charter Documents.

3.7. SEC Filings; Financial Statements.

(a) Parent has made available to the Company a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. All Parent SEC Reports required to be filed by Parent in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning any Parent SEC Report as of any time other than the date or period with respect to which it was filed. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities in all material respects.

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(b) Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

(c) Parent maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and such disclosure controls and procedures are designed to ensure that all material information concerning Parent is made known on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents.

(d) To the knowledge of Parent, Parent’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(e) Neither Parent nor, to Parent’s knowledge, any of its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices.

3.8. No Undisclosed Liabilities.  Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP or in the related notes to the financial statements included in Parent SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since September 30, 2014 in the ordinary course of business, none of which would have or reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub is or has been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(a)(iv) of Regulation S-K under the Exchange Act).

3.9. Absence of Certain Changes or Events.  Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2014 through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Parent and its Subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of Parent, (vi) any issuance of capital stock of Parent, (vii) any

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revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business, (viii) any incurrence by Parent of Indebtedness or (ix) any agreement, whether written or oral, to do any of the foregoing.

3.10. Litigation.  There are no claims, suits, actions or proceedings pending or, to Parent’s knowledge, threatened against Parent, Holdco, Parent Merger Sub or Company Merger Sub, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11. Employee Benefit Plans.  Except as set forth on Schedule 3.11, Parent and its Subsidiaries do not maintain, and have no liability under, any employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Parent or its Subsidiaries, or any trade or business (whether or not incorporated) which is under common control with the Parent or its Subsidiaries, with respect to which Parent or its Subsidiaries have liability (any of the foregoing, a “Parent Employee Plan”). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due by Parent or its Subsidiaries to any employee, director or consultant of Parent or its Subsidiaries under any Parent Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Employee Plan or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12. Labor Matters.  Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent, Holdco, Parent Merger Sub or Company Merger Sub and Parent, Holdco, Parent Merger Sub and Company Merger Sub do not know of (i) any activities or proceedings of any labor union to organize any such employees or (ii) strikes, labor disputes, slowdowns or stoppages or union representation questions. Except as set forth in Schedule 3.12, (i) each employee and consultant of Parent and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement or consulting agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between Parent or its Subsidiaries and any of their respective employees or consultants that their employment or services will be for any particular period.

3.13. Business Activities.  Since its organization, neither Holdco, Parent Merger Sub nor Company Merger Sub has conducted any business activities other than activities directed toward the accomplishment of a business combination. There is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have, a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

3.14. Title to Property.  Except as set forth in Schedule 3.14, Parent and its Subsidiaries do not own or lease any real property. There are no options or other contracts under which Parent or any of its Subsidiaries has a right or obligation to acquire or lease any interest in real property. Parent has good and marketable title in fee simple to all personal property owned by it, in each case free and clear of all Liens, except for Permitted Liens, except such as are described in Schedule 3.14 or in the SEC Reports and except where the failure to do so has not had and would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

3.15. Taxes.  Except as set forth in Schedule 3.15 hereto:

(a) Parent, Holdco, Parent Merger Sub and Company Merger Sub have timely filed all Tax Returns required to be filed by them with any Tax authority prior to the date hereof, except such Tax Returns which are immaterial. All such Tax Returns are true, correct and complete in all material respects. Parent has paid or accrued for in Parent’s books and records of account all Taxes shown to be due on such Tax Returns.

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(b) All Taxes that Parent, Holdco, Parent Merger Sub and Company Merger Sub are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Governmental Entities to the extent due and payable.

(c) Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has been delinquent in the payment of any material Tax that has not been accrued for in Parent’s, Holdco’s, Parent Merger Sub’s or Company Merger Sub’s books and records of account for the period for which such Tax relates nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, Holdco, Parent Merger Sub or Company Merger Sub, nor has Parent, Holdco, Parent Merger Sub or Company Merger Sub executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Tax Return of Parent, Holdco, Parent Merger Sub or Company Merger Sub by any Tax authority is presently in progress, nor has Parent, Holdco, Parent Merger Sub or Company Merger Sub been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Tax Returns filed by Parent, Holdco, Parent Merger Sub or Company Merger Sub has been proposed in writing, formally or informally, by any Tax authority to Parent, Holdco, Parent Merger Sub or Company Merger Sub or any representative thereof.

(f) Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has any liability for any material unpaid Taxes which have not been accrued for or reserved on Parent’s, Holdco’s, Parent Merger Sub’s or Company Merger Sub’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole.

(g) Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Mergers from qualifying, collectively, as a transaction described in Section 351 of the Code.

3.16. Environmental Matters.  Except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole: (i) Parent, Holdco, Parent Merger Sub and Company Merger Sub have complied with all applicable Environmental Laws; (ii) neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has been associated with any release or threat of release of any Hazardous Substance; (iv) neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has received any notice, demand, letter, claim or request for information alleging that Parent, Holdco, Parent Merger Sub or Company Merger Sub may be in violation of or liable under any Environmental Law; and (v) neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17. Brokers.  Except as set forth in Schedule 3.17, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18. Intellectual Property.  Except as set forth in Schedule 3.18, neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub owns, licenses or otherwise has any right, title or interest in any material Intellectual Property or Registered Intellectual Property. The operation of the business of Parent and its Subsidiaries as currently conducted, to Parent’s knowledge, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither Parent nor its Subsidiaries has received any written claims or, to Parent’s knowledge, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

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3.19. Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, confidentiality or non-disclosure agreements or as set forth in Schedule 3.19, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent, Holdco, Parent Merger Sub or Company Merger Sub is a party or by or to which any of the properties or assets of Parent, Holdco, Parent Merger Sub or Company Merger Sub is bound or becomes bound, subject or affected, which either (a) are required to be included as exhibits to a registration statement with the SEC, (b) create or impose a liability greater than $50,000, (c) provide for payments (present or future) to Parent or its Subsidiaries in excess of $50,000 in the aggregate or (d) may not be cancelled by Parent, Holdco, Parent Merger Sub or Company Merger Sub on less than 30 days’ or less prior notice without material penalties or fees (collectively, “Parent Contracts”). All Parent Contracts are listed in Schedule 3.19 other than those that are exhibits to the Parent SEC Reports.

(b) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) have been made available to Company or Company’s counsel.

(c) Neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, has had or are reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Each agreement, contract or commitment to which Parent, Holdco, Parent Merger Sub or Company Merger Sub is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect has not had and is not reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

3.20. Insurance.  Except as set forth on Schedule 3.20, neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub maintains any Insurance Policies.

3.21. Interested Party Transactions.  Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement: (a) no employee, officer, director or stockholder of Parent, Holdco, Parent Merger Sub or Company Merger Sub or with respect to such Persons that are individuals, a member of his or her immediate family (any of the foregoing, a “Parent Related Person”) is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent; (b) to Parent’s knowledge, no Parent Related Person has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each Parent Related Person may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent; and (c) to Parent’s knowledge, no Parent Related Person is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such Parent Related Person’s ownership of capital stock or other securities of Parent).

3.22. Indebtedness.  Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub has any Indebtedness.

3.23. Quotation of Securities.  Parent Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”). There is no action or proceeding pending or, to Parent's knowledge, threatened against Parent by the Financial Industry Regulatory Authority (“FINRA”) with respect to any intention by FINRA to prohibit or terminate the quotation of Parent Common Stock on the OTCBB.

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3.24. Board Approval.  The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Mergers and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Mergers are in the best interests of the stockholders of Parent.

3.25. Governmental Filings.  Except as set forth in Schedule 3.25, each of Parent, Holdco, Parent Merger Sub and Company Merger Sub has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent, Holdco, Parent Merger Sub and Company Merger Sub of their respective businesses (as presently conducted) or used or held for use by Parent, Holdco, Parent Merger Sub and Company Merger Sub, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.25, will not expire prior to December 31, 2014, and each of Parent, Holdco, Parent Merger Sub and Company Merger Sub is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

3.26. No Illegal or Improper Transactions.  Since January 1, 2007, neither Parent nor any of its Subsidiaries or any officer, director, manager, member, employee, agent or Affiliate of Parent or its Subsidiaries on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for Parent or any of its Subsidiaries, (b) facilitating the purchase or sale of any product or services, or (c) avoiding the imposition of any fine or penalty, in each case of clauses (a) through (c), in any manner which is in violation of any Legal Requirement, the effect of which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. To Parent’s knowledge, no employee of Parent or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement described above. Neither Parent nor any of its Subsidiaries nor, to Parent’s knowledge, any officer, employee, contractor, subcontractor or agent of Parent or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. §1514A(a).

3.27. Investment Company Act.  Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

3.28. No Other Representations or Warranties.  Each of Parent, Holdco, Parent Merger Sub and Company Merger Sub acknowledges that, except for the representations and warranties of the Company and the Signing Members expressly set forth herein, (a) neither the Company nor any of its Affiliates or Representatives has made any representation or warranty to Parent, Holdco, Parent Merger Sub or Company Merger Sub or any of their respective Representatives, either express or implied, and (b) the Company expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Parent, Holdco, Parent Merger Sub or Company Merger Sub or their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided by any Representative of the Company).

3.29. Survival of Representations and Warranties.  The representations and warranties of Parent, Holdco, Parent Merger Sub and Company Merger Sub set forth in this Agreement shall survive the Closing as set forth in Section 7.4(a).

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ARTICLE IV.
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1. Conduct of Business by the Company and Parent.  Except as set forth in Schedule 4.1 hereto or as expressly required by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing (the “Interim Period”), each of the Company and its Subsidiaries, on the one hand, and Parent, Holdco, Parent Merger Sub and Company Merger Sub and their respective Subsidiaries, on the other hand, shall, except to the extent that the other set of parties shall otherwise consent in writing, in all material respects carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement or set forth in Schedule 4.1 hereto, without the prior written consent of the other set of parties, during the Interim Period, each of the Company and its Subsidiaries, on the one hand, and Parent, Holdco, Parent Merger Sub and Company Merger Sub and their respective Subsidiaries, on the other hand, shall not do any of the following:

(a) Waive any stock or membership interest repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or membership interests, or reprice options granted under any employee, consultant, director or other stock or membership interest plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any Person or otherwise extend, amend or modify any material rights to any Intellectual Property of such party or its Subsidiaries, or enter into grants to transfer or license to any Person any material future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall such party or its Subsidiaries license out on an exclusive basis or sell any of its or its Subsidiaries’ material Intellectual Property;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or membership interests or split, combine or reclassify any capital stock or membership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or membership interests;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or membership interests of such party or its Subsidiaries;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or membership interests or any securities convertible into or exchangeable for shares of capital stock or membership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or membership interests or any securities convertible into or exchangeable for shares of capital stock or membership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares or membership interests or convertible or exchangeable securities;

(g) Amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation,

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partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict the ability of such party or its Subsidiaries to compete or to offer or sell any products or services. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement/Prospectus (as defined in Section 5.1);

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole;

(j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements;

(m) Waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which such party or any of its Subsidiaries is a party or of which such party or any of its Subsidiaries is a beneficiary;

(n) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or Parent Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(o) Except as required by U.S. GAAP or as set forth in Schedule 4.1(o), revalue any of its assets or make any change in accounting methods, principles or practices;

(p) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment (i) requiring such party to pay in excess of $200,000 in any 12 month period or (ii) with a customer for services in excess of $200,000 in any 12 month period;

(q) Settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(r) Make or rescind any Tax elections that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of such party or its Subsidiaries, settle or compromise any material income tax liability or, except as required by applicable

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law, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;

(s) Form, establish or acquire any Subsidiary;

(t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(u) Make capital expenditures in excess of $50,000 in the aggregate;

(v) Knowingly make or omit to take any action which would reasonably be expected to have a Material Adverse Effect on such party and its Subsidiaries taken as a whole;

(w) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, members, managers, stockholders or other Affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice; or

(x) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1(a) through (w) above.

ARTICLE V.
ADDITIONAL AGREEMENTS

5.1. Prospectus/Proxy Statement.

(a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, Parent shall cause Holdco to prepare and file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a registration statement on Form S-4 with respect to the shares of Holdco Common Stock into which Parent’s outstanding common stock will be converted in connection with the Parent Merger (the “Registration Statement”), which shall include proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote, at a meeting of the holders of Parent Common Stock to be called for such purpose (the “Special Meeting”), in favor of (i) the adoption of this Agreement and the approval of the Parent Merger (“Parent Stockholder Approval”) and (ii) the approval of the Holdco Plan. Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of Parent Common Stock for the matters to be acted upon at the Special Meeting and also for the purpose of issuing Holdco Common Stock as contemplated hereby and permitted by Legal Requirement (the “Proxy Statement/Prospectus”), which Parent shall file with the SEC under the Exchange Act as a proxy statement on Schedule 14A. The Company shall furnish to Parent all information concerning the Company (and its Subsidiaries and the Members) as Parent may reasonably request in connection with the preparation of the Registration Statement. The Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC, and Parent shall accept reasonable comments provided by the Company and its counsel. Parent, with the assistance of the Company and its counsel, shall, and shall cause Holdco to, promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall, and shall cause Holdco to, also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(b) As soon as practicable following the declaration of effectiveness of the Registration Statement by the SEC, Parent shall distribute the Proxy Statement/Prospectus to the holders of Parent Common Stock in accordance with Legal Requirements and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Parent Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

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(c) Parent shall, and shall cause Holdco to, comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Registration Statement and the Proxy Statement/Prospectus, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement/Prospectus does not, as of the date on which the Registration Statement is declared effective, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement/Prospectus). Each of the Company and the Signing Members represent and warrant that the information relating to the Company and the Signing Members supplied by the Company or the Signing Members for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to stockholders of Parent or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) Parent, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Parent Merger and shall otherwise use commercially reasonable best efforts to obtain the Parent Stockholder Approval.

5.2. Directors and Officers of Surviving Pubco After the Mergers.  The parties shall take all necessary action so that the persons listed in Schedule 5.2 are elected to the positions of officers and directors of Holdco, as set forth therein, to serve in such positions effective immediately after the Closing and for a period of three (3) years thereafter, such persons not to be removed other than for cause (as determined by Holdco’s board of directors, excluding such person, if applicable) or by the party (or parties, as applicable) that designated such person (as noted on Schedule 5.2 ). If any Person listed in Schedule 5.2 is unable to serve or is otherwise removed, the party (or parties, as applicable) designating such Person (as noted on Schedule 5.2) shall designate a successor; provided that, if such removal or designation is to be made after the Closing, any removal of or successor to a Person designated by Parent shall be made by the Committee and any removal of or successor to a Person designated by the Company shall be made by the LIBB Representative.

5.3. HSR Act.  If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Parent and the Company shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be paid by the Company.

5.4. Other Actions.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which Signing Form 8-K shall be subject to review, comment and approval (which approval shall not be unreasonably withheld, conditioned or delayed) by the Company. Promptly after the execution of this Agreement, Parent and the Company shall also issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

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(b) At least five (5) days prior to Closing, Parent shall prepare together with Company a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Mergers in any report or form to be filed with the SEC (“Closing Form 8-K”). Prior to Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the Mergers hereunder (“Closing Press Release”). Concurrently with the Closing, Surviving Pubco shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Surviving Pubco shall file the Closing Form 8-K with the SEC.

5.5. Required Information.

(a) In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Closing Form 8-K, the Closing Press Release, the Registration Statement and the Proxy Statement/Prospectus, or any other statement, filing, notice, release or application made by or on behalf of Parent, Holdco and/or the Company or their respective Subsidiaries to any Governmental Entity or other third party in connection with the Mergers and the other transactions contemplated hereby (each, a “Reviewable Document”), and for such other reasonable purposes, the Company and Parent and Holdco each shall, upon request by the other, promptly furnish the other with all information concerning themselves, their respective directors, managers, officers, equity holders and Affiliates (including the directors of Holdco to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Mergers and the preparation of such document. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects as of the date of filing, issuance or other submission or public disclosure of such document, as of the date of the Special Meeting and as of the Closing Date and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (provided that each party shall not be responsible for the accuracy or completeness of any information relating to the other party or any other information furnished by the other party for inclusion in any such document).

(b) At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by either of Parent and Holdco, on the one hand, or the Company, on the other hand, the other party shall be given an opportunity to review and comment upon such Reviewable Document and give its consent to the form thereof, such consent not to be unreasonably withheld, delayed or conditioned, provided that a party may file, issue or otherwise submit a Reviewable Document without the consent of the other party if it is advised in writing by outside counsel that such Reviewable Document must be filed, issued or submitted in the form objected to by the other party so that the filing, issuing or submitting party is in compliance with Legal Requirements.

(c) Any language included in a Reviewable Document that reflects the comments of the reviewing party, as well as any text as to which the reviewing party has not commented upon after being given a reasonable opportunity to comment, shall be deemed to have been approved by the reviewing party and may henceforth be used by the other party in other Reviewable Documents and in other documents distributed by the other party in connection with the transactions contemplated by this Agreement without further review or consent of the reviewing party.

(d) The Company, on the one hand, and Parent and Holdco, on the other hand, shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC.

5.6. Confidentiality; Access to Information.

(a) Confidentiality.  Any confidentiality agreement previously executed by the parties or their Affiliates shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence, and to cause its Representatives to maintain in confidence, any non-public information received from the other parties, and to use such non-public information only for purposes of

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consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the receiving party or its Representatives prior to receipt from the disclosing party or its Representatives; (ii) information which is or becomes generally known to the public through no fault of such party or its Representative; (iii) information acquired by the receiving party or its Representatives from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by applicable law, regulation or stock exchange rule; or (v) disclosure consented to in advance by the disclosing party. In the event that any receiving party or its Representatives becomes legally compelled to disclose any non-public information of the disclosing party, such compelled receiving party shall provide the disclosing party with prompt written notice of such requirement so that such disclosing party may seek a protective order or other remedy or waive compliance with this Section 5.5(a), and if such protective order or other remedy is not obtained, or the disclosing party waives compliance with this Section 5.5(a), the compelled receiving party (or its Representative) shall furnish only that portion of such non-public information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable best efforts to obtain assurances that confidential treatment will be accorded such non-public information. In the event this Agreement is terminated as provided in Article VIII hereof, each party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby.

(b) Access to Information.

(i) The Company will afford Parent and Holdco and their financial advisors, accountants, counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent and Holdco may reasonably request; provided, that Parent, Holdco and their respective Representatives shall not unreasonably disrupt the business of the Company and its Subsidiaries.

(ii) Parent and Holdco will afford the Company and its financial advisors, underwriters, accountants, counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent and Holdco during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent and Holdco, as the Company may reasonably request; provided, that the Company and its Representatives shall not unreasonably disrupt the respective business of Parent, Holdco and their respective Subsidiaries.

5.7. Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 2.5 of the Company Schedule, (iv) providing suitably knowledgeable directors, officers, employees and other Persons to attend and, if requested by Parent, to participate in “road shows” that are to be presented to Parent’s security holders; (v) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (vi) the execution or delivery of any additional instruments reasonably necessary to consummate the

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transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of managers shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Mergers, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Mergers and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent, Holdco or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, material assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.8. Tax Treatment.  Neither Parent, Holdco, Parent Merger Sub, Company Merger Sub, the Company nor the Signing Members shall take any action prior to or following the Mergers that could reasonably be expected to cause the Mergers to fail to qualify, collectively, as a transaction described in Section 351 of the Code.

5.9. No Parent Common Stock Transactions.  Neither the Company nor the Signing Members or any of their respective Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use commercially reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and other Representatives, to comply with the foregoing requirement.

5.10. Disclosure of Certain Matters.  During the Interim Period, each party will provide the other parties with prompt written notice of any event, development or condition that (a) would cause such party’s representations and warranties to become untrue or misleading in any material respect, (b) would constitute a material breach of such party’s covenants or agreements contained in this Agreement, (c) would result in a Material Adverse Effect on such party and its Subsidiaries taken as a whole or (d) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend the Company Schedules and Parent Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered shall be fulfilled (a) promptly upon occurrence or discovery with respect to any material matter and (b) not later than five (5) days prior to the Closing Date for all other matters or promptly upon occurrence or discovery for any other matter occurring or discovered less than five (5) days prior to the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(a), 7.1(b), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated or permitted by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.11. Financing.  Contemporaneous with the Closing, Holdco may raise up to $2 million in shares of Holdco Common Stock at a price of $0.35 per share. The proceeds from any such financing will be utilized by Holdco for the Surviving Pubco’s working capital requirements following the Closing Date and repayment of outstanding indebtedness.

5.12. Further Actions.  All parties shall use their commercially reasonable best efforts to take such actions as are necessary to fulfill their obligations under this Agreement.

5.13. No Solicitation.

(a) During the Interim Period, neither the Company nor the Signing Members will, and each will cause their respective Representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Parent and its Affiliates and their respective designees) concerning any merger,

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sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (other than sales of assets in the ordinary course of business), without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) During the Interim Period, neither Parent, Holdco, Parent Merger Sub nor Company Merger Sub will, and each will cause their respective Representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the Company, the Members, their respective Affiliates and their respective designees) concerning any merger, sale of ownership interests and/or assets of Parent, Holdco, Parent Merger Sub or Company Merger Sub, recapitalization or similar transaction (other than sales of assets in the ordinary course of business and the Holdco Common Stock financing contemplated by Section 5.11), without the prior written consent of the Company and the Signing Members, which consent shall not be unreasonably withheld, delayed or conditioned.

5.14. Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent or Company as provided in the Charter Documents of Parent or Company, respectively, shall continue in full force and effect in accordance with their terms.

(b) For a period of six (6) years after the Closing Date, Surviving Pubco, Surviving Parent Subsidiary and/or Surviving Company Subsidiary shall cause to be maintained in effect the current policies of directors’ (or managers’) and officers’ liability insurance maintained by Parent and the Company, respectively (or a policy or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Surviving Pubco, Surviving Parent Subsidiary or Surviving Company Subsidiary or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Surviving Pubco, Surviving Parent Subsidiary and/or Surviving Company Subsidiary assume the obligations set forth in this Section 5.14.

(d) The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director, manager or officer of Parent and the Company for all periods ending on or before the Closing Date and may not be changed without the consent of the Committee and the LIBB Representative.

5.15. Insider Loans; Equity Ownership in Subsidiaries.  The Signing Members, at or prior to Closing, shall (i) repay to the Company any loan by the Company to such Signing Members and any other amount owed by the Signing Members to the Company (excluding employee advances in the ordinary course of business to employees who will not be executive officers or directors of Surviving Pubco as of the Closing); (ii) cause any guaranty or similar arrangement pursuant to which the Company has guaranteed the payment or performance of any obligations of such Signing Members to a third party to be terminated; and (iii) cease to own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes the name “Long Island Brand” or “Long Island Iced Tea.” The Company shall use its commercially reasonable best efforts to enable the Signing Members to accomplish the foregoing.

5.16. Certain Financial Information.  Within twenty (20) Business Days after the end of each month during the Interim Period, the Company shall deliver to Parent unaudited consolidated financial statements of the Company and its Subsidiaries for such month, certified by the chief financial officer of the Company as being true and correct in all material respects, including a balance sheet, statement of operations, and statements of stockholders’ equity and cash flow, prepared in accordance with U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and that fairly present in all

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material respects the consolidated financial position of the Company and its Subsidiaries at the date thereof and the results of its operations for the period indicated, except that such statements need not contain notes or year-end adjustments.

5.17. Access to Financial Information.  The Company will, and will cause its auditors to, (a) continue to provide Parent and its advisors reasonable access to all of the Company’s financial information used in the preparation of its Audited Financial Statements or the Unaudited Financial Statements and the financial information furnished pursuant to Section 5.16 hereof and (b) reasonably cooperate with any reviews performed by Parent or its advisors of any such financial statements or information.

5.18. Holdco Listing.  Parent, Holdco and the Company shall use commercially reasonable best efforts to obtain the quotation on the OTCBB of the Holdco Common Stock.

5.19. Joinders.  The Company shall use its commercially reasonable best efforts to cause the Members other than the Founders (the “Remaining Members”) to execute and deliver a Joinder within 60 days of the date hereof.

5.20. Holdco Plan.  At or prior to the Closing, Holdco shall create an incentive equity plan (the “Holdco Plan”) that reserves an aggregate of no more than 7,000,000 shares of Holdco Common Stock for issuance pursuant thereto.

ARTICLE VI.
CONDITIONS TO THE TRANSACTION

6.1. Conditions to Obligations of Each Party to Effect the Mergers.  The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) HSR Act; No Order.  All specified waiting periods under the HSR Act shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers, substantially on the terms contemplated by this Agreement.

(b) Effective Registration Statement.  The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC. All necessary permits and authorizations under state securities or Blue Sky laws, the Securities Act and the Exchange Act relating to the issuance and trading of the Holdco Common Stock to be issued hereunder shall have been obtained and shall be in effect.

(c) Parent Stockholder Approval.  The Parent Stockholder Approval shall have been obtained by the requisite vote under the laws of the State of Delaware and the Parent Charter Documents.

(d) Employment Agreements.  Employment agreements between Surviving Pubco and, separately, each of the Persons listed in Schedule 6.1(d), in the forms of Exhibit D annexed hereto (the “Employment Agreements”).

6.2. Additional Conditions to Obligations of the Company.  The obligations of the Company and the Signing Members to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties.  Each representation and warranty of Parent, Holdco, Parent Merger Sub and Company Merger Sub contained in this Agreement that is (i) qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.10, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of

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Parent, Holdco, Parent Merger Sub and Company Merger Sub by an authorized officer of Parent, Holdco, Parent Merger Sub and Company Merger Sub (“Parent Closing Certificate”).

(b) Agreements and Covenants.  Parent, Holdco, Parent Merger Sub and Company Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent, in any case in any material respect) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber in any material respect the title of the shares of Holdco Common Stock to be issued to the Members in connection with the Mergers, or (iv) affect materially and adversely the right of Surviving Pubco to own, operate or control the assets and operations of Surviving Parent Subsidiary following the Mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents.  Parent, Holdco, Parent Merger Sub and Company Merger Sub shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, and the Parent Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect.  No Material Adverse Effect with respect to Parent and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement, the effects of which are continuing and have not been cured.

(f) SEC Compliance.  Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

(g) Other Deliveries.  At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by the respective board of directors and stockholders or managers and members, as applicable, of Parent, Holdco, Parent Merger Sub and Company Merger Sub in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(h) Registration Rights Agreement.  The Registration Rights Agreement between Holdco (including on behalf of Surviving Pubco) and the Signing Members set forth therein in the form of Exhibit E annexed hereto (the “Registration Rights Agreement”) shall have been executed and delivered by Holdco and shall be in full force and effect.

(i) Escrow Agreement.  The Escrow Agreement substantially in the form attached as Exhibit B hereto (with such reasonable changes as requested by the Escrow Agent) shall have been executed and delivered by Parent and the Escrow Agent and shall be in full force and effect.

(j) Opinion of Counsel.  The Company shall have received from Graubard Miller, counsel to Parent, Holdco, Parent Merger Sub and Company Merger Sub, an opinion of counsel in substantially the form of Exhibit F annexed hereto.

(k) Equity Plans.  Effective as of the Closing, (i) Parent shall have terminated its equity incentive plan and all outstanding awards thereunder and (ii) Holdco shall have created the Holdco Plan.

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6.3. Additional Conditions to the Obligations of Parent.  The obligations of Parent, Holdco, Parent Merger Sub and Company Merger Sub to consummate and effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties.  Each representation and warranty of the Company contained in this Agreement that is (i) qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.10, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b) Agreements and Covenants.  The Company and the Signing Members shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company or the Signing Member, in any case in any material respect) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect with respect to the Company.

(c) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber in any material respect the title of the shares of Holdco Common Stock to be issued to the stockholders of Parent in connection with the Mergers, or (iv) affect materially and adversely the right of Surviving Pubco to own, operate or control the assets and operations of Surviving Company Subsidiary following the Mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents.  The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect.  No Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement, the effects of which are continuing and have not been cured.

(f) Opinion of Counsel.  Parent shall have received from Ellenoff Grossman & Schole LLP (“EGS”), counsel to the Company, an opinion of counsel in substantially the form of Exhibit G annexed hereto.

(g) Other Deliveries.  At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s managers and members in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

(h) Insider Loans; Equity Ownership in Subsidiaries.  (i) All outstanding indebtedness owed by Insiders to the Company shall have been repaid in full, including the indebtedness and other obligations described on Schedule 2.22 (but excluding ordinary course advances to employees, officers and directors who will not be executive officers or directors of Surviving Pubco as of the Closing); (ii) all outstanding guaranties and similar arrangements pursuant to which the Company has guaranteed the payment or performance of any obligations of any Insider to a third party shall have been terminated; and (iii) no

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Insider shall own any direct equity interests in any Subsidiary of the Company or in any other Person that utilizes in its name “Long Island Ice Tea.”

(i) Lock Up Agreements.  The Lock Up Agreements shall have been executed and delivered by the Founders and shall be in full force and effect.

(j) Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Signing Members identified as parties thereto and shall be in full force and effect.

(k) Escrow Agreement.  The Escrow Agreement substantially in the form attached as Exhibit B hereto (with such reasonable changes as requested by the Escrow Agent) shall have been executed and delivered by the LIBB Representative and the Escrow Agent and shall be in full force and effect.

(l) Section 1445 Certification.  Each Signing Member shall have provided a certification to the effect that such Signing Member is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder or the Company shall provide a certificate that it is otherwise not subject to such withholding.

ARTICLE VII.
INDEMNIFICATION

7.1. Indemnification.

(a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), Parent, Surviving Pubco and the Surviving Subsidiaries and their respective successors and permitted assigns (the “Parent Indemnitees”) shall be indemnified, defended and held harmless by the Members (the “Company Indemnitors”), but only to the extent of the Indemnity Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company or the Signing Members contained in or made pursuant to this Agreement or any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), the Members and their respective successors and permitted assigns (the “Company Indemnitees,” and the parties seeking indemnification hereunder with respect to a specific claim, whether the Parent Indemnitees or the Company Indemnitees, the “Indemnitees”) shall be indemnified, defended and held harmless by Surviving Pubco (the “Parent Indemnitor,” and the party with the obligation to indemnify hereunder with respect to a specific claim, whether the Company Indemnitors or Parent Indemnitor, the “Indemnitor”), but only in the aggregate to the extent of a number of newly issued shares of Holdco Common Stock equal to the number of Indemnity Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Company Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of Parent, Holdco, Parent Merger Sub or Company Merger Sub contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Parent, Holdco, Parent Merger Sub or Company Merger Sub to the Company pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii) the non-fulfillment or breach of any covenant or agreement of Parent, Holdco, Parent Merger Sub or Company Merger Sub contained in this Agreement.

(c) As used in this Article VII, the term “Losses” shall include on a dollar for dollar basis all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses), including those

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arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties and, in the case of third party claims, whether or not such third party claim is ultimately determined to be valid (but, for the avoidance of doubt, subject to there being a breach providing the basis for indemnification under Section 7.1(a) or 7.1(b), as applicable); provided, that Losses shall not include, and no party shall not be liable for (directly or indirectly through the Escrow Account), (i) any exemplary or punitive damages or (ii) consequential or incidental damages that are not reasonably foreseeable by the applicable Indemnitee as a result of or arising out of an Indemnitor’s breach of the representations, warranties or covenants set forth in this Agreement, in each case of clauses (i) and (ii), except to the extent claimed by a third party in a third party claim for which an Indemnitee is entitled to indemnification in accordance with the terms of this Article VII. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which an Indemnitee may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2. Indemnification of Third Party Claims.  The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against an Indemnitee by a Person other than the respective Indemnitor (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim.  Indemnitee, acting through the Committee or the LIBB Representative, as applicable, will give the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”), which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim and a copy of any notices, complaints or demands received from the third party with respect to the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) shall be entitled to participate in the defense of Third Party Claim at its expense.

(b) Defense.  The LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to Indemnitee, to assume the entire control of, subject to the right of Indemnitee to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Indemnitee to be the lead counsel in connection with such defense. If the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) is permitted and elects to assume the defense of a Third Party Claim:

(i) the LIBB Representative or the Committee shall competently and in good faith defend such Third Party Claim and shall keep Indemnitee reasonably informed of the status of such defense (or any settlement thereof); provided, however, that in the case of any settlement providing for remedies which are not merely incidental to a primary damage claim or claims for monetary damages, Indemnitee shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) Indemnitee shall cooperate fully in all respects with the LIBB Representative or the Committee in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Indemnitee shall make available to the LIBB Representative or Committee all pertinent information and documents under its control.

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(c) Limitations of Right to Assume Defense.  The LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by Indemnitee if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (ii) the Third Party Claim seeks an injunction or equitable relief against Indemnitee which is not merely incidental to a primary damage claim or claims for monetary damages.

(d) Other Limitations.  Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by Indemnitee against the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) and shall not affect the LIBB Representative’s or the Committee’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the LIBB Representative or the Committee to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had Indemnitee given the LIBB Representative or the Committee prompt notice hereunder. So long as the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) is defending any such action competently and in good faith, Indemnitee shall not settle such action without the prior written consent of the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor). Indemnitee shall make available to the LIBB Representative or the Committee all relevant records and other relevant materials required by them and in the possession or under the control of Indemnitee, for the use of the LIBB Representative or the Committee and their respective Representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e) Failure to Defend.  If the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor), after receiving a Notice of Claim, fails to defend such Third Party Claim competently and in good faith or is otherwise not entitled or fails to elect to control the defense of a Third Party Claim under this Section 7.2, Indemnitee, at the reasonable cost and expense of the Indemnitor, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the LIBB Representative or the Committee shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f) Indemnitee’s Rights.  Anything in this Section 7.2 to the contrary notwithstanding, the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) shall not, without the prior written consent of Indemnitee, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee of a full and unconditional release from all liability and obligation in respect of such action without any payment by Indemnitee (but may require that the Indemnitee be bound by customary confidentiality obligations).

(g) LIBB Representative Consent.  Unless the LIBB Representative (in the case of the Company Indemnitors) or the Committee (in the case of a Parent Indemnitor) has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined as a direct claim in accordance with the provisions of this Agreement.

(h) Direct Indemnification Claims.  With respect to any indemnification claim that is a direct claim by a Company Indemnitee and not a Third Party Claim, the Company Indemnitee shall provide a Notice of Claim to the Committee with respect to such claim promptly (but in any event, within thirty (30) days) after becoming aware of such claim; provided, that the failure to timely provide a Notice of Claim shall not relieve the Parent Indemnitors of their indemnification obligations, except and only to the extent that the Parent Indemnitors are prejudiced thereby. The Committee will have a period of thirty (30) days after receipt of the Notice of Claim to respond thereto. If the Committee does not respond

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within such thirty (30) days, the Committee on behalf of the Parent Indemnitors will be deemed to have accepted responsibility for the Losses set forth in such Notice of Claim and will have no further right to contest the validity of such Notice of Claim. If the Committee responds within such thirty (30) days after the receipt of the Notice of Claim and rejects such claim in whole or in part, the Company Indemnitee will be free to pursue such remedies as may be available under this Agreement, any other Transaction Documents or applicable Legal Requirement. With respect to any indemnification claim that is a direct claim by a Parent Indemnitee, the Parent Indemnitee shall comply with the terms of the Escrow Agreement for making a claim against the Indemnity Escrow Shares.

7.3. Insurance Effect.  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance paid for by the Indemnitor prior to or after the Closing or any indemnity, contribution or other similar right against a third party, Indemnitee shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance or indemnity, contribution or similar right; provided that Indemnitee shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance or indemnity, contribution or similar claim. The amount of Losses otherwise recoverable under this Article VII shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar cash payment actually received by the Indemnitees from any third party with respect thereto. The existence of a claim by Indemnitee for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Indemnitor. If Indemnitee has received the payment required by this Agreement from the Indemnitor in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Indemnitor and shall pay to the LIBB Representative or the Committee, as applicable on behalf of the Indemnitor, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Indemnitor pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4. Limitations on Indemnification.

(a) Survival: Time Limitation.  The representations, warranties, covenants and agreements in this Agreement or in any certificate required to be delivered by the Indemnitor in connection with this Agreement shall survive the Closing for the period that ends on the Escrow Termination Date (the “Survival Period”). Any indemnification claim made by the Committee (in the case of a Parent Indemnitee) or the LIBB Representative (in the case of a Company Indemnitee) prior to the termination of the Survival Period, shall be preserved despite the subsequent termination of such Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period.

(b) Deductible.  No amount shall be payable by the Parent Indemnitor on the one hand or the Company Indemnitors on the other under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable with respect to such party exceeds $100,000 (the “Deductible”), in which event the amount payable shall be the full amount (and not just the amount in excess of the amount of the Deductible), and, subject to the other limitations set forth in this Article VII, all future amounts that become payable under Section 7.1 from time to time thereafter. Notwithstanding the foregoing, the Deductible shall not apply to Losses that arise out of a breach of the representations and warranties in Sections 1.13(b)(viii) and 2.3, all of which shall be indemnifiable as to all Losses that so arise from the first dollar thereof.

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(c) Aggregate Amount Limitations.  The aggregate liability of Company Indemnitors for Losses pursuant to Section 7.1(a) shall not in any event exceed the Indemnity Escrow Shares and a Parent Indemnitee shall have no claim against a Company Indemnitor other than for any of such Indemnity Escrow Shares (and any proceeds of such shares or distributions with respect to such shares). The aggregate liability of Parent Indemnitors for Losses pursuant to Section 7.1(b) shall not in any event exceed a number of newly issued shares of Holdco Common Stock equal to the number of Indemnity Escrow Shares and a Company Indemnitee shall have no claim against a Parent Indemnitor other than for newly issued shares of Holdco Common Stock up to such maximum number.

(d) Knowledge.  Indemnitees may not seek indemnification under this Article VII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Indemnitor contained in this Agreement if Indemnitees had knowledge of such inaccuracy or breach prior to the execution of this Agreement.

7.5. Exclusive Remedy.  Parent, Holdco, Parent Merger Sub and Company Merger Sub, on behalf of themselves and the other Parent Indemnitees, and the Signing Members, on behalf of themselves and the other Company Indemnitees, hereby acknowledge and agree that, from and after the Closing, the sole remedy of the Indemnitees with respect to any and all claims for monetary damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit an Indemnitee’s right to bring any claim, demand or suit against the other party (i) based upon such other party’s actual fraud in connection with the transactions contemplated by this Agreement or (ii) for specific performance, injunction or other equitable remedy to which a party may be entitled.

7.6. Adjustment to Merger Consideration.  Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the Merger Consideration, except as otherwise required by applicable Legal Requirement.

7.7. LIBB Representative Capacities; Application of Escrow Shares; Issuance of Additional Shares.  The parties acknowledge that the LIBB Representative’s and the Committee’s obligations under this Article VII are solely as a representative of the Members and of Parent, respectively, in the manner set forth herein and in the Escrow Agreement with respect to the obligations to indemnify the other party under this Article VII and that the LIBB Representative and the Committee shall have no personal responsibility for any expenses incurred by them in such capacity and that all payments to Parent Indemnitees as a result of such indemnification obligations shall be made solely from, and to the extent of, the Indemnity Escrow Shares and all payments to Company Indemnitees as a result of such indemnification obligations shall be made solely by the issuance by Holdco of new shares of Holdco Common Stock up to a maximum number of shares equal to the number of Indemnity Escrow Shares. The parties further acknowledge that all actions to be taken by Surviving Pubco or the Signing Members pursuant to this Article VII shall be taken on their respective behalf by the Committee or the LIBB Representative, respectively, in accordance with the provisions hereof and of the Escrow Agreement. Out-of-pocket expenses of the LIBB Representative and the Committee for attorneys’ fees and other costs incurred in connection with a claim for indemnification pursuant to this Article VII shall be borne in the first instance by Surviving Pubco; provided, however, in the event Surviving Pubco bears the expenses of the LIBB Representative and, upon the final resolution of the related indemnification claim, the Company Indemnitees or the Company Indemnitors are not the prevailing party with respect to all or any portion of such claim, the Signing Members shall promptly, and in any event within ten (10) Business Days, reimburse Surviving Pubco for such expenses (pro rata based the extent to which the Signing Members are not the prevailing party), which reimbursement may be made by a claim for indemnification against the Indemnity Escrow Shares. The Escrow Agent, pursuant to the Escrow Agreement at the Escrow Termination Date, may apply all or a portion of the Indemnity Escrow Shares to satisfy any claim by the Parent Indemnitees for indemnification pursuant to Section 7.1(a). To the extent that there are any pending indemnification claims as of the Escrow Termination Date, the Escrow Agent will reserve a portion of the Indemnity Escrow Shares based on the Losses for such claims as set forth in the Notice of Claim for such claims, and upon final resolution of each pending claim, release to the Parent Indemnitees a number of Escrow Shares equal in value to the amount set forth in the final resolution up to the reserved amount for

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such claim, and shall release to the Members a number of Escrow Shares equal in value to the difference between the amount of such final resolution and the reserved amount for such claim. The value of any Escrow Shares released from the Escrow Account pursuant to this Article VII and the Escrow Agreement shall be the Holdco Market Price as of the date that such shares are disbursed. The value of any new shares of Holdco Common Stock issued by Holdco to the Company Indemnitees pursuant to this Article VII shall be the Holdco Market Price as of the date that such shares are issued. As used in this Agreement, “Holdco Market Price” shall mean the volume-weighted average price for a share of Holdco Common Stock, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Surviving Pubco), for the twenty (20) consecutive trading days ending on the trading day immediately prior to the measurement date, or if such volume-weighted average price is unavailable, the average of the closing sale price of one share of Holdco Common Stock for such period as reported on the primary exchange on which Holdco Common Stock is traded or reported, or if such closing sale price is unavailable, the average of the closing bid price of one share of Holdco Common Stock for such period as reported by the OTCBB.

7.8. Tax Benefits.  The amount of any Losses for which indemnification is provided shall be reduced by any net Tax benefit to the Indemnitee and its Affiliates, to the extent realized by such party as a result of such Losses, including the present value (determined by discounting at 8%) of the benefit arising from an increase in the Tax basis of assets, net of any Tax costs incurred by the Indemnitee as a result of the receipt of the indemnification payments hereunder. In calculating the amount of net Tax benefit, the Indemnitee and its Affiliates shall be presumed to pay Taxes at a forty percent (40%) Tax rate. The Indemnitee shall provide the Indemnitor with such documentation as may be reasonably requested in order to ascertain or confirm the amount of any net Tax benefit or net Tax cost referred to herein.

7.9. Mitigation.  An Indemnitee shall use commercially reasonably efforts to mitigate Losses suffered, incurred or sustained by it arising out of any matter for which it is entitled to indemnification hereunder; provided that no Indemnitee shall be required to (i) take any action or refrain from taking any action that is contrary to any applicable Contract, order or law binding on it or any Affiliate thereof or (ii) incur any out-of-pocket expense in connection with such mitigation (other than de minimus incidental expenses).

7.10. Member Right of Contribution.  Notwithstanding anything to the contrary contained herein, in the event of the inaccuracy or breach of any representation or warranty of a Signing Member contained in or made pursuant to this Agreement or any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing, each other Signing Member shall have a right of contribution against the breaching Signing Member with respect to any indemnification provided directly or indirectly (through the Escrow Account) by such other Signing Member, up to a maximum amount in the aggregate among all other Signing Members equal to such Signing Member’s Pro Rata Share of the Merger Consideration.

7.11. No Duplication; Contribution Price Adjustments.  Any Losses for which any Indemnitee is entitled to indemnification under this Article VII shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement. The Company Indemnitors shall not have any indemnity obligations under this Article VII with respect to any amount resulting in a claim to the extent that such amount will result or has resulted in a decrease to the Merger Consideration after the Closing under Section 1.5(d) hereof. The Parent Indemnitors shall not have any indemnity obligations under this Article VII with respect to any amount resulting in a claim to the extent that such amount will result or has resulted in an increase to the Merger Consideration after the Closing under Section 1.5(d) hereof.

ARTICLE VIII.
TERMINATION

8.1. Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time;

(b) by either Parent or the Company if the Mergers shall not have been consummated by July 31, 2015 (the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a

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principal cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent, Holdco, Parent Merger Sub or Company Merger Sub set forth in this Agreement, or if any representation or warranty of Parent, Holdco, Parent Merger Sub or Company Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Outside Date, then the Company may not terminate this Agreement under this Section 8.1(d) prior to the earlier of (i) thirty (30) days after delivery of written notice from the Company to Parent of such breach or (ii) the Outside Date, provided that Parent continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such period);

(e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Outside Date, then Parent may not terminate this Agreement under this Section 8.1(e) prior to the earlier of (i) thirty (30) days after delivery of written notice from Parent to the Company of such breach or (ii) the Outside Date, provided that the Company continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such period);

(f) by Parent, if a Material Adverse Effect with respect to the Company and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement, the effects of which are continuing and have not been cured within thirty (30) days after written notice of such Material Adverse Effect is provided by Parent to the Company; or

(g) by the Company, if a Material Adverse Effect with respect to Parent and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement, the effects of which are continuing and have not been cured within thirty (30) days after written notice of such Material Adverse Effect is provided by the Company to Parent.

8.2. Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (subject to any cure period specified by the applicable provision of Section 8.1). In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Mergers shall be abandoned, except for and subject to the following: (i) Sections 5.6(a), 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement prior to termination.

8.3. Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Mergers are consummated; provided, however, that if this Agreement is terminated pursuant to Sections 8.1(d) or 8.1(e), the non-terminating party shall be responsible for the terminating party’s reasonable out-of-pocket documented fees and expenses (including reasonable

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attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby up to a maximum of $100,000, to be paid within ten (10) Business Days after the non-terminating party receives documentation of such fees and expenses, by wire transfer of immediately available funds to an account designated in writing by the terminating party.

ARTICLE IX.
DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

Definition	Location
“Accounting Firm”	Section 1.5(d)(iii)
“Accredited Investor”	Section 1.13(b)(vi)
“Adjustment Escrow Shares”	Section 1.11(a)
“Affiliate”	Section 10.2(f)
“Agreement”	Preamble
“Applicable Law”	Section 1.3
“Approvals”	Section 2.1(a)
“Audited Financial Statements”	Section 2.7(a)
“Blue Sky Laws”	Section 1.13(b)(iv)
“Business Day”	Section 10.2(g)
“Certificates of Merger”	Section 1.2
“Charter Documents”	Section 2.1(a)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Form 8-K”	Section 5.4(b)
“Closing Net Working Capital Statement”	Section 1.5(d)(ii)
“Closing Press Release”	Section 5.4(b)
“Code”	Section 1.5(h)
“Committee”	Section 1.12(a)
“Company”	Preamble
“Company Actual Net Working Capital Excess”	Section 1.5(d)(iv)
“Company Actual Net Working Capital Shortfall”	Section 1.5(d)(iv)
“Company Certificate of Merger”	Section 1.2
“Company Certificates”	Section 1.6(a)
“Company Closing Certificate”	Section 6.3(a)
“Company Contracts”	Section 2.19(a)
“Company Estimated Net Working Capital”	Section 1.5(d)(i)
“Company Estimated Net Working Capital Excess”	Section 1.5(d)(i)(A)
“Company Estimated Net Working Capital Shortfall”	Section 1.5(d)(i)(A)
“Company Estimated Net Working Capital Statement”	Section 1.5(d)(i)
“Company Indemnitees”	Section 7.1(b)
“Company Indemnitors”	Section 7.1(a)
“Company Intellectual Property”	Section 2.18(a)(ii)
“Company Membership Units”	Section 1.5(b)
“Company Merger”	Recital A
“Company Merger Sub”	Preamble
“Company Products”	Section 2.18(a)(v)
“Company Registered Intellectual Property”	Section 2.18(a)(iv)
“Company Related Person”	Section 2.22
“Company Schedule”	Article II
“Company Surviving Subsidiary”	Section 1.1(b)
“Copyrights”	Section 2.18(a)(i)

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Definition	Location
“Corporate Records”	Section 2.1(c)
“Deductible”	Section 7.4(b)
“DGCL”	Recital A
“Disclosure Schedules”	Article III
“Disclosure Schedules”	Section 5.10
“Effective Time”	Section 1.2
“EGS”	Section 6.3(f)
“Employment Agreements”	Section 6.1(d)
“Environmental Law”	Section 2.16(b)
“ERISA”	Section 2.11(c)
“Escrow Account”	Section 1.11 (a)
“Escrow Agent”	Section 1.11(a)
“Escrow Agreement”	Section 1.11(a)
“Escrow Shares”	Section 1.11(a)
“Escrow Termination Date”	Section 1.11(c)
“Exchange Act”	Section 1.13(b)(iv)
“FINRA”	Section 3.23
“Founders”	Preamble
“Governmental Action/Filing”	Section 2.21(c)
“Governmental Entity”	Section 1.13(b)(iv)
“Hazardous Substance”	Section 2.16(b)
“Holdco”	Preamble
“Holdco Common Stock”	Section 1.5(a)
“Holdco Market Price”	Section 7.7
“Holdco Plan”	Section 5.20
“HSR Act”	Section 2.5(b)
“Indebtedness”	Section 1.5(d)(vi)
“Indemnitees”	Section 7.1(b)
“Indemnitor”	Section 7.1(b)
“Indemnity Escrow Shares”	Section 1.11(a)
“Independent Parties”	Section 1.5(d)(ii)
“Insider”	Section 2.19(a)(i)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 2.18(a)(i)
“Interim Period”	Section 4.1
“Item of Dispute”	Section 1.5(d)(iii)
“Joinder”	Preamble
“knowledge”	Section 10.2(d)
“Legal Requirements”	Section 10.2(b)
“LIBB Representative”	Section 1.12(b)(i)
“Lien”	Section 10.2(e)
“Lock Up Agreement”	Section 1.14
“Long Island Ice Tea”	Section 6.3(h)
“Losses”	Section 7.1(c)
“Material Adverse Effect”	Section 10.2(a)
“Material Company Contracts”	Section 2.19(a)
“Members”	Preamble
“Merger Consideration”	Section 1.5(b)
“Mergers”	Recital A
“Net Working Capital”	Section 1.5(d)(vi)
“Notice of Claim”	Section 7.2(a)
“NYLLCL”	Recital A

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Definition	Location
“OTCBB”	Section 3.23
“Outside Date”	Section 8.1(b)
“Panza”	Preamble
“Parent”	Preamble
“Parent Actual Net Working Capital”	Section 1.5(d)(ii)
“Parent Actual Net Working Capital Excess”	Section 1.5(d)(iv)
“Parent Actual Net Working Capital Shortfall”	Section 1.5(d)(iv)
“Parent Capital Stock”	Section 3.3(a)
“Parent Certificate”	Section 1.5(a)
“Parent Certificate of Merger”	Section 1.2
“Parent Certificates”	Section 1.6(a)
“Parent Closing Certificate”	Section 6.2(a)
“Parent Common Stock”	Section 1.5(a)
“Parent Contracts”	Section 3.19(a)
“Parent Convertible Securities”	Section 3.3(b)
“Parent Employee Plan”	Section 3.11
“Parent Estimated Net Working Capital”	Section 1.5(d)(i)
“Parent Estimated Net Working Capital Excess”	Section 1.5(d)(i)(B)
“Parent Estimated Net Working Capital Shortfall”	Section 1.5(d)(i)(B)
“Parent Estimated Net Working Capital Statement”	Section 1.5(d)(i)
“Parent Indemnitees”	Section 7.1(a)
“Parent Indemnitor”	Section 7.1(b)
“Parent Merger”	Recital A
“Parent Merger Sub”	Preamble
“Parent Net Working Capital Target”	Section 1.5(d)(i)(B)
“Parent Preferred Stock”	Section 3.3(a)
“Parent Related Person”	Section 3.21
“Parent Schedule”	Article III
“Parent SEC Reports”	Section 3.7(a)
“Parent Stock Options”	Section 3.3(b)
“Parent Stockholder Approval”	Section 5.1(a)
“Parent Surviving Subsidiary”	Section 1.1(a)
“Parent Warrants”	Section 3.3(b)
“Patents”	Section 2.18(a)(i)
“Pending Claims”	Section 1.11(c)
“Permitted Lien”	Section 10.2(h)
“Person”	Section 10.2(c)
“Plan or Plans”	Section 2.11(a)
“Pro Rata Share”	Section 1.5(d)(i)(A)
“Proxy Statement/Prospectus”	Section 5.1(a)
“Registered Intellectual Property”	Section 2.18(a)(iii)
“Registration Rights Agreement”	Section 6.2(h)
“Registration Statement”	Section 5.1(a)
“Remaining Members”	Section 5.19
“Representative”	Section 10.2(j)
“Reviewable Document”	Section 5.5(a)
“SEC”	Section 2.19(a)
“Securities Act”	Section 1.13(b)(iv)
“Signing Form 8-K”	Section 5.4(a)
“Signing Members”	Preamble
“Signing Press Release”	Section 5.4(a)
“Special Meeting”	Section 5.1(a)

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Definition	Location
“Subsidiary”	Section 10.2(i)
“Survival Period”	Section 7.4(a)
“Surviving Pubco”	Recital A
“Surviving Subsidiaries”	Section 1.1(b)
“Tax Return”	Section 2.15(a)
“Tax Returns and Audits”	Section 2.15(b)
“Tax, Taxes or Taxable”	Section 2.15(a)
“Third Party Claim”	Section 7.2
“Thomas”	Preamble
“Trademarks”	Section 2.18(a)(i)
“Transaction Documents”	Section 10.2(k)
“U.S. GAAP”	Section 1.5(d)(i)
“Unaudited Financial Statements”	Section 2.7(b)

ARTICLE X.
GENERAL PROVISIONS

10.1. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial courier service, or sent via email or telecopy (with affirmative confirmation of receipt) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:	Cullen Agricultural Holding Corp. 1193 Seven Oaks Rd. Waynesboro, GA 30830 Attention: Paul Vassilakos, CEO Telephone: Facsimile: E-mail:
with a copy to:	David Alan Miller, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174-1901 Telephone: 212-818-8880 Facsimile: 212-818-8881 Email: dmiller@graubard.com
if to the Company or Signing Members, to:	Long Island Brand Beverages LLC PO Box 845 Long Beach, New York 11561 Attention: Philip Thomas, CEO Telephone: Facsimile: E-mail:
with a copy to:	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Attention: Sarah Williams Telephone: (212) 370-1300 Facsimile: (212) 370-7889 Email: swilliams@egsllp.com

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10.2. Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement unless the context requires otherwise. Unless otherwise indicated, (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”, (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (iii) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (iv) the term “or” means “and/or”; and (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any accounting term used and not otherwise defined in this Agreement or any other Transaction Document has the meaning assigned to such term in accordance with U.S. GAAP. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. With respect to any contract, document, certificate or instrument that is represented and warranted to by the Company or a Member to be given, delivered, provided or made available by the Company or a Member, such contract, document, certificate or instrument will be deemed to have been given, delivered, provided and made available to Buyer or its Representatives if such contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Buyer and its Representatives, and the Buyer or its Representatives have been given access to the electronic folders containing such information. For purposes of this Agreement:

(a) the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that (x) is materially adverse to the business, assets (including intangible assets), revenues, financial condition, or results of operations of such Person, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) (A) changes in general national or regional political, economic or industry-wide conditions, (B) changes or developments in the United States securities markets, or (C) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof (except, in the case of this clause (ii), to the extent the Person suffering such event is affected in a materially disproportionate manner relative to other companies in the principal industry in which such Person conducts business), (iii) changes in U.S. GAAP or other applicable accounting rules or applicable Legal Requirements (including the accounting rules and regulations of the SEC), or, in any such case, changes in the interpretation thereof, (iv) any action required by this Agreement or taken at the written request of the other party, (v) any change in market price or trading volume of the Parent Common Stock or the Holdco Common Stock (provided that, in the case of clause (v), the applicability of the exception does not rule out the existence of a Material Adverse Effect arising from the same cause of a market price change); or (y) is materially adverse to the ability of such Person to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including any such change, event, violation, inaccuracy, circumstance or effect that prevents, materially delays or materially impairs such Person’s ability to consummate such transactions;

(b) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

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(c) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d) the term “knowledge” means actual knowledge or awareness as to a specified fact or event and, with respect to any entity, the actual knowledge of any of its directors or managers, principal executive officers, principal financial officers or any other officer who would be deemed an “executive officer” as defined under the Securities Act and the rules and regulations promulgated thereunder;

(e) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against grantor of the Lien or any Affiliate of the grantor of the Lien, or any agreement to give any security interest);

(f) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(g) the term “Business Day” shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business;

(h) the term “Permitted Lien” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Liens arising by operation of any applicable Legal Requirements; (iii) Liens or security interests that arise or are incurred in the ordinary course of business relating to obligations not yet due or secure a liquidated amount that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP have been established; (iv) pledges or deposits to secure obligations under workers’ compensation or similar laws or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights of way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (vii) all Liens created or incurred by any owner, landlord, sublandlord or other Person in title; and (viii) any other Liens which do not materially interfere with a party’s use and enjoyment of tangible property or materially detract from or diminish the value thereof;

(i) the term “Subsidiary” means, as applied to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; for purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context otherwise requires, any reference to a Subsidiary in this Agreement will mean a Subsidiary of the Company;

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(j) the term “Representative” means, as applied to any Person, such Person's Affiliates and its and their respective managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants); and

(k) the term “Transaction Documents” means this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Employment Agreements and any other contract, instrument, certificate or document which is or is to be entered into, executed or delivered at the Closing or otherwise pursuant to this Agreement or in connection with the transactions contemplated hereby.

10.3. Counterparts; Facsimile Signatures.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by email or facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4. Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letters of intent between Parent and the Company dated October 31, 2012 and November 7, 2012 are hereby terminated in their entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5. Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6. Other Remedies; Specific Performance.  Except as otherwise provided herein, including Section 7.5, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise provided herein, including Section 7.5, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8. Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9. Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties and any attempted or purported

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transfer without such consent shall be null and void ab initio. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10. Amendment.  This Agreement may be amended by the parties hereto at any time prior to the Closing Date by execution of an instrument in writing signed on behalf of each of the parties. After the Closing Date, this Agreement may be amended only with the consent of both the Committee and the LIBB Representative.

10.11. Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK (OR IN ANY COURT IN WHICH APPEAL FROM SUCH COURTS MAY BE TAKEN), IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 10.12 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 10.1. Such service of process shall have the same effect as if the party being served were a resident of the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

10.13. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

10.14. Attorneys’ Fees.  If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.15. Currency.  All references to currency amounts in this Agreement shall mean United States dollars.

10.16. Disclosure Schedules.  The Disclosure Schedules are a material part of this Agreement as if fully set forth in this Agreement and are intended only to qualify and limit the representations, warranties and

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covenants contained in this Agreement, and will not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. Each party hereby acknowledges and agrees that: (i) disclosures made for the purpose of any Schedule of the Disclosure Schedules will be deemed made for the purpose of all Schedules so long as cross-references are made or the applicability to the other section(s) is reasonably apparent on the face of such disclosure; (ii) headings in the Disclosure Schedules have been inserted for reference only and will not be deemed to modify or influence the interpretation of the information contained in the Disclosure Schedules or this Agreement; (iii) no reference to or disclosure of any item or other matter in the Disclosure Schedules will be construed as an admission or indication that such item or other matter is material or outside of the ordinary course of business or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule or otherwise imply that any such item or matter creates a measure for materiality for the purposes of this Agreement; (iv) no disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Legal Requirements shall be construed as an admission or indication that any such breach or violations exists or has actually occurred; (v) the inclusion of any matter, information or item in the Disclosure Schedules will not be deemed to constitute an admission of any liability to any third party; and (vi) summaries of or references to any written document in the Disclosure Schedules do not purport to be complete and are qualified in their entirety by the written documents themselves.

10.17. Representation.  The parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Company and/or the Members (including the LIBB Representative) in connection with this Agreement, and has also represented the Company and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent one or more of the Members (including the LIBB Representative) or their Affiliates in connection with matters in which such Persons are adverse to the Company or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. Parent, Holdco and their respective Subsidiaries are collectively represented by independent counsel in connection with the transactions contemplated by this Agreement. The Company and the Signing Members hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS's future representation of one or more of the Members (including the LIBB Representative) and their Affiliates in which the interests of such Person are adverse to the interests of the Company, any of the other Signing Members or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Company or any of its Affiliates. The parties hereto acknowledge and agree that, for the purposes of the attorney-client privilege, the Members, including the LIBB Representative (and not the Company or its directors, officers or employees), shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement and the other Transaction Documents.

[The Signature Page is the following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer

LONG ISLAND ICED TEA CORP.

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer

CULLEN MERGER SUB, INC.

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer

LIBB ACQUISITION SUB, LLC

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer of Long Island Iced Tea Corp., the managing member

LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas Name: Philip Thomas Title: CEO
/s/ Phil Thomas Phil Thomas
/s/ Thomas Panza Thomas Panza

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Annex A-2

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 1 (this “Amendment”) to AGREEMENT AND PLAN OF REORGANIZATION, is entered into as of April 23, 2015 by and among Cullen Agricultural Holding Corp., a Delaware corporation (“Parent”), Long Island Iced Tea Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Holdco”), Cullen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and wholly owned subsidiary of Holdco (“Company Merger Sub”), Long Island Brand Beverages LLC, a New York limited liability company (the “Company”), Philip Thomas (“Thomas”) and Thomas Panza (“Panza” and together with Thomas, the “Founders”), who hold a majority of the outstanding membership interests of the Company, and Philip Thomas, in his capacity as the LIBB Representative under the Merger Agreement (as defined below) (the “LIBB Representative”) on behalf of the other members of the Company party to the Merger Agreement. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

WHEREAS, the parties entered into that certain Agreement and Plan of Reorganization dated as of December 31, 2014 (the “Merger Agreement”), providing for a business combination transaction by means of (i) a merger of Parent Merger Sub with and into Parent, with Parent being the surviving entity, and (ii) a merger of Company Merger Sub with and into the Company, with the Company being the surviving entity, as a result of which Parent and the Company will become wholly owned subsidiaries of Holdco and Holdco will become a public company;

WHEREAS, pursuant to Section 1.12(b)(i) of the Merger Agreement, the LIBB Representative has been appointed by each Signing Member as such Member's representative and agent to act on behalf of such Member in connection with the Merger Agreement, including, without limitation, pursuant to clause (v) thereof, any amendment of the Merger Agreement that does not subject such Member to any disparate treatment of a potentially adverse nature; and

WHEREAS, the parties desire to amend the Merger Agreement in accordance with Section 10.10 thereof (i) to reduce the number of issued and outstanding shares of Holdco Common Stock immediately after the Closing so that the number of shares of Holdco Common Stock to be issued pursuant to the Merger Agreement as amended hereby will be 1/15th of the number of shares of Holdco Common Stock that would be issued absent this Amendment, (ii) to proportionately adjust certain other amounts set forth in the Merger Agreement for the reduced number of issued and outstanding shares of Holdco Common Stock, and (iii) to amend certain other terms of the Merger Agreement, in each case without any disparate treatment of a potentially adverse nature to any Member.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Merger Agreement is hereby amended as follows:

a) In Section 1.5(a) of the Merger Agreement, the words “Each share” at the beginning of the first sentence are hereby replaced with the words “Every fifteen (15) shares”.

b) In Section 1.5(b) of the Merger Agreement, the reference to “39,500,000” is hereby replaced with “2,633,334”.

c) In Sections 1.5(d)(i)(A), 1.5(d)(i)(B) and 1.5(d)(iv) of the Merger Agreement, all references to “$0.20 per share” are hereby replaced with “$3.00 per share.”

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d) In Section 1.11(a) of the Merger Agreement, the reference to “7,500,000” is hereby replaced with “500,000” and the reference to “1,000,000” is hereby replaced with “66,667”.

e) The third sentence of Section 3.3(f) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“As of the date of execution of the Merger Agreement, the authorized shares of capital stock of Holdco consists of 100,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which preferred stock is issued or outstanding. As of the Closing Date, the authorized shares of capital stock of Holdco consists of 35,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which preferred stock is issued or outstanding.”

f) Section 5.11 of the Merger Agreement is hereby deleted in its entirety.

g) In Section 5.13 of the Merger Agreement, the parenthetical “(other than sales of assets in the ordinary course of business and the Holdco Common Stock financing contemplated by Section 5.11)” is hereby deleted and replaced with “(other than sales of assets in the ordinary course of business)”.

h) In Section 5.20 of the Merger Agreement, the reference to “7,000,000” is hereby replaced with “466,667”.

i) Schedule 1.5(c) to the Merger Agreement is hereby deleted and replaced in its entirety with Schedule 1.5(c) attached hereto.

j) Exhibit B to the Merger Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.

k) In Exhibit D to the Merger Agreement:

i) the references to “1,200,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between Philip Thomas and Holdco are hereby replaced with “80,000” and “$3.75”, respectively;

ii) the references to “880,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between Peter Dydensborg and Holdco are hereby replaced with “58,667” and “$3.75”, respectively;

iii) the references to “240,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between James Meehan and Holdco are hereby replaced with “16,000” and “$3.75”, respectively; and

iv) the references to “600,000” and “$0.25” in Section 3.6 of the form of Employment Agreement between Thomas Panza and the Company are hereby replaced with “40,000” and “$3.75”, respectively.

2. The Company and the LIBB Representative, on behalf of the Signing Members, hereby consent, for the purposes of Section 4.1 of the Merger Agreement, to an amendment to Holdco’s Certificate of Incorporation reducing Holdco’s authorized capital from 100,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, to 35,000,000 shares of Holdco Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share.

3. Except as specifically provided in this Amendment, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment and the attachments hereto (which are hereby incorporated herein), together with the Merger Agreement and the documents and instruments and other agreements among the parties thereto as contemplated by or referred to therein, including, without limitation, the Exhibits and Schedules thereto, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection

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therewith shall hereinafter mean the Merger Agreement, as amended by this Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). This Amendment may be executed in counterparts (including, without limitation, by facsimile, pdf or other electronic document transmission), each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer

LONG ISLAND ICED TEA CORP.

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer

CULLEN MERGER SUB, INC.

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer

LIBB ACQUISITION SUB, LLC

By:	/s/ Paul Vassilakos Name: Paul Vassilakos Title: Chief Executive Officer of Long Island Iced Tea Corp., the managing member

[Signature Pages Continue]

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LONG ISLAND BRAND BEVERAGES LLC

By:	/s/ Philip Thomas Name: Philip Thomas Title: CEO

/s/ Philip Thomas

Philip Thomas

/s/ Thomas Panza

Thomas Panza

LIBB REPRESENTATIVE:

/s/ Philip Thomas

By Philip Thomas, in his capacity as the
LIBB Representative on behalf of the Signing Members

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Annex B

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is being made and entered into as of [•  ], 2015, by and among LONG ISLAND ICED TEA CORP., a Delaware corporation (“Holdco”), PHILIP THOMAS, on behalf of the members of Long Island Brand Beverages LLC (the “Members”), in his capacity as the LIBB Representative under the Merger Agreement (as defined below) and herein (the “LIBB Representative”), and not in his personal capacity, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, Holdco has entered into the Agreement and Plan of Reorganization (“Merger Agreement”), dated as of December 31, 2014 and amended as of April 23, 2015 by and among Cullen Agricultural Holding Corp., a Delaware corporation (“Parent”), Holdco, Cullen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and wholly owned subsidiary of Holdco (“Company Merger Sub”), Long Island Brand Beverages LLC, a New York limited liability company (the “Company”), and Phil Thomas (“Thomas”) and Thomas Panza (“Panza” and together with Thomas, the “Founders”);

WHEREAS, pursuant to the Merger Agreement, (i) Parent Merger Sub will merge with and into Parent, with Parent being the surviving entity and the stockholders of Parent receiving one share of common stock, par value $0.0001 per share, of Holdco (together with any securities issued in exchange therefore or in respect thereof, “Holdco Common Stock”) for every 15 shares of common stock, par value $0.0001 per share, of Parent held by them, and (ii) Company Merger Sub will merge with and into the Company, with the Company being the surviving entity and the Members receiving shares of Holdco Common Stock, as a result of which Parent and the Company will become wholly owned subsidiaries of Holdco and Holdco will become a public company;

WHEREAS, pursuant to the Merger Agreement, (i) Parent, Surviving Pubco and the Surviving Subsidiaries and their respective successors and permitted assigns (the “Parent Indemnitees”) are entitled to be indemnified in certain respects by the Members and (ii) the consideration payable to the Members is subject to downward adjustment based on the working capital of Parent and the Company at the Closing;

WHEREAS, the parties desire to establish segregated escrow funds as collateral security and the sole remedy for the Members’ indemnification obligations under the Merger Agreement and as the sole means of providing for any such downward working capital adjustment;

WHEREAS, Paul Vassilakos has been appointed as the sole member of the Committee under the Merger Agreement and herein (the “Committee”); and

WHEREAS, (i) the LIBB Representative has been designated pursuant to the Merger Agreement as each Signing Member’s representative and agent to represent all of the Signing Members, and to act on their behalf for purposes of this Agreement, and (ii) the Committee has been designated pursuant to the Merger Agreement to act on behalf of Parent and Holdco to take all necessary actions and make all decisions pursuant to this Agreement after the Closing.

NOW, THEREFORE, the parties hereto agree as follows:

1. (a) Concurrently with the execution hereof, each of the Signing Members (or the LIBB Representative or Holdco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, (i) a stock certificate for the number of shares of Holdco Common Stock set forth in a written notice delivered by the LIBB Representative to the Escrow Agent and the Committee prior to the date hereof, to be held by the Escrow Agent as collateral security and the sole remedy for the Members’ indemnification obligations under the Merger Agreement, all such certificates together representing 500,000 shares of Holdco Common Stock in the aggregate (the “Indemnity Escrow Shares”), and (ii) a stock certificate for the number of shares of Holdco Common Stock set forth in a written notice delivered by the LIBB Representative to the Escrow Agent and the Committee prior to the date hereof, to be held by the Escrow Agent as the sole means of providing for any downward working capital adjustment under the Merger Agreement, all such certificates together representing 66,667 shares of Holdco Common Stock in the aggregate (the “Adjustment Escrow Shares,” and together with the Indemnity Escrow Shares, the “Escrow Shares”), each issued in the name of such Member representing a portion of the Holdco Common Stock issued to such Member pursuant to the Merger Agreement, together with three (3) assignments (separate from certificate) executed in blank by such Member, with medallion signature guarantees. The Indemnity Escrow Shares so delivered by the Sellers to the Escrow Agent are herein referred to in the aggregate as the “Indemnity Escrow Fund” and the Adjustment Escrow Shares so delivered by the Sellers to the Escrow Agent are herein referred to in the aggregate as the “Adjustment Escrow Fund.” The Indemnity Escrow Fund and the Adjustment Escrow Fund together are herein referred to in the aggregate as the “Escrow Fund.” The Signing Members and any Permitted Transferees (as defined below), for as long as they continue to own any portion of the Escrow Fund, are referred to herein as the “Owners.” The Escrow Agent shall maintain a separate account for each Owner’s portion of the Indemnity Escrow Fund and for each Owner’s portion of the Adjustment Escrow Fund.

(b) The LIBB Representative (on behalf of the Members) and the Committee (on behalf of the Parent Indemnitees) hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. The Escrow Agent shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Holdco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, the Owners shall retain all of their rights as stockholders of Holdco with respect to shares of Holdco Common Stock constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their shares of Holdco Common Stock included in the Escrow Fund.

(d) During the Escrow Period, all dividends payable with respect to the shares of Holdco Common Stock included in the Escrow Fund shall be paid by Holdco directly to the Owners (or if received by the Escrow Agent, promptly forwarded to the Owners (as directed by the LIBB Representative), except that any dividends payable in stock or other securities (“Securities Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Indemnity Escrow Fund” shall be deemed to include the Securities Dividends distributed thereon, if any, and the “Adjustment Escrow Fund” shall be deemed to include the Securities Dividends distributed thereon, if any.

(e) During the Escrow Period, except to the Parent Indemnitees as provided herein or with the prior written consent of Holdco, no sale, transfer or other disposition may be made of any or all of the shares of Holdco Common Stock in the Escrow Fund except (i) to a Permitted Transferee (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (x) members of an Owner’s Immediate Family (as hereinafter defined); (y) an entity in which (A) an Owner and/or members of an Owner’s Immediate Family directly or indirectly beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) an Owner and/or a member of such Owner’s Immediate Family is a general partner and in which such Owner and/or members of such Owner’s Immediate Family directly or indirectly beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by an Owner during his lifetime for the benefit of such Owner or for the exclusive benefit of all or any of such Owner’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to any Owner, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Owner). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment (separate from certificate) executed by the transferring Owner, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with three (3) assignments (separate from certificate) executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the

Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Holdco’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Owner, or a copy of the applicable court order, and shall request that Holdco issue new certificates representing (x) the number of shares, if any, that continue to be owned by the transferring Owner, and (y) the number of shares owned by the Permitted Transferee as the result of such transfer. Holdco, the transferring Owner and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Holdco Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2. (a) The Committee, on behalf of the Parent Indemnitees, may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Indemnity Escrow Fund by giving notice (a “Notice”) to the LIBB Representative (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles the Parent Indemnitees to indemnification, (ii) in reasonable detail, the nature and actual or estimated dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a Third Party Claim against Parent Indemnitees; provided, that the copy provided to the Escrow Agent may be redacted for confidential, proprietary or privileged information. The Committee also shall deliver to the Escrow Agent (with a copy to the LIBB Representative (and affirmatively confirm receipt by the LIBB Representative)), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the LIBB Representative.

(b) If the LIBB Representative shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt by the LIBB Representative of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Committee and the LIBB Representative shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the LIBB Representative within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If the LIBB Representative delivers a Counter Notice to the Escrow Agent, the Committee and the LIBB Representative shall, during the period of 30 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and the LIBB Representative shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and the LIBB Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph 2(d) below.

(d) If the Committee and the LIBB Representative cannot resolve a dispute prior to expiration of the 30-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Section 10. For the avoidance of doubt, nothing in this Section 2 will affect the rights and obligations of the parties with respect to Third Party Claims under Section 7.2 of the Merger Agreement.

(e) As used in this Agreement, “Established Claim” means any (i) direct Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) direct Indemnification Claim resolved in favor of Parent Indemnitees by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Parent Indemnitees, (iii) direct Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Parent Indemnitees, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals)

of a court of competent jurisdiction, or (v) Third Party Claim that the Committee and the Representative have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided, however, that an Indemnification Claim shall not be deemed an Established Claim to the extent that no amount is payable pursuant to Section 7.4(b) of the Merger Agreement.

(f) (i) Promptly after an Indemnification Claim becomes an Established Claim, the Committee and the LIBB Representative shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Parent Indemnitees, and the Escrow Agent promptly shall pay to Parent Indemnitees, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii) Payment of an Established Claim shall be made from the Indemnity Escrow Fund pro rata from the Indemnity Escrow Fund account maintained on behalf of each Owner. For purposes of each payment, the shares of Holdco Common Stock shall be valued at the Fair Market Value (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Holdco in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to the Parent Indemnitees out of the Indemnity Escrow Fund that number of shares of Holdco Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and the LIBB Representative concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and the LIBB Representative in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Holdco one or more stock certificates held in each Owner’s Indemnity Escrow Fund account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments (separate from certificate) executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Holdco shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Holdco Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Holdco stock or otherwise. The Committee and the LIBB Representative shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the volume-weighted average price for a share of Holdco Common Stock, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by Holdco), for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Measurement Date, or if such volume-weighted average price is unavailable, the average of the closing sale price of one share of Holdco Common Stock for such period as reported on the primary exchange on which Holdco Common Stock is traded or reported, or if such closing sale price is unavailable, the average of the closing bid price of one share of Holdco Common Stock for such period as reported by the OTCBB. As used herein, “Measurement Date” means (x) the day an Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Termination Date and (y) the Escrow Termination Date with respect to shares constituting the Pending Claims Reserve.

(iii) Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the LIBB Representative shall have the right, in its sole discretion, to substitute for any or all of the shares of Holdco Common Stock that otherwise would be paid in satisfaction of such claim (such amount of shares actually substituted, the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the LIBB Representative shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to the Parent Indemnitees in lieu of the Claim Shares in which they were paid (along with any shares of Holdco Common Stock other than Claim Shares used to satisfy the claim), and (z) cause the Claim Shares to be returned to the Owners, as directed by the LIBB Representative (which will be based on the portion of Substituted Cash provided by each Owner, which is not required to be pro rata based on their ownership of the Escrow Fund as of the date of this Agreement).

3. (a) On the first Business Day after the Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing shares of Holdco Common Stock then in such Owner’s account in the Escrow Fund equal to the original number of shares placed in such Owner’s account less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date or released as Claim Shares pursuant to Section 2(f)(iii) and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received, but in respect of which the Escrow Agent has not been notified that such claim has been resolved pursuant to Section 2 hereof, or in respect of which the Escrow Agent has not been notified of a settlement or notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in any such case, “Pending Claims”), and which, if resolved or finally determined in favor of the Parent Indemnitees, would result in a payment to the Parent Indemnitees, the Escrow Agent shall retain in the Pending Claims Reserve that number of shares of Holdco Common Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Committee and the LIBB Representative shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Holdco Common Stock to be retained therefor. If any Pending Claim is or thereafter becomes an Established Claim, the Committee and the LIBB Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Holdco the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Holdco, the Committee and the LIBB Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b) As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Holdco Common Stock in the Indemnity Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4. Not later than three (3) Business Days after (i) if there are no Items of Dispute, the thirtieth (30th) calendar day after the Independent Parties’ receipt of the Closing Net Working Capital Statement, or (ii) if there are Items of Dispute, the day such Items of Dispute are finally resolved in accordance with the Section 1.5(d) of the Merger Agreement, the Committee and the LIBB Representative shall deliver a joint notice (the “Adjustment Notice”) to the Escrow Agent instructing the Escrow Agent to, and the Escrow Agent shall, (i) transfer to Holdco the aggregate number of Adjustment Escrow Shares determined under Section 1.5(d)(iv) of the Merger Agreement, pro rata from each Owner’s Adjustment Escrow Fund account (or, if at such time there remains in the Adjustment Escrow Fund less than such number of shares, the full number of shares remaining in the Adjustment Escrow Fund), and (ii) thereafter distribute and deliver to each Owner certificates representing any shares of Holdco Common Stock remaining in such Owner’s Adjustment Escrow Fund account. However, in no event shall the Escrow Agent be required to calculate the number of Adjustment Escrow Shares to be transferred to Holdco under Section 1.5(d)(iv) of the Merger Agreement, which amounts shall be set forth in the Adjustment Notice. Each transfer of Adjustment Escrow Shares to Holdco shall be made by the Escrow Agent delivering to Holdco one or more stock certificates held in each

Owner’s Adjustment Escrow Fund account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Adjustment Notice, together with assignments (separate from certificate) executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Adjustment Notice. Upon receipt of the stock certificates and assignments, Holdco shall deliver to the Escrow Agent for distribution to the Owners in accordance with this Section 4 new certificates representing the number of shares owned by each Owner after such transfer.

5. Notwithstanding anything to the contrary contained in this Agreement, no portion of the Escrow Fund shall be issued and delivered to any Owner until such time as the Company Certificates representing the Company Membership Units in respect of which the Escrow Shares were initially issued shall have been surrendered as provided by Section 1.6 of the Merger Agreement (or an affidavit in lieu thereof shall have been delivered as provided by Section 1.8 of the Merger Agreement). In the event a distribution of a portion of the Escrow Fund is to be made prior to such surrender, the portion of the Escrow Fund to which the Owner is otherwise entitled shall be delivered in trust to Holdco, which shall hold such portion of the Escrow Fund pending surrender of such Company Certificates or expiration of any period resulting in escheatment or forfeiture of same.

6. The Escrow Agent, the Committee and the Representative shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Holdco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

7. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Parent Indemnitees pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or the LIBB Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent Indemnitees the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and the LIBB Representative. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court of competent jurisdiction that it reasonably deems appropriate.

(f) The Escrow Agent shall be indemnified and held harmless by Holdco and the Members from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent or its affiliates. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York. Notwithstanding the foregoing, solely as between Holdco and the LIBB Representative on behalf of the Members, each of the Members shall be indemnified and held harmless by Holdco from and against any and all losses, damages, liability, costs and expenses (including without limitation reasonable legal fees) incurred or suffered by such Member that arises out of or relates to it obligation to indemnify the Escrow Agent pursuant to this Section 7(f).

(g) The Escrow Agent shall be entitled to reasonable compensation from Holdco for all services rendered by it hereunder in accordance with the amounts set forth on Schedule A hereto. The Escrow Agent shall also be entitled to reimbursement from Holdco for all reasonable documented out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h) From time to time on and after the date hereof, the Committee and the LIBB Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own or its affiliates’ gross negligence or its own or its affiliates’ willful misconduct.

8. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

9. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by Holdco, the Committee, the LIBB Representative and the Escrow Agent.

10. All disputes arising under this Agreement between the Committee, Holdco and the LIBB Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice (any of the foregoing, a “Dispute”), shall be submitted to arbitration to the American Arbitration Association (“AAA”) in New York, New York and finally settled under the AAA Commercial Arbitration Rules (the “Rules”), unless otherwise agreed, by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties to such Dispute in accordance with said Rules. In the event such parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with such Rules. In the event such parties shall have failed to agree upon a full panel of arbitrators from such second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with such Rules. If at the time of the arbitration the parties to such Dispute agree in writing to submit the dispute to a single arbitrator, such single arbitrator shall be appointed by agreement of such parties in connection with the foregoing procedure or failing such agreement by the AAA in accordance with such Rules. All arbitrators shall be neutral arbitrators and subject to the Rules. The arbitrators shall apply the laws of the State of New York, shall not have the authority to add to, detract from, or modify any provision hereof. To the extent that the Rules and this Agreement are in conflict, the terms of this Agreement shall control. A decision by a majority of the arbitrators shall be final, conclusive and binding and may be entered and enforced in any court of competent jurisdiction. The arbitrators shall deliver a written and reasoned award with respect to the dispute to each of the parties to the dispute, difference, controversy or claim, who shall promptly act in accordance therewith. Time is of the essence and the proceedings shall be streamlined and efficient. The arbitration proceedings conducted pursuant hereto shall be confidential. No party shall disclose any information about the arbitration proceedings or the evidence adduced by the other parties in any arbitration proceeding or about documents provided by the other parties in connection with the arbitration proceeding except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by a governmental authority or as required or advisable under law or exchange rules. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other parties reasonable written notice of the intended disclosure. The parties shall sign, and the arbitrator, expert witnesses and stenographic reporters shall be asked to sign, appropriate non-disclosure agreements or orders in order to effectuate this Agreement of the parties as to confidentiality. The provisions of this Section 10 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section10 shall prevent any party from seeking injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

11. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). Subject to paragraph 10, each party hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located in the county of New York, State of New York in respect of any action, suit or proceeding arising in connection with this Agreement and the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph 11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of paragraph 13. Such service of process shall have the same effect as if the party being served were a resident of the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier with affirmative confirmation of receipt and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the LIBB Representative, to it at:

Philip Thomas
c/o Long Island Brand Beverages LLC
P.O. Box 845
Long Beach, New York 11561
Telephone:
Facsimile:
E-mail:

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Sarah Williams
Telephone: (212) 370-1300
Facsimile: (212) 370-7889
Email: swilliams@egsllp.com

B.	If to Holdco or the Committee, to it at:

Paul Vassilakos
180 Madison Avenue
Suite 1702
New York, N.Y. 10016
Telephone:
Facsimile:
E-mail:

with a copy to:

Graubard Miller
405 Lexington Avenue, 11th Floor
New York, N.Y. 10174
Attention: David Alan Miller, Esq.
Telephone: (212) 818-8800
Facsimile: (212) 818-8881
Email: dmiller@graubard.com

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

14. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto; provided, however, that if (a) the LIBB Representative is replaced in accordance with the terms of the Merger Agreement, the replacement LIBB Representative shall automatically become a party to this Agreement as if it were the original LIBB Representative hereunder upon providing (i) written notice to the Escrow Agent and the Committee of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with any documentation reasonably required by the Escrow Agent from such replacement LIBB Representative to comply with applicable law and the Escrow Agent’s internal procedures or (b) the Committee is replaced in accordance with the terms of the Merger Agreement, the replacement Committee shall automatically become a party to this Agreement as if it were the original Committee hereunder upon providing (i) written notice to the Escrow Agent and the LIBB Representative of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with any documentation reasonably required by the Escrow Agent from such replacement Committee to comply with applicable law and the Escrow Agent’s internal procedures. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

15. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

17. The terms and provisions of this Agreement (including the Exhibits hereto, which are hereby incorporated by reference herein) constitute the entire agreement between the Escrow Agent and the other parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, as between Holdco, the Committee and the LIBB Representative, the terms of the Merger Agreement shall control and govern over the terms of this Agreement in the event of any conflict or inconsistency between this Agreement and the Merger Agreement. The actions of the Escrow Agent shall be governed solely by this Agreement.

18. (a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 10 of this Agreement.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Holdco.

(c) This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Escrow Agreement as of the date first above written.

HOLDCO:

LONG ISLAND ICED TEA CORP.

By:

Name:

Title:

THE LIBB REPRESENTATIVE:

Phil Thomas, in his capacity as the LIBB Representative
under the Merger Agreement on behalf of the Members,
and not in his personal capacity

THE ESCROW AGENT:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:

Name:

Title:

[Signature Page to Escrow Agreement]

Schedule A
Escrow Agent Fee Schedule

Item	Amount
Review of the Agreement	$1,500
Any subsequent review if the Agreement is extended	$1,500
Monthly fee during the Escrow Period	$500

Annex C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LONG ISLAND ICED TEA CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

LONG ISLAND ICED TEA CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.  The name of the Corporation is “Long Island Iced Tea Corp.”

2.  The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 23, 2014.

3.  This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4.  This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5.  The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST:  The name of the corporation is Long Island Iced Tea Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:  The total number of shares of stock the Corporation is authorized to issue is 35,000,000 shares of common stock and 1,000,000 shares of preferred stock and the par value of each of such shares is $.0001 per share.

FIFTH:  The name and mailing address of the sole incorporator of the Corporation is as follows:

Name	Address
Madison Kaplan	c/o Graubard Miller The Chrysler Building 405 Lexington Avenue New York, NY 10174-1901

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

E. The Board of Directors shall be divided into two classes: Class 1 and Class 2. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class 2 director for a term expiring at the Corporation’s second annual meeting of stockholders. The Class 2 director shall then appoint additional Class 1 and Class 2 directors, as necessary. The directors in Class 1 shall be elected for a term expiring at the first annual meeting of stockholders and the directors in Class 2 shall be elected for a term expiring at the second annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses (including attorneys’ fees) incurred by any such officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:  A. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Corporation’s by-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this article Ninth.

B. If any provision of article Ninth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of article Ninth (including, without limitation, each portion of any sentence of article Ninth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Paul Vassilakos, its Chief Executive Officer, as of the 23rd day of April, 2015.

/s/ Paul Vassilakos

Paul Vassilakos, Chief Executive Officer

Annex D

BY LAWS

OF

LONG ISLAND ICED TEA CORP.

ARTICLE I
OFFICES

1.1 Registered Office.  The registered office of Long Island Iced Tea Corp. (the “Corporation”) in the State of Delaware shall be established and maintained at 615 S. DuPont Highway, Kent County, Dover, Delaware and National Corporate Research, Ltd. shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings.  All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings.  The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Quorum.  The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5 Organization.  The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereon. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7 Action of Shareholders Without Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.8 Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

2.9 Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10 Adjournment.  Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11 Ratification.  Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock, as applicable, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12 Inspectors.  The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

ARTICLE III
DIRECTORS

3.1 Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies.  Each director shall hold office until the next annual meeting of stockholders at which his Class stands for election or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director’s successor shall be duly elected and shall qualify, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3 Nominations.  Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings.  The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filled with the minutes of proceedings of the Board of Directors or committee.

3.8 Removal of Directors by Stockholders.  The entire Board of Directors or any individual director may be removed from office only with cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. No director may be removed without cause. In case the Board of Directors or any one or more directors be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

3.9 Resignations.  Any director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11 Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12 Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone.  Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1 General.  The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election.  The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3 Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 President.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 Chief Financial Officer.  The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.6 Vice Presidents.  At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.7 Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8 Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.9 Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.10 Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.11 Controller.  The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.12 Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.13 Vacancies.  The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.14 Resignations.  Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.15 Removal.  Subject to the provisions of any employment or other agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1 Form of Certificates.  The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2 Signatures.  Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates.  The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person's attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5 Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders.  Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI
NOTICES

6.1 Form of Notice.  Notices to directors and stockholders other than notices to directors of special meetings of the Board of Directors which may be given by any means stated in Article III, Section 4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

6.2 Waiver of Notice.  Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Reliance on Books and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records.  The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4 Dividends.  Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.5 Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

8.6 Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.7 Fiscal Year.  The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

8.8 Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.9 Amendments.  The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

8.10 Interpretation of Bylaws.  All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

Annex E

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-1101

facsimile (212) 818-8881	direct dial number (212) 818-8800

April 24, 2015

Cullen Agricultural Holding Corp.
1193 Seven Oaks Rd.
Waynesboro, Georgia 30830

Re:  Merger Into Cullen Merger Sub, Inc.

Ladies and Gentlemen:

We have acted as counsel to Cullen Agricultural Holding Corp., a corporation organized under the laws of the state of Delaware (“Cullen”), in connection with its proposed merger with Cullen Merger Sub, Inc. (“Cullen Merger Sub”). You have requested our opinion in connection with the federal income tax consequences of the proposed merger on the stockholders of Cullen.

FACTS

The relevant facts are set forth in (a) the Registration Statement No. 333-201527 originally filed with the Securities and Exchange Commission on January 15, 2015, as amended (the “Registration Statement”), (b) the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 31, 2014 and amended as of April 23, 2015, by and among Cullen, Long Island Iced Tea Corp. (“Holdco”), Cullen Merger Sub, LIBB Acquisition Sub, LLC (“LIBB Merger Sub”), Long Island Brand Beverages LLC (“LIBB”) and Philip Thomas and Thomas Panza, who hold a majority of the membership interests of LIBB (the “Founders”). For purposes of this opinion we have assumed and relied upon the truth and accuracy of the information set forth in the aforesaid documents.

A summary of the facts are as follows:

Parties

Cullen, incorporated in Delaware on August 27, 2009, initially planned to develop, adapt and implement grazing-based farming systems in regions of the world where the geophysical and climatic conditions are suitable for a pasture-based model. Because Cullen was unable to obtain the necessary bank funding to support the implementation of this business plan, Cullen began exploring all financing and strategic alternatives available to it. During 2010 through May 2012, Cullen disposed of approximately 3,635 acres of land, constituting all of the property which it had planned to use to deploy its pasture based dairy and beef business plan. Subsequently, Cullen began seeking alternative strategic opportunities in all industries and regions in an effort to maximize stockholder value. Cullen’s common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CAGZ.”

Holdco, incorporated under the laws of Delaware on December 23, 2014, is a wholly-owned subsidiary of Cullen formed solely for the purpose of being a holding company of both Cullen and LIBB from and after completion of the Mergers (as defined below). Holdco has not carried on any activities to date, except activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

Cullen Agricultural Holding Corp.
April 24, 2015

Cullen Merger Sub, incorporated under the laws of Delaware on December 22, 2014, is a wholly-owned subsidiary of Holdco formed solely for the purpose of effecting the Parent Merger (as defined below) with Cullen. Cullen Merger Sub owns no material assets and does not operate any business.

LIBB Merger Sub is a wholly-owned subsidiary of Holdco formed solely for the purpose of effecting the Company Merger (as defined below) with LIBB. LIBB Merger Sub owns no material assets and does not operate any business. LIBB Merger Sub is a limited liability company formed under the laws of New York on December 23, 2014.

LIBB operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink, proprietary recipe iced tea sold primarily on the East Coast of the United States through a network of national and regional retail chains and distributors. LIBB is a limited liability company formed under the laws of New York on February 18, 2011.

The Mergers

Pursuant to the Merger Agreement, (i) Cullen Merger Sub will merger with and into Cullen, with Cullen surviving and becoming a wholly-owned subsidiary of Holdco (the “Parent Merger”), (ii) LIBB Merger Sub will merger with and into LIBB, with LIBB surviving and becoming a wholly-owned subsidiary of Holdco (the “Company Merger,” and together with the Parent Merger, the “Mergers”).

In the Parent Merger, every 15 outstanding shares of Cullen common stock will be converted into one share of Holdco common stock. In the Company Merger, the holders of the membership interests of LIBB (the “LIBB Members”) will receive 2,633,334 shares of Holdco common stock, subject to an estimated adjustment at closing based on LIBB’s and Cullen’s estimated Net Working Capital (as defined in the Merger Agreement) at closing and subject to a final post-closing adjustment based on LIBB’s and Cullen’s actual Net Working Capital at closing.

As a result of the Mergers, (i) Holdco will become a new publicly traded corporation, (ii) Cullen and LIBB will become wholly-owned subsidiaries of Holdco, and (iii) assuming there is no adjustment to the merger consideration as provided in the Merger Agreement based on LIBB’s and Cullen’s Net Working Capital at closing, immediately after the Mergers, the former LIBB Members will own approximately 63% of Holdco’s outstanding shares of common stock and the former Cullen stockholders will own approximately 37% of Holdco’s outstanding shares of common stock.

DISCUSSION OF LAW AND OPINION

A.  Tax-free Transfer to Controlled Corporation

Section 61 of the Internal Revenue Code of 1986, as amended (“Code”), provides that gross income includes “gains derived from dealings in property.” Code section 1001 provides that the sale or exchange of property shall be a taxable event and gain “shall be the excess of the amount realized from the sale or other disposition of property over the adjusted basis” of the property.

Certain types of exchanges, however, are afforded nonrecognition treatment where the exchange does not change the taxpayer’s capital investment, but merely the form in which the taxpayer holds it. In these cases, the potential gain for recognition is preserved by substituting the basis of the relinquished property for the basis of the property received.

Code section 351(a) provides that:

No gain or loss shall be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as defined in section 368(c) of the corporation.

Cullen Agricultural Holding Corp.
April 24, 2015

Code section 368(c) defines control to mean:

the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

If the transferor receives property other than stock, the transferor is taxed on the lesser of the amount of such other property or the gain realized on the transfer. Code section 351(b).

The business combination of Cullen and LIBB pursuant to the Merger Agreement constitutes a transfer of property, i.e., stockholder interests in Cullen and member interests in LIBB, pursuant to Code section 351(a), immediately following which transfer the transferors together will own 100% of Holdco. This form of merger structure is known as “the horizontal double dummy” technique and qualifies as a tax-free section 351 exchange. Rev. Rul. 68-357, 1968-2 C.B. 144; PLR 8822062, PLR 200139002, Rothman, Capps, Herzog and Brady, 759 T.M., Transfers to Controlled Corporations: Related Problems, A-72 and A-77; Ginsburg, Levin & Rocap, Mergers, Acquisitions, and Buyouts §9.04 (Sept 2014 Ed).

Code section 358 provides that in the case of an exchange to which section 351 applies, the “basis of the property permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged.”

Code section 1221 defines a “capital asset” as property held by the taxpayer other than stock in trade, inventory, property held primarily for sale to customers, depreciable property, real property used in trade or business, and certain other specified types of property. Code section 1222(3) defines “long-term capital gain” as gain from the sale or exchange of a capital asset held for more than one year.

Code section 1223(1) provides that if a capital asset has the same basis as the property for which it is being exchanged, the taxpayer’s holding period includes the period the taxpayer held the property surrendered.

Treasury Regulations § 1.351-3 requires each person transferring property to a corporation and receiving stock of the corporation in a section 351 exchange, if immediately after the exchange, the transferor owns at least 5% of the transferee corporation’s publicly traded outstanding stock, to include that person’s income tax return a statement disclosing the pertinent facts of the section 351 exchange.

B.  Treatment of Cullen Stockholders

Assuming that the above factual statements are the same on the effective date of the Mergers, our opinion of the Federal income tax consequences of the proposed merger to U.S. Holders of shares of Cullen common stock are as follows:

1.  no gain or loss will be recognized by a U.S. Holder upon receipt of New Holdco common stock in the merger;

2.  the aggregate basis of Holdco common stock received in the merger by a U.S. Holder will equal a U.S. Holder’s aggregate tax basis in the shares of Cullen common stock surrendered in exchange therefor; and

3.  the holding period of the Holdco common stock received by a U.S. Holder will include the holding period of the Cullen common stock surrendered in exchange therefor.

U.S. Holders of Cullen common stock that receive shares of Holdco common stock as a result of the Mergers will be required to retain records pertaining to the Mergers and its shares of Cullen common stock. Any U.S. Holder who owns at least 5% (by vote or value) of the total outstanding shares of Cullen common stock after the Mergers will be required to file a statement with such holder’s U.S. federal income tax return for the year in which the Mergers take place, setting forth certain facts relating to the Mergers, including the fair market value of, and the aggregate tax basis in, the shares of Cullen common stock surrendered in the Mergers.

Cullen Agricultural Holding Corp.
April 24, 2015

We consent to the inclusion of a copy of this opinion as an exhibit to the Registration Statement, and to the references to this opinion and to this firm in the Registration Statement.

Very truly yours,

/s/ Granbard Miller

Annex F

Section 262 of the Delaware General Corporation Law

§262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:

(1) Provided, however, that, except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228, §251(h), §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex G

LONG ISLAND ICED TEA CORP.

2015 Long-Term Incentive Equity Plan

Section 1. Purpose; Definitions.

1.1. Purpose.  The purpose of the Long Island Iced Tea Corp. 2015 Long-Term Incentive Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e) “Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

(f) “Company” means Long Island Iced Tea Corp., a corporation organized under the laws of the State of Delaware.

(g) “Disability” means physical or mental impairment as determined under procedures established by the Committee, in accordance with Section 22(e)(3) of the Code, for purposes of the Plan.

(h) “Effective Date” means the date determined pursuant to Section 11.1.

(i) “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, LLC (“Nasdaq”), the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or Nasdaq, but is readily tradable in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith, based on the reasonable application of a reasonable valuation method.

(j) “Holder” means a person who has received an award under the Plan.

(k) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(m) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(n) “Other Stock-Based Award” means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(o) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(p) “Plan” means the Long Island Iced Tea Corp. 2013 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(q) “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 5.2(k) or 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(r) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(s) “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(t) “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(u) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(v) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(w) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

2.1. Committee Membership.  The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code and “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(e) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 100,000 shares in the aggregate.

2.3. Interpretation of Plan.

(a) Committee Authority.  Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

3.1. Number of Shares.  Subject to Section 6.2(d), the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 466,667 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Shares of Common Stock that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any shares of Common Stock surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.2. Adjustment Upon Changes in Capitalization, Etc.  In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant and Exercise.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option.

5.2. Terms and Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”)).

(b) Exercise Price.  The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder will not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a four-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(d) Method of Exercise.  Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Stock Payments.  Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(f) Transferability.  Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g) Termination by Reason of Death.  If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability.  If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement.  Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination.  Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k) Buyout and Settlement Provisions.  The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(l) Rights as Shareholder.  A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2. Terms and Conditions.  Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability.  Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination.  All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c) Method of Exercise.  Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Available Under Plan.  The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

7.1. Grant.  Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2. Terms and Conditions.  Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates.  Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture.  Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions.  If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then, immediately prior to the closing date of such acquisition, the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock for purposes of this Section 9.1.

9.2. Approved Transactions.  The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

9.3. Code Section 409A.  Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11. Term of Plan.

11.1. Effective Date.  The Effective Date of the Plan shall be the date on which the Plan is adopted by the Board. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan; provided, however, that if the Plan is not approved by the affirmative vote of the holders of a majority of the Common Stock cast at a duly held stockholders’ meeting at which a quorum is, either in person or by proxy, present and voting within one year from the Effective Date, then (i) no Incentive Stock Options may be granted hereunder and (ii) all Incentive Stock Options previously granted hereunder shall be automatically converted into Non-qualified Stock Options.

11.2. Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information.  If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b) Termination for Cause.  If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4. Investment Representations; Company Policy.  The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5. Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases; provided, that the granting of an award hereunder in any year shall not entitle the Holder thereof to future awards under this Plan or any such arrangement.

12.6. Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement, using the minimum statutory rate. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7 Clawback.  Notwithstanding any other provisions of the Plan, any award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

12.8. Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.9. Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.10. Non-Transferability.  Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.11. Applicable Laws.  The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.12. Conflicts.  If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.13. Certain Awards Deferring or Accelerating the Receipt of Compensation.  To the extent applicable, all awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan without the consent of any Holder to comply with Code Section 409A in the future.

12.14. Non-Registered Stock.  The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including Nasdaq.

SHARES OF COMMON STOCK

OF

LONG ISLAND ICED TEA CORP.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CULLEN AGRICULTURAL HOLDING CORP.

1193 Seven Oaks Rd.

Waynesboro, GA 30830

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CULLEN AGRICULTURAL HOLDING CORP.

This proxy is solicited on behalf of the Board of Directors of Cullen Agricultural Holding Corp. (“Cullen”). The giving of a proxy will not affect your right to vote in person if you attend the Special Meeting of the Stockholders to be held on May 20, 2015 (the “meeting”). Please mark your vote in black ink, sign, date, and mail your proxy card in the envelope provided as soon as possible. Please do not write outside the designated areas. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

The undersigned appoints Paul Vassilakos as proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Cullen held of record by the undersigned on April 9, 2015, at the meeting, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN. THE CULLEN BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN. THE CULLEN BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A TO 2C, 3 AND 4 HEREIN.

1.	To adopt the Agreement and Plan of Reorganization, dated as of December 31, 2014 and amended as of April 23, 2015 (the ‘‘merger agreement’’), by and among Cullen, Long Island Iced Tea Corp., Cullen’s wholly-owned subsidiary (‘‘Holdco’’), Cullen Merger Sub, Inc., Holdco’s wholly-owned subsidiary, LIBB Acquisition Sub, LLC, Holdco’s wholly-owned subsidiary, Long Island Brand Beverages LLC, Philip Thomas and Thomas Panza, and to approve the mergers contemplated by such merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following material provisions in the Holdco certificate of incorporation that will be in effect after the completion of the mergers described above and that are not in or are different from comparable provisions in the current Cullen amended and restated certificate of incorporation:

2a.	Holdco is authorized to issue 35,000,000 shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	Holdco’s board of directors is divided into two classes, with only one class of directors elected at each annual meeting of stockholders for a term of two years.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	Certain actions and proceedings with respect to Holdco may be brought only in a court in the State of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Holdco 2015 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Cullen is not authorized to consummate the mergers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

AUTHORIZED SIGNATURES

This section must be completed for your vote to be counted.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign using the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership’s name by a duly authorized person.

Name of Stockholder(s) (Please Print):

Number of Shares:

Signature of Stockholder:

Signature of Stockholder:

Date: